     As filed with the Securities and Exchange Commission on April 7, 1998
                                                Registration No. 333-44831
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------
                                 PRE-EFFECTIVE

                              AMENDMENT NO.  1 TO

                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                        ------------------------------

                              BCSB BANKCORP, INC.
                (Name of small business issuer in its charter)

        UNITED STATES                       6035                     TO BE REQUESTED
-------------------------------         ------------              ---------------------
(State or other jurisdiction of    (Primary standard industrial      (I.R.S. employer
incorporation or organization)     classification code number)    identification number)

                         4111 E. JOPPA ROAD, SUITE 300
                            BALTIMORE, MARYLAND 21236

                                (410) 256-5000
--------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place
                                  ------------
                                  of business)

                          MICHAEL J. DIETZ, PRESIDENT
                              BCSB BANKCORP, INC.
                         4111 E. JOPPA ROAD, SUITE 300
                           BALTIMORE, MARYLAND 21236

                                   (410) 256-5000
          ----------------------------------------------------------
          (Name, address, and telephone number of agent for service)

                 PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                          GARY R. BRONSTEIN, ESQUIRE
                          JOEL E. RAPPOPORT, ESQUIRE
                      HOUSLEY KANTARIAN & BRONSTEIN, P.C.
                       1220 19TH STREET, N.W., SUITE 700
                            WASHINGTON, D.C.  20036

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------
                                   DOLLAR           PROPOSED            PROPOSED
     TITLE OF EACH CLASS           AMOUNT           MAXIMUM              MAXIMUM                AMOUNT OF
        OF SECURITIES               TO BE        OFFERING PRICE         AGGREGATE             REGISTRATION
       TO BE REGISTERED          REGISTERED         PER UNIT         OFFERING PRICE (1)(2)        FEE
------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share.........         $24,244,780       $10.00           $24,244,780             $  732.11 (3)
------------------------------------------------------------------------------------------------------------


_______________
(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Based on the offer and sale of 2,424,478 shares of common stock, which is the maximum number of shares that could be offered if the establishment of the Baltimore County Savings Bank charitable foundation is not approved by members of Baltimore County Savings Bank, F.S.B.

(3) Registration fee of $6,420.10 paid upon initial filing of Form S-1 on January 23, 1997. Additional registration fee of $732.11 accompanies this Amendment No. 1 to account for the registration of 248,172 additional shares.

 PROSPECTUS
                                    [LOGO]
                              BCSB BANKCORP, INC.
                             (HOLDING COMPANY FOR
                    BALTIMORE COUNTY SAVINGS BANK, F.S.B.)

                    Up to 1,988,350 Shares of Common Stock
                               $10.00 Per Share
  (Shares offered in conjunction with mutual holding company reorganization)

     BCSB Bankcorp, Inc., a Federal corporation, (the "Company"), is offering 1,988,350 shares, subject to adjustment, of its common stock, par value $.01 per share (the "Common Stock"), for a purchase price of $10.00 per share (the "Purchase Price"), in connection with the reorganization of Baltimore County Savings Bank, F.S.B. (the "Bank") into the federal mutual holding

                                                   (continued on following page)

FOR INFORMATION ON HOW TO SUBSCRIBE, CALL THE STOCK INFORMATION CENTER AT (410)
                                   256-0460.

          PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW AND CONSIDER
           THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE 16.

 THE SHARES OF COMMON STOCK BEING OFFERED BY THIS PROSPECTUS WILL REPRESENT A
                                   MINORITY
OWNERSHIP INTEREST IN THE COMPANY.  THE REMAINING ISSUED AND OUTSTANDING SHARES
      OF COMMON STOCK, REPRESENTING A MAJORITY OF THE OUTSTANDING COMMON
         STOCK, WILL BE OWNED BY BALTIMORE COUNTY SAVINGS BANK, M.H.C.

   THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                                   EXCHANGE
    COMMISSION,  THE OFFICE OF THRIFT SUPERVISION, OR ANY STATE SECURITIES
                                  COMMISSION,
      NOR HAS SUCH COMMISSION, OFFICE OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS
        ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
            INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

=========================================================================================
                                                  Estimated Fees and
                                                  Expenses, Including
                                  Purchase      Underwriting Discounts    Estimated Net
                                  Price (1)       and Commissions (2)       Proceeds
-----------------------------------------------------------------------------------------

Per Share (3).................   $10.00               $.39                  $9.61
-----------------------------------------------------------------------------------------
Total Minimum.................   $14,696,500          $641,000              $14,055,500
-----------------------------------------------------------------------------------------
Total Midpoint................   $17,290,000          $677,000              $16,613,000
-----------------------------------------------------------------------------------------
Total Maximum.................   $19,883,500          $713,000              $19,170,500
-----------------------------------------------------------------------------------------
Total Maximum, as adjusted....   $22,866,020          $754,000              $22,112,020
==========================================================================================

(1) The shares of Common Stock offered hereby will be sold at an aggregate purchase price that is based upon an independent valuation (the "Independent Valuation") prepared by RP Financial, LC. ("RP Financial"), dated January 2, 1998 and updated as of March 27, 1998, which states that the pro forma market value of the Common Stock that would be offered in a full mutual-to-stock conversion ranged from $39,312,500 to $53,187,500 (the "Estimated Valuation Range"), with a midpoint of $46,250,000, based upon the assumption, among others, that a contribution would be made to the Baltimore County Savings Bank Foundation, Inc. (the "Foundation") of $750,000 of the common stock sold in a full stock conversion of the Bank. The Independent Evaluation will be further updated immediately prior to the completion of the Offering and could be increased to up to $61,165,620 without a resolicitation of subscribers based on market and financial conditions at the completion of the Offering. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 38.0% ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering range to the public of the minority stock will be $14,696,500 at the minimum, $17,290,000 at the midpoint, $19,883,500 at the maximum and $22,866,020 at the maximum, as adjusted. Based on the public offering range, exclusive of the shares to be issued to the Foundation, the public ownership of the shares will represent 37.4% of the shares of Common Stock to be outstanding following consummation of the Reorganization and Stock Issuance and establishment of the Foundation. In the event members do not approve the establishment of the Foundation, the Company and the Bank intend to complete the Reorganization and Stock Issuance without establishing the Foundation. If the Foundation is not established, RP Financial has indicated that the Independent Valuation would increase to a range of from $39,950,000 to $54,050,000 with a midpoint of $47,000,000 (the "Increased Range"). The Increased Range will be further updated immediately prior to the completion of the Offering and could be increased to up to $62,157,500 without a resolicitation of subscribers based on market and financial conditions at the completion of the Offering In such event, the public offering range would be structured such that the public will have a 39.0% ownership interest in the Company, and, as a result, the shares to be sold in the Offering would be 1,558,266, 1,833,254, 2,108,242 and 2,424,478, the total purchase price would be $15,582,660, $18,332,540, $21,082,420 and
     $24,244,780, the estimated fees and expenses, including underwriting discounts and commissions, would be $653,000, $691,000, $729,000 and $773,000, and the estimated net proceeds would be $14,929,660, $17,641,540, $20,353,420 and $23,471,780, at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the Increased Range. See "The Reorganization and Stock Issuance -- Stock Pricing and Number of Shares to be Issued."

                                         (footnotes continued on following page)
                           TRIDENT SECURITIES, INC.
               The date of this Prospectus is ________ __, 1998 company form of ownership, whereby the Bank will convert to a federally chartered stock savings bank as a wholly owned subsidiary of the Company, and the Company will become a majority-owned subsidiary of Baltimore County Savings Bank, M.H.C. (the "MHC"), a mutual holding company (the "Reorganization"). The shares of Common Stock are being offered hereby pursuant to the Company's Plan of Stock Issuance (the "Plan of Stock Issuance"), which is an integral part of the Bank's Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Subsidiary Holding Company Formation (the "Plan of Reorganization"). The issuance of shares of the Company's Common Stock to the MHC pursuant to the Plan of Reorganization and the issuance and sale of up to 1,988,350 shares, subject to adjustment, of Common Stock offered by this Prospectus pursuant to the Plan of Stock Issuance referred to herein as the "Stock Issuance."

     Shares of the Common Stock are being offered hereby pursuant to nontransferable subscription rights ("Subscription Rights") in the following order of priority: (i) depositors of the Bank as of September 30, 1996 with a $50.00 minimum deposit at that date ("Eligible Account Holders"); (ii) the Company's Employee Stock Ownership Plan (the "ESOP") (a tax-qualified employee stock benefit plan of the Company, as defined in the Plan of Stock Issuance);
(iii) depositors of the Bank with $50.00 or more on deposit as of March 31, 1998 ("Supplemental Eligible Account Holders"); and (iv) certain depositors and borrowers as of __________ __, 1998 ("Other Members") in a subscription offering (the "Subscription Offering"). Subscription Rights received in any of the foregoing categories will be subordinated to the Subscription Rights received by those in a prior category, with the exception that any shares of Common Stock sold in excess of the maximum of the Estimated Valuation Range, as defined herein, may first be sold to the ESOP. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE, AND PERSONS WHO ATTEMPT TO TRANSFER THEIR SUBSCRIPTION RIGHTS MAY LOSE THE RIGHT TO SUBSCRIBE FOR STOCK IN THE OFFERING AND MAY BE SUBJECT TO OTHER SANCTIONS AND PENALTIES IMPOSED BY THE OFFICE OF THRIFT SUPERVISION ("OTS"). The Company may offer any shares of Common Stock not subscribed for in the Subscription Offering in a community offering (the "Community Offering") to certain members of the general public to whom the Company delivers a copy of this Prospectus and a stock order form (the "Stock Order Form"), with preference given to natural persons and trusts of natural persons who are permanent "residents" of Baltimore County and Harford County, Maryland (the "Local Community"). See "The Reorganization and Stock Issuance -- Community Offering." The Bank and the Company may, in their absolute discretion, reject orders in the Community Offering in whole or in part. It is anticipated that shares of the Common Stock not otherwise subscribed for in the Subscription and Community Offerings may be offered at the discretion of the Company to certain members of the general public as part of a community offering on a best efforts basis by a selling group of selected broker-dealers to be managed by Trident Securities, Inc. (the "Syndicated Community Offering"). The Subscription Offering and the Community Offering and Syndicated Community Offering, if any, are collectively referred to herein as the "Offering." Neither Trident Securities, Inc. nor any selected broker-dealers will have any obligation to purchase any shares of the Common Stock. See "The Reorganization and Stock Issuance -- The Offering," " -- Subscription Rights," " -- Community Offering" and " -- Syndicated Community Offering."

(footnotes continued from table on previous page)
_______________

(2) Includes estimated printing, postage, legal, accounting and miscellaneous expenses which will be incurred in connection with the Reorganization and Stock Issuance. Also includes estimated fees, sales commissions and reimbursable expenses to be paid to Trident Securities, Inc. ("Trident Securities") in connection with the Subscription and Community Offerings, estimated to be $220,000 assuming the sale of 1,729,000 shares at the midpoint of the Estimated Valuation Range. The actual fees and expenses may vary from the estimates. See "Pro Forma Data" for the assumptions used to arrive at these estimates. Trident Securities may be deemed to be an underwriter, and certain amounts to be paid to Trident Securities may be deemed to be underwriting compensation for purposes of the Securities Act of 1933, as amended. The Company and the Bank have agreed to indemnify Trident Securities against certain liabilities arising out of its services as financial and sales advisor.

(3) Based on the midpoint of the Estimated Valuation Range. At the minimum, maximum and maximum, as adjusted of the Estimated Valuation Range, estimated fees and expenses, including underwriting discounts and commissions, are expected to be $.44, $.36 and $.33, respectively, and the estimated net proceeds per share are expected to be $9.56, $9.64 and $9.67, respectively. If the Foundation is not established, estimated fees and expenses, including underwriting discounts and commissions, are expected to be $.42, $.38, $.35 and $.32, and estimated net proceeds are expected to be $9.58, $9.62, $9.65 and $9.68 at the minimum, midpoint, maximum and maximum, as adjusted, respectively of the Increased Range.

     Except for the ESOP, which intends to purchase 8% of the total number of shares of Common Stock issued in the Offering, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, in their capacity as such, may subscribe in the Subscription Offering for more than $200,000 of the Common Stock to be issued in the Offering; no person, together with associates of or persons acting in concert with such person, including individuals on a joint account or having the same address, may purchase in the Community Offering in the aggregate more than $200,000 of the Common Stock to be issued in the Offering; and no person, together with associates of or persons acting in concert with such person, including individuals on a joint account or having the same address, may purchase in the Offering more than the overall maximum purchase limitation of $300,000 of the Common Stock to be issued in the Offering.

     In connection with the Reorganization and the Stock Issuance, the Company intends to establish a charitable foundation. The Bank and the Company will form the Baltimore County Savings Bank Foundation (the "Foundation"), which will be incorporated under Maryland law as a non-stock corporation, and the Company will contribute 75,000 shares of Common Stock to fund the Foundation. The Foundation will be dedicated to charitable and educational purposes within the Baltimore metropolitan area. The establishment of the Foundation is subject to the approval of the Bank's members at the special meeting being held to consider the Reorganization. Due to the issuance of additional shares of Common Stock to the Foundation, persons purchasing shares of Common Stock in the Offering will have their ownership and voting interests in the Company diluted by between 1.2% and 1.9% at the maximum, as adjusted and minimum, respectively, of the Estimated Valuation Range. Further, as a result of the establishment of the Foundation, the Company will recognize an expense equal to the full amount of the contribution, offset in part by a corresponding tax benefit, during the quarter in which the contribution is made, which is expected to be the second quarter of calendar year 1998. Such expense will cause a material reduction in the Company's earnings for the quarter and the fiscal year in which the contribution is made. See "Risk Factors -- Establishment of the Foundation" and "Pro Forma Data."

     THE SUBSCRIPTION OFFERING WILL EXPIRE AT 12:00 NOON, EASTERN TIME, ON ________ ___, 1998, UNLESS EXTENDED BY THE COMPANY FOR UP TO AN ADDITIONAL 45 DAYS. THE COMMUNITY OFFERING, IF ANY, MAY COMMENCE WITHOUT NOTICE AT ANY TIME AFTER THE COMMENCEMENT OF THE SUBSCRIPTION OFFERING AND MAY TERMINATE AT ANY TIME WITHOUT NOTICE, BUT MAY NOT TERMINATE LATER THAN ________ ___, 1998. Subscription Rights are exercisable by completing and returning to any office of the Bank a Stock Order Form, together with full payment, or appropriate instructions authorizing withdrawal of such an amount from existing accounts at the Bank. An executed Stock Order Form, once received by the Bank, may not be modified, amended or rescinded without the consent of the Bank. Subscriptions paid by check, cash or money order will be held in a separate account at the Bank established specifically for this purpose, and interest will be paid at the Bank's passbook rate from the date payment is received until the Offering is completed or terminated. In the case of payments to be made through withdrawal from deposit accounts at the Bank, all sums authorized for withdrawal will continue to earn interest at the contract rate until the date of the completion of the Offering. If the Offering is not completed within 45 days after the last day of the Subscription Offering (which date will be no later than ________ ___, 1998) and the OTS consents to an extension of time to complete the Offering, subscribers will be required to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest, or will be permitted to modify or cancel their subscriptions. If the Offering is not completed within such period or extended period, all funds held will be promptly returned together with accrued interest, and all withdrawal authorizations will be terminated. Such extensions may not go beyond ________ ___, 2000. See "The Reorganization and Stock Issuance -- Subscriptions for Stock in Subscription and Community Offerings."

     The Bank has retained Trident Securities, Inc. ("Trident Securities"), a broker-dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD") to provide financial and sales assistance in connection with the Subscription and Community Offerings. Trident Securities has agreed to use its best efforts to assist the Company and the Bank with the sale of the Common Stock in the Subscription Offering and the Community Offering, if any. Trident Securities is not obligated to take or purchase any shares of Common Stock in the Subscription and Community Offerings.

     The Company has never issued capital stock to the public. Consequently, there is no established market for the Common Stock. The Company has received conditional approval to have its Common Stock listed on the Nasdaq National Market System under the symbol "BCSB." There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue, nor is there any assurance that persons purchasing shares of Common Stock will be able to sell them at or above the Purchase Price.

                                     [MAP]



THE REORGANIZATION AND STOCK ISSUANCE ARE CONTINGENT UPON APPROVAL OF THE PLAN OF REORGANIZATION BY THE BANK'S MEMBERS, THE SALE OF AT LEAST THE MINIMUM NUMBER OF SHARES OFFERED PURSUANT TO THE PLAN OF STOCK ISSUANCE AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS IN ITS APPROVAL.

                              PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and the Consolidated Financial Statements and accompanying Notes appearing elsewhere in this Prospectus.


BCSB BANKCORP, INC.          BCSB Bankcorp, Inc. has not yet been incorporated.
                             It will be incorporated under Federal law in connection with the consummation of the Reorganization and Stock Issuance at the direction of the Board of Directors of the Bank for the purpose of serving as a savings institution holding company of the Bank upon the acquisition of all of the capital stock issued by the Bank in the Reorganization. The Company has received approval from the OTS to acquire control of the Bank, subject to satisfaction of certain conditions.
                             Prior to the consummation of the Reorganization and Stock Issuance, the Company has not engaged and will not engage in any material operations. Upon consummation of the Reorganization and Stock
                             Issuance, the Company will have no significant assets other than the outstanding capital stock of the Bank, up to 50% of the net proceeds of the Offering (after deducting amounts infused into the Bank and used to fund the ESOP) and a note receivable from the ESOP. Upon consummation of the Reorganization and Stock Issuance, the Company's principal business will be overseeing the business of the Bank and investing the portion of the net
                             Offering proceeds retained by it.

BALTIMORE COUNTY SAVINGS     The Bank is a federal mutual savings bank operating
BANK, F.S.B.                 through six banking offices serving Baltimore and
                             Baltimore County Building and Loan Association. The
                             Bank received federal insurance of its deposit accounts in 1985 and received a federal charter in 1987, at which time it adopted its present name of Baltimore County Savings Bank, F.S.B. At December
                             31, 1997, the Bank had total assets of $250.6 million, total deposits of $222.2 million and retained earnings of $24.5 million.

                             The Bank's principal business consists of attracting deposits from the general public and investing these funds in loans secured by first mortgages on owner-occupied, one-to four-family ("single-family") residences in the Bank's market area, and, to a lesser extent, other real estate loans, consisting of construction loans, single-family rental property loans and commercial real estate loans, and consumer loans, particularly automobile loans. The Bank derives its income principally from interest earned on loans and, to a lesser extent, interest earned on mortgage-backed securities and investment securities and other income. Funds for these activities are provided principally by operating revenues, deposits and repayments of outstanding loans and investment securities and mortgage-backed securities.

BALTIMORE COUNTY             As part of the Reorganization, the Bank will
SAVINGS BANK, M.H.C.         organize the MHC as a federal mutual holding
                             company with the powers set forth in its proposed charter and bylaws. As long as they remain depositors of the Bank, persons who had membership or liquidation rights with respect to the Bank as of the date of the Reorganization will continue to have such rights solely with respect to the MHC after the Reorganization. Borrowers whose loans were outstanding on June 16, 1987 have membership rights in the Bank and, accordingly, will have membership rights in the MHC upon completion of the Reorganization so long as their loans remain outstanding. Members of the MHC (consisting solely of depositors and certain borrowers of the Bank) shall have exclusive authority to elect the board of directors of the MHC for so long as the MHC remains a mutual institution.

                             The MHC's principal assets will be the shares of Common Stock received in the Reorganization and up to $250,000 received as its initial capitalization. Immediately after consummation of the Reorganization, it is expected that the MHC will not engage in any business activity other than its investment in, and control of, a majority of the Common Stock of the Company. The MHC will be a mutual corporation chartered under federal law and regulated by the OTS. The MHC will be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of the Home Owners' Loan Act of 1933, as amended (the "HOLA"). See "Regulation -- Regulation of the MHC."


THE REORGANIZATION           On October 22, 1997, the Board of Directors of the
                             Bank adopted the Plan of Reorganization, which was subsequently amended, pursuant to which the Bank will reorganize into the federal mutual holding company form of organization as a wholly owned subsidiary of the Company, which in turn will be a majority-owned subsidiary of the MHC. Following receipt of all required regulatory approvals, the approval of the members of the Bank entitled to vote on the Plan of Reorganization, and the satisfaction of all other conditions precedent to the Reorganization, the Bank will consummate the Reorganization. Following completion of the
                             Reorganization, the Bank in its stock form will continue to conduct its business and operations from the same offices with the same personnel as the Bank conducted prior to the Reorganization. The
                             Reorganization will not affect the balances, interest rates, or other terms of the Bank's loans or deposit accounts and the deposit accounts will continue to be insured by the FDIC to the same extent prior to the Reorganization. The MHC initially will be capitalized with $250,000. Upon consummation of the Reorganization, such capital will be used for general corporate purposes. See
                             "The Reorganization and Stock Issuance."

                             Those persons who currently serve as directors of the Bank will be the initial directors of the Bank in its stock form. The directors of the Company and the MHC initially also will be the same as the current members of the Board of Directors of the Bank. As a holding company parent of a federally chartered savings bank, the Company will be required to register as a savings and loan holding company pursuant to the HOLA, and will be subject to regulation, examination, and supervision by the OTS. For additional information, see "Regulation -- Regulation of the Company."

THE STOCK ISSUANCE           The Plan of Stock Issuance authorizes the Company
                             to offer Common Stock to persons other than the MHC in an amount less than 50% of the issued and outstanding shares of the Company's voting stock.
                             The Company is offering between a minimum of 1,469,650 and a maximum of 1,988,350 shares of Common Stock, subject to adjustment to up to 2,286,602 shares of Common Stock, in the Offering, which will represent 37.4% of the Company's Common
                             Stock to be outstanding upon completion of the Reorganization and Stock Issuance and the establishment of the Foundation.

                             Upon the completion of the Reorganization and Stock Issuance, depositor and borrower members as such will have no voting rights in the Bank or the Company and, therefore, will not be able to elect directors of the Bank or the Company or to control their affairs. Currently these rights are accorded to members of the Bank. Subsequent to the Reorganization and Stock Issuance, voting rights will be vested exclusively in the stockholders of the Company which, in turn, will own all of the stock of the Bank.

                             Further, following the Reorganization and Stock Issuance, depositor and borrower members of the Bank will have full ownership of the MHC, which will own 61.0% of the Common Stock of the Company at the midpoint of the Estimated Valuation Range. Such members currently have a 100% ownership interest in the Bank.



                             -----------------------------------         -------------------------        --------------------------
ORGANIZATIONAL STRUCTURE              Baltimore County                            Public
AFTER THE REORGANIZATION            Savings Bank, M.H.C.                        Stockholders                      Foundation
AND THE STOCK ISSUANCE       -----------------------------------         -------------------------        --------------------------
                              61.0%  (1) of                                            37.4% (1) of                     1.6% (1) of
                              Common Stock                                             Common Stock                     Common Stock

                             -------------------------------------------------------------------------------------------------------

                                                                      BCSB Bankcorp, Inc.
                             -------------------------------------------------------------------------------------------------------

                                                                                100% of common stock
                             -------------------------------------------------------------------------------------------------------

                                                               Baltimore County Savings Bank, F.S.B.
                             -------------------------------------------------------------------------------------------------------


                             --------------------
                             (1) Assumes the sale of 1,729,000 shares of Common
                                 Stock to public stockholders and the issuance of 2,821,000 shares to the MHC at the midpoint of the Estimated Valuation Range and the subsequent issuance of 75,000 shares to the Foundation.

                             The Board of Directors determined that the Reorganization and Stock Issuance are in the best interest of the Bank. The primary purpose of the Reorganization is to establish a structure that will enable the Bank to compete and expand more effectively in the financial services marketplace, and that will enable depositors, employees, management and directors to obtain an equity ownership interest in the Bank. The new structure will permit the Company to issue capital stock, which is a source of capital not available to a mutual savings bank, and the Company will take advantage of this new ability by issuing Common Stock in the Offering. Since the Company is not offering all of its Common Stock for sale to depositors and the public in the Offering (but is issuing a majority of its stock to the MHC), the Reorganization and Stock Issuance will result in less capital raised in comparison to a standard mutual-to-stock conversion. The Reorganization and Stock Issuance, however, will also offer the Bank the opportunity to raise additional capital since the stock held by the MHC will be available for sale in the future in the event the MHC decides to convert to the capital stock form of organization. See "MHC Conversion to Stock Form." The Reorganization and Stock Issuance also will give the Bank greater flexibility to structure and finance the expansion of its operations, including the potential acquisition of other financial institutions, and to diversify into other financial services. The holding company form of organization is expected to provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with other financial institutions, as well as other companies. Although the Bank has no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Reorganization and Stock Issuance, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. Lastly, the Reorganization and Stock Issuance will enable the Bank to better manage its capital by providing broader investment opportunities through the holding company structure, and enabling the Company to distribute capital to its stockholders in the form of dividends and stock repurchases. Because only a minority of the Common Stock will be offered for sale in the Offering, the Bank's current mutual form of ownership and ability to remain an independent savings bank and to provide community-oriented financial services will be preserved through the mutual holding company structure.

                             The Board of Directors believes that these advantages outweigh the potential disadvantages of the mutual holding company structure, which may include: (i) the inability of stockholders other than the MHC to obtain majority ownership of the Company and the Bank, which may result in the perpetuation of the management and Board of Directors of the Bank and the Company; and (ii) that the mutual holding company structure is a relatively new form of corporate ownership, and new regulatory policies relating to the mutual interest in the MHC that may be adopted from time to time may have an adverse impact on minority stockholders. A majority of the voting stock of the Company will be owned by the MHC, which is a mutual institution that will be controlled by the existing Board of Directors of the Bank. While this structure will permit management to focus on the Company's and the Bank's long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate the existing management and directors of the Bank. The MHC will be able to elect all members of the Board of Directors of the Company, and will be able to control the outcome of all matters presented to the stockholders of the Company for resolution by vote except for certain matters that must be approved by more than a majority of stockholders of the Company. No assurance can be given that the Company will not take action adverse to the interests of the minority stockholders. For example, the Company could revise the dividend policy or defeat a candidate for the Board of Directors of the Company or other proposals put forth by the minority stockholders.

THE COMMON STOCK             Each share of Common Stock of the Company sold in
                             the Offering will have the same relative rights as, and will be identical in all respects to, each other share of Common Stock issued and sold in the Stock Issuance. After the Reorganization, the Board of Directors of the Company will be authorized to approve the issuance of Common Stock up to the amount authorized by the Company's Charter without the approval of the Company's stockholders. THE
                             COMMON STOCK OF THE COMPANY REPRESENTS WITHDRAWABLE
                             CAPITAL, IS NOT A DEPOSIT ACCOUNT, AND IS NOT
                             INSURED BY THE OTS, THE FDIC OR ANY OTHER
                             GOVERNMENT AGENCY. See "Description of Capital
                             Stock."

PURCHASE PRICE AND STOCK     The Company is offering between 1,469,650 and
PRICING                      1,988,350 shares of Common Stock, subject to
                             adjustment to up to 2,286,602 shares, at a fixed price of $10.00 per share. OTS regulations require that the aggregate purchase price of all shares to be issued in the Offering be consistent with an independent appraisal of the pro forma market value of the Common Stock to be offered for sale in the Offering and issued to the MHC in the Stock
                             Issuance. RP Financial, an independent appraisal firm that is experienced in the valuation and appraisal of business entities, including savings institutions, has been retained by the Bank to prepare an appraisal. Based upon factors discussed in the Independent Valuation, RP Financial has determined the Independent Valuation was
                             $46,250,000 as of March 27, 1998. THE INDEPENDENT
                             VALUATION IS NOT INTENDED, AND MUST NOT BE
                             CONSTRUED, AS A RECOMMENDATION AS TO THE
                             ADVISABILITY OF PURCHASING SHARES OF COMMON STOCK
                             OR THE LIKELY PRICE AT WHICH SHARES WILL TRADE
                             AFTER THE OFFERING. The aggregate purchase price of the Common Stock sold in the Offering will equal
                             37.4% of the updated Independent Valuation to be delivered by RP Financial prior to consummation of the Reorganization and Stock Issuance. See "The

                             Reorganization and Stock Issuance -- Stock Pricing and Number of Shares to be Issued."

                             In the event members do not approve the
                             establishment of the Foundation, the Company and the Bank intend to complete the Reorganization and Stock Issuance without establishing the Foundation. If the Foundation is not established, RP Financial has indicated that the Independent Valuation would increase to a range of from $39,950,000 to $54,050,000 with a midpoint of $47,000,000. The
                             Increased Range will be further updated immediately prior to the completion of the Offering and could be increased to up to $62,157,500 without a resolicitation of subscribers based on market and financial conditions at the completion of the Offering. In such event, the public offering range would be structured such that the public will have a 39.0% ownership interest in the Company, and, as a result, the shares to be sold in the Offering would be 1,558,266, 1,833,254, 2,108,242 and
                             2,424,478 at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the Increased Range. See "The Reorganization and Stock Issuance -- Stock Pricing and Number of Shares to be Issued."

THE SUBSCRIPTION,            The shares of Common Stock to be issued and sold
COMMUNITY AND                in the Offering are being offered at the Purchase
SYNDICATED COMMUNITY         Price of $10.00 per share in the Subscription
OFFERINGS                    Offering pursuant to nontransferable Subscription
                             Rightsthe following order of priority: (i) Eligible
                             Account Holders (i.e., depositors whose accounts in the Bank totaled $50.00 or more on September 30,
                             1996); (ii) the ESOP (i.e., the Company's tax-qualified stock benefit plan); (iii) Supplemental
                             Eligible Account Holders (i.e., depositors whose accounts in the Bank totaled $50.00 or more on March 31, 1998, other than Eligible Account
                             Holders); and (iv) Other Members (i.e., certain depositors and borrower members of the Bank as of __________, 1998, other than Eligible Account
                             Holders and Supplemental Eligible Account Holders).
                             Subscription Rights received in any of the foregoing categories will be subordinated to the Subscription Rights received by those in a prior category, with the exception that any shares of Common Stock sold in excess of the maximum of the Estimated Valuation Range, as defined herein, may first be sold to the ESOP. The Company may offer any shares of Common Stock not subscribed for in the Subscription Offering at the same price in the Community Offering to members of the general public to whom the Company delivers a copy of this Prospectus and the Stock Order Form.

                             In the Community Offering, preference will be given to natural persons and trusts of natural persons who are permanent residents of the Local Community. Subscription Rights will expire if not exercised by 12:00 Noon, Eastern Time, on _______ ___, 1998, unless extended (the "Expiration Date"). THE
                             COMPANY AND THE BANK RESERVE THE ABSOLUTE RIGHT TO ACCEPT OR REJECT ANY ORDERS IN THE COMMUNITY OFFERING, IN WHOLE OR IN PART, EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE.

                             It is anticipated that shares of Common Stock not otherwise subscribed for in the Subscription Offering and Community Offering, if any, may be offered at the discretion of the Company to certain members of the general public as part of a Syndicated Community Offering on a best efforts basis by a selling group of selected broker-dealers to be managed by Trident Securities. See "The Reorganization and Stock Issuance -- Syndicated Community Offering."

                             The Bank and the Company have engaged Trident Securities to consult with and advise the Company and the Bank with respect to the Offering, and Trident Securities has agreed to solicit subscriptions and purchase orders for shares of Common Stock in the Offering. Trident Securities will receive sales commissions with respect to shares sold in the Subscription Offering and the Community and Syndicated Community Offerings, if any. The Company and the Bank have agreed to indemnify Trident Securities against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "The Reorganization and Stock Issuance -- Plan of Distribution and Marketing Agent."

                             The Bank has established a Stock Information
                             Center, which will be managed by Trident
                             Securities, to coordinate the Offering, including tabulation of orders and answering questions about the Offering by telephone. All subscribers will be instructed to mail payment to the Stock Information Center or deliver payment directly to any office of the Bank. Payment for shares of Common Stock may be made by cash (if delivered in person), check or money order or by authorization of withdrawal from deposit accounts maintained with the Bank. Such funds will not be available for withdrawal and will not be released until the Offering is completed or terminated. See "The Reorganization and Stock Issuance -- Subscriptions for Stock in Subscription and Community Offerings."

BALTIMORE COUNTY SAVINGS     In furtherance of the Bank's long-standing
BANK, F.S.B. FOUNDATION      commitment to its local community, the Company's
                             Plan of Stock Issuance, as amended, provides for the establishment of a charitable foundation in connection with the Reorganization and Stock
                             Issuance. The Plan of Stock Issuance provides that the Bank and the Company will create the Foundation, which will be incorporated under Maryland law as a non-stock corporation. The
                             Company will contribute 75,000 shares of Common
                             Stock to fund the Foundation following consummation of the Stock Issuance. The Company and the Bank believe that the funding of the Foundation with Common Stock is a means of establishing a common bond between the Bank and its community and thereby enables the Bank's community to share in any growth and success of the Company over the long term. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise.

                             The Foundation will be dedicated to charitable purposes within the Baltimore metropolitan area, including, but not limited to, providing grants or donations for housing assistance, scholarships, local education, not-for-profit medical facilities, assistance to community groups and other similar types of organizations or projects. The authority for the affairs of the Foundation will be vested in the board of directors of the Foundation, which initially will be comprised of three members of the Company's and the Bank's Board of Directors and two other individuals chosen for their demonstrated commitment and service to charitable and community service causes. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the stated purposes for which the Foundation was established, and also will be responsible for directing the activities of the Foundation, including matters related to ownership of the 75,000 shares of Common Stock held by the Foundation. However, it is expected that establishment of the Foundation will be subject to certain conditions, including, among others, a requirement that the Common Stock of the Company held by the

                             Foundation be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company.

                             The 75,000 shares of Common Stock proposed to be contributed to the Foundation will equal between 1.2% and 1.9% of the Common Stock that will be outstanding following consummation of the Reorganization and Stock Issuance at the maximum, as adjusted and minimum, respectively, of the Estimated Valuation Range. The contribution, once made, will not be recoverable by the Company or the Bank. After funding the Foundation with 75,000 shares of Common Stock, assuming the final valuation is $46,250,000 at the midpoint of the Estimated Valuation Range, the Company will have 4,625,000 shares issued and outstanding, of which the Foundation will own 1.6%. DUE TO THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK TO THE FOUNDATION, PERSONS PURCHASING SHARES IN THE OFFERING WILL HAVE THEIR OWNERSHIP AND VOTING INTERESTS IN THE COMPANY DILUTED BY BETWEEN 1.2% AND 1.9%. SEE "PRO FORMA DATA."

                             If the Foundation is established, the Company will recognize an expense in the full amount of the contribution during the quarter in which the contribution is made, which is expected to be the second quarter of calendar year 1998. Such expense will be offset, in part, by a tax benefit that may be realized over a period of up to six years, subject to an annual limitation based on 10% of the Company's annual taxable income. Such expense would reduce earnings and have a material impact on the Company's earnings for the quarter and the year. Assuming a contribution of $750,000 in Common Stock, and assuming a marginal tax rate of 39.0%, the Company estimates a net tax-effected expense of $457,000. For further discussion of the Foundation and its impact on purchasers in the Offering, see "Risk Factors -- Establishment of the Foundation," "Pro Forma Data" and "Comparison of Valuation and Pro Forma Information with No Foundation."

PURCHASE LIMITATIONS         Except for the ESOP, which intends to purchase 8%
                             of the total number of shares of Common Stock issued in the Offering, no Eligible Account Holder, Supplemental Eligible Account Holder or Other
                             Member, in their capacity as such, may subscribe in the Subscription Offering for more than $200,000 of the Common Stock to be sold in the Offering; no person, together with associates of or persons acting in concert with such person, including individuals on a joint account or having the same address, may purchase in the Community Offering in the aggregate more than $200,000 of the Common
                             Stock to be sold in the Offering; and no person, together with associates of or persons acting in concert with such person, including individuals on a joint account or having the same address, may purchase in the Offering more than the overall maximum purchase limitation of $300,000 of the Common Stock to be sold in the Offering.

INSIDER PARTICIPATION        The directors and executive officers of the Bank
                             have indicated their intention to purchase an aggregate of approximately $1.2 million of Common
                             Stock (124,992 shares, or 8.5%, 7.2%, 6.3% and 5.5%
                             of the shares to be issued in the Offering at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the Estimated Valuation
                             Range). There is no formal agreement among the officers and directors and their affiliates regarding their purchases of Common Stock. In addition, 8% of the shares issued in the Offering are expected to be purchased by the ESOP. See
                             "Proposed Management Purchases to be sold in the Offering."

POTENTIAL BENEFITS OF THE    ESOP.  The ESOP intends to purchase an aggregate
REORGANIZATION AND STOCK     of 8% of the shares of Common Stock issued in the
ISSUANCE TO MANAGEMENT       Offering (117,572,138,320, 159,068 and 182,928
AND DIRECTORS                shares of Common Stock at the minimum, midpoint,
                             maximum and maximum, as adjusted of the Estimated
                             Valuation Range, respectively). For additional information, see "Management of the Bank -- Certain
                             Benefit Plans and Agreements --Employee Stock
                             Ownership Plan."

                             Change-in-Control Severance Agreements.
                             Concurrently with its adoption of the Plan of Reorganization on October 22, 1997 the Bank amended and restated Change-of-Control Severance Agreements (the "Severance Agreements") previously entered into with certain management officials. The aggregate payments that would be made to the executive officers named in the change-in-control severance agreements assuming termination of employment under the circumstances described in those agreements at December 31, 1997 would have been approximately $1.2 million. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Change-in-Control Severance Agreements."

                             Option Plan. No earlier than six months following consummation of the Stock Issuance, the Company intends to submit for stockholder consideration a stock option and incentive plan for the benefit of the directors, officers and key employees of the Company and the Bank (the "Option Plan"), pursuant to which the Company intends to reserve a number of authorized but unissued shares of Common Stock equal to 10% of the Common Stock to be issued in the Offering (146,965, 172,900, 198,835 and 228,660
                             shares of Common Stock at the minimum, midpoint, maximum and maximum, as adjusted of the Estimated Valuation Range, respectively), for issuance pursuant to stock options and stock appreciation rights. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Stock Option
                             Plan."

                             Management Recognition Plan. No earlier than six months following consummation of the Stock Issuance, the Company intends to submit for stockholder consideration a Management Recognition Plan (the "MRP") for the benefit of the directors and officers of the Company and the Bank. It is expected that the MRP will be submitted to stockholders for approval at the same time as the Option Plan. The Company will contribute funds to the MRP to enable it to acquire a number of shares of Common Stock equal to 4% of the number of shares of Common Stock to be issued in the Offering. Under the MRP, awards of Common Stock, subject to vesting and other restrictions, will be awarded to directors and key employees at no cost to them. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Management Recognition Plan."

PROSPECTUS DELIVERY AND      To ensure that each subscriber receives a
PROCEDURE FOR                Prospectus at least 48 hours prior to the
PURCHASING SHARES            Expiration Date in accordance with Rule 15c2-8 of
                             the Securities Exchange Act of 1934, as amended
                             (the "Exchange Act"), no Prospectus will be mailed any later than five days prior to the Expiration
                             Date or hand delivered any later than two days prior to such date. Execution of a Stock Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock Order Forms will be distributed only with a Prospectus. The executed Stock Order
                             Form must be accompanied by payment by check, money order, bank draft or withdrawal authorization to an existing account at the Bank.

                             To ensure that Eligible Account Holders,
                             Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, as well as for purposes of allocating shares based on subscribers' deposit balances in the event of oversubscription, such persons must list all of their deposit accounts at the Bank on the Stock Order Form. Failure to list all such deposit accounts may result in the inability of the Company to fill all or part of a subscription order. Neither the Company, the Bank nor any of their agents shall be responsible for any order on which all deposit accounts of the subscriber have not been fully and accurately disclosed.

NON-TRANSFERABILITY OF       Applicable federal regulations provide that prior
SUBSCRIPTION RIGHTS          to the completion of the Offering, no person shall
                             transfer or enter into any agreement or
                             understanding to transfer the legal or beneficial ownership of the Subscription Rights issued under the Plan of Stock Issuance or the shares of Common
                             Stock to be issued upon their exercise. Persons violating such prohibition may lose their right to subscribe for stock in the Offering and may be subject to sanctions by the OTS. Each person exercising Subscription Rights will be required to certify that his or her purchase of Common Stock is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares.

USE OF PROCEEDS              The amount of proceeds from the sale of the Common
                             Stock in the Offering will depend upon the total number of shares actually sold, the numbers of shares of Common Stock sold in the Subscription
                             Offering and the Community Offering and Syndicated
                             Community Offering, if any, and the actual expenses of the Reorganization and Stock Issuance. As a result, the actual net proceeds from the sale of the Common Stock cannot be determined until the Stock Issuance is completed. It is anticipated, however, that the net proceeds will be between $14.1 million and $19.2 million if the final valuation is within the Estimated Valuation Range and that the net proceeds will be approximately
                             $22.1 million if the final valuation is increased to 15% above the maximum of the Estimated Valuation
                             Range See "Pro Forma Data."

                             The Company has received OTS approval to purchase all of the capital stock of the Bank to be issued in the Reorganization in exchange for at least 50% of the net proceeds. Assuming the sale of 1,729,000 shares of Common Stock at the midpoint of the Estimated Valuation Range and the purchase of 8% of such shares by the ESOP, the Bank would receive $8.2 million in cash, and the Company would retain approximately $6.8 million in cash and $1.4 million in the form of a note receivable from the ESOP. The ESOP note receivable will be for a ten-year term and carry an interest rate, which adjusts annually, equal to the prime rate as published in The Wall
                             Street Journal.                         --- ----
                             ------ -------

                             The proceeds retained by the Company after funding the ESOP initially will be invested in short-term and intermediate-term securities, including cash and cash equivalents and U.S. government and agency obligations. Also, such proceeds will be available for a variety of corporate purposes, including funding the MRP, if the MRP is implemented, future acquisitions and diversification of business, additional capital contributions, dividends to stockholders and future repurchases of the Common Stock to the extent permitted by applicable regulations. The Company currently has no specific plans, intentions, arrangements or understandings regarding any acquisitions, diversification of business, additional capital contributions or repurchases of Common Stock.

                             The proceeds contributed to the Bank will substantially increase the capital of the Bank. The Bank ultimately intends to use such funds for general corporate purposes, including the origination of loans and other investments. It is expected that in the interim all or part of the proceeds will be invested in short-term and intermediate-term securities, including cash and cash equivalents and U.S. government and agency obligations. In addition, the Bank will use a portion of the net proceeds, currently estimated to be $500,000, to modernize the Bank's facilities, including installing new automated teller machines ("ATMs") and upgrading its computer systems. Further, the Bank currently is negotiating to lease land in Harford County on which it will build a new branch. The Bank intends to use a portion of the net proceeds to pay for all costs including construction costs, which are estimated to be $750,000.

                             In addition to the new branch office for which a lease currently is under negotiation, although there are no specific plans as of the date of this Prospectus, in the future the Bank desires to open several new branch offices in its market area and to possibly relocate an existing branch office. The Bank's experience has been that construction and other costs for a new or relocated branch office generally amount to between $500,000 and $750,000 and that annual lease and other operating expenses for a new branch office would be expected to be between approximately $150,000 and $200,000 annually.

MARKET FOR THE               The Company, as a newly organized company, has
COMMON STOCK                 never issued capital stock, and consequently there
                             is no current established market for its Common
                             Stock. The Company has received approval to have the Common Stock listed on the Nasdaq National
                             Market System under the symbol "BCSB," conditioned upon completion of the Reorganization and Stock
                             Issuance and satisfaction of Nasdaq National Market
                             System entry requirements. Trident Securities has advised the Company that it intends to act as a market maker for the Common Stock, but is not obligated to do so. In addition, Trident Securities and the Company will seek to encourage and assist at least one other market maker to make a market in the Common Stock. The Company believes it will be successful in finding a second market maker. No assurance can be given, however, that an active and liquid market for the Common Stock will develop.
                             Further, no assurance can be given that an investor will be able to sell the Common Stock at or above the Purchase Price after the Stock Issuance. See
                             "Market for the Common Stock."

DIVIDENDS                    The Company intends to pay an initial annual cash
                             dividend of $.50 per share on the Common Stock, to be paid on a quarterly basis. The first dividend is expected to be declared and paid following the second full quarter after completion of the Reorganization and Stock Issuance. There can be no assurance, however, that dividends will be paid, or, if paid, what the amount of the dividends will be, or whether dividends, once paid, will continue to be paid. If the MHC elects not to waive receipt of dividends from the Company, the Company will have reduced flexibility as to the amount of dividends that can be paid. See "Risk Factors --
                             Waiver of Dividends by the MHC" and "Waiver of Dividends by the MHC." No dividends will be paid if doing so would impair capital. Furthermore, the Company has committed to the OTS that it will not pay or undertake any action to effect a return of capital for one year after completion of the Stock
                             Issuance. See "Dividend Policy."

WAIVER OF DIVIDENDS BY       It has been the recent practice of the OTS to
THE MHC                      permit mutual holding companies to waive the
                             receipt of cash dividends declared by savings association subsidiaries or subsidiary holding companies on a case-by-case basis and subject to the satisfaction of certain conditions, although there can be no assurance that the OTS will permit future dividend waivers, or of the terms of such permitted waivers. The Board of Directors of the

                             MHC, which initially will consist of the same individuals as the Board of Directors of the Bank, will determine whether the MHC will waive receipt of such dividends as such dividends are declared by the Company. The MHC may elect to receive dividends and to utilize the dividends received, if any, for general corporate purposes and to fund the purchase of Common Stock in the open market, as well as the payment of miscellaneous expenses. Any waiver of dividends by the MHC may result in an adjustment to the ratio pursuant to which shares of Common Stock are exchanged for shares of a stock holding company should the MHC convert from the mutual to stock form of organization. Such an adjustment would have the effect of diluting the ownership interests of stockholders other than the MHC. The Board of Directors of the MHC presently intends to waive the receipt of dividends declared by the Company and to seek OTS approval to do so. See "Risk Factors -- Waiver of Dividends by the MHC," "MHC Conversion to Stock Form," and "Dividend Policy."

CONVERSION OF THE MHC        Although the MHC may convert to the stock form of
TO STOCK FORM                organization (a "Conversion Transaction") in the
                             future and OTS regulations provide for a Conversion
                             Transaction, there can be no assurance when, if ever, a Conversion Transaction will occur, or what conditions may be imposed by the OTS on any Conversion Transaction. Any Conversion Transaction would be subject to federal securities laws and the regulations of the OTS in effect at the time of the Conversion Transaction. In the event of a Conversion Transaction, subject to OTS approval,
                             (i) the stockholders of the Company other than the MHC will be entitled to exchange their shares of Common Stock for shares of the stock holding company in a manner that is fair and reasonable to the stockholders and subject to the stock purchase limitations of the OTS conversion regulations
                             (which may require, as a condition to the approval of the Conversion Transaction by the OTS, that certain insiders of the Company who have accumulated shares in excess of the stock purchase limitations of the Conversion Transaction to divest such shares, and may also potentially restrict or prohibit additional purchases of common stock of the stock holding company in the Conversion
                             Transaction by other stockholders that could be in excess of such stock purchase limitation), or (ii) the MHC may conduct a Conversion Transaction that does not exchange shares of Common Stock for stock of the stock holding company; provided, however, the MHC must purchase all shares not owned by it simultaneously with the closing of such Conversion
                             Transaction at the fair market value of such shares, determined as if such shares had such exchange rights, as determined by an independent appraisal. The precise treatment of a Conversion
                             Transaction by the OTS cannot be determined at this time and the OTS may impose, or the regulations of the OTS may require, restrictions or conditions that may adversely affect minority stockholders.
                             See "MHC Conversion to Stock Form."

RISK FACTORS                 See "Risk Factors" for a discussion of certain
                             factors that should be considered by prospective investors.

           SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

          The following summary of selected consolidated financial information and other data of Baltimore County Savings Bank, F.S.B. does not purport to be complete and is qualified in its entirety by reference to the detailed information and Consolidated Financial Statements and accompanying Notes appearing elsewhere in this Prospectus.


SELECTED FINANCIAL CONDITION DATA



                                                        At                                 At September 30
                                                    December 31,   -----------------------------------------------------------------

                                                       1997         1997         1996          1995            1994          1993
                                                     ---------   ---------    ---------      --------       ---------     ----------

                                                                                   (In thousands)

Total assets..........................               $ 250,582   $ 251,738    $ 258,854      $ 240,683      $ 216,786     $ 217,666
Loans receivable, net.................                 159,532     158,676      154,560        145,795        129,210       135,397
Cash..................................                   2,857       3,909        4,786          4,425          3,780         3,197
Interest-bearing deposits in other
 banks................................                  20,159       8,206        9,065         15,347         17,199        28,457
Federal funds sold....................                   5,817       7,102        6,225          4,871          2,101           800
Investment securities:
   Available for sale.................                      --          --          101          2,088          1,270         4,599
   Held to maturity...................                  20,093      30,323       36,298         25,900         15,499         3,500
Mortgage-backed securities:
   Available for sale.................                      --          --           --             --             --            --
   Held to maturity...................                  36,110      37,189       39,771         35,047         39,697        31,305
FHLB stock............................                   1,433       1,433        1,301          1,292          1,280         1,483
Deposits..............................                 222,245     224,656      233,311        217,868        195,813       198,873
FHLB advances.........................                      --          --           --             --             --            --
Retained earnings  - substantially
 restricted...........................                  24,516      23,858       21,913         20,697         19,082        17,074



                                                        At                                 At September 30
                                                    December 31,   -----------------------------------------------------------------

                                                       1997         1997         1996          1995            1994          1993
                                                    ----------   --------      --------       --------       --------      ---------

                                                                                          (In thousands)
Number of:
  Real estate loans outstanding.......                   2,057       2,109        1,882          1,734          1,614         1,795
  Savings accounts....................                  26,121      27,199       30,326         27,973         21,122        21,344
  Offices open........................                       6           7            8              8              8             8

SELECTED OPERATIONS DATA

                                           Three Months Ended
                                             December 31,                                Years Ended September 30,
                                        ----------------------     -----------------------------------------------------------------

                                          1997          1996         1997          1996              1995         1994        1993
                                        -------        -------    --------      --------          --------     --------    --------

Interest income.......................  $ 4,642        $ 4,933    $ 19,458      $ 19,064          $ 17,126     $ 15,822    $ 17,529
Interest expense......................    2,451          2,685      10,323        10,636             8,974        6,968       7,881
                                        -------        -------    --------      --------          --------     --------    --------
Net interest income before
 provision for loan losses............    2,191          2,248       9,135         8,428             8,152        8,854       9,648
Provision for (reduction of) loan
 losses...............................       36             (1)        286           434               255         (137)       (465)

                                        -------        -------    --------      --------          --------     --------    --------
Net interest income...................    2,155          2,249       8,849         7,994             7,897        8,991      10,113
Other income (loss)...................      483            225         686         1,075   (1)         613          383        (959)

Non-interest expense..................    1,554          1,452       6,257         7,153   (2)       5,821        5,351       5,147
                                        -------        -------    --------      --------          --------     --------    --------
Income before income taxes............    1,084          1,022       3,278         1,916             2,689        4,023       4,007
Income tax provision..................      427            415       1,301           712             1,112        1,603       1,483
                                        -------        -------    --------      --------          --------     --------    --------
Cumulative effect of a change in
  accounting for income taxes.........       --             --          --            --                --         (394)         --
                                        -------        -------    --------      --------          --------     --------    --------
Net Income............................  $   657        $   607    $  1,977      $  1,204          $  1,577     $  2,026    $  2,524
                                        =======        =======    ========      ========          ========     ========    ========

_______________

(1) Includes a $652,000 gain from the liquidation of a real estate development joint venture. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Comparison of Operating Results for the Years Ended September 30, 1997 and 1996."

(2) Includes a one-time pre-tax expense of $1.3 million from a special assessment to recapitalize the SAIF. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Comparison of Operating Results for the Years Ended September 30, 1997 and 1996 -- Non-Interest Expenses."

SELECTED FINANCIAL RATIOS AND OTHER DATA

                                                        At or for the
                                                     Three Months Ended                              At or for the
                                                         December 31,                          Years Ended September 30,
                                                   -----------------------  ------------------------------------------------
                                                    1997 (1)     1996 (1)    1997       1996       1995      1994      1993
                                                   ----------   ----------  ------     ------     ------    ------    ------
PERFORMANCE RATIOS:
   Return on average assets (net income
      divided by average total assets)..........      1.05%       0.93%      .76%       .47%       .68%      .91%     1.12%
   Return on average retained earnings
      (net income divided by average
      retained earnings)........................     10.85       10.97      8.64       5.66       7.93     11.21     15.96
   Interest rate spread (combined
      weighted average interest rate
      earned less combined weighted
      average interest rate cost)...............      3.32        3.37      3.41       3.26       3.52      4.12      4.47
   Net interest margin (net interest
      income divided by average
      interest-earning assets)..................      4.07        4.30      3.67       3.49       3.74      4.24      4.57
   Ratio of average interest-earning assets
      to average interest-bearing liabilities...    107.74      105.42    106.20     104.99     105.20    103.48    102.51
   Ratio of non-interest expense to
      average total assets......................      2.47        2.22      2.39       2.81       2.53      2.40      2.29


ASSET QUALITY RATIOS:
   Nonperforming assets to total assets at
      end of period.............................       .64         .98       .76       1.07        .96      1.41      2.10
   Nonperforming loans to gross loans at
      end of period.............................       .92        1.42      1.11       1.38        .58       .76      1.88
   Allowance for loan losses to gross loans
      at end of period..........................       .59         .49       .59        .56        .50       .39       .43
   Allowance for loan losses to nonperforming
      loans at end of period....................     64.33       34.91     53.07      40.49      87.07     51.77     23.13
   Provision for loan losses to gross loans.....       .02        (.00)      .17        .26        .16      (.10)     (.33)
   Net charge-offs to average loans
      outstanding...............................       .02         .07       .15        .20        .01      (.05)     (.17)

CAPITAL RATIOS:
   Retained earnings to total assets at end
      of period.................................      9.37        8.97      9.48       8.47       8.60      8.80      7.84
   Average retained earnings to average
      assets....................................      9.64        8.45      8.75       8.36       8.62      8.09      7.02

_______________

(1) Ratios for the three months ended December 31, 1997 and 1996 are annualized.

                                  RISK FACTORS

          BEFORE INVESTING IN THE SHARES OF THE COMMON STOCK OFFERED BY THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS PRESENTED BELOW.

RISK OF LOSS OF PRINCIPAL

          The shares of Common Stock offered by this Prospectus are not savings accounts or deposits and are not insured or guaranteed by the FDIC, the SAIF or any other governmental agency, and involve investment risk, including the possible loss of principal.

CONTROL OF THE COMPANY BY THE MHC AND ITS MEMBERS AND BOARD OF DIRECTORS

          The Company is required to be a majority-owned subsidiary of the MHC as long as the MHC remains in existence. Following the Stock Issuance and assuming the contribution to the Foundation with 75,000 newly issued shares of Common Stock, the MHC will own between 60.7% and 61.4% of the Company's outstanding Common Stock. Holders of deposit accounts in the Bank will be entitled to vote on all matters presented to the members of the MHC for resolution by vote, including, without limitation, election of directors of the MHC. Prior to the Reorganization, members of the Bank generally granted revocable proxies to the Board of Directors of the Bank, and members of the MHC may grant proxies to the Board of Directors of the MHC after the Reorganization. According to regulations of the OTS, the revocable proxies that members of the Bank have granted to the Board of Directors of the Bank, which confer on the Board of Directors of the Bank general authority to cast a member's vote on any and all matters presented to the members, shall be deemed to cover the member's votes as members of the MHC, and such authority shall be conferred on the Board of Directors of the MHC. The Plan of Reorganization also provides for the transfer of previously executed proxies to the Board of Directors of the MHC. The use of such proxies will facilitate control over the MHC by the MHC's Board of Directors and thereby control of the Company by virtue of the MHC's ownership of a majority of the Company's outstanding shares of Common Stock. The MHC will be able to elect all of the members of the Board of Directors of the Company and will be able to control the outcome of most matters presented to the stockholders of the Company for resolution by vote, excluding certain matters related to stock compensation plans and certain votes regarding a conversion to stock form by the MHC. Therefore, purchasers of the Common Stock in the Offering will be minority stockholders of the Company ("Minority Stockholders") and, as such, will not be able to elect directors or effect a change of control in management of the Company.

          No assurances can be given that the MHC or the Company will not take action which the Minority Stockholders believe to be contrary to their interests at some future time. For example, the MHC or the Company could revise the Bank's dividend policy, prevent a Conversion Transaction or defeat a candidate for the Bank's Board of Directors or other proposals put forth by the Minority Stockholders. Moreover, the MHC's ownership of a majority of the outstanding shares of Common Stock, the MHC's mutual form of organization and, to a lesser extent, provisions in the Company's Charter and Bylaws that eliminate cumulative voting for the election of directors, authorize the issuance of additional amounts of capital stock and require staggered terms for members of the Board of Directors, are likely to perpetuate existing management and directors and discourage certain transactions that involve an actual or threatened change in control of the Company. See "Certain Restrictions on Acquisition of the Company and the Bank."

WAIVER OF DIVIDENDS BY THE MHC

          The Board of Directors of the MHC will determine whether the MHC will waive the receipt of dividends declared by the Company each time the Company declares a dividend. The Board of Directors of the MHC presently intends to waive the receipt of dividends declared by the Company. OTS regulations require the MHC to notify the OTS of any proposed waiver of the right to receive dividends. It is the OTS' recent practice to review dividend waiver notices on a case-by-case basis, and, in general, not to object to any such waiver if: (i) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members; (ii) for as long as the subsidiary holding company is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company is considered to be a restriction on the stockholders' equity of the subsidiary holding company, which restriction, if material, is disclosed in the public financial statements of the subsidiary holding company as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with Statement of Financial Accounting Standards No. 5, where the subsidiary holding company determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; (iv) the amount of any waived dividend is considered as having been paid by the subsidiary holding company in evaluating any proposed dividend under OTS capital distribution regulations; and (v) in the event the mutual holding company converts to stock form, the appraisal submitted to the OTS in connection with the Conversion Transaction takes into account the amount of the dividends waived by the mutual holding company. In addition, the OTS has announced that the dividends waived by mutual holding companies will affect the ratio pursuant to which shares of common stock of a subsidiary holding company held by Minority Stockholders would be exchanged for shares of common stock of the converted holding company in a Conversion Transaction. The OTS will not permit a pro rata exchange if the mutual holding company has waived the receipt of cash dividends by the subsidiary holding company. Accordingly, the precise treatment of any Conversion Transaction cannot be assured. Any waiver of dividends by the MHC is likely to result in an adjustment to the ratio pursuant to which shares of Common Stock are exchanged for shares of the converted MHC in a Conversion Transaction, which adjustment will have the effect of diluting Minority Stockholders' interests. See "MHC Conversion to Stock Form."

MANAGEMENT SUCCESSION

          Michael J. Dietz, the President of the Bank, has discussed with the Board of Directors the possibility of his retirement. The Board of Directors will begin shortly a search to select his successor, but has not determined who that successor would be or whether the successor will be a member of current management or someone not currently employed by the Bank. The Board of Directors will seek to hire a successor who shares the Board of Directors' goal of expanding the operations of the Company, the Bank and the MHC while continuing to serve the credit needs of its community.

ANTICIPATED LOW RETURN ON EQUITY FOLLOWING STOCK ISSUANCE

          For the three months ended December 31, 1997 and the year ended September 30, 1997, the Bank's ratio of average retained earnings to average assets was 9.64% and 8.75%, respectively. On a pro forma basis at December 31, 1997, assuming the sale of the midpoint of 1,729,000 shares of Common Stock in the Offering, on a consolidated basis, the Company's ratio of stockholders' equity to total assets would have been 14.74%. With such a high capital position, it is doubtful that the Company will be able to quickly leverage the capital raised in the Offering by increasing its deposits and loans and thereby generate earnings to support its high level of capital, and, as a result, it is expected that the Company's return on equity initially will be below industry norms. Consequently, investors expecting a return on equity which will meet or exceed industry standards for the foreseeable future should carefully evaluate and consider the risk of a subpar return on equity.

POTENTIAL COST OF ESOP AND MRP AND OTHER POTENTIAL FUTURE INCREASES IN EXPENSES

          It is anticipated that the ESOP will purchase 8% of the Common Stock sold in the Offering with funds borrowed from the Company. The cost of acquiring the ESOP shares will be $1.2 million, $1.4 million, $1.6 million and $1.8 million at the minimum, midpoint, maximum and maximum, as adjusted,
respectively, of the Estimated Valuation Range.   In accordance with the
American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 93-6, "Employers' Accounting for Employee Stock Ownership Plans," the Company will record annual ESOP expenses in an amount equal to the fair value of shares committed to be released to employees. If shares of Common Stock appreciate in value over time, SOP 93-6 may increase compensation expense relating to the ESOP over time. In addition, it is possible that, following the Stock Issuance, and subject to regulatory and stockholder approval, the Company will implement the MRP, under which employees and directors could be awarded (at no cost to them) up to an aggregate of 4% of the shares issued in the Offering. Assuming the sale in the Offering of the minimum, midpoint, maximum and maximum, as adjusted of the Estimated Valuation Range, and assuming the shares of Common Stock to be awarded under the MRP cost the Purchase Price of $10.00 per share, the reduction to stockholders' equity of funding the MRP would be $588,000, $692,000, $795,000 and $915,000, respectively.

          In addition to the ESOP and the MRP, the Bank expects to incur additional expense as a result of a new branch office it intends to open in Harford County, the lease for which currently is under negotiation. All costs, including construction costs, for the new branch office are estimated to be $750,000. The Bank also intends to utilize $500,000 of the net proceeds from the Offering to modernize the Bank's facilities, including installing ATMs and upgrading its computer systems. See "Use of Proceeds." Further, the Bank's expenses are expected to increase by approximately $175,000 annually as a result of the lease of a drive-in facility at the Dundalk branch facility and the relocation of the Bel Air branch office. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments." In addition, although there are no specific plans as of the date of this Prospectus, in the future the Bank desires to open several new branch offices in its market area and to possibly relocate an existing branch office. The Bank's experience has been that construction and other costs for a new or relocated branch office generally amount to between $500,000 and $750,000 and that annual lease and other operating expenses for a new branch office would be expected to be between approximately $150,000 and $200,000 annually. While the opening of new branches and the relocation or improvement of existing branches are expected to generate long-term growth for the Bank, which would result in improved core earnings, market share and franchise value, the expenses associated with establishing and improving branch offices will reduce the Bank's net income in the short term.

UNCERTAINTY AS TO EXISTENCE OF GROWTH OPPORTUNITIES

          In order to fully deploy post-Stock Issuance capital, if sufficient growth opportunities are not available in its market area, the Bank may seek to expand into suitable market areas by either establishing one or more new branches or by acquiring another financial institution or branches of another financial institution. The Bank's ability to expand by establishing new branch offices is dependent on its ability to identify advantageous branch office locations and generate new deposits and loans from those locations that will create an acceptable level of net income for the Company. At the same time, the Company's ability to grow through selective acquisitions of other financial institutions or branches of such institutions is dependent on successfully identifying, acquiring and integrating such institutions or branches. There can be no assurance the Company will be able to generate internal growth or to identify attractive acquisition candidates, acquire such candidates on favorable terms or successfully integrate any acquired institutions or branches into the Company.

STRONG COMPETITION WITHIN THE BANK'S MARKET AREA

          Competition in the banking and financial services industry is intense. In its market area, the Bank competes with commercial banks, savings institutions, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than the Bank and may offer certain services that the Bank does not or cannot provide. The profitability of the Bank depends upon its continued ability to successfully compete in its market area. See "Business of the Bank -
- Competition."

RISKS RELATED TO CERTAIN TYPES OF LENDING AND CREDIT ENHANCEMENTS

          The Bank's Board of Directors has sought to increase the Bank's interest rate spread and reduce the Bank's exposure to interest rate risk by offering automobile loans and acquisition and development loans. At December 31, 1997, the Bank's automobile loans totaled $30.3 million, or 18.2% of the Bank's gross loan portfolio, and acquisition and development loans, which are considered to be construction loans, totaled $2.2 million, or 1.3% of the Bank's gross loan portfolio.

          Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or loans, such as automobile loans, that are secured by rapidly depreciable assets. Further, management of the Bank estimates that approximately 80% of automobile loans are originated on an indirect basis through various dealerships located in its market area. Automobile loans originated on an indirect basis are considered to entail greater credit risk than automobile loans originated on a direct basis because the creditworthiness of direct borrowers generally is considered superior to that of indirect borrowers, and because higher downpayments generally are made by direct borrowers. In addition, during the three months ended December 31, 1997 and 1996 and the years ended September 30, 1997 and 1996, the Bank had consumer loan charge-offs, net of recoveries, of $31,000, $111,000, $234,000 and $292,000, respectively, virtually all of which were related to automobile loans. The Bank periodically establishes provisions for loan losses necessary to replenish the Bank's allowance for loan losses as a result of the reduction to the allowance resulting from net charge-offs. Such charge-offs and provisions for loan losses offset, in part, the higher yields obtained on automobile loans. See "Business of the Bank -- Lending Activities -
- Consumer Lending."

          Commercial real estate lending, and acquisition and development loans in particular, also entails significant additional risks as compared with single-family residential property lending. Commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers. The payment experience on such loans typically is dependent on the successful operation of the real estate project, retail establishment or business. These risks can be significantly impacted by supply and demand conditions in the market for office and retail space and, as such, may be subject to a greater extent to adverse conditions in the economy generally. See "Business of the Bank -- Lending Activities -- Commercial Real Estate
Lending."

          In addition, the Bank is a party to financial instruments with off-balance sheet risk made in the normal course of business to meet the financing needs of its customers. These financial instruments include standby letters of credit and lines of credit and involve varying degrees and elements of credit risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments express the extent of involvement the Bank has in this class of financial instruments and represents the Bank's exposure to credit loss from nonperformance by the other party. The Bank generally does not require collateral or other security to support financial instruments with off-balance sheet credit risk. At December 31, 1997, the Bank had commitments under standby letters of credit and lines of credit of $2.7 million and $8.9 million, respectively. See Note 3 of Notes to Consolidated Financial Statements.

ESTABLISHMENT OF THE FOUNDATION

          General. Pursuant to the Plan of Stock Issuance, the Company intends to establish a charitable foundation in connection with the Reorganization and Stock Issuance. The Foundation will be dedicated to charitable and educational purposes within the Baltimore metropolitan area. The Plan of Stock Issuance provides that the Bank and the Company will establish the Foundation, which will be incorporated under Maryland law as a non-stock corporation. The Company will contribute 75,000 shares of Common Stock to fund the Foundation. The contribution of Common Stock to the Foundation will be dilutive to the interests of stockholders and will have an adverse impact on the reported earnings of the Company in 1998, the year in which the Foundation will be established.

          Dilution of Stockholders' Interests. The Company proposes to fund the Foundation with 75,000 shares of Common Stock, which represents between 1.2% and 1.9% of the number of shares of Common Stock that will be outstanding following consummation of the Reorganization and Stock Issuance. At the Purchase Price of $10.00 per share, the contribution to the Foundation would have a value of $750,000. At the midpoint of the Estimated Valuation Range, upon completion of the Stock Issuance and establishment of the Foundation, the Company will have 4,625,000 shares of Common Stock issued and outstanding, of which the Foundation will own 75,000 shares, or 1.6%. As a result, persons purchasing shares of Common Stock in the Offering will have their ownership and voting interests in the Company diluted. See "Pro Forma Data."

          Impact on Earnings. The contribution of Common Stock to the Foundation will have an adverse impact on the Company's earnings in the year in which the contribution is made. The Company will recognize the full expense in the amount of the contribution of Common Stock to the Foundation in the quarter in which it occurs, which is expected to be the second quarter of calendar year 1998. The amount of the contribution will be $750,000. The contribution expense will be partially offset by the tax benefit related to the expense. The Company and the Bank have been advised by their independent tax advisor that the contribution to the Foundation will be tax deductible, subject to an annual limitation based on 10% of the Company's annual taxable income. Assuming a contribution of $750,000 in Common Stock, the Company estimates a net tax effected expense of $457,000 (based on a 39.0% marginal tax rate). If the Foundation had been established at September 30, 1997, the Bank would have reported net income of $1.5 million for the year ended September 30, 1997 rather than reporting net income of $2.0 million. Management cannot predict earnings for 1998, but expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for such year. However, in light of the expected contribution to the Foundation, the Bank does not expect in the future to make other than nominal charitable contributions within the communities it serves. In addition, the Company and the Bank do not currently anticipate making additional contributions to the Foundation within the first five years following the initial contribution.

          Tax Considerations. The Company and the Bank have been advised by their independent tax advisors that an organization created for the above-described purposes would qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code of 1986, as amended (the "Code"), and would be classified as a private foundation. The Foundation will submit a request to the Internal Revenue Service ("IRS") to be recognized as an exempt organization.
The Company and the Bank have received an opinion of their independent tax advisors that the Foundation would qualify as a Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the condition expected to be required by regulatory authorities that Common Stock issued to the Foundation be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. Consistent with this condition, in the event that the Company or the Foundation receives an opinion of its legal counsel that compliance with the voting restriction would (i) cause a violation of Maryland law and the OTS determines that federal law would not preempt the application of the laws of Maryland to the Foundation, (ii) have the effect of causing the Foundation to lose its tax-exempt status, or otherwise have a material and adverse tax consequence on the Foundation or (iii) subject the Foundation to an excise tax under Section 4941 of the Code, the OTS shall waive such voting restriction upon submission of a legal opinion by the Company or the Foundation that is satisfactory to the OTS. The independent tax advisors' opinion further provides that there is substantial authority for the position that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Thus, while the Company would receive a tax benefit of approximately $293,000 in the year ending September 30, 1998, (based upon a contribution of $750,000 of Common Stock), the Company is permitted under the Code to carry over the excess contribution in the five following years. The Company estimates that for federal income tax purposes, a substantial portion of the deduction should be deductible over the six-year period. Although the Company and the Bank have received an opinion of their independent tax advisors that the Company will be entitled to the deduction of the charitable contribution, there can be no assurance that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's tax benefit related to the Foundation would have to be fully expensed, resulting in further reduction in earnings in the year in which the IRS makes such a determination.

          Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Stock Issuance. The establishment of the Foundation was taken into account by RP Financial in determining the estimated pro forma market value of the Company. The number of shares of Common Stock being offered in the Offering and the Purchase Price are based upon the independent appraisal conducted by RP Financial of the estimated pro forma market value of the Company. The Estimated Valuation Range is currently between $39.3 million and $53.2 million, with a midpoint of $46.3 million. RP Financial has indicated that the establishment of the Foundation reduced the

Independent Appraisal by $750,000 at the midpoint of the Estimated Valuation Range, and that if the Foundation is not established then the Independent Valuation would increase to a range of from $39,950,000 to $54,050,000 with a midpoint of $47,000,000. The pro forma price to book ratio and the pro forma price to annualized earnings ratio, at and for the three months ended December 31, 1997, are 118.34% and 14.71x, respectively, at the midpoint of the Estimated Valuation Range. In the event that the Stock Issuance did not include the Foundation, RP Financial has estimated that the Independent Valuation would be $47,000,000 at the midpoint, resulting in a pro forma price to book ratio and a pro forma price to earnings ratio of 118.48% and 14.71x, respectively. See "Comparison of Valuation and Pro Forma Information with No Foundation." This estimate by RP Financial was prepared solely for purposes of providing subscribers with information with which to make an informed decision on the Reorganization.

          Approval of Members. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. The Foundation will be considered as a separate matter from approval of the Plan of Reorganization. If the Bank's members approve the Plan of Reorganization, but not the establishment of the Foundation, the Bank intends to complete the Reorganization and Stock Issuance
without the establishment of the Foundation.   Failure to approve the Foundation
may materially increase the pro forma market value of the Common Stock being offered for sale in the Offering because the Estimated Valuation Range, as set forth herein, takes into account the proposed contribution to the Foundation.
If the pro forma market value of the Company without the Foundation is either greater than $62.2 million or less than $40.0 million or if the OTS otherwise requires a resolicitation of subscribers, the Bank will establish a new Estimated Valuation Range and commence a resolicitation of subscribers (i.e., subscribers will be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest.) Any change in the Estimated Valuation Range must be approved by the OTS. See "The Reorganization and Stock Issuance -- Stock Pricing and Number of Shares to be Issued." Further, if the MHC were to undertake a Conversion Transaction, and in connection therewith additional shares of stock of the converted MHC were proposed to be contributed to the Foundation, such contribution would be subject to the approval of: (i) a majority vote of the members of the MHC; and (ii) a majority vote of the shares of Common Stock held by stockholders other than the MHC and the Foundation.

POTENTIALLY ADVERSE IMPACT OF INTEREST RATES AND ECONOMIC CONDITIONS

          The results of operations of the Bank are materially affected by general economic conditions, the monetary and fiscal policies of the federal government and the regulatory policies of governmental authorities. The results of operations of the Bank depend to a large extent on its level of net interest income, which is the difference between interest income on interest-earning assets, such as loans, mortgage-backed securities and investment securities, and interest expense on interest-bearing liabilities, such as savings deposits and borrowings. The Bank's net interest income will be affected by interest rate fluctuations, and a sustained increase in market interest rates could adversely affect the Bank's earnings.

          General economic conditions also affect the credit quality of the Bank's assets. During periods of adverse economic conditions and depending on the extent to which the income and assets of the Bank's borrowers are affected by the adverse economic conditions, the ability of the Bank's borrowers to repay loans may be affected. Prevailing economic conditions particularly affect commercial real estate and consumer loans. See " -- Risks Related to Certain Types of Lending and Credit Enhancements," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Asset/Liability Management" and "Business of the Bank -- Lending Activities."

CHARTER, BYLAW AND STATUTORY PROVISIONS AND EMPLOYEE BENEFIT PLAN PROVISIONS THAT COULD DISCOURAGE HOSTILE ACQUISITIONS OF CONTROL

          The Company's Charter and Bylaws contain certain provisions that could discourage nonnegotiated takeover attempts that certain stockholders might deem to be in their interests or through which stockholders might otherwise receive a premium for their shares over the then current market price and that may tend to perpetuate existing management. These provisions include: the classification of the terms of the members of the Board of Directors; the elimination of cumulative voting by stockholders in the election of directors; certain provisions relating to meetings of stockholders; and restrictions on the acquisition of the Company's equity securities. The provisions in the Company's Charter containing restrictions on acquisitions of the Company's equity securities provide that the acquisition restrictions do not apply to business combinations or acquisitions meeting specified Board of Directors approval requirements. The Charter also authorizes the issuance of 1,500,000 shares of serial preferred stock as well as additional shares of Common Stock up to a total of 13,500,000 outstanding shares. These shares could be issued without stockholder approval on terms or in circumstances that could deter a future takeover attempt. In addition, Federal law provides for certain restrictions on acquisition of the Company and the Bank.

          The Charter, Bylaw and statutory provisions, as well as certain other provisions of federal law and certain provisions in the Company's and the Bank's employee benefit plans and employment agreements and change in control severance agreements, may have the effect of discouraging or preventing a future takeover attempt in which stockholders of the Company otherwise might receive a substantial premium for their shares over then current market prices. Specifically, the Bank's Severance Agreements with Officers Dietz, Loughran and Loraditch provide that certain payments be made to such individuals following termination of employment under certain specified circumstances following a change in control, as defined in the Severance Agreements, of the Company or the Bank. In addition, if the Option Plan and the MRP are implemented more than one year after consummation of the Reorganization, they will provide for the acceleration of vesting of awards upon a change in control. For a detailed discussion of those provisions, see "Management of the Bank -- Certain Benefit Plans and Agreements," "Description of Capital Stock," "Certain Restrictions on Acquisition of the Company and the Bank -- Certain Anti-Takeover Provisions in the Charter and Bylaws."

EFFECT OF REGULATORY CHANGES ON OPERATIONS

          The Bank is subject to extensive regulation, supervision and examination by the OTS and the FDIC. Such regulation and supervision establishes a comprehensive framework of activities in which a savings institution may engage and is intended primarily for the protection of depositors and the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities. Any change in such regulation, whether by the OTS, the FDIC or the U.S. Congress, could have a significant impact on the Bank and its operations. See "Regulation."

POSSIBLE YEAR 2000 COMPUTER PROGRAM PROBLEMS

          A great deal of information has been disseminated about the global computer crash that may occur in the year 2000. Many computer programs that can only distinguish the final two digits of the year entered (a common programming practice in earlier years) are expected to read entries for the year 2000 as the year 1900 and compute payment, interest or delinquency based on the wrong date or are expected to be unable to compute payment, interest or delinquency. Rapid and accurate data processing is essential to the operations of the Bank. Data processing is also essential to most other financial institutions and many other companies.

          All of the material data processing of the Bank that could be affected by this problem is provided by a third party service bureau. Management closely monitors the progress of the service bureau in resolving this potential problem and reports the status of the service bureau's progress to the Board of Directors on a quarterly basis. The service bureau has advised the Bank that it expects to resolve this potential problem before the year 2000 by completing all implementation procedures by December 31, 1998 to allow for testing to occur in 1999. However, if the service bureau is unable to resolve this potential problem in time, the Bank would likely experience significant data processing delays, mistakes or failures. These delays, mistakes or failures could have a significant adverse impact on the financial condition and results of operation of the Bank.

VALUATION NOT INDICATIVE OF FUTURE PRICE OF COMMON STOCK

          The final Independent Valuation will be based upon an independent appraisal. Such valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares of Common Stock. Because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares of Common Stock in the Offering will thereafter be able to sell such shares at or above the Purchase Price. See "The Reorganization and Stock Issuance -- Stock Pricing and Number of Shares to be Issued."

POSSIBLE NEGATIVE INCOME TAX CONSEQUENCES OF DISTRIBUTION OF SUBSCRIPTION RIGHTS

          If the Subscription Rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, the receipt of such rights would be taxable to recipients who exercise the Subscription Rights in an amount equal to such value and the Bank could recognize a gain on such distribution. Whether Subscription Rights are considered to have ascertainable value is an inherently factual determination. The Bank has received a letter from RP Financial advising the Bank of its belief that such rights have no value. The letter of RP Financial is not binding on the IRS. See "The Reorganization and Stock Issuance -- Effect of Reorganization and Stock Issuance on Depositors and Borrowers of the Bank -- Tax Effects."

POSSIBLE DILUTIVE EFFECT OF MRP AND STOCK OPTIONS

          It is expected that following the consummation of the Stock Issuance the Company will adopt the Option Plan and the MRP, both of which would be subject to stockholder approval, and that such plans would be considered and voted upon at a meeting of the Company's stockholders to be held no earlier than six months after the Stock Issuance. Under the MRP, employees and directors could be awarded an aggregate amount of Common Stock equal to 4% of the shares issued in the Offering, and under the Option Plan, employees and directors could be granted options to purchase up to an aggregate amount of Common Stock equal to 10% of the shares issued in the Offering, at exercise prices equal to the market price of the Common Stock on the date of grant. Under the MRP and Option Plan, the shares issued to directors and employees could be newly issued shares or shares purchased in the open market. In the event the shares issued under the MRP and the Option Plan consist of newly issued shares of Common Stock, the interests of existing stockholders would be diluted. If the shares to fund the MRP and Option Plan are assumed to come from newly issued shares purchased directly from the Company, and further assuming that all options granted under the Option Plan are exercised, existing stockholders' ownership interests will be diluted by 5.5%. At the midpoint of the Estimated Valuation Range and assuming the Foundation is established, if all shares under the MRP and the Option Plan were newly issued and the exercise price for the option shares were equal to the Purchase Price per share in the Offering, the number of outstanding shares of Common Stock would increase from 4,625,000 to 4,867,060, the pro forma stockholders' equity per share of the outstanding Common Stock at December 31, 1997 would have been $8.53, compared with $8.45 without such plans, and the pro forma net income per share of the outstanding Common Stock for the three months ended December 31, 1997 and the year ended September 30, 1997 would have been $.16 and $.49, respectively, compared to $.17 and $.50, respectively, without such plans. See "Pro Forma Data" and "Management of the Bank -- Certain Benefit Plans and Agreements -- Management Recognition Plan" and "-- Stock Option
Plan."

ABSENCE OF MARKET FOR COMMON STOCK

          The Company and the Bank have never issued capital stock. The Company has received conditional approval to have its Common Stock listed on the Nasdaq National Market System under the symbol "BCSB" upon completion of the Stock Issuance. For initial and continued inclusion for listing on Nasdaq, the Company must have two active and registered market makers. Trident Securities has advised the Company that it will act as a market maker for the Common Stock, but is not obligated to do so. In addition, Trident Securities and the Company will seek to encourage and assist at least one other market maker to make a market in the Common Stock. The Company believes it will be successful in finding a second market maker. The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within the control of the Company or the Bank. Because there can be no assurance that buyers and sellers of the Common Stock can be readily matched, investors may wish to consider the potential illiquid and long-term nature of an investment in the Common Stock. There can be no assurance that an active and liquid trading market for the Common Stock will develop, or once developed, will continue, nor any assurances that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. The absence of a liquid and active trading market, or the discontinuance thereof, may have an adverse effect on both the price and the liquidity of the Common Stock. See "Market for the Common Stock."

                              BCSB BANKCORP, INC.

          BCSB Bankcorp, Inc. has not yet been incorporated. It will be incorporated under Federal law in connection with the consummation of the Reorganization and Stock Issuance at the direction of the Board of Directors of the Bank for the purpose of serving as a savings institution holding company of the Bank upon the acquisition of all of the capital stock issued by the Bank in the Reorganization. The Company has received approval from the OTS to acquire control of the Bank, subject to satisfaction of certain conditions. Prior to the consummation of the Reorganization and Stock Issuance, the Company has not engaged and will not engage in any material operations. Upon consummation of the Reorganization and Stock Issuance, the Company will have no significant assets other than the outstanding capital stock of the Bank, up to 50% of the net proceeds of the Offering (after deducting amounts infused into the Bank and used to fund the ESOP) and a note receivable from the ESOP. Upon consummation of the Reorganization and Stock Issuance, the Company's principal business will be overseeing the business of the Bank and investing the portion of the net Offering proceeds retained by it.

          As a holding company, the Company will have greater flexibility than the Bank to diversify its business activities through existing or newly formed subsidiaries or through acquisition of or merger with other financial institutions, although the Company currently does not have any plans, agreements, arrangements or understandings with respect to any such diversification, acquisitions or mergers. After the Stock Issuance, the Company will be classified as a savings and loan holding company and will be subject to regulation by the OTS.

          The Company's executive offices will be located at 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236, and its main telephone number will be
(410) 256-5000.


                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.

          The Bank is a federal mutual savings bank operating through six banking offices serving Baltimore and Harford Counties in Maryland. The Bank was chartered by the State of Maryland in 1955 under the name Baltimore County Building and Loan Association. The Bank received federal insurance of its deposit accounts in 1985 and received a federal charter in 1987, at which time it adopted its present name of Baltimore County Savings Bank, F.S.B. At December 31, 1997, the Bank had total assets of $250.6 million, total deposits of $222.2 million and retained earnings of $24.5 million.

          The Bank's principal business consists of attracting deposits from the general public and investing these funds in loans secured by first mortgages on owner-occupied, single-family residences in the Bank's market area, and, to a lesser extent, other real estate loans, consisting of construction loans, single-family rental property loans and commercial real estate loans, and consumer loans, particularly automobile loans. The Bank derives its income principally from interest earned on loans and, to a lesser extent, interest earned on mortgage-backed securities and investment securities and other income. Funds for these activities are provided principally by operating revenues, deposits and repayments of outstanding loans and investment securities and mortgage-backed securities.

          Financial and operating characteristics of the Bank include the following:

          Community Orientation. The Bank was founded to meet the financial needs of the community in which it operates and continues to be committed to that purpose. The Board of Directors believes that, with the Bank's long-term presence in the community, the Bank is well positioned to be able to provide a relatively full range of financial services on a personalized and efficient basis. Management believes that the Bank can be more effective in servicing its customers than many of its non-local competitors because of the Bank's ability to quickly and effectively provide responses to customer needs and inquiries. Management plans to continue to emphasize the community orientation of the Bank and believes that this emphasis will represent a continuing competitive advantage to the Bank.

          Capital Strength. At December 31, 1997, the Bank had $24.5 million of retained earnings, representing 9.8% of total assets. At such date, the Bank exceeded all of its minimum regulatory capital requirements with tangible and core capital of 9.4% of adjusted total assets and risk-based capital of 18.3% of total risk-weighted assets. See "Regulation -- Depository Institution
Regulation -- Regulatory Capital Requirements."   As a result of the Stock
Issuance, assuming the Company retains 50% of the net proceeds of the Stock Issuance at the midpoint of the Estimated Valuation Range, at December 31, 1997, the Bank would have had pro forma stockholders' equity of approximately $32.7 million, or 12.6% of total assets, and the Company would have had pro forma consolidated stockholders' equity of $39.1 million, or 15.0% of total pro forma consolidated assets. See "Capitalization" and "Historical and Pro Forma Regulatory Capital Compliance."

          Profitability. The Bank has been profitable in each of the last five years, having earned net income for the three months ended December 31, 1997 and 1996 and for the years ended September 30, 1997, 1996, 1995, 1994 and 1993 of $657,000, $607,000, $2.0 million, $1.2 million ($2.0 million after adjusting for the one-time after tax charge of $801,000 for the special assessment to recapitalize the SAIF), $1.6 million, $2.0 million and $2.5 million, respectively. The Bank's return on average assets was 1.05% (on an annualized basis), .76% and .47% (.83% after adjusting for the one-time special assessment to recapitalize the SAIF) for the three months ended December 31, 1997 and for the years ended September 30, 1997 and 1996, respectively, and the Bank's return on average retained earnings was 10.9% (on an annualized basis), 8.6% and 5.7% (9.4% after adjusting for the one-time special assessment to recapitalize the SAIF) for the three months ended December 31, 1997 and the years ended September 30, 1997 and 1996, respectively.

          Asset Quality. At December 31, 1997, loans accounted for on a nonaccrual basis plus accruing loans 90 days past due totaled $1.5 million and represented .9% of gross loans outstanding at that date. At that date, the Bank had $136,000 of other nonperforming assets, which consisted of foreclosed real estate of $119,000 and $17,000 in repossessed automobiles. The Bank's allowance for loan losses at December 31, 1997 totaled $983,000, which represented 64.3% of nonperforming loans and .6% of gross loans.

          Deposit Base. The Bank has a large base of passbook savings accounts, NOW accounts and money market deposit accounts, which typically provide a lower cost of funds than other sources of funding. At December 31, 1997, such deposits totaled $93.8 million, or 42.2%, of total deposits. However, the Bank's levels of passbook savings accounts and money market deposit accounts have declined in the three months ended December 31, 1997 and the years ended September 30, 1997 and 1996 as customers transferred funds from passbook accounts and money market deposit accounts to certificates of deposit to lock in higher interest rates offered on two-year certificates of deposit between February and April of 1995 and as a result of the sale of deposits of the Bank's Severna Park branch office. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments."

          Loan Diversification. In order to improve yields on its loan portfolio and to decrease the Bank's interest rate sensitivity, the Bank has sought to diversify its loan portfolio. In recent years, the Bank had increased its originations of new and used automobile loans. Because of the higher credit risk entailed in automobile lending, however, the Bank has decreased its emphasis on automobile loans during the three months ended December 31, 1997 and the years ended September 30, 1996 and 1997. Nevertheless, such loans continue to constitute a significant portion of the Bank's loan portfolio, totaling $30.3 million, or 18.2% of the Bank's gross loan portfolio, at December 31, 1997. In addition, at December 31, 1997, construction loans and commercial real estate loans totaled $7.9 million and $10.0 million, respectively, or 4.8% and 6.0%, respectively, of the Bank's gross loan portfolio at that date. Though such loans have higher yields than loans secured by owner-occupied residential real estate and help lessens the Bank's interest rate risk, they entail greater credit risk.
See "Risk Factors -- Risks Related to Certain Types of Lending and Credit Enhancements."

          The information set forth above should be considered in the context of the detailed descriptions elsewhere herein, including "Risk Factors."

          The Bank is subject to examination and comprehensive regulation by the OTS, and the Bank's savings deposits are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC. The Bank is a member of and owns capital stock in the Federal Home Bank ("FHLB") of Atlanta, which is one of 12 regional banks in the FHLB System. The Bank is further subject to regulations of the Federal Reserve Board governing reserves to be maintained and certain other matters. Regulations significantly affect the operations of the Bank. See "Regulation -- Depository Institution Regulation."

          The Bank's executive offices are located at 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236, and its main telephone number is (410) 256-5000.

                     BALTIMORE COUNTY SAVINGS BANK, M.H.C.

          As part of the Reorganization, the Bank will organize the MHC as a federal mutual holding company with the powers set forth in its proposed charter and bylaws. As long as they remain depositors of the Bank, persons who had membership or liquidation rights with respect to the Bank as of the date of the Reorganization will continue to have such rights solely with respect to the MHC after the Reorganization. Borrowers whose loans were outstanding on June 16, 1987 have membership rights in the Bank and, accordingly, will have membership rights in the MHC upon completion of the Reorganization so long as their loans remain outstanding. Members of the MHC (consisting solely of depositors and certain borrowers of the Bank) shall have exclusive authority to elect the board of directors of the MHC for so long as the MHC remains a mutual institution.

          The MHC's principal assets will be the shares of Common Stock received in the Reorganization and up to $250,000 received as its initial capitalization. Immediately after consummation of the Reorganization, it is expected that the MHC will not engage in any business activity other than its investment in, and control of, a majority of the Common Stock of the Company. The MHC will be a mutual corporation chartered under federal law and regulated by the OTS. The MHC will be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of HOLA. See "Regulation -- Regulation of the MHC." The MHC's executive offices will be located at 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236, and its main telephone number will be (410) 256-5000.

                                USE OF PROCEEDS

          The amount of proceeds from the sale of the Common Stock in the Offering will depend upon the total number of shares actually sold in the Subscription Offering and the Community Offering and the Syndicated Community Offering, if any, and the actual expenses of the Reorganization and Stock Issuance. As a result, the actual net proceeds from the sale of the Common Stock cannot be determined until the Reorganization and Stock Issuance are completed. Based on the sale of $17.3 million of Common Stock at the midpoint of the Estimated Valuation Range, the net proceeds from the sale of the Common Stock are estimated to be approximately $16.6 million. The Company has received regulatory approval from the OTS to purchase all of the capital stock of the Bank to be issued in the Stock Issuance in exchange for at least 50% of the net proceeds. Based on the foregoing assumption and the purchase of 8% of the shares to be issued in the Offering by the ESOP, the Bank would receive approximately $8.2 million in cash, and the Company would retain approximately $6.8 million in cash and $1.4 million in the form of a note receivable from the ESOP. The ESOP note receivable will be for a ten year term and carry an interest rate, which adjusts annually, equal to the prime rate as published in The Wall Street Journal.
--- ---- ------ -------

          The proceeds retained by the Company, after funding the ESOP, initially will be invested in short-term and intermediate-term securities including cash and cash equivalents and U.S. government and agency obligations. Such proceeds will be available for a variety of corporate purposes, including funding the MRP, if implemented, future acquisitions and diversification of business, additional capital contributions, dividends to stockholders and future repurchases of the Common Stock to the extent permitted by applicable regulations. The Company currently has no specific plans, intentions, arrangements or understandings regarding acquisitions, diversification of business, additional capital contributions or repurchases of Common Stock. Due to the limited nature of the Company's business activities, the Company believes that the net proceeds retained after the Stock Issuance, earnings on such proceeds and payments on the ESOP note receivable will be adequate to meet the Company's financial needs until dividends are paid by the Bank; however, no assurance can be given that the Company will not have a need for additional funds in the future. For additional information, see "Regulation -- Depository Institution Regulation -- Dividend Limitations."

          The proceeds contributed to the Bank will ultimately become part of the Bank's general corporate funds to be used for its business activities, including making loans and investments. Initially, it is expected that the proceeds will be invested in short-term and intermediate-term securities including cash and cash equivalents and U.S. government and agency obligations. The Bank ultimately plans to use such proceeds primarily to originate loans in the ordinary course of business. In addition, the Bank will use a portion of the net proceeds, currently estimated to be $500,000 to modernize the Bank's facilities, including installing new ATMs and upgrading its computer systems. Further, the Bank currently is negotiating to lease land in Harford County on which it will build a new branch. The Bank may use a portion of the net proceeds to pay for all costs including construction costs, which are estimated to be $750,000.

          In addition to the new branch office for which a lease currently is under negotiation, although there are no specific plans as of the date of this Prospectus, in the future the Bank desires to open several new branch offices in its market area and to possibly relocate an existing branch office. The Bank's experience has been that construction and other costs for a new or relocated branch office generally amount to between $500,000 and $750,000 and that annual lease and other operating expenses for a new branch office would be expected to be between approximately $150,000 and $200,000 annually.


                                DIVIDEND POLICY

          The Company intends to pay an initial annual cash dividend of $.50 per share on the Common Stock, to be paid on a quarterly basis. The first dividend is expected to be declared and paid following the second full quarter after completion of the Reorganization and Stock Issuance. There can be no assurance, however, that dividends will be paid, or, if paid, what the amount of the dividends will be, or whether dividends, once paid, will continue to be paid.
If the MHC elects not to waive receipt of dividends from the Company, the Company will have reduced flexibility as to the amount of dividends that can be paid. See "Risk Factors -- Waiver of Dividends by the MHC" and "Waiver of Dividends by the MHC." No dividends will be paid if to do so would impair capital. Furthermore, the Company has committed to the OTS that it will not pay or undertake any action that will further the payment of a special distribution or a return of capital for one year after completion of the Stock Issuance.
From time to time in an effort to manage capital to a reasonable level, the Board may determine if it is prudent to pay periodic special cash dividends. Periodic special cash dividends, if paid, may be paid in addition to, or in lieu of, regular cash dividends. Like all possible dividends, there can be no assurance that periodic special cash dividends will be paid or that, if paid, will continue to be paid.

          In addition, because the Company initially will have no significant source of income other than dividends from the Bank and earnings from investment of the net proceeds of the Offering retained by the Company, the payment of dividends by the Company will depend in part upon the receipt of dividends from the Bank. An OTS regulation imposes uniform limitations upon all "capital distributions" by savings institutions, including cash dividends, payments by a savings institution to purchase or otherwise acquire its stock, payments to stockholders of another savings institution in a cash-out merger and other distributions charged against capital. The regulation establishes a three-tiered system of regulations, with the greatest flexibility being afforded to so-called Tier 1 institutions (such as the Bank). See Regulation -- Dividend Limitations."

          In addition to the foregoing, earnings of the Bank appropriated to bad debt reserves and deducted for federal income tax purposes are not available for payment of cash dividends or other distributions to stockholders without payment of taxes at the then-current tax rate by the Bank on the amount of earnings deemed to be removed from the reserves for such distribution. See "Taxation" and Note 13 of Notes to Consolidated Financial Statements.


                        WAIVER OF DIVIDENDS BY THE MHC

          The Board of Directors of the MHC will determine whether the MHC will waive the receipt of dividends declared by the Company each time the Company declares a dividend. The Board of Directors of the MHC presently intends to waive the receipt of dividends declared by the Company. OTS regulations require the MHC to notify the OTS of any proposed waiver of the right to receive dividends. It is the OTS' recent practice to review dividend waiver notices on a case-by-case basis, and, in general, not to object to any such waiver if: (i) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members; (ii) for as long as the subsidiary holding company is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company is considered to be a restriction on the stockholders' equity of the subsidiary holding company, which restriction, if material, is disclosed in the public financial statements of the subsidiary holding company as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with SFAS No. 5, where the subsidiary holding company determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; (iv) the amount of any waived dividend is considered as having been paid by the subsidiary holding company in evaluating any proposed dividend under OTS capital distribution regulations; and (v) in the event the mutual holding company converts to stock form, the appraisal submitted to the OTS in connection with the Conversion Transaction takes into account the amount of the dividends waived by the mutual holding company. In addition, the OTS has announced that the dividends waived by mutual holding companies will affect the ratio pursuant to which shares of common stock of a subsidiary holding company held by Minority Stockholders would be exchanged for shares of common stock of the converted holding company in a Conversion Transaction. See "MHC Conversion to Stock Form."

          The MHC's Board of Directors may conclude that a dividend waiver by the MHC, which permits retention of capital by the Company, is in the best interest of the MHC's members because, among other reasons: (i) the MHC has no need for the dividend for its business operations, (ii) the cash that would be received could be invested by the Company more effectively; and (iii) such waiver preserves the retained earnings of the MHC through its principal asset (the Company), which would be available for distribution in the unlikely event of a voluntary liquidation of the Company after satisfaction of claims of depositors and other creditors. The Board of Directors may consider other factors in determining whether such waiver is consistent with its fiduciary duties to members of the MHC. There is no assurance that the MHC will waive the receipt of the dividends.

          Immediately after consummation of the Reorganization and the Stock Issuance, it is expected that the MHC's operations will consist of activities relating to its investment in, and control of, a majority of the Common Stock of the Company and maintenance of books and records relating to members of the MHC. In the future, the MHC may accept dividends paid by the Company to be used for the payment of operating expenses and other purposes, including purchasing Common Stock from time to time in the open market or from the Company. There can be no assurance that the MHC will accept dividends paid by the Company, or if such dividends are accepted, that the MHC will purchase shares of Common Stock in the open market. Any purchases of Common Stock other than from the MHC will increase the percentage of the Company's outstanding shares of Common Stock held by the MHC and increase the number of shares eligible to be sold in any subsequent secondary offering or mutual to stock conversion of the MHC. Any waiver of dividends by the MHC is likely to result in an adjustment to the ratio pursuant to which shares of Common Stock are exchanged for shares of the converted MHC in a Conversion Transaction, which adjustment will have the effect of diluting Minority Stockholders' percentage ownership interest in the converted MHC's shares. See "MHC Conversion to Stock Form."

                         MHC CONVERSION TO STOCK FORM

          As long as the MHC remains a mutual holding company, it must own at least a majority of the outstanding voting stock of the Company. OTS regulations specifically authorize mutual holding companies to (i) convert to stock form, and (ii) exchange stock issued by the converted holding company for stock issued by a subsidiary holding company. OTS regulations require that such exchange be "fair and reasonable" but do not specify the basis for such
exchange.   Although the MHC may convert to stock form in the future, the Bank has no current plans and there can be no assurance as to when, if ever, such a conversion will occur. Any Conversion Transaction would be subject to federal securities laws and regulations of the OTS in effect at the time of the Conversion Transaction. In addition, the OTS may, in the future, authorize alternative forms of structure or organization for mutual holding companies or their affiliates or subsidiaries. Although the Bank may consider such alternative forms of structure or organization, there can be no assurances as to when, if ever, the Bank will choose to avail itself of any such alternative form of structure or organization. It is unlikely that, in the event the Bank chooses to avail itself of any such alternative form of structure or organization, such a transaction would be subject to the federal securities laws and regulations and the regulations of the OTS in effect at the time of such transaction and potentially could require stockholder approval. A decision by the MHC to convert stock form would require the approval of its members prior to the Conversion Transaction. It is expected that these members will have subscription rights to purchase stock of the converted MHC. In a Conversion Transaction, the MHC, the Company or the Bank will have to demonstrate to the OTS that the terms of such exchange are fair and reasonable and comply with the stock purchase limitations of the OTS conversion regulations (which may, as a condition to OTS approval of the Conversion Transaction, in certain limited circumstances, require certain insiders of the Bank who have accumulated shares in excess of stock purchase limitations in the Conversion Transaction to divest such shares in connection with such Conversion Transaction, and also potentially restrict or prohibit additional purchases of Common Stock in the Conversion Transaction by other stockholders that would be in excess of such stock purchase limitations). The fairness of the exchange may be supported by an opinion from an independent third party.

          The OTS policy with respect to dividends waived by mutual holding companies requires that, in the case of mutual to stock conversions of recently formed mutual holding companies, such as the MHC, the aggregate amount of cash dividends waived by a mutual holding company must be considered when establishing a fair and reasonable basis for exchanging subsidiary holding company common stock for converted MHC common stock. The OTS will not permit a pro rata exchange if the mutual holding company has waived the receipt of cash dividends by the subsidiary holding company. Accordingly, the precise treatment of any Conversion Transaction cannot be assured. ANY WAIVER OF DIVIDENDS BY THE MHC IS LIKELY TO RESULT IN AN ADJUSTMENT TO THE RATIO PURSUANT TO WHICH SHARES OF COMMON STOCK ARE EXCHANGED FOR SHARES OF THE CONVERTED MHC IN A CONVERSION TRANSACTION, WHICH ADJUSTMENT WILL HAVE THE EFFECT OF DILUTING MINORITY STOCKHOLDERS' OWNERSHIP INTERESTS.

          In addition to the possible adjustment to the exchange ratio due to waived dividends, the percentage of the converted MHC's common stock received by Minority Stockholders in any Conversion Transaction may be affected by any purchases of Common Stock by the MHC, any subsequent secondary offerings or other stock issuances by the Company (including shares issued under the terms of the Stock Option Plan and MRP), any intervening acquisitions by the MHC, the Company's dividend policy, including special dividends, and the amount of dividends paid by the Company.

          As an alternative to the exchange of shares discussed above, if the stockholders of the Company do not receive for any reason shares of the converted MHC or the stock institution resulting from the Conversion Transaction based upon a fair and reasonable exchange ratio, or cash from the resulting institution in an amount equal to the fair market value of their stock given the circumstances of the Conversion Transaction, the Company or the MHC (and its successors) may elect to purchase all shares of the Company's Common Stock not owned by it simultaneously with the consummation of the Conversion Transaction at the fair market value of the stock on the date of the Conversion Transaction, subject to OTS approval and compliance with the limitations of the OTS regulations governing capital distributions and other conditions that the OTS may impose. Such fair market value of the Company's Common Stock shall be established by an independent appraisal, and may be greater than or less than the Purchase Price. Moreover, if the Common Stock is traded and has an established and liquid trading market, of which there is no assurance, the fair market value of the Common Stock, as established by the independent appraisal, may be greater than or less than the trading price of such stock.

          Moreover, in the event that the MHC converts to stock form in a Conversion Transaction, any options or other convertible securities held by an officer, director, or employee of the Company, convertible into shares of Common Stock shall become options to purchase or convertible into shares of the converted MHC; provided, however, that if such options or convertible shares cannot be so reconstituted, the holders of such options or other convertible securities shall be entitled to receive cash payment for such shares in an amount equal to the offering price of the number of shares of the converted MHC into which such securities would otherwise be converted, less the exercise price of such options or other convertible securities. Any such exchange or redemption of these securities will be subject to the written approval of the OTS, and there can be no assurance that such approval would be obtained. In addition, the OTS may place restrictions on the Company's or the MHC's ability to purchase Common Stock that are more restrictive than the OTS regulations governing capital distributions. The fair market value of the common stock of the converted MHC shall be established by the independent appraisal utilized in the Conversion Transaction pursuant to the OTS regulations governing conversions. Management of the MHC may consider conversion to stock form in the future. However, there is no plan, agreement or understanding with respect to such a conversion, and there can be no assurance that such a conversion will occur.


                          MARKET FOR THE COMMON STOCK

          The Company has never issued capital stock to the public. Consequently, there is no established market for the Common Stock. The Company has received conditional approval to have its Common Stock listed on the Nasdaq National Market System under the symbol "BCSB". For initial and continued inclusion for listing on Nasdaq, the Company must have two active and registered market makers. Trident Securities has advised the Company that it will act as a market maker for the Common Stock, but is not obligated to do so. In addition, Trident Securities and the Company will seek to encourage and assist at least one other market maker to make a market in the Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. It is impossible to ascertain whether a second market maker will make a market in the Common Stock. There can be no assurance that the Common Stock will in fact be listed on Nasdaq or that it will trade on Nasdaq. The development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Company or the Bank, and the number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares and should not view the Common Stock as a short-term investment. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue, nor is there any assurance that persons purchasing shares of Common Stock will be able to sell them at or above the Purchase Price. While the Company has received conditional approval to have the Common Stock listed on the Nasdaq National Market System, no assurance can be given that it will in fact be so listed.

                                CAPITALIZATION

          The following table sets forth information regarding the historical capitalization, including deposits, of the Bank at December 31, 1997 and the pro forma consolidated capitalization of the Company giving effect to the sale of the Common Stock in the Offering based upon the assumptions set forth under "Use of Proceeds" and below. For additional financial information regarding the Bank, see the Consolidated Financial Statements and related Notes appearing elsewhere herein. Depending on market and financial conditions, the total number of shares to be issued in the Offering may be significantly increased or decreased above or below the midpoint of the Estimated Valuation Range. No resolicitation of subscribers and other purchasers will be made unless the aggregate purchase price of the Common Stock sold in the Offering is below the minimum of the Estimated Valuation Range or is above 15% above the maximum of the Estimated Valuation Range. A CHANGE IN THE NUMBER OF SHARES TO BE ISSUED IN THE OFFERING MAY MATERIALLY AFFECT THE COMPANY'S PRO FORMA CAPITALIZATION. SEE "PRO FORMA DATA" AND "THE REORGANIZATION AND STOCK ISSUANCE -- STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED."

                                                                                    Pro Forma Consolidated Capitalization of
                                                                           the Company at December 31, 1997 Based on the Sale of
                                                                         ---------------------------------------------------------
                                                       Bank's Historical    1,469,650       1,729,000     1,988,350     2,286,602
                                                       Capitalization at    Shares at       Shares at      Shares at     Shares at
                                                          December 31,       $10.00           $10.00        $10.00        $10.00
                                                              1997         Per Share       Per Share      Per Share     Per Share
                                                       -----------------   ----------    -------------    ----------    ----------
                                                                                 (In thousands)
Deposits (1)........................................        $222,245       $  222,245       $  222,245    $  222,245    $  222,245
Other borrowings....................................              --               --               --            --            --
                                                            --------       ----------       ----------    ----------    ----------
    Total deposits and borrowed funds...............        $222,245       $  222,245       $  222,245    $  222,245    $  222,245
                                                            ========       ==========       ==========    ==========    ==========

Capital stock:
   Common Stock, $.01 par value per share
      authorized - 13,500,000 shares;  shares
      to be outstanding - as shown (2)(3)...........              --               39               46            53            61
   Preferred Stock, $.01 par value per share
      authorized - 1,500,000 shares; shares to be
      outstanding - none............................              --               --               --            --
   Paid-in capital (2)(3)...........................              --           14,767           17,317        19,868        22,801
   Less:  Expense of contribution to
       Foundation (4)...............................              --             (750)            (750)         (750)         (750)
   Plus:  Tax benefit of contribution  to
      Foundation (5)................................              --              293              293           293           293
             Net unrealized gain....................              --               --               --            --            --
   Less:  Common Stock acquired by ESOP (6).........              --           (1,176)          (1,383)       (1,591)       (1,829)
             Common stock acquired by MRP (3).......              --             (588)            (692)         (795)         (915)
   Retained earnings (7)............................          24,516           24,266           24,266        24,266        24,266
                                                            --------       ----------       ----------    ----------    ----------
      Total stockholders' equity (8)................        $ 24,516       $   36,851       $   39,097    $   41,344    $   43,927
                                                            ========       ==========       ==========    ==========    ==========

-------------------------
(1) Does not reflect withdrawals from savings accounts for the purchase of Common Stock in the Offering; any withdrawals will reduce pro forma deposits by the amount of such withdrawals.

(2) Does not reflect additional shares of Common Stock that possibly could be purchased by participants in the Option Plan, if implemented, under which directors, executive officers and other employees could be granted options to purchase an aggregate of up to 10% of the shares issued in the Offering, at exercise prices equal to the market price of the Common Stock on the date of grant. Implementation of the Option Plan will require stockholder approval. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Stock Option Plan" and "Risk Factors -- Possible Dilutive Effect of MRP and Stock Options."

(3) Assumes a number of shares of Common Stock equal to 4% of the Common Stock to be sold in the Offering will be purchased by the MRP through open market purchases. The dollar amount of the Common Stock to be purchased by the MRP is based on the $10.00 per share Purchase Price in the Offering and represents unearned compensation and is reflected as a reduction of capital. Such amount does not reflect possible increases or decreases in the value of such stock relative to the Purchase Price in the Offering. As the Bank accrues compensation expense to reflect the vesting of such shares pursuant to the MRP, the charge against capital will be reduced accordingly. Implementation of the MRP will require stockholder approval. If the shares to fund the MRP are assumed to come from authorized but unissued shares purchased by the MRP from the Company at the Purchase Price within the year following the Stock Issuance, at the minimum, midpoint, maximum and maximum, as adjusted of the Estimated Valuation Range, the number of outstanding shares would be 3,990,036, 4,694,160, 5,398,284 and 6,208,026, respectively, and total stockholders' equity would be $37,439,000, $39,789,000, $42,139,000 and $44,842,000,
     respectively. As a result of the MRP acquiring authorized but unissued shares from the Company, stockholders' ownership in the Company would be diluted by approximately 1.5%. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Management Recognition Plan," "Pro Forma Data" and "Risk Factors -- Possible Dilutive Effect of MRP and Stock Options."

(4) Reflects the issuance of 75,000 shares of Common Stock to the Foundation at an assumed value of $10.00 per share.

(5) Reflects the tax effect of the contribution of Common Stock based upon a 39.0% marginal tax rate. The realization of the deferred tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(6) Assumes 8% of the shares of Common Stock to be sold in the Offering are purchased by the ESOP, and that the funds used to purchase such shares are borrowed from the Company out of net proceeds. Although repayment of such debt will be secured solely by the shares purchased by the ESOP, the Bank expects to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. The approximate amount expected to be borrowed by the ESOP is not reflected in this table as borrowed funds but is reflected as a reduction of capital.
     As the Bank accrues compensation expense to reflect the allocation of such shares pursuant to the ESOP, the charge against capital will be reduced accordingly. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Employee Stock Ownership Plan."
(7) The reduction in retained earnings of the Bank reflects the retention by the MHC of $250,000 upon consummation of the Reorganization.
(8) Pro forma stockholders' equity information is not intended to represent the fair market value of the Common Stock, the current value of the Bank's assets or liabilities or the amounts, if any, that would be available for distribution to stockholders in the event of liquidation. Such pro forma data may be materially affected by a change in the number of shares to be sold in the Stock Issuance and by other factors.

            HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

     The following table sets forth the Bank's historical and pro forma capital position relative to the various minimum OTS capital regulatory requirements to which it is subject. Pro forma data assumes that the Common Stock had been sold as of December 31, 1997. For additional information regarding the financial condition of the Bank and the assumptions underlying the pro forma capital calculations set forth below, see "Use of Proceeds," "Capitalization" and "Pro Forma Data" and the financial statements and related notes appearing elsewhere herein.

                                                   Pro Forma Capital of the Bank as of December 31, 1997 Based on the Sale of (1):
                                                   -------------------------------------------------------------------------------
                                   Bank's           1,469,650 Shares   1,729,000  Shares     1,988,350 Shares     2,286,602 Shares
                             Historical Capital       at $10.00            at $10.00            at $10.00            at $10.00
                            at December 31, 1997      Per Share           Per Share            Per Share            Per Share
                            ---------------------   -----------------  ------------------   ------------------   ----------------
                                         Percent              Percent              Percent             Percent             Percent
                                            of                   of                   of                 of                  of
                            Amount      Assets(2)   Amount   Assets(2)  Amount    Assets(2)  Amount   Assets(2)   Amount  Assets(2)
                           -------      --------    ------   --------   ------    --------   ------   --------    ------  --------
                                                               (Dollars in thousands)
Capital under general
 accepted accounting
 principles..............  $24,516      9.78%     $31,419     12.15%   $32,697     12.57%   $33,976    12.99%    $35,447    13.46%
                           =======     =====      =======     =====    =======     =====    =======    =====     =======    =====

Tangible capital.........  $23,589      9.42%     $30,492     11.79%   $31,770     12.22%   $33,049    12.63%    $34,520    13.11%
Tangible capital
 requirement.............    3,758      1.50        3,879      1.50      3,901      1.50      3,924     1.50       3,949     1.50
                           -------     -----      -------     -----    -------     -----    -------    -----     -------    -----
   Excess................  $19,831      7.92%     $26,613     10.29%   $27,869     10.72%   $29,125    11.13%    $30,571    11.61%
                           =======     =====      =======     =====    =======     =====    =======    =====     =======    =====

Core capital.............  $23,589      9.42%     $30,492     11.79%   $31,770     12.22%   $33,049    12.63%    $34,520    13.11%
Core capital requirement.    7,516      3.00        7,758      3.00      7,803      3.00      7,847     3.00       7,899     3.00
                           -------     -----      -------     -----    -------     -----    -------    -----     -------    -----
   Excess................  $16,073      6.42%     $22,734      8.79%   $23,967      9.22%   $25,202     9.63%    $26,621    10.11%
                           =======     =====      =======     =====    =======     =====    =======    =====     =======    =====

Total capital............  $24,572     18.26      $31,475     23.12%   $32,753     24.00%   $34,032    24.89%    $35,503    25.90%
Risk-based capital
 requirement.............   10,764      8.00       10,893      8.00     10,917      8.00     10,940     8.00      10,968     8.00
                           -------     -----      -------     -----    -------     -----    -------    -----     -------    -----
   Excess................  $13,808     10.26%     $20,582     15.12%   $21,836     16.00%   $23,092    16.89%    $24,535    17.90%
                           =======     =====      =======     =====    =======     =====    =======    =====     =======    =====
-------------------------

(1) Assumes the Company will purchase all of the capital stock of the Bank to be issued in the Reorganization and Stock Issuance in exchange for 50% of the net proceeds. Assumes net proceeds distributed to the Company or the Bank initially are invested in interest-earning assets and fixed assets with a 20% risk-weighting. Assumes 8% of the Common Stock sold in the Offering is acquired by the ESOP, and that the funds used to acquire such shares are borrowed from the Company. Although repayment of such debt will be secured solely by the Common Stock purchased by the ESOP, the Bank expects to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. As a result, the table assumes a reduction to the Bank's pro forma capital and regulatory capital to reflect the cost of funding the ESOP. Assumes the cost of funding the MRP will be paid by the Company.
(2) Based on the Bank's total assets determined under generally accepted accounting principles for capital as determined under generally accepted accounting principles, adjusted total assets for the purposes of the tangible and core capital requirements and risk-weighted assets for the purpose of the risk-based capital requirement.

                                PRO FORMA DATA

     The following table sets forth the net proceeds from the Offering to the Company and the actual and, after giving effect to the Stock Issuance for the periods and at the dates indicated, pro forma consolidated income, stockholders' equity and other data of the Bank prior to the Reorganization and the Stock Issuance and of the Company following the Reorganization and the Stock Issuance. Unaudited pro forma consolidated income and related data have been calculated for the three months ended December 31, 1997 and for the year ended September 30, 1997 as if the Common Stock had been sold at the beginning of such periods, and the estimated net proceeds had been invested at 5.48% and 5.44% at the beginning of the respective periods. The foregoing yields approximate the yield on the one-year U.S. Treasury bill at December 31, 1997 and September 30, 1997, respectively. (While OTS regulations provide for the use of a yield representing the arithmetic average of the average yield on the Bank's interest-earning assets and the average cost of deposits, the Bank believes that the one-year Treasury bill rate represents a more realistic yield on its investments). The pro forma after-tax yields for the Company and the Bank are assumed to be 3.34% and 3.32% for the three months ended December 31, 1997 and for the year ended September 30, 1997, respectively, based on the effective tax rates of 39.0% and 39.0% for the respective periods. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. The pro forma income and related data set forth below do not reflect accruals to be made by the Bank with regard to certain employee benefit plans to be adopted in connection with, and subsequent to, the Stock Issuance. See "Management of the Bank -- Certain Benefit Plans and Agreements."

     The actual net proceeds from the sale of the Common Stock cannot be determined until the Reorganization and Stock Issuance is completed. However, net proceeds set forth on the following table are estimated based upon the following assumptions: (i) 100% of the shares of Common Stock will be sold in the Subscription and Community Offerings and the Syndicated Community Offering as follows: (a) 8% will be sold to the ESOP and 124,992 shares will be sold to directors and officers of the Bank and their associates, for which commissions will not be paid; and (b) the remaining shares will be sold to others in the Subscription and Community Offerings for which a commission of 1.5% will be paid; and (ii) other Reorganization and Stock Issuance expenses, not including sales commissions, will be approximately $457,000. The foregoing assumptions regarding estimated purchases in the Subscription and Community Offerings and Syndicated Community Offering are based on reasonable market assumptions, market conditions, consultations between the Bank and Trident Securities and planned purchases by the ESOP. Actual expenses may vary from those estimated.

     THE FOLLOWING TABLE GIVES EFFECT TO THE ISSUANCE OF AUTHORIZED BUT UNISSUED SHARES OF THE COMPANY'S COMMON STOCK TO THE FOUNDATION CONCURRENTLY WITH THE COMPLETION OF THE STOCK ISSUANCE. THE STOCKHOLDERS' EQUITY AND RELATED DATA PRESENTED HEREIN ARE NOT INTENDED TO REPRESENT THE FAIR MARKET VALUE OF THE COMMON STOCK, THE CURRENT VALUE OF ASSETS OR LIABILITIES, OR THE AMOUNTS, IF ANY, THAT WOULD BE AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS IN THE EVENT OF LIQUIDATION, AND SUCH DATA DOES NOT GIVE EFFECT TO THE RECAPTURE OF THE BANK'S TAX BAD DEBT RESERVE THAT WOULD OCCUR IN THE EVENT OF LIQUIDATION OF THE BANK. THE PRO FORMA INCOME AND RELATED DATA DERIVED FROM THE ASSUMPTIONS SET FORTH ABOVE SHOULD NOT BE CONSIDERED INDICATIVE OF THE ACTUAL RESULTS OF OPERATIONS OF THE BANK AND THE COMPANY FOR ANY CURRENT OR FUTURE PERIOD.

                                                                    At or for the Three Months Ended December 31, 1997
                                                       ---------------------------------------------------------------------------
                                                          1,469,650           1,729,000           1,988,350           2,286,602
                                                           Shares at           Shares at           Shares at           Shares at
                                                       $10.00 Per Share    $10.00 Per Share    $10.00 Per Share    $10.00 Per Share
                                                       ----------------    ----------------    ----------------    ----------------
                                                                           (Dollars in thousands, except per share amounts)
Gross offering proceeds...............................       $   14,697          $   17,290          $   19,884         $   22,866
Plus: Shares issued to Foundation.....................              750                 750                 750                750
                                                             ----------          ----------          ----------         ----------
   Pro forma market capitalization....................       $   15,447          $   18,040          $   20,634         $   23,616
                                                             ==========          ==========          ==========         ==========
Gross Offering proceeds...............................       $   14,697          $   17,290          $   19,884         $   22,866
Less: Estimated Offering expenses:....................              641                 677                 713                754
                                                             ----------          ----------          ----------         ----------
   Estimated net Offering proceeds....................           14,056              16,613              19,171             22,112
Less: Common stock purchased by ESOP..................            1,176               1,383               1,591              1,829
      MRP.............................................              588                 692                 795                915
      Funds to capitalize MHC.........................              250                 250                 250                250
      Investment in fixed assets (1)..................            1,250               1,250               1,250              1,250
                                                             ----------          ----------          ----------         ----------
   Estimated investable net proceeds..................       $   10,792          $   13,038          $   15,285         $   17,868
                                                             ==========          ==========          ==========         ==========
Net income (2):
   Historical net income..............................       $      657          $      657          $      657         $      657
   Pro forma income on investable net proceeds........               90                 109                 128                149
   Pro forma ESOP adjustment (3)......................              (18)                (21)                (24)               (28)
   Pro forma MRP adjustment (4).......................              (18)                (21)                (24)               (28)
                                                             ----------          ----------          ----------         ----------
    Total.............................................       $      711          $      724          $      737         $      750
                                                             ==========          ==========          ==========         ==========
 Net income per share: (2)(5)
   Historical net income..............................       $     0.17          $     0.15          $     0.13         $     0.11
   Pro forma income on investable net proceeds........             0.02                0.02                0.02               0.03
   Pro forma ESOP adjustment (3)......................             0.00                0.00                0.00               0.00
   Pro forma MRP adjustment (4).......................             0.00                0.00                0.00               0.00
                                                             ----------          ----------          ----------         ----------
    Total.............................................       $     0.19          $     0.17          $     0.15         $     0.14
                                                             ==========          ==========          ==========         ==========
Weighted average number of shares outstanding
 for earnings per share calculations (3)..............        3,815,148           4,488,409           5,161,670          5,935,920
                                                             ==========          ==========          ==========         ==========
Stockholders' equity:
   Historical (6).....................................       $   24,266          $   24,266          $   24,266         $   24,266
   Estimated net proceeds.............................           14,056              16,613              19,171             22,112
   Plus: Shares issued to Foundation..................              750                 750                 750                750
   Less: Contribution to Foundation...................             (750)               (750)               (750)              (750)
   Plus: Tax Benefit of the contribution to the
           Foundation.................................              293                 293                 293                293
   Less: Common stock acquired by the ESOP (3)........           (1,176)             (1,383)             (1,591)            (1,829)
         Common Stock acquired by MRP (4).............             (588)               (692)               (795)              (915)
                                                             ----------          ----------          ----------         ----------
    Total.............................................       $   36,851          $   39,097          $   41,344         $   43,927
                                                             ==========          ==========          ==========         ==========
Stockholders' equity per share: (5)
   Historical (6).....................................       $     6.17          $     5.25          $     4.56         $     3.97
   Estimated net offering proceeds (4)................             3.58                3.59                3.60               3.62
   Plus:  Shares issued to Foundation.................             0.19                0.16                0.14               0.12
   Less:  Contribution to Foundation..................            (0.19)              (0.16)              (0.14)             (0.12)
   Plus:  Tax Benefit of the contribution to the
            Foundation................................             0.07                0.06                0.06               0.05
   Less: Common Stock acquired by ESOP (3)............            (0.30)              (0.30)              (0.30)             (0.30)
         Common Stock acquired by MRP (4).............            (0.15)              (0.15)              (0.15)             (0.15)
                                                             ----------          ----------          ----------         ----------
    Total.............................................       $     9.37          $     8.45          $     7.77         $     7.19
                                                             ==========          ==========          ==========         ==========
Number of shares outstanding for stockholders' equity
 per share calculations...............................        3,931,250           4,625,000           5,318,750          6,116,562
                                                             ==========          ==========          ==========         ==========
Offering price as a percentage of pro forma
 stockholders' equity per share.......................           106.72%             118.34%             128.70%            139.08%
                                                             ==========          ==========          ==========         ==========
Ratio of offering price to pro forma  net income
 per share (annualized)...............................            13.16x              14.71x              16.67x             17.86x
                                                             ==========          ==========          ==========         ==========
                                                                                                     (Footnotes on succeeding page)

-------------------------
(1) Consists of $750,000 of construction costs for a new branch and $500,000 to be utilized to upgrade ATMs and computer equipment.

(2) Does not give effect to the non-recurring expense that will be recognized in the year ending September 30, 1998 as a result of the establishment of the Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $457,000. Assuming the contribution to the Foundation was expensed during the three months ended December 31, 1997, pro forma net income per share would be $.07, $.06, $.05 and $.05 at the minimum, midpoint, maximum and maximum, as adjusted, respectively. Per share net income data is based on 3,815,148, 4,488,409, 5,161,670 and 5,939,920 shares outstanding, which represents shares sold in the Offering, shares issued to the MHC, shares contributed to the Foundation and shares to be allocated or distributed under the ESOP and MRP for the year presented.

(3) Assumes 8% of the shares to be sold in the Offering are purchased by the ESOP under all circumstances, and that the funds used to purchase such shares are borrowed from the Company. The approximate amount expected to be borrowed by the ESOP is not reflected as a liability but is reflected as a reduction of capital. Although repayment of such debt will be secured solely by the shares purchased by the ESOP, the Bank expects to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. Pro forma net income has been adjusted to give effect to such contributions, based upon a fully amortizing debt with a ten-year term. Because the Company will be providing the ESOP loan, only principal payments on the ESOP loan are reflected as employee compensation and benefits expense. For purposes of this table the Purchase Price of $10.00 was utilized to calculate the ESOP expense. The Bank intends to record compensation expense related to the ESOP in accordance with AICPA SOP No. 93-6. As a result, to the extent the value of the Common Stock appreciates over time, compensation expense related to the ESOP will increase. SOP 93-6 also changes the earnings per share computations for leveraged ESOPs to include as outstanding only shares that have been committed to be released to participants. For purposes of the preceding table, it was assumed that 10% of the ESOP shares purchased in the Stock Issuance were committed to be released at December 31, 1997. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Employee Stock Ownership Plan."

(4) Assumes a number of shares of Common Stock equal to 4% of the Common Stock to be sold in the Offering will be purchased by the MRP in the open market in the year following the Stock Issuance. The dollar amount of the Common Stock to be purchased by the MRP is based on the Purchase Price in the Offering and represents unearned compensation and is reflected as a reduction of capital. Such amount does not reflect possible increases or decreases in the value of such stock relative to the Purchase Price in the Offering. As the Bank accrues compensation expense to reflect the vesting of such shares pursuant to the MRP, the charge against capital will be reduced accordingly. Implementation of the MRP would require stockholder approval at a meeting of the Company's stockholders to be held no earlier than six months after the Stock Issuance. For purposes of this table, it is assumed that the MRP will be adopted by the Bank's Board of Directors and approved by the Company's stockholders, and that the MRP will purchase the shares of Common Stock in the open market within the year following the Stock Issuance. If the shares to be purchased by the MRP are assumed to be newly issued shares purchased from the Company by the MRP at the Purchase Price, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range, the offering price as a percentage of pro forma stockholders' equity per share would be 106.61%, 117.92%, 129.53% and 138.50%, respectively, and pro forma net income per share would have been $.18, $.16, $.14 and $.13, respectively. As a result of the MRP acquiring authorized but unissued shares from the Company, stockholders' ownership interests in the Company would be diluted by approximately 1.5%. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Management Recognition Plan" and "Risk Factors -- Possible Dilutive Effect of MRP and Stock Options."

(5) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Option Plan expected to be adopted by the Company following the Stock Issuance and considered and voted upon at a meeting of the Company's stockholders to be held no earlier than six months after the Stock Issuance. Upon approval of the Option Plan, employees and directors could be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Offering at exercise prices equal to the market price of the Common Stock on the date of grant. In the event the shares issued under the Option Plan consist of newly issued shares of Common Stock and all options available for award under the Option Plan were awarded, the interests of existing stockholders would be diluted. At the minimum, midpoint and maximum of Estimated Valuation Range, if all shares under the Option Plan were newly issued at the end of the period and the exercise price for the option shares were equal to the Purchase Price in the Offering, the number of outstanding shares of Common Stock would increase to 4,078,215, 4,797,900, 5,517,100 and 6,345,222, respectively, net income per share would be $.18, $.16, $.14 and $.12, respectively, and stockholders' equity per share would be $9.40, $8.51, $7.85 and $7.28, respectively. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Stock Option Plan" and "Risk Factors -- Possible Dilutive Effect of MRP and Stock Options."
(6) Pro forma stockholders' equity has been decreased by $250,000 to reflect the capitalization of the MHC.

                                                                        At or for the Year Ended September 30, 1997
                                                       -----------------------------------------------------------------------------
                                                           1,469,650           1,729,000           1,988,350           2,286,602
                                                           Shares at           Shares at           Shares at           Shares at
                                                       $10.00 Per Share    $10.00 Per Share    $10.00 Per Share    $10.00 Per Share
                                                       ----------------    ----------------    ----------------    ----------------
                                                                           (Dollars in thousands, except per share amounts)
Gross offering proceeds.............................         $   14,697          $   17,290          $   19,884          $   22,866
Plus: Shares issued to Foundation...................                750                 750                 750                 750
                                                             ----------          ----------          ----------          ----------
 Pro forma market capitalization....................         $   15,447          $   18,040          $   20,634          $   23,616
                                                             ==========          ==========          ==========          ==========
Gross Offering proceeds.............................         $   14,697          $   17,290          $   19,884          $   22,866
Less: Estimated Offering expenses:..................                641                 677                 713                 754
                                                             ----------          ----------          ----------          ----------
 Estimated net Offering proceeds....................             14,056              16,613              19,171              22,112
Less: Common stock purchased by ESOP................              1,176               1,383               1,591               1,829
      MRP...........................................                588                 692                 795                 915
      Funds to capitalize MHC.......................                250                 250                 250                 250
      Investment in fixed assets (1)................              1,250               1,250               1,250               1,250
                                                             ----------          ----------          ----------          ----------
 Estimated investable net proceeds..................         $   10,792          $   13,038          $   15,285          $   17,868
                                                             ==========          ==========          ==========          ==========
Net income (2):
 Historical net income..............................         $    1,977          $    1,977          $    1,977          $    1,977
 Pro forma income on investable net proceeds........                358                 433                 507                 593
 Pro forma ESOP adjustment (3)......................                (72)                (84)                (97)               (112)
 Pro forma MRP adjustment (4).......................                (72)                (84)                (97)               (112)
                                                             ----------          ----------          ----------          ----------
   Total............................................         $    2,191          $    2,242          $    2,290          $    2,346
                                                             ==========          ==========          ==========          ==========
 Net income per share: (2)(5)
  Historical net income.............................        $      0.52          $     0.44          $     0.38          $     0.33
  Pro forma income on investable net proceeds.......               0.09                0.10                0.10                0.10
  Pro forma ESOP adjustment (3).....................              (0.02)              (0.02)              (0.02)              (0.02)
  Pro forma MRP adjustment (4)......................              (0.02)              (0.02)              (0.02)              (0.02)
                                                             ----------          ----------          ----------          ----------
   Total............................................         $     0.57          $     0.50          $     0.44          $     0.39
                                                             ==========          ==========          ==========          ==========
Weighted average number of shares outstanding
 for earnings per share calculations (3)............          3,819,577           4,493,596           5,167,635           5,942,780
                                                             ==========          ==========          ==========          ==========
Stockholders' equity:
 Historical (6).....................................        $    23,608          $   23,608          $   23,608          $   23,608
 Estimated net proceeds.............................             14,056              16,613              19,171              22,112
 Plus:  Shares issued to Foundation.................                750                 750                 750                 750
 Less: Contribution to Foundation...................               (750)               (750)               (750)               (750)
 Plus: Tax Benefit of the contribution to the
         Foundation.................................                293                 293                 293                 293
 Less: Common stock acquired by the ESOP (3)........             (1,176)             (1,383)             (1,591)             (1,829)
       Common Stock acquired by MRP (4).............               (588)               (692)               (795)               (915)
                                                             ----------          ----------          ----------          ----------
  Total.............................................         $   36,193          $   38,439          $   40,686          $   43,269
                                                             ==========          ==========          ==========          ==========
Stockholders' equity per share: (5)
 Historical (6).....................................         $     6.01          $     5.10          $     4.44          $     3.86
 Estimated net offering proceeds (4)................               3.58                3.59                3.60                3.62
 Plus:  Shares issued to Foundation.................               0.19                0.16                0.14                0.12
 Less: Contribution to Foundation...................              (0.19)              (0.16)              (0.14)              (0.12)
 Plus:  Tax Benefit of the contribution to the
          Foundation................................               0.07                0.06                0.06                0.05
 Less: Common Stock acquired by ESOP (3)............              (0.30)              (0.30)              (0.30)              (0.30)
       Common Stock acquired by MRP (4).............              (0.15)              (0.15)              (0.15)              (0.15)
                                                             ----------          ----------          ----------          ----------
  Total.............................................         $     9.21          $     8.30          $     7.65          $     7.08
                                                             ==========          ==========          ==========          ==========
Number of shares outstanding for stockholders' equity
 per share calculations.............................          3,931,250           4,625,000           5,318,750           6,116,562
                                                             ==========          ==========          ==========          ==========
Offering price as a percentage of pro forma
 stockholders' equity per share.....................             108.58%             120.48%             130.72%             141.24%
                                                             ==========          ==========          ==========          ==========
Ratio of offering price to pro forma  net income
 per share (annualized).............................              17.54x              20.00x              22.73x              25.64x
                                                             ==========          ==========          ==========          ==========
                                                                                                     (Footnotes on succeeding page)

-------------------------

(1) Consists of $750,000 of construction costs for a new branch and $500,000 to be utilized to upgrade ATMs and computer equipment.

(2) Does not give effect to the non-recurring expense that will be recognized in the year ending September 30, 1998 as a result of the establishment of the Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $457,000. Assuming the contribution to the Foundation was expensed during the year ended September 30, 1997, pro forma net income per share would be $.45, $.40, $.35 and $.32 at the minimum, midpoint, maximum and maximum, as adjusted, respectively. Per share net income data is based on 3,819,597, 4,493,592, 5,167,635 and 5,942,780 shares outstanding, which represents shares sold in the Offering, shares issued to the MHC, shares contributed to the Foundation and shares to be allocated or distributed under the ESOP and MRP for the year presented.

(3) Assumes 8% of the shares to be sold in the Offering are purchased by the ESOP under all circumstances, and that the funds used to purchase such shares are borrowed from the Company. The approximate amount expected to be borrowed by the ESOP is not reflected as a liability but is reflected as a reduction of capital. Although repayment of such debt will be secured solely by the shares purchased by the ESOP, the Bank expects to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. Pro forma net income has been adjusted to give effect to such contributions, based upon a fully amortizing debt with a ten-year term. Because the Company will be providing the ESOP loan, only principal payments on the ESOP loan are reflected as employee compensation and benefits expense. For purposes of this table the Purchase Price of $10.00 was utilized to calculate the ESOP expense. The Bank intends to record compensation expense related to the ESOP in accordance with AICPA SOP No. 93-6. As a result, to the extent the value of the Common Stock appreciates over time, compensation expense related to the ESOP will increase. SOP 93-6 also changes the earnings per share computations for leveraged ESOPs to include as outstanding only shares that have been committed to be released to participants. For purposes of the preceding table, it was assumed that 10% of the ESOP shares purchased in the Stock Issuance were committed to be released at September 30, 1997. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Employee Stock Ownership
       Plan."

(4) Assumes a number of shares of Common Stock equal to 4% of the Common Stock to be sold in the Offering will be purchased by the MRP in the open market in the year following the Stock Issuance. The dollar amount of the Common Stock to be purchased by the MRP is based on the Purchase Price in the Offering and represents unearned compensation and is reflected as a reduction of capital. Such amount does not reflect possible increases or decreases in the value of such stock relative to the Purchase Price in the Offering. As the Bank accrues compensation expense to reflect the vesting of such shares pursuant to the MRP, the charge against capital will be reduced accordingly. Implementation of the MRP would require stockholder approval at a meeting of the Company's stockholders to be held no earlier than six months after the Stock Issuance. For purposes of this table, it is assumed that the MRP will be adopted by the Bank's Board of Directors and approved by the Company's stockholders, and that the MRP will purchase the shares of Common Stock in the open market within the year following the Stock Issuance. If the shares to be purchased by the MRP are assumed to be newly issued shares purchased from the Company by the MRP at the Purchase Price, at the minimum, midpoint, maximum and maximum, as adjusted of the Estimated Valuation Range, the offering price as a percentage of pro forma stockholders' equity per share would be 108.46%, 119.90%, 131.58% and 140.45%, respectively, and pro forma net income per share would have been $.57, $.50, $.44 and $.39, respectively. As a result of the MRP acquiring authorized but unissued shares from the Company, stockholders' ownership interests in the Company would be diluted by approximately 1.5%. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Management Recognition Plan" and "Risk Factors -- Possible Dilutive Effect of MRP and Stock Options."

(5) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Option Plan expected to be adopted by the Company following the Stock Issuance and considered and voted upon at a meeting of the Company's stockholders to be held no earlier than six months after the Stock Issuance. Upon approval of the Option Plan, employees and directors could be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Offering at exercise prices equal to the market price of the Common Stock on the date of grant. In the event the shares issued under the Option Plan consist of newly issued shares of Common Stock and all options available for award under the Option Plan were awarded, the interests of existing stockholders would be diluted. At the minimum, midpoint and maximum of Estimated Valuation Range, if all shares under the Option Plan were newly issued at the end of the period and the exercise price for the option shares were equal to the Purchase Price in the Offering, the number of outstanding shares of Common Stock would increase to 4,078,215, 4,797,900, 5,517,100 and 6,345,222, respectively, net income per share would be $.55, $.48, $.43 and $.38, respectively, and stockholders' equity per share would be $9.24, $8.37, $7.73 and $7.18, respectively. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Stock Option Plan" and "Risk Factors -- Possible Dilutive Effect of MRP and Stock Options."

(6) Pro forma stockholders' equity has been decreased by $250,000 to reflect the capitalization of the MHC.

     COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO FOUNDATION

     In the event that the Foundation was not established as part of the Stock Issuance, RP Financial has estimated that the pro forma market capitalization of the Company would be approximately $18.3 million, at the midpoint, which is approximately $293,000 greater than the pro forma market capitalization of the Company if the Foundation is approved by the members of the Bank, and would result in approximately a $1.0 million increase in the amount of Common Stock offered for sale in the Offering. The pro forma price to book ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Company without the Foundation. Further, assuming the midpoint of the Estimated Valuation Range, pro forma stockholders' equity per share and pro forma income per share would be approximately the same at $8.45 and $.17, respectively, and $8.44 and $.17, respectively, with the Foundation or without the Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are 118.48 and 14.71x, respectively, at the midpoint of the estimate, assuming no Foundation and 118.34 and 14.71x, respectively, with the Foundation. This estimate by RP Financial was prepared at the request of the OTS and is solely for purposes of providing members with sufficient information with which to make an informed decision on the Foundation. There is no assurance that in the event the Foundation is not approved at the Special Meeting of members that the appraisal prepared at that time would conclude that the pro forma market value of the Company would be the same as that estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

     For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted of the Estimated Valuation Range, assuming the Stock Issuance was completed at December 31, 1997.


                                       At the Minimum              At the Midpoint            At the Maximum
                                  ------------------------    ------------------------    ------------------------
                                     With          No            With          No           With            No
                                  Foundation    Foundation    Foundation    Foundation    Foundation    Foundation
                                  ----------    ----------    ----------    ----------    ----------    ----------
                                                     (Dollars in thousands, except per share data)
Estimated offering amount....     $ 14,697      $ 15,583      $ 17,290      $ 18,333      $ 19,884      $ 21,082
Pro forma market
 capitalization..............       15,447        15,583        18,040        18,333        20,634        21,082
Total assets.................      262,917       263,392       265,163       265,774       267,410       268,155
Total liabilities............      226,066       226,066       226,066       226,066       226,066       226,066
Pro forma stockholders'
 equity......................       36,851        37,326        39,097        39,708        41,344        42,089
Pro forma consolidated net
 earnings....................          711           716           724           730           737           741
Pro forma stockholders'
 equity per share............         9.37          9.34          8.45          8.44          7.77          7.79
Pro forma consolidated net
 income per share............         0.19          0.20          0.17          0.17          0.15          0.16
Pro forma pricing ratios:
   Offering price as a
    percentage of pro
     forma stockholders'
      equity per share.......       106.72%       107.07%       118.34%       118.48%       128.70%       128.37%
   Offering price to pro
    forma net earnings
        per share............        13.16x        12.50x        14.71x        14.71x        16.67x        15.63x
   Offering price to assets
    per share................         5.88%         5.92%         6.80%         6.90%         7.72%         7.86%
Pro forma financial ratios:
    Return on assets.........         1.08          1.09          1.09          1.10          1.10          1.11
    Return on stockholders'
     equity..................         7.72          7.67          7.41          7.35          7.13          7.04
    Stockholders' equity to
     assets..................        14.02         14.17         14.74         14.94         15.46         15.70

                                        At the Maximum,
                                         as Adjusted
                                    ------------------------
                                       With           No
                                    Foundation    Foundation
                                    ----------    ----------
Estimated offering amount....        $ 22,866      $ 24,245
Pro forma market
 capitalization..............          23,616        24,245
Total assets.................         269,993       270,894
Total liabilities............         226,066       226,066
Pro forma stockholders'
 equity......................          43,927        44,828
Pro forma consolidated net
 earnings....................             750           756
Pro forma stockholders'
 equity per share............            7.19          7.21
Pro forma consolidated net
 income per share............            0.14          0.14
Pro forma pricing ratios:
   Offering price as a
    percentage of pro
     forma stockholders'
      equity per share.......          139.08%       138.70%
   Offering price to pro
    forma net earnings
        per share............           17.86x        17.86x
   Offering price to assets
    per share................            8.75%         8.95%
Pro forma financial ratios:
    Return on assets.........            1.11          1.12
    Return on stockholders'
     equity..................            6.83          6.75
    Stockholders' equity to
     assets..................           16.27         16.55

                         PROPOSED MANAGEMENT PURCHASES

          The following table sets forth information regarding the approximate number of shares of the Common Stock intended to be purchased in the Offering by each of the directors and officers of the Bank and by all directors and executive officers as a group, including their associates. For purposes of the following table, it has been assumed that 1,827,000 shares of the Common Stock will be sold at $10.00 per share, the midpoint of the Estimated Valuation Range (see "The Reorganization and Stock Issuance -- Stock Pricing and Number of Shares to be Issued") and that sufficient shares will be available to satisfy subscriptions in all categories.

                                                                  Percent of
                                                                 Total Shares    Aggregate Purchase
                                                        Total       Sold in           Price of
                 Name and Position                     Shares    Offering (1)    Proposed Purchases
                 -----------------                    -------   -------------   ------------------
Michael J. Dietz, President and Director                25,000         1.4%        $  250,000
William M. Loughran, Vice President
    and Director                                         8,000          .5             80,000
Gary C. Loraditch, Vice President, Secretary,
   Treasurer and Director                               20,000         1.2            200,000
Henry V. Kahl, Chairman of the Board of Directors        6,833          .4             68,330
H. Adrian Cox, Vice Chairman of the Board               10,600          .6            106,000
Martin F. Meyers, Director                               8,000          .5             80,000
John J. Panzer, Jr., Director                           17,500         1.0            175,000
P. Louis Rohe, Jr., Director                            10,700          .6            107,000
Frank W. Dunton, Director                               18,359         1.1            183,590
                                                       -------        ----         ----------
                                                       124,992         7.2          1,249,920
All directors and executive officers , as a group
  (9 persons) and their associates
ESOP (2)                                               138,320         8.0          1,383,200
MRP (3)                                                 69,160         4.0            691,600
                                                       -------        ----         ----------
     Total (4)                                         332,472        19.2         $3,324,720
                                                       =======        ====         ==========

-------------------------

(1) Percentages are based on the sale of 1,729,000 shares of Common Stock at $10.00 per share, the midpoint of the Estimated Valuation Range, in the Offering. Following completion of the Stock Issuance and assuming the issuance of 75,000 shares of Common Stock to the Foundation, at the minimum, midpoint, maximum and maximum, as adjusted of the Estimated Valuation Range, the total percentage of the Company's outstanding Common Stock expected to be held collectively by the Bank's directors and executive officers as a group, the ESOP and the MRP, is 7.7%, 7.2%, 6.8% and 6.5%, respectively.
(2) Consists of shares that could be allocated to participants in the ESOP, under which executive officers and other employees would be allocated in the aggregate 8% of the Common Stock issued in the Offering. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Employee Stock Ownership Plan."

(3) Consists of shares that are expected to be awarded to participants in the MRP, if implemented, under which directors, executive officers and other employees would be awarded an aggregate number of shares equal to 4% of the Common Stock sold in the Offering (69,160 shares at the midpoint of the Estimated Valuation Range). The dollar amount of the Common Stock to be purchased by the MRP is based on the Purchase Price in the Offering and does not reflect possible increases or decreases in the value of such stock relative to the Purchase Price per share in the Offering. Implementation of the MRP would require approval by the Company's stockholders. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Management Recognition Plan." Such shares could be newly issued shares or shares purchased in the open market following implementation of the MRP, in the sole discretion of the Company's Board of Directors. The percentage shown assumes shares are purchased in the open market. Any sale of newly issued shares to the MRP would be dilutive to existing stockholders. See "Risk Factors -- Possible Dilutive Effect of MRP and Stock Options."

(4) Does not include shares that possibly would be purchased by participants in an Option Plan, intended to be implemented, under which directors, executive officers and other employees would be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Offering (172,900 shares at the midpoint of the Estimated Valuation Range) at exercise prices equal to the market price of the Common Stock on the date of grant. Shares issued pursuant to the exercise of options could be from treasury stock or newly issued shares. Implementation of the Option Plan would require regulatory and stockholder approval. See "Management of the Bank -- Certain Benefit Plans and Agreements -- Stock Option Plan.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company has not been formed and, accordingly, has no results of operations at this time. As a result, this discussion relates to the financial condition and results of operations of the Bank. The Bank's principal business consists of attracting deposits from the general public and investing these funds in loans secured by first mortgages on owneroccupied, single-family residences in the Bank's market area, and, to a lesser extent, other real estate loans, consisting of construction loans, single-family rental property loans and commercial real estate loans and consumer loans, particularly automobile loans.

     The Bank's net income is dependent primarily on its net interest income, which is the difference between interest income earned on its loan, investment securities and mortgage-backed securities portfolio and interest paid on interest-bearing liabilities. Net interest income is determined by (i) the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities ("interest rate spread") and (ii) the relative amounts of interest-earning assets and interest-bearing liabilities. The Bank's interest rate spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows. To a lesser extent, the Bank's net income also is affected by the level of other income, which primarily consists of fees and charges, and levels of non-interest expenses such as salaries and related expenses.

     The operations of the Bank are significantly affected by prevailing economic conditions, competition and the monetary, fiscal and regulatory policies of governmental agencies. Lending activities are influenced by the demand for and supply of housing, competition among lenders, the level of interest rates and the availability of funds. Deposit flows and costs of funds are influenced by prevailing market rates of interest, primarily on competing investments, account maturities and the levels of personal income and savings in the Bank's market area.

RECENT DEVELOPMENTS

     In October 1997, the Bank sold its deposits in its Severna Park branch office. In connection with such sale, the Bank sold deposits totaling $6.6 million and recognized a $339,000 gain representing a premium paid by the buyer on the deposits sold. The Bank has terminated its lease at this location.

     In February 1998, the Bank leased a drive-in facility at its Dundalk branch facility. The Bank expects to open the drive-in facility in May 1998. As a result of the lease, the Bank will make capital improvements of approximately $125,000 and will have additional expenses of approximately $25,000 per year.

     In March 1998, the Bank signed a lease to relocate its Bel Air branch office from a store front to a free-standing building within the same shopping center. The relocated site will make capital improvements of approximately $125,000 and will provide the branch with three drive-through lanes and an ATM machine. The new lease is expected to increase the Bank's annual noninterest expenses by approximately $150,000.

     Management anticipates that the branch expansion will initially cause increased operating expenses but will generate long-term growth for the Bank. See "Risk Factors -- Potential Cost of ESOP and MRP and Potential Future Increases in Expenses."

ASSET/LIABILITY MANAGEMENT

     The Bank strives to achieve consistent net interest income and reduce its exposure to adverse changes in interest rates by attempting to match the terms to repricing of its interest-sensitive assets and liabilities. Factors beyond the Bank's control, such as market interest rates and competition, may also have an impact on the Bank's interest income and interest expense.

     In the absence of any other factors, the overall yield or return associated with the Bank's earning assets generally will increase from existing levels when interest rates rise over an extended period of time, and conversely interest income will decrease when interest rates decrease. In general, interest expense will increase when interest rates rise over an extended period of time, and conversely interest expense will decrease when interest rates decrease. By controlling the increases and decreases in its interest income and interest expense which are brought about by changes in market interest rates, the Bank can significantly influence its net interest income.

     The three senior officers of the Bank meet on a weekly basis to monitor the Bank's interest rate risk position and to set prices on loans and deposits to manage interest rate risk within the parameters set by the Board of Directors. The President of the Bank reports to the Board of Directors on a regular basis on interest rate risk and trends, as well as liquidity and capital ratios and requirements. The Board of Directors reviews the maturities of the Bank's assets and liabilities and establishes policies and strategies designed to regulate the Bank's flow of funds and to coordinate the sources, uses and pricing of such funds. The first priority in structuring and pricing the Bank's assets and liabilities is to maintain an acceptable interest rate spread while reducing the net effects of changes in interest rates. The Bank's management is responsible for administering the policies and determinations of the Board of Directors with respect to the Bank's asset and liability goals and strategies.

     The Bank's principal strategy in managing interest rate risk has been to emphasize the acquisition of short- and intermediate-term assets, including locally originated 15-year fixed-rate mortgage loans and consumer loans, particularly automobile loans. In addition, in managing its portfolio of investment securities and mortgage-backed securities, the Bank in recent periods has purchased short-term investment securities so as to reduce the Bank's exposure to increases in interest rates. The Bank currently retains all loans originated in its portfolio, although the Bank's loans generally conform to secondary market requirements. At December 31, 1997, the Bank held approximately $12.6 million in loans with adjustable interest rates, which represented approximately 11.2% of the Bank's gross loan portfolio.

     In addition to shortening the average repricing period of its assets, the Bank has sought to lengthen the average maturity of its liabilities by adopting a tiered pricing program for its certificates of deposit, which provides higher rates of interest on its longer term certificates in order to encourage depositors to invest in certificates with longer maturities.

MARKET RISK

     Management measures the Bank's interest rate risk by computing estimated changes in the net portfolio value ("NPV") of its cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. NPV represents the market value of portfolio equity and is the difference between incoming and outgoing discounted cash flows from assets and liabilities, with adjustments made for off-balance sheet items. These computations estimate the effect on the Bank's NPV of sudden and sustained 1% to 4% increases and decreases in market interest rates. The Bank's Board of Directors has adopted an interest rate risk policy which establishes maximum decreases in the Bank's estimated NPV of 25%, 50%, 75% and 90% in the event of 1%, 2%, 3% and 4% increases in market interest rates, respectively, and of 25%, 25%, 25% and 25% in the event of 1%, 2%, 3% and 4% decreases in market interest rates, respectively. The following table presents the Bank's projected change in NPV for the various rate shock levels at December 31, 1997.


                         Net Portfolio Value               NPV as % of PV of Assets
Change         --------------------------------------   ------------------------------
in Rates       $ Amount   $ Change (1)   % Change (2)   NPV Ratio (3)       Change (4)
--------       --------   ------------   ------------   -------------       ----------
                   (Dollars in thousands)
+400   bp       $15,627      $(13,830)       (47)%          6.57%           (496)   bp
+300   bp        19,177       (10,280)       (35)           7.91            (361)   bp
+200   bp        22,808        (6,649)       (23)           9.23            (229)   bp
+100   bp        26,364        (3,093)       (10)          10.48            (104)   bp
   0   bp        29,457            --         --           11.52              --
-100   bp        32,107         2,650          9           12.38              86    bp
-200   bp        34,642         5,185         18           13.18             165    bp
-300   bp        37,400         7,943         27           14.02             249    bp
-400   bp        41,092        11,635         39           15.13             360    bp

_______________
(1) Represents the excess (deficiency) of the estimated NPV assuming the indicated change in interest rates minus the estimated NPV assuming no change in interest rates.
(2) Calculated as the amount of change in the estimated NPV divided by the estimated NPV assuming no change in interest rates.
(3)    Calculated as the estimated NPV divided by average total assets.
(4) Calculated as the excess (deficiency) of the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.


***Risk Measures: 200 bp rate shock***                  At               At              At
                                                   December 31,    September 30,    December 31,
                                                       1997             1997            1996
                                                   -------------   --------------   -------------
Pre-Shock NPV Ratio: NPV as % of PV of Assets...      11.52%           10.98%          10.61%
Exposure Measure: Post Shock NPV Ratio..........       9.23             8.89            7.52
Sensitivity Measure: Change in NPV Ratio........      (229) bp        (210) bp         (309) bp

          The above table indicates that at December 31, 1997, in the event of sudden and sustained increases in prevailing market interest rates, the Bank's NPV would be expected to decrease, and that in the event of sudden and sustained decreases in prevailing market interest rates, the Bank's NPV would be expected to increase. The Bank's Board of Directors reviews the Bank's NPV position quarterly, and, if estimated changes in NPV are not within the targets established by the Board, the Board may direct management to adjust its asset and liability mix to bring interest rate risk within Board approved targets. At December 31, 1997, the Bank's estimated changes in NPV were within the targets established by the Board of Directors.

          NPV is calculated by the OTS by using information provided by the Bank. The calculation is based on the net present value of discounted cash flows utilizing market prepayment assumptions and market rates of interest provided by Bloomberg quotations and surveys performed during the quarter ended September 30, 1997, with adjustments made to reflect the shift in the Treasury yield curve between the survey date and the quarter-end date.

          Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. Further, the computations do not contemplate any actions the Bank may undertake in response to changes in interest rates.

          Certain shortcomings are inherent in the method of analysis presented in the computation of NPV. Actual values may differ from those projections set forth in the table, should market conditions vary from assumptions used in the preparation of the table. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In addition, the proportion of adjustable-rate loans in the Bank's portfolio could decrease in future periods if market interest rates remain at or decrease below current levels due to refinance activity. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in the tables. Finally, the ability of many borrowers to repay their adjustable-rate debt may decrease in the event of an interest rate increase.

          OTS regulations incorporate in interest rate risk ("IRR") component into the risk-based capital regulations. The IRR component is a dollar amount that will be deducted from total capital for the purpose of calculating an institution's risk based capital requirement and is measured in terms of the sensitivity of its NPV to changes in interest rates. An institution's IRR is measured as the change to its NPV as a result of a hypothetical 200 basis point ("bp") change in market interest rates. A resulting change in NPV of more than 2% of the estimated market value of its assets will require the institution to deduct from its capital 50% of that excess change. The rules provide that the OTS will calculate the IRR component quarterly for each institution. The Bank, based on asset size and risk-based capital, has been informed by the OTS that it is exempt from this rule.

          Although the OTS has informed the Bank that it is not subject to the IRR component discussed above, the Bank is still subject to interest rate risk, and, as can be seen above, changes in interest rates may reduce the Bank's NPV. The OTS has the authority to require otherwise exempt institutions to comply with the rule concerning interest rate risk. See "Regulation -- Regulatory Capital Requirements."

AVERAGE BALANCE, INTEREST AND AVERAGE YIELDS AND RATES

          The following table sets forth certain information relating to the Bank's average interest-earning assets and interest-bearing liabilities and reflects the average yield on assets and average cost of liabilities for the periods and at the date indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from month-end balances. Management does not believe that the use of month-end balances instead of daily balances has caused any material difference in the information presented.

                                                                                 Three Months Ended December 31,
                                                               -------------------------------------------------------------------
                                            At December 31,                 1997                                1996
                                               1997            ------------------------------     --------------------------------
                                        -------------------                           Average                            Average
                                                    Yield/     Average                 Yield/     Average                 Yield/
                                        Balance     Cost(1)    Balance    Interest    Cost(1)     Balance    Interest    Cost(1)
                                        --------   ---------   --------   --------   ----------   --------   --------   ----------
                                                                          (Dollars in thousands)
Interest-earning assets:
  Loans receivable (2)...............   $159,532     8.38%     $158,989     $3,328      8.39%     $154,738     $3,316      8.87%
  Mortgage-backed securities.........     36,110     6.69        36,498        597      6.54        38,904        632      6.50
  Investment securities (3) and FHLB
   stock.............................     21,526     6.94        20,359        387      7.59        39,880        760      7.63
  Other interest-earning assets......     25,976     5.86        24,939        330      5.30        16,314        225      5.52
                                        --------               --------     ------                --------     ------
   Total interest-earning assets.....    243,144     7.93       240,785      4,642      7.71       249,836      4,933      7.90
                                                                            ------                             ------
Non-interest-earning assets..........      7,438                 10,631                             12,170
                                        --------               --------                           --------
   Total assets......................   $250,582               $251,416                           $262,006
                                        ========               ========                           ========

Interest-bearing liabilities:
  Deposits...........................   $222,245     4.41      $222,283      2,449      4.41      $235,835      2,683      4.55
  Borrowings.........................      1,475     0.56         1,206          2      0.66         1,149          2      0.70
                                        --------               --------     ------                --------     ------
   Total interest-bearing liabilities    223,720     4.38       223,489      2,451      4.39       236,984      2,685      4.53
                                                                            ------                             ------
Non-interest-bearing liabilities.....      2,346                  3,695                              2,887
                                        --------               --------                           --------
   Total liabilities.................    226,066
Retained earnings....................     24,516                 24,232                             22,135
                                        --------               --------                           --------
   Total liabilities and retained
    earnings.........................   $250,572               $251,416                           $262,006
                                        ========               ========                           ========

Net interest income..................                                       $2,191                             $2,248
                                                                            ======                             ======
Interest rate spread.................                3.55%                              3.32%                              3.37%
                                                     ====                             ======                             ======
Net interest margin (4)..............                                                   3.64%                              3.60%
                                                                                      ======                             ======
Ratio of average interest-earning
 assets to
 average interest-bearing liabilities                                                 107.74%                            105.42%
                                                                                      ======                             ======


                                                                         Year Ended September 30,
                                    ------------------------------------------------------------------------------------------------
                                                  1997                          1996                               1995
                                    ------------------------------   -----------------------------   -------------------------------
                                                          Average                          Average                          Average
                                    Average                Yield/    Average                Yield/    Average                Yield/
                                    Balance    Interest     Cost     Balance    Interest     Cost     Balance    Interest     Cost
                                    --------   --------   --------   --------   --------   --------   --------   --------   --------

                                                                         (Dollars in thousands)
Interest-earning assets:
  Loans receivable (1)...........   $156,227    $13,240      8.47%   $149,571    $13,094      8.75%   $137,845    $12,017      8.72%

  Mortgage backed securities.....     37,440      2,428      6.49      36,936      2,309      6.25      37,220      2,381      6.40
  Investment securities (2) and
   FHLB stock....................     39,177      2,877      7.34      34,966      2,439      6.98      22,344      1,548      6.93
  Other interest-earning assets..     16,150        912      5.65      20,349      1,222      6.01      20,803      1,180      5.67
                                    --------    -------              --------    -------              --------    -------
      Total interest-earning
       assets....................    248,994     19,457      7.81     241,822     19,064      7.88     218,212     17,126      7.85
Non-interest-earning assets......     12,317                           12,636                           12,305
                                    --------                         --------                         --------
      Total assets...............   $261,311                         $254,458                         $230,517
                                    ========                         ========                         ========

Interest-bearing liabilities:
  Deposits.......................   $232,929     10,312      4.43    $228,913     10,621      4.64    $204,097      8,833      4.33
  Other liabilities..............      1,523         10      0.66       1,406         15      1.07       3,330        141      4.23
                                    --------    -------              --------    -------              --------    -------
      Total interest-bearing
       liabilities...............    234,452     10,322      4.40     230,319     10,636      4.62     207,427      8,974      4.33
                                                -------                          -------                          -------
Non-interest-bearing liabilities.      3,989                            2,861                            3,213
                                    --------                         --------                         --------
      Total liabilities..........    238,441                          233,180                          210,640
Retained earnings................     22,870                           21,278                           19,877
                                    --------                         --------                         --------
      Total liabilities and
       retained earnings.........   $261,311                         $254,458                         $230,517
                                    ========                         ========                         ========
Net interest income..............               $ 9,135                          $ 8,428                          $ 8,152
                                                =======                          =======                          =======
Interest rate spread.............                            3.41%                            3.26%                            3.52%
                                                          =======                           ======                          =======
Net interest margin (3)..........                            3.67%                            3.49%                            3.74%
                                                          =======                           ======                          =======
Ratio of average
 interest-earning assets
  to average interest-bearing
   liabilities...................                          107.20%                          104.99%                          105.20%
                                                          =======                           ======                           ======

-------------------------

(1)    Annualized.

(2)    Includes nonaccrual loans.

(3) Consists of U.S. Government and agency securities and, for the years ended September 30, 1996 and 1995, investments in mutual funds.

(4) Represents net interest income divided by the average balance of interest-earning assets.

RATE/VOLUME ANALYSIS

     The table below sets forth certain information regarding changes in interest income and interest expense of the Bank for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to: (i) changes in volume (changes in volume multiplied by old rate); (ii) changes in rates (change in rate multiplied by old volume); and (iii) changes in rate/volume (changes in rate multiplied by the changes in volume).

                                 Three Months Ended December 31,         Year Ended September 30,
                                ---------------------------------    ----------------------------------
                                  1997         vs.         1996        1997          vs.         1996
                                ---------------------------------    ----------------------------------
                                         Increase (Decrease)                 Increase (Decrease)
                                              Due to                              Due to
                                ---------------------------------    ----------------------------------
                                                   Rate/                                 Rate/
                                Volume    Rate    Volume    Total    Volume     Rate    Volume    Total
                                ------    ----    ------    -----    ------    -----    ------    -----
                                                           (In thousands)
Interest income:
 Loans receivable............    $  91    $(77)     $ (2)   $  12     $ 583    $(418)     $(19)   $ 146
 Mortgage-backed securities..      (39)      4         0      (35)       32       86         1      119
 Investment securities (1)
  and FHLB Stock.............     (373)      0         0     (373)      293      129        16      438
 Other interest-earning
  assets.....................      120      (9)       (6)     105      (237)     (72)       (1)    (310)
                                 -----    ----      ----    -----     -----    -----      ----    -----
  Total interest-earning
   assets....................     (201)    (82)       (8)    (291)      671     (275)       (3)     393

Interest expense:
 Deposits....................     (155)    (85)        6     (234)      186     (487)       (8)    (309)
 Other liabilities...........        0       0         0        0        (2)      (6)        3       (5)
                                 -----    ----      ----    -----     -----    -----      ----    -----
   Total interest-bearing
    liabilities..............     (155)    (85)        6     (234)      184     (493)       (5)    (314)
                                 -----    ----      ----    -----     -----    -----      ----    -----

Change in net interest income    $ (46)   $  3      $(14)   $ (57)    $ 487    $ 218      $  2    $ 707
                                 =====    ====      ====    =====     =====    =====      ====    =====
                                          Year Ended September 30,
                                     -----------------------------------
                                       1996          vs.          1995
                                     -----------------------------------
                                            Increase (Decrease)
                                                   Due to
                                     -----------------------------------
                                                         Rate/
                                     Volume     Rate    Volume    Total
                                     ------    -----    ------    ------
                                               (In thousands)
Interest income:
 Loans receivable............        $1,022    $  51      $  4    $1,077
 Mortgage-backed securities..           (18)     (54)       --       (72)
 Investment securities (1)
  and FHLB Stock.............           872       13         6       891
 Other interest-earning
  assets.....................             2       42        (2)       42
                                     ------    -----      ----    ------
  Total interest-earning
   assets....................         1,878       52         8     1,938

Interest expense:
 Deposits....................         1,074      637        77     1,788
 Other liabilities...........          (123)     (27)       24      (126)
                                     ------    -----      ----    ------
   Total interest-bearing
    liabilities..............           951      610       101     1,662
                                     ------    -----      ----    ------

Change in net interest income        $  927    $(558)     $(93)   $  276
                                     ======    =====      ====    ======

_______________
(1) Consists of U.S. Government and agency securities and, for the years ended September 30, 1996 and 1995, investments in mutual funds.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1997 AND SEPTEMBER 30, 1997 AND 1996

          Between 1993 and 1996, the Bank was able to achieve modest asset and liability growth, with assets increasing from $217.7 million at September 30, 1993 to $258.9 million at September 30, 1996. However, total assets decreased by $7.2 million, or 2.8%, to $251.9 million at September 30, 1997 and by $1.2 million, or .5%, to $250.6 million at December 31, 1997. The decreases in assets occurred as the Bank used cash from maturing investment securities to pay for reductions in certificates of deposit and passbook savings accounts.

          Loans receivable, net increased by $4.1 million, or 2.7%, from $154.6 million at September 30, 1996 to $158.7 million at September 30, 1997, and by $856,000, or .5%, to $159.5 million at December 31, 1997. The increases in the Bank's loan portfolio were due primarily to increased originations of single-family residential mortgage loans as a result of increased loan demand. Single-family residential mortgage loans increased by $9.4 million, or 10.0%, from $94.3 million at September 30, 1996 to $103.7 million at September 30, 1997, and by $3.2 million, or 3.1%, to $106.9 million at December 31, 1997. The Bank has emphasized the origination of automobile loans because of the higher rates and shorter terms to maturity of those loans. However, in 1996 and 1997, the Bank determined to reduce the percentage of its portfolio invested in automobile loans due to the credit risks inherent in indirect automobile lending, which serves as the source of a significant portion of the Bank's automobile loans. Automobile loans totaled $40.8 million, $39.9 million, $32.6 million and $30.3 million at September 30, 1995, 1996 and 1997 and December 31, 1997, respectively, which comprised 26.0%, 24.0%, 19.6% and 18.2%, respectively, of the Bank's gross loan portfolio.

          The Bank's investment securities decreased by $6.1 million, or 16.8%, from $36.4 million at September 30, 1996 to $30.3 million at September 30, 1997, and by $10.2 million, or 33.7%, to $20.1 million at December 31, 1997, as proceeds from maturing investment securities were utilized to meet a reduction in deposits.

          The Bank's mortgage-backed securities decreased by $2.6 million, or 6.5%, from $39.8 million at September 30, 1996 to $37.2 million at September 30, 1997, and by $1.1 million, or 2.9%, to $20.1 million at December 31, 1997, as funds from maturing mortgage-backed securities were utilized to meet a reduction in deposits.

          The Bank's cash, interest-bearing deposits in other banks and federal funds sold decreased by $859,000, or 4.3%, from $20.1 million at September 30, 1996 to $19.2 million at September 30, 1997, as the Bank used excess liquidity during that year to fund loan originations and acquisitions of investment securities and mortgage-backed securities. The Bank's cash, interest-bearing deposits in other banks and federal funds sold increased by $9.6 million, or 50.0%, to $28.8 million at December 31, 1997, as the Bank invested the proceeds from maturing investment securities in federal funds sold due to decreased loan demand during the three months ended December 31, 1997.

          During the period from 1993 to 1996, the Bank experienced modest deposit growth, as deposits increased from $198.9 million at September 30, 1993 to $233.3 million at September 30, 1996. Between February and May 1995, the Bank increased the interest rate it offered on two-year certificates of deposit, thereby attracting customers who choose their bank based on the interest rates offered. Those certificates of deposit matured in 1997, at which time the customers withdrew their deposits, thereby causing the Bank's deposits to decrease by $8.6 million, or 3.7%, to $224.7 million at September 30, 1997. Deposits further decreased by $2.4 million, or 1.1%, to $222.2 million at December 31, 1997 due to the sale of the deposits of the Severna Park branch office. The Bank utilized minimal amounts of FHLB advances during the three months ended December 31, 1997 and the years ended September 30, 1997 and 1996.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996

          Net Income. The Bank had net income of $657,000 for the three months ended December 31, 1997, compared to net income of $607,000 for the three months ended December 31, 1996, representing an increase of $50,000, or 8.2%. The increase primarily was due to a $339,000 gain on sale of deposits earned during the three months ended December 31, 1997, which offset a decrease in net interest income and an increase in salaries and related expense. In addition, the Bank recognized a $51,000 gain during the three months ended December 31, 1996 on sale of investment securities; no comparable gain was earned during the three months ended December 31, 1997.

          Net Interest Income. Net interest income was $2.2 million for the three months ended December 31, 1997 and 1996, representing a decrease of $57,000, or 2.5%. The decrease was due primarily to a decrease in the Bank's interest rate spread from 3.37% for the three months ended December 31, 1996, to 3.32% for the three months ended December 31, 1997. The Bank's interest rate spread decreased as the yield on interest-earning assets, primarily loans receivable, reased during a decreasing market interest rate environment, while competitive pressures did not permit the Bank to lower the rates it charged on its deposits as quickly. The ratio of average interest-earning assets to average interest-bearing liabilities increased from 105.42% for the three months ended December 31, 1996 to 107.74% for the three months ended December 31, 1997.

          Interest Income. Total interest income was $4.6 million for the three months ended December 31, 1997, as compared to $4.9 million for the three months ended December 31, 1996, representing a decrease of $291,000, or 5.9%. Such decrease was due primarily to a $9.1 million, or 3.6%, decrease in the average balance of interest-earning assets, as well as to a 19 basis point decrease in the average yield on interest-earning assets.

          Interest on loans receivable increased only slightly, amounting to $3.3 million for the three months ended December 31, 1997 and 1996, as a $4.3 million, or 2.8%, increase in the average balance of loans receivable was mostly offset by a 48 basis point decrease in the average yield on loans receivable, reflecting decreases in prevailing market interest rates. Interest on mortgage-backed securities decreased by $35,000, or 5.5%, from $632,000 for the three months ended December 31, 1996 to $597,000 for the three months ended December 31, 1997. The decrease was due to a $2.4 million, or 6.2%, decrease in the average balance of mortgage-backed securities, due primarily to the exercise of call options on mortgage-backed securities by issuers. Interest on investment securities (consisting of U.S. Government and agency securities) and FHLB stock decreased by $373,000, or 49.1%, from $760,000 for the three months ended December 31, 1996 to $387,000 for the three months ended December 31, 1997.
Such decrease was due to a $19.5 million, or 49.0%, decrease in the average balance of investment securities and FHLB stock from $40.0 million for the three months ended December 31, 1996 to $20.4 million for the three months ended December 31, 1997, as the Bank invested proceeds from maturing investment securities into liquid assets in order to have funds available to fund loans expected to close in early 1998. Interest on other interest-earning assets, which consist of interest-bearing deposits in other banks and federal funds sold, increased by $105,000, or 46.7%, from $225,000 for the three months ended December 31, 1996 to $330,000 for the three months ended December 31, 1997.
Such increase was due to an $8.6 million, or 52.9%, increase in the average balance of other interest-earning assets from $16.3 million for the three months ended December 31, 1996 to $24.9 million for the three months ended December 31, 1997, as the Bank increased short-term liquidity during the three months ended December 31, 1997 in order to have funds available to fund loans expected to close in early 1998.

          Interest Expense. Interest expense, which consists almost entirely of interest on deposits, decreased by $234,000, or 8.7%, from $2.7 million for the three months ended December 31, 1996 to $2.5 million for the three months ended December 31, 1997. Such decrease was due primarily to a $13.6 million, or 5.8%, decrease in the average balance of deposits from $235.8 million for the three months ended December 31, 1996 to $222.3 million for the three months ended December 31, 1997, primarily due to decreases in the average balances of passbook savings accounts and certificates of deposit as a result of the sale of the deposits of the Severna Park branch office. Also contributing to a decrease in the interest on deposits was a 14 basis point decrease in the average rate paid on deposits as the Bank was able to take advantage of decreasing market rates to lower its cost of funds. The Bank made very limited use of FHLB advances during the three months ended September 30, 1997 and 1996.

          Provision for Loan Losses. Provisions for loan losses are charged to earnings to maintain the total allowance for loan losses at a level considered adequate by management to provide for probable loan losses, based on prior loss experience, volume and type of lending conducted by the Bank, industry standards and past due loans in the Bank's loan portfolio. The Bank's policies require the review of assets on a regular basis, and the Bank appropriately classifies loans as well as other assets if warranted. See "Business of the Bank -- Lending Activities -- Nonperforming Loans and Other Problem Assets" and " -- Allowance for Loan Losses." Management believes it uses the best information available to make a determination with respect to the allowance for loan losses, recognizing that future adjustments may be necessary depending upon a change in economic conditions. The Bank established provisions for loan losses of $36,000 during the three months ended December 31, 1997 and reduced its provision for loan losses by $1,000 during the three months ended December 31, 1996. In establishing such provisions, management considered the levels of the Bank's non-performing loans, which were $1.5 million and $2.0 million at December 31, 1997 and 1996, respectively, and the levels of the Bank's net charge-offs, which totaled $31,000 and $111,000 during the three months ended December 31, 1997 and 1996, respectively.

          Other Income. Total other income increased by $258,000, or 114.7%, from $225,000 for the three months ended December 31, 1996 to $483,000 for the three months ended December 31, 1997. The increase in other income primarily was attributable to a $339,000 gain on sale of branch deposits, as the Bank sold the deposits of its Severna Park branch in October 1997. In connection with such sale, the Bank sold deposits totaling $6.6 million and recognized a gain of $339,000 representing a premium paid by the buyer on the deposits sold. The increase in other income attributable to the gain on sale of deposits was offset in part by the absence during the three months ended December 31, 1997 of any gain on sale of investment securities; the Bank earned a $51,000 gain on sale of investment securities during the three months ended December 31, 1996. Fees and charges on loans decreased by $19,000, or 30.2%, from $63,000 from three months ended December 31, 1996 to $44,000 for the three months ended December 31, 1997 due to decreased loan demand during the three months ended December 31, 1997 and the Bank's decision to lower the points charged on loan originations to compete for loans. Rental income decreased by $18,000, or 45.0%, from $40,000 to $22,000 as the Bank consolidated its operations in its headquarters. The Bank recognized a gain of $11,000 on sale of foreclosed real estate during the three months ended December 31, 1996, as compared to a $2,000 loss during the three months ended December 31, 1997.

          Non-interest Expenses. Total non-interest expenses increased by $102,000, or 7.0%, from $1.5 million for the three months ended December 31, 1996 to $1.6 million for the three months ended December 31, 1997. Such increase was primarily due to an increase of $80,000, or 9.4%, in salaries and related expense, due primarily to the funding of a directors' retirement plan. The expense related to the directors' retirement plan is expected to decrease significantly beginning with the quarter ending March 31, 1998. Also contributing to the increase in non-interest expenses was a $48,000, or 154.8%, increase in advertising, as the Bank sought to increase both loan and deposit market share. During the three months ended December 31, 1997, the Bank established a provision for losses on foreclosed real estate of $13,000. Data processing expense increased by $9,000, or 9.8%, from $92,000 to $101,000, property and equipment expense increased by $11,000, or 14.1%, from $78,000 to $89,000, and professional fees increased by $15,000, or 107.1%, from $14,000 to $29,000. Offsetting the increase in total non-interest expenses was a $17,000, or 12.6%, decrease in occupancy expense from $135,000 to $118,000 due primarily to the expiration of the Arbutus lease in June 1997. The Bank closed its Arbutus branch in October 1996.

          Income Taxes. The Bank's income tax expense was $415,000 and $426,000 for the three months ended December 31, 1996 and 1997, respectively. The Bank's effective tax rates were 40.6% and 39.3% for the three months ended December 31, 1996 and 1997, respectively.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

          Net Income. The Bank had net income of $2.0 million for the year ended September 30, 1997, compared to net income of $1.2 million for the year ended September 30, 1996, representing an increase of $773,000, or 64.2%. The increase primarily was due to an increase in net interest income and a decrease in deposit insurance premiums, offset in part by a decrease in gain from the liquidation of a real estate development joint venture and an increased income tax provision.

          Net Interest Income. Net interest income was $9.1 million for the year ended September 30, 1997, as compared to $8.4 million for the year ended September 30, 1996, representing an increase of $707,000, or 8.4%. The increase was due primarily to an increase in the Bank's interest rate spread from 3.26% for the year ended September 30, 1996 to 3.41% for the year ended September 30, 1997. The Bank was able to improve its interest rate spread during the year ended September 30, 1997 by taking advantage of decreasing market interest rates as interest-bearing liabilities repriced more quickly during the year than did interest-earning assets. The ratio of average interest-earning assets to average interest-bearing liabilities increased from 104.99% for the year ended September 30, 1996 to 106.20% for the year ended September 30, 1997.

          Interest Income. Total interest income was $19.5 million for the year ended September 30, 1997, as compared to $19.1 million for the year ended September 30, 1996, representing an increase of $394,000, or 2.1%. Such increase was due primarily to a $7.2 million, or 3.0%, increase in the average balance of interest-earning assets during such year, offset in part by a 7 basis point decrease in the average yield on interest-earning assets.

          Interest on loans receivable increased by $146,000, or 1.1%, from $13.1 million for the year ended September 30, 1996 to $13.2 million for the year ended September 30, 1997. The increase was due primarily to an increase in the average balance of loans receivable of $6.6 million, or 4.4%, from $149.6 million for the year ended September 30, 1996 to $156.2 million for the year ended September 30, 1997. Such increase was offset, in part, by a 28 basis point decrease in the average yield on loans receivable, reflecting decreases in prevailing market interest rates. Interest on mortgage-backed securities increased by $119,000, or 5.2%, from $2.3 million for the year ended September 30, 1996 to $2.4 million for the year ended September 30, 1997. The increase was due primarily to a 24 basis point increase in the average yield on mortgage-backed securities. During the year ended September 30, 1997, the Bank purchased five- and seven-year callable mortgage-backed securities which earned higher rates than did the Bank's mortgage-backed securities that matured during the year, thereby allowing the Bank to increase the yield on mortgage-backed securities, notwithstanding that rates decreased during the year. Such increase also reflected a $504,000, or 1.4%, increase in the average balance of mortgage-backed securities from $36.9 million for the year ended September 30, 1996 to $37.4 million for the year ended September 30, 1997, as the Bank used excess liquidity to purchase mortgage-backed securities. Interest on investment securities (consisting of U.S. Government and agency securities, and for the year ended September 30, 1996, the Bank's investment in mutual funds) and FHLB stock increased by $438,000, or 18.0%, from $2.4 million for the year ended September 30, 1996 to $2.9 million for the year ended September 30, 1997. Such increase was due primarily to an increase in the average balance of investment securities and FHLB stock of $4.2 million, or 12.0%, from $35.0 million for the year ended September 30, 1996 to $39.2 million for the year ended September 30, 1997, as the Bank used excess liquidity to purchase investment securities. The increase in interest on investment securities and FHLB stock also was due to a 36 basis point increase in the average yield on investment securities and FHLB stock from 6.98% for the year ended September 30, 1996 to 7.34% for the year ended September 30, 1997, due to the Bank's purchasing investment securities with longer terms (generally three to five years) to maturity, which have higher rates than short-term securities. Interest on other interest-earning assets, which consist of interest-bearing deposits in other banks and federal funds sold, decreased by $310,000, or 25.4%, from $1.2 million for the year ended September 30, 1996 to $912,000 for the year ended September 30, 1997. Such decrease was due primarily to a $4.2 million, or 20.6%, decrease in the average balance of other interest-earning assets, as the Bank utilized excess liquidity to purchase investment securities and mortgage-backed securities and to a 36 basis point decrease in the average yield on other interest-earning assets due to declines in prevailing market interest rates. The Bank took this action in order to take advantage of the higher yield available on investment securities and mortgage-backed securities as compared to the yield available on interest-bearing deposits in other banks and federal funds sold.

          Interest Expense. Interest expense, which consists primarily of interest on deposits, decreased by $313,000, or 2.9%, from $10.6 million for the year ended September 30, 1996 to $10.3 million for the year ended September 30, 1997. Such decrease was due primarily to decreases in prevailing market interest rates, as the Bank was able to take advantage of decreasing market rates to lower its cost of funds. The average cost of the Bank's deposits decreased by 21 basis points from 4.64% for the year ended September 30, 1996 to 4.43% for the year ended September 30, 1997. The decrease in interest on deposits attributable to the rate decrease was offset, in part, by a $4.0 million, or 1.7%, increase after interest credited in the average balance of deposits from $228.9 million for the year ended September 30, 1996 to $232.9 million for the year ended September 30, 1997, primarily due to an increase in certificates of deposit, offset, in part, by a decrease in passbook savings deposits. The Bank made very limited use of FHLB advances during the year ended September 30, 1996, while no FHLB advances were utilized during the year ended September 30, 1997.

          Provision for Loan Losses. The Bank established provisions for loan losses of $434,000 and $286,000 for the years ended September 30, 1996 and 1997, respectively. The decrease in the provision for loan losses in 1997 reflected a decrease in the Bank's nonperforming loans. In establishing such provisions, management considered the levels of the Bank's nonperforming loans, which were $2.3 million and $1.8 million at September 30, 1996 and 1997, respectively, and the levels of the Bank's net charge-offs, which totaled $296,000 and $234,000 during the years ended September 30, 1996 and 1997, respectively.

          Other Income. Total other income decreased by $389,000, or 36.1%, from $1.1 million for the year ended September 30, 1996 to $687,000 for the year ended September 30, 1997. The decrease in other income primarily was attributable to a $652,000 gain from liquidation of a real estate development joint venture, consisting mostly of reversals of previously established valuation allowances, earned during the year ended September 30, 1996, while the Bank earned only $35,000 from such activities during the year ended September 30, 1997. The Bank has ceased real estate development activities and does not expect to earn income from this activity in future years. The Bank also earns income from servicing fees, fees and charges on loans and fees on transaction accounts; income from such activities remained relatively stable during the year ended September 30, 1997 as compared to the prior year. Also contributing to the decrease in other income was a decrease in gain on sale of foreclosed real estate from a gain of $112,000 for the year ended September 30, 1996 to a $1,000 loss during the year ended September 30, 1997. Offsetting the effects of these items was an increase in gain on sale of investment securities from a loss of $194,000 for the year ended September 30, 1996 to a gain of $51,000 for the year ended September 30, 1997. In addition, fees and charges on loans increased by $31,000, or 19.3%, from $161,000 for the year ended September 30, 1996 to $192,000 for the year ended September 30, 1997, and fees on transaction accounts increased by $12,000, or 7.7%, from $156,000 for the year ended September 30, 1996 to $168,000 for the year ended September 30, 1997, reflecting increases in the levels of loans and transaction accounts.

          Non-interest Expenses. Total non-interest expenses decreased by $896,000, or 14.2%, from $7.2 million for the year ended September 30, 1996 to $6.3 million for the year ended September 30, 1997. Such decrease was attributable primarily to a decrease in deposit insurance premiums. The Bank paid deposit insurance premiums of $1.9 million during the year ended September 30, 1996, while paying only $289,000 in deposit insurance premiums during the year ended September 30, 1997. The expense related to deposit insurance premiums during 1996 reflected the payment by the Bank of a one-time special assessment in the amount of $1.3 million assessed by the FDIC on all SAIF-insured institutions to capitalize the SAIF insurance fund of the FDIC up to the required reserve ratio. During the year ended September 30, 1996, the Bank paid continuing SAIF insurance premiums at a rate of 23 cents per $100 of SAIF deposits. However, that rate dropped to 6.4 cents per $100 effective January 1, 1997 through September 30, 1999 and, based on the Bank's current condition, will further decrease to 2.4 cents per $100 thereafter. This revised deposit insurance rate structure enabled the Bank to recognize a substantial reduction in deposit insurance premiums going forward. The largest component of non-interest expenses is salaries and related expense, which increased by $477,000, or 14.5%, from $3.3 million for the year ended September 30, 1996 to $3.7 million for the year ended

September 30, 1997, due primarily to the implementation and initial funding of a directors' retirement plan. Expenses related to the directors' retirement plan in future years are not expected to be as high as the initial funding costs.

          Management believes that salaries and related expense will increase in future periods as a result of the adoption of the ESOP and other stock benefit plans, if adopted. Furthermore, the Bank expects other expenses will increase as a result of the costs associated with being a public institution. Further, the Company expects to incur an expense, currently estimated to be $457,000, during the second quarter of calendar year 1998 in connection with the establishment of the Foundation. See "Risk Factors -- Establishment of the Foundation -- Impact on Earnings."

          Income Taxes. The Bank's income tax expense was $712,000 and $1.3 million for the years ended September 30, 1996 and 1997, respectively. The Bank's effective tax rates were 37.2% and 39.7% for the years ended September 30, 1996 and 1997, respectively.

LIQUIDITY AND CAPITAL RESOURCES

          Following the completion of the Stock Issuance, the Company initially will have no business other than that of the Bank and investing the net Offering proceeds retained by it. Management believes that the net proceeds to be retained by the Company, earnings on such proceeds and principal and interest payments on the ESOP loan, together with dividends that may be paid from the Bank to the Company following the Stock Issuance, will provide sufficient funds for its initial operations and liquidity needs; however, no assurance can be given that the Company will not have a need for additional funds in the future. The Bank will be subject to certain regulatory limitations with respect to the payment of dividends to the Company. See "Dividend Policy" and "Regulation -- Depository Institution Regulation -- Dividend Limitations." The Company intends to lend a portion of the net proceeds retained from the Offering to the ESOP to permit its purchase of Common Stock in the Offering. See "Use of Proceeds."

          At December 31, 1997, the Bank exceeded all regulatory minimum capital requirements. For a discussion of regulatory capital requirements, and see "Regulation -- Depository Institution Regulation -- Regulatory Capital Requirements." For information reconciling the Bank's retained earnings as reported in its financial statements at December 31, 1997 to its tangible, core and risk-based capital levels and compares such totals to the regulatory requirements, see Note 12 of Notes to Consolidated Financial Statements.

          For information regarding the Bank's actual, pro forma and minimum required capital ratios at December 31, 1997, see "Historical and Pro Forma Regulatory Capital Compliance." The Bank will, as a result of the Offering, have substantially increased capital. There can be no assurance, however, that the Company's sources of funds will be sufficient to satisfy the liquidity needs of the Company in the future.

          The Bank's primary sources of funds are deposits and proceeds from maturing investment securities and mortgage-backed securities and principal and interest payments on loans. While maturities and scheduled amortization of mortgage-backed securities and loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and other factors.

          The primary investing activity of the Bank are the origination of loans and the purchase of investment securities and mortgage-backed securities. During the three months ended December 31, 1997 and 1996 and the years ended September 30, 1997 and 1996, the Bank had $11.9 million, $11.2 million, $51.8 million and $61.4 million, respectively, of loan originations. During the three months ended December 31, 1997 and 1996 and the years ended September 30, 1997 and 1996, the Bank purchased investment securities in the amounts of $6.8 million, $3.7 million, $44.0 million and $41.0 million, respectively, and mortgage-backed securities in the amounts of $2.0 million, $0, $4.0 million and $11.6 million, respectively. Other investing activities include originations of loans and purchases of mortgage-backed securities. The primary financing activity of the Bank is the attraction of savings deposits.

          The Bank has other sources of liquidity if there is a need for funds. The Bank has the ability to obtain advances from the FHLB of Atlanta. In addition, the Bank maintains a portion of its investments in interest-bearing deposits at other financial institutions that will be available, if needed.

          The Bank is required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which may be changed at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required minimum ratio is currently 4.0%. The Bank's average daily liquidity ratio for the month of December 1997 was approximately 24.0%, which exceeded the required level for such period. Management of the Bank seeks to maintain a relatively high level of liquidity in order to retain flexibility in terms of investment opportunities and deposit pricing. Because liquid assets generally provide for lower rates of return, the Bank's relatively high liquidity will, to a certain extent, result in lower rates of return on assets.

          The Bank's most liquid assets are cash, interest-bearing deposits in other banks and federal funds sold, which are short-term, highly liquid investments with original maturities of less than three months that are readily convertible to known amounts of cash. The levels of these assets are dependent on the Bank's operating, financing and investing activities during any given period. At December 31, 1997, cash, interest-bearing deposits in other banks and federal funds sold totaled $2.9 million, $20.2 million and $5.8 million, respectively.

          The Bank anticipates that it will have sufficient funds available to meet its current commitments. Certificates of deposit which are scheduled to mature in less than one year at December 31, 1997 totaled $90.3 million. Based on past experience, management believes that a significant portion of such deposits will remain with the Bank. The Bank is a party to financial instruments with off-balance-sheet risk made in the normal course of business to meet the financing needs of its customers. These financial instruments are standby letters of credit, lines of credit and commitments to fund mortgage loans and involve to varying degrees elements of credit risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments express the extent of involvement the Bank has in this class of financial instruments and represents the Bank's exposure to credit loss from nonperformance by the other party.

          The Bank generally requires collateral or other security to support financial instruments with off-balance-sheet credit risk. At December 31, 1997, the Bank had commitments under standby letters of credit and lines of credit and commitments to originate mortgage loans of $2.7 million, $8.9 million and $1.6 million, respectively. See Note 3 of Notes to Consolidated Financial Statements.

          Another source of liquidity is anticipated net proceeds from the Offering. Following the completion of the Stock Issuance, the Bank will receive at least 50% of the net proceeds from the Offering. These funds are expected to be used by the Bank for its business activities, including investment in interest-earning assets.

IMPACT OF INFLATION AND CHANGING PRICES

          The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike most industrial companies, nearly all the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

          Earnings per Share. In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, which is effective for financial statements issued for periods ending after December 15, 1997. This Statement establishes standards for computing and presenting earnings per share ("EPS"). It replaces the presentation of primary EPS with a presentation of basic EPS. Management believes the adoption of this Statement will not have a significant effect on the Bank's EPS.

          Disclosure of Information About Capital Structure. In February 1997, the FASB issued SFAS No. 129, which establishes standards for disclosing information about capital structure. This Statement is effective for fiscal years ending after December 15, 1997. Management believes the adoption of this Statement will not have a material effect on the Bank's financial statements.

          Reporting Comprehensive Income. In June 1997, the FASB issued SFAS No. 130, which establishes standards for the reporting and display of comprehensive income and its components. This Statement is effective for fiscal years beginning after December 15, 1997. Management believes the adoption of this Statement will not have a material effect on the Bank's financial statements.

          Disclosures About Segments of an Enterprise and Related Income. In June 1997, the FASB issued SFAS No. 131, which establishes standards for the way public companies report information about operating segments in the annual and interim financial statements. This Statement is effective for fiscal years beginning after December 15, 1997. Management believes the adoption of this Statement will not have a material effect on the financial statements of the Bank.

          Employers Disclosures About Pensions and Other Postretirement Benefits. In February 1998, the FASB issued SFAS No. 132 which standardizes disclosure requirements for pensions and postretirement benefits. This statement is effective for fiscal years beginning after December 15, 1997. Management believes that adoption of this Statement will not have a material effect on the financial statements of the Bank.


                            BUSINESS OF THE COMPANY

          The Company will be organized at the direction of the Board of Directors of the Bank at the time of consummation of the Reorganization for the purpose of becoming a holding company to own all of the outstanding capital stock of the Bank. For additional information, see "BCSB Bankcorp, Inc."

          Immediately after consummation of the Reorganization and the Stock Issuance, it is expected that the only business activity of the Company will be owning all of the common stock of the Bank, investing the 50% of the net proceeds of the Offering retained by the Company and holding the note receivable from the ESOP. In the future, the Company may pursue other business activities, including the acquisition of other financial institutions, borrowing funds for investment in the Bank, diversification of operations, and mergers and acquisitions. There are, however, no current plans for such activities. The Company also may sell or issue a portion of its common stock, subject to applicable regulatory approvals, provided that the MHC maintains at least a majority of the common stock of the Company as long as the MHC remains in existence. The Company will own 100% of the common stock of the Bank. The Bank will not issue or sell common stock to persons other than the Company as long as the MHC is in existence. Initially, the Company will not maintain offices separate from those of the Bank or employ any persons other than their officers. Such officers will not be separately compensated for such service.

                              BUSINESS OF THE BANK

GENERAL

          The Bank's principal business consists of attracting deposits from the general public and investing these funds in loans secured by first mortgages on owner-occupied, single-family residences in the Bank's market area, and, to a lesser extent, other real estate loans, consisting of construction loans, single-family rental property loans and commercial real estate loans, and consumer loans, particularly automobile loans.

          The Bank derives its income principally from interest earned on loans, as well as interest earned on mortgagebacked securities and investment securities and non-interest income. The Bank's principal expenses are interest expense on deposits and non-interest expenses such as salaries and related expenses, deposit insurance and other miscellaneous expenses. Funds for these activities are provided principally by deposits, repayments of outstanding loans, mortgagebacked securities and investment securities and operating revenues.

MARKET AREA

          The Bank's market area consists of Baltimore County and Harford County, Maryland, which are part of the Baltimore metropolitan area. At December 31, 1997, management estimates that more than 95% of deposits and 90% of all lending came from its market area.

          The economy of the Bank's market area is diversified, with a mix of services, manufacturing, wholesale/retail trade, and federal and local government. Once the backbone of the regional economy, the manufacturing industry is relatively stable after almost two decades of decline. Baltimore County currently maintains 36 percent of the regional manufacturing base. Manufacturing in the market area is dominated by high technology, particularly within the defense industry. Similar to national trends, most of the job growth in the Bank's market area has been realized in service related industries, and service jobs account for the largest portion of the workforce. Based on the most recent data available, service jobs accounted for 32.8% of Baltimore County's employment in 1995 as compared to 30.5% in 1991. Comparatively, from 1991 to 1995, manufacturing jobs declined from 11.3% to 9.7% of Baltimore County's labor force.

          Based on data provided by the Maryland Department of Business and Economic Development, the Bank estimates the population of the market area to be 934,000, compared to a population of 874,000 in 1990. The median household income in Baltimore and Harford Counties are $36,000 and $39,000, respectively, compared to $36,000 for the State of Maryland and $29,000 for the United States as a whole.

LENDING ACTIVITIES

          General. The Bank's gross loan portfolio totaled $166.3 million at December 31, 1997, representing 66.4% of total assets at that date. At December 31, 1997, $106.9 million, or 64.3% of the Bank's gross loan portfolio, consisted of single-family, residential mortgage loans. Other loans secured by real estate include construction loans, single-family rental property and commercial real estate loans, which amounted to $7.9 million, $6.2 million and $10.0 million, respectively, or 4.8%, 3.7% and 6.0%, respectively, of the Bank's gross loan portfolio at December 31, 1997. The Bank also originates consumer loans, consisting primarily of automobile loans, as well as home equity lines of credit and savings account loans which totaled $30.3 million, $4.1 million and $754,000, respectively, or 18.2%, 2.5% and .5%, respectively, of the Bank's gross loan portfolio. In addition, the Bank originates a limited amount of loans pursuant to commercial lines of credit. At December 31, 1997, such loans amounted to $119,000, which was less than .1% of the Bank's gross loan portfolio.

          Loan Portfolio Composition. The following table sets forth selected data relating to the composition of the Bank's loan portfolio by type of loan at the dates indicated. At December 31, 1997, the Bank had no concentrations of loans exceeding 10% of gross loans other than as disclosed below.

                                                                                  At September 30,
                                  At December 31,      ---------------------------------------------------------------------
                                        1997                    1997                  1996                    1995
                                --------------------   --------------------   ----------------------   --------------------
                                 Amount        %        Amount        %        Amount        %         Amount         %
                                ---------   --------   ---------   --------   ---------   --------   -----------   --------
                                                                   (Dollars in thousands)
Real estate loans:
 Single-family residential
  (1)........................   $106,910      64.27%   $103,677      62.30%   $ 94,275      56.74%     $ 87,575      55.87%
 Single-family rental
  property loans.............      6,221       3.74       6,409       3.85       7,065       4.25         8,045       5.13
 Commercial..................      9,980       6.00      10,169       6.11      10,316       6.21        11,174       7.13
 Construction (2)............      7,941       4.77       8,645       5.19      11,427       6.87         7,065       4.51

Commercial lines of credit...        119        .07          60        .04         262        .16           234        .15

Consumer loans:
 Automobile..................     30,342      18.24      32,633      19.61      39,925      24.03        40,793      26.02
 Home equity lines of credit.      4,076       2.45       3,986       2.40       1,855       1.12           842        .54
 Savings account.............        754        .46         825        .50       1,029        .62         1,022        .65
                                --------    -------    --------    -------    --------    -------      --------    -------
                                 166,343     100.00%    166,404     100.00%    166,154     100.00%      156,750     100.00%
                                             ======                 ======                 ======                   ======
Less:
 Undisbursed portion of
  loans in process...........      2,271                  2,807                  5,088                    3,425
 Deferred loan origination
  fees.......................        541                    567                    823                    1,166
 Unearned interest...........      3,016                  3,376                  4,757                    5,576
 Allowance for loan losses...        983                    978                    926                      788
                                --------               --------               --------                 --------
  Total......................   $159,532               $158,676               $154,560                 $145,795
                                ========               ========               ========                 ========
                                             At September 30,
                                -----------------------------------------
                                       1994                  1993
                                --------------------   ------------------
                                Amount        %        Amount       %
                                -------       ---      --------     -----
Real estate loans:
 Single-family residential
  (1)........................   $ 82,594      59.86%   $ 95,546    67.69%
 Single-family rental
  property loans.............      8,593       6.23       9,456     6.70
 Commercial..................     10,921       7.91      12,060     8.54
 Construction (2)............      9,853       7.14       9,707     6.87

Commercial lines of credit...        110        .08          65      .05

Consumer loans:
 Automobile..................     24,797      17.97      13,395     9.48
 Home equity lines of credit.        125        .09          --       --
 Savings account.............        995        .72       1,019      .72
                                --------    -------    --------   ------
                                 137,988     100.00%    141,248   100.00%
                                            =======               ======
Less:
 Undisbursed portion of
  loans in process...........      3,509                  1,612
 Deferred loan origination
  fees.......................      1,539                  2,180
 Unearned interest...........      3,188                  1,446
 Allowance for loan losses...        542                    613
                                --------               --------
  Total......................   $129,210               $135,397
                                ========               ========

--------------
  (1)    Includes fixed-rate second mortgage loans.
  (2)    Includes acquisition and development loans.

    Loan Maturity Schedules. The following table sets forth certain information at September 30, 1997 regarding the dollar amount of loans maturing in the Bank's portfolio based on their contractual terms to maturity, including scheduled repayments of principal. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. The table does not include any estimate of prepayments which significantly shorten the average life of mortgage loans and may cause the Bank's repayment experience to differ from that shown below.

                                                                                Due After       Due After
                                 Due During the Year Ending     Due After       5 Through       10 Through
                                     September 30,              3 Through        10 Years        15 Years      Due After 15
                                --------------------------    5 Years After        After           After       Years After
                                                                September        September       September      September
                                 1998      1999       2000      30, 1997         30, 1997        30, 1997        30, 1997
                                -------   -------   -------   -------------   -------------   -------------   ------------
                                                                                   (In thousands)
Real estate loans:
 Single-family residential...   $ 7,500   $ 7,886   $ 7,770         $12,871         $25,166         $18,627        $23,857
 Single-family rental
  property...................       274       290       292             573           1,455           1,563          1,962
  Commercial.................       641       700       735           1,470           2,859           2,269          1,495
  Construction...............     4,144        54        97             133             435             632          3,150
Commercial  lines of credit..        60        --        --              --              --              --             --
Consumer:
 Automobiles.................     9,354     8,635     6,694           6,295           1,634              21             --
 Home equity.................        --        --        --              --              --              --          3,986
 Savings accounts............       468       233       124              --              --              --             --
                                -------   -------   -------         -------         -------         -------        -------
  Total......................   $22,441   $17,798   $15,712         $21,342         $31,549         $23,112        $34,450
                                =======   =======   =======         =======         =======         =======        =======
                                   Total
                                  -----
Real estate loans:
 Single-family residential...   $103,677
 Single-family rental
  property...................      6,409
  Commercial.................     10,169
  Construction...............      8,645
Commercial  lines of credit..         60
Consumer:
 Automobiles.................     32,633
 Home equity.................      3,986
 Savings accounts............        825
                                --------
  Total......................   $166,404
                                ========

  The following table sets forth at September 30, 1997, the dollar amount of all loans due one year or more after September 30, 1997 which have predetermined interest rates and have floating or adjustable interest rates.

                                    Predetermined     Floating or
                                        Rate        Adjustable Rates
                                    -------------   ----------------
                                            (In thousands)
Real estate loans:
 Single-family residential.......        $ 88,506            $ 7,671
 Single-family rental property...           2,287              3,848
 Commercial......................           6,733              2,795
 Construction....................           4,501                 --
Commercial lines of credit.......              --                 --
Consumer:
 Automobiles.....................          23,279                 --
 Home equity.....................           3,986                 --
 Savings accounts................             357                 --
                                         --------            -------
  Total..........................        $129,649            $14,314
                                         ========            =======

          Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Bank the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when current mortgage loan market rates are substantially lower than rates on existing mortgage loans.

          Originations, Purchases and Sales of Loans. The Bank generally has authority to originate and purchase loans secured by real estate located throughout the United States. Consistent with its emphasis on being a community-oriented financial institution, the Bank concentrates its lending activities in its market area.

          The following table sets forth certain information with respect to the Bank's loan origination, purchase and sale activity for the periods indicated.

                                           Three Months Ended
                                             December 31,                Year Ended September 30,
                                           ------------------            ------------------------
                                            1997      1996      1997        1996          1995
                                           -------   -------   -------   -----------   ----------
                                                         (In thousands)
Loans originated:
 Real estate loans:
  Single-family residential.............   $ 8,323   $ 6,863   $22,507       $27,594      $13,727
  Single-family rental property loans...        --        15       135           157          249
  Commercial............................        --        --     1,650            91          282
  Construction..........................        --       789     1,228         2,969        3,045
 Commercial lines of credit.............        59         1        --            68          132
 Consumer loans:
  Automobiles...........................     2,484     2,776    14,070        21,677       33,334
  Home equity...........................       922       740    11,871         8,347        4,092
  Savings account.......................       110        48       319           495          488
                                           -------   -------   -------       -------      -------
   Total loans originated...............   $11,898   $11,232   $51,780       $61,398      $55,349
                                           =======   =======   =======       =======      =======
Loans purchased:
 Real estate loans......................   $    --   $    --   $    --       $    --      $    --
 Other loans............................        --        --        --            --           --
                                           -------   -------   -------       -------      -------
   Total loans purchased................   $    --   $    --   $    --       $    --      $    --
                                           =======   =======   =======       =======      =======
Loans sold:
 Whole loans............................   $    --   $    --   $    --       $    --      $    --
 Participation loans....................       133       225       225         4,914           94
                                           -------   -------   -------       -------      -------
   Total loans sold.....................   $   133   $   225   $   225       $ 4,914      $    94
                                           =======   =======   =======       =======      =======

          The Bank's loan originations are derived from a number of sources, including referrals by realtors or automobile dealers, depositors and borrowers and advertising, as well as walk-in customers. The Bank's solicitation programs consist of advertisements in local media, in addition to occasional participation in various community organizations and events. Real estate loans are originated by the Bank's loan personnel. All of the Bank's loan personnel are salaried, and the Bank does not compensate loan personnel on a commission basis for loans originated. With the exception of applications for automobile loans, which loans may be originated on an indirect basis through a limited number of approved dealers, loan applications are accepted at the Bank's offices. The Bank has not purchased loans in the past five years and has no plans to purchase loans in the future.

          The Bank has not sold whole loans in recent years. However, the Bank occasionally sells participation interests in large acquisition and development loans to reduce its risk on any individual loan and to comply with regulatory loans-to-one borrower limitations. The Bank sold loan participations totaling $133,000, $225,000, $225,000, $4.9 million and $94,000 during the three months ended December 31, 1997 and 1996 and the years ended September 30, 1997, 1996 and 1995, respectively.

          Loan Underwriting Policies. The Bank's lending activities are subject to the Bank's written, non-discriminatory underwriting standards and to loan origination procedures prescribed by the Bank's Board of Directors and its management. Detailed loan applications are obtained to determine the borrower's ability to repay, and the more significant items on these applications are verified through the use of credit reports, financial statements and confirmations. Real estate loans up to $400,000, as well as all requests for lines of credit up to $25,000, may be approved by the Bank's Loan Committee, which consists of the Bank's President and two outside directors and meets
weekly.   All loans in excess of these amounts must be approved by the full
Board of Directors. Individual officers of the Bank have been granted authority by the Board of Directors to approve consumer loans up to varying specified dollar amounts, depending upon the type of loan. Automobile loans are approved by the Bank's car loan manager or assistant manager and reviewed by the Bank's Vice President who supervises lending operations.

          Applications for single-family real estate loans generally are underwritten and closed in accordance with the standards of FHLMC and FNMA. Upon receipt of a loan application from a prospective borrower, a credit report and verifications are ordered to verify specific information relating to the loan applicant's employment, income and credit standing. If a proposed loan is to be secured by a mortgage on real estate, an appraisal of the real estate is undertaken by an appraiser approved by the Bank and licensed by the State of Maryland. In the case of single-family residential mortgage loans, except when the Bank becomes aware of a particular risk of environmental contamination, the Bank generally does not obtain a formal environmental report on the real estate at the time a loan is made. A formal environmental report may be required in connection with commercial real estate loans, and the Bank obtains a Phase I environmental study in connection with its underwriting of acquisition and development loans.

          It is the Bank's policy to record a lien on the real estate securing a loan and to obtain title insurance or an attorney's certification which ensures that the property is free of prior encumbrances and other possible title defects. Borrowers must also obtain hazard insurance policies prior to closing and, when the property is in a flood plain as designated by Federal Emergency Management Agency, pay flood insurance policy premiums.

          With respect to single-family residential mortgage loans, the Bank makes a loan commitment of between 30 and 60 days for each loan approved. If the borrower desires a longer commitment, the commitment may be extended for good cause and upon written approval. No fees are charged in connection with the issuance of a commitment letter. The interest rate is guaranteed until closing.

          The Bank is permitted to lend up to 95% of the lesser of the appraised value or the purchase price of the real property securing a mortgage loan. However, if the amount of a residential loan originated or refinanced exceeds 80% of the appraised value, the Bank's policy is to obtain private mortgage insurance at the borrower's expense on the principal amount of the loan. The Bank will make a single-family residential mortgage loan with up to a 95% loan-
to-value ratio if the required private mortgage insurance is obtained.   The
Bank generally limits the loan-to-value ratio on commercial real estate mortgage loans to 75%, although the loan-to-value ratio on commercial real estate loans in limited circumstances has been as high as 80%. The Bank limits the loan-to-value ratio on single-family rental property loans to 80%. Home equity loans are made in amounts which, when added to any senior indebtedness, do not exceed 80% of the value of the property.

          Under applicable law, with certain limited exceptions, loans and extensions of credit by a savings institution to a person outstanding at one time shall not exceed 15% of the institution's unimpaired capital and surplus. Loans and extensions of credit fully secured by readily marketable collateral may comprise an additional 10% of unimpaired capital and surplus. Under these limits, the Bank's loans to one borrower were limited to $3.7 million at December 31, 1997.

Applicable law additionally authorizes savings institutions to make loans to one borrower, for any purpose, in an amount not to exceed $500,000 or in an amount not to exceed the lesser of $30,000,000 or 30% of unimpaired capital and surplus to develop residential housing, provided: (i) the purchase price of each single-family dwelling in the development does not exceed $500,000; (ii) the savings institution is and continues to be in compliance with its fully phased-in regulatory capital requirements; (iii) the loans comply with applicable loan-to-value requirements; (iv) the aggregate amount of loans made under this authority does not exceed 150% of unimpaired capital and surplus; and (v) the Director of OTS, by order, permits the savings institution to avail itself of this higher limit. At December 31, 1997, the Bank had no lending relationships in excess of the loans-to-one-borrower limit. At December 31, 1997, the Bank's largest lending relationship was a $3.0 million relationship consisting of a commercial real estate loan and a one-third participation interest in a loan and letter of credit. The Bank had a $1.6 million loan to a developer to acquire and develop land for sale to builders who will construct single-family residences. The Bank also issued $1.4 million in letters of credit to this borrower, but sold a $722,000 participation interest in one letter of credit to another bank, resulting in total potential exposure of $680,000. As of December 31, 1997, 30 of the 116 developed lots had been sold, and all 116 lots were developed. This borrower also had a $560,000 loan secured by commercial real estate. At December 31, 1997, the loans were current and performing in accordance with its terms.

          Interest rates charged by the Bank on loans are affected principally by competitive factors, the demand for such loans and the supply of funds available for lending purposes. These factors are, in turn, affected by general economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and government budgetary matters.

          Single-Family Residential Real Estate Lending. The Bank historically has been and continues to be an originator of single-family, residential real estate loans in its market area. At December 31, 1997, single-family, residential mortgage loans, excluding single-family rental property loans and home equity loans, totaled $106.9 million, or 64.3% of the Bank's gross loan portfolio.

          The Bank originates fixed-rate mortgage loans at competitive interest rates. At December 31, 1997, the Bank had $100.5 million of fixed-rate single-family mortgage loans, which amounted to 88.8% of the Bank's single-family mortgage loans. The Bank emphasizes the origination of fixed-rate single-family residential mortgage loans with maturities of 15 years or less by offering more competitive rates on these loans as compared to the rates it offers on fixed-rate mortgage loans with terms in excess of 15 years.

          The Bank also offers adjustable-rate, single-family residential mortgage loans. As of December 31, 1997, $12.6 million, or 11.2% of the Bank's single-family mortgage loans carried adjustable rates. After the initial term, the rate adjustments on the Bank's adjustable-rate loans are indexed to a rate which adjusts annually based upon changes in an index based on the weekly average yield on U.S. Treasury securities adjusted to a constant comparable maturity of one year, as made available by the Federal Reserve Board. The interest rates on most of the Bank's adjustable-rate mortgage loans are adjusted once a year, and the Bank offers loans that have an initial adjustment period of one, three or five years. The maximum adjustment is 2% per adjustment period with a maximum aggregate adjustment of 6% over the life of the loan. The Bank offers adjustable-rate mortgage loans that provide for initial rates of interest below the rates that would prevail when the index used for repricing is applied,
i.e., "teaser" rates.   All of the Bank's adjustable-rate loans require that any
payment adjustment resulting from a change in the interest rate be sufficient to result in full amortization of the loan by the end of the loan term and, thus, do not permit any of the increased payment to be added to the principal amount of the loan, known as "negative amortization."

          The retention of adjustable-rate loans in the Bank's portfolio helps reduce the Bank's exposure to increases in prevailing market interest rates. However, there are unquantifiable credit risks resulting from potential increases in costs to borrowers in the event of upward repricing of adjustable-rate loans. It is possible that during periods of rising interest rates, the risk of default on adjustable-rate loans may increase due to increases in interest costs to borrowers. Further, although adjustable-rate loans allow the Bank to increase the sensitivity of its interest-earning assets to changes in interest rates, the extent of this interest sensitivity is limited by the initial fixed-rate period before the first adjustment and the lifetime interest rate adjustment limitations. Accordingly, there can be no assurance that yields on the Bank's adjustable-rate loans will fully adjust to compensate for increases in the Bank's cost of funds. Finally, adjustable-rate loans increase the Bank's exposure to decreases in prevailing market interest rates, although decreases in the Bank's cost of funds tend to offset this effect.

          Single-family Rental Property Loans.   The Bank also offers single-
family residential mortgage loans secured by properties that are not owner-occupied, although it has significantly reduced the originations of such loans during the past five years. As of December 31, 1997, single-family rental property loans totaled $6.2 million, or 3.7%, of the Bank's gross loan portfolio. Originations of single-family rental property loans were $0, $15,000, $135,000, $157,000 and $249,000 for the three months ended December 31,
1997 and 1996 and the years ended September 30, 1997, 1996 and 1995,
respectively.   Single-family residential mortgage loans secured by nonowner-
occupied properties are made on a fixed-rate or an adjustable-rate basis and carry interest rates generally from .5% to 1.0% above the rates charged on comparable loans secured by owner-occupied properties. The maximum term on such loans is 20 years.

          Construction Lending. A substantial portion of the Bank's construction loans are originated for the construction of owner-occupied, single-family dwellings in the Bank's primary market area. Residential construction loans are offered primarily to individuals building their primary or secondary residence, as well as to selected local developers to build single-family dwellings. Generally, loans to owner/occupants for the construction of owner-occupied, single-family residential properties are originated in connection with the permanent loan on the property and have a construction term of up to 12 months. Such loans are offered on a fixed-rate or adjustable-rate basis. Interest rates on residential construction loans made to the owner/occupant have interest rates during the construction period equal to the same rate on the permanent loan selected by the customer. Interest rates on residential construction loans to builders are set at the prime rate plus a margin of between .5% and 1.5%. Interest rates on commercial construction loans are based on the prime rate plus a negotiated margin of between .5% and 1.5% and adjust monthly, with construction terms generally not exceeding 18 months. Advances are made on a percentage of completion basis. At December 31, 1997, $7.9 million, or 4.8%, of the Bank's gross loan portfolio consisted of construction loans, virtually all of which was secured by single-family residences.

          Prior to making a commitment to fund a loan, the Bank requires both an appraisal of the property by appraisers approved by the Board of Directors and a study of projected construction costs. The Bank also reviews and inspects each project at the commencement of construction and as needed prior to disbursements during the term of the construction loan.

          The Bank's originations of construction loans have declined in recent years. Recent consolidation within the building industry and the increasing presence in the Bank's market of large builders that are not locally based have limited the Bank's ability to compete for some loans to builders because the Bank's loans-to-one-borrower limitation limits its ability to meet the volume requirements of the large builders. The Bank's construction loans totaled $7.9 million, $8.6 million, $11.4 million, $7.1 million, $9.8 million and $9.7 million at December 31, 1997 and September 30, 1997, 1996, 1995, 1994 and 1993,
respectively, and construction loan originations were $0, $789,000, $1.2 million, $3.0 million and $3.0 million during the three months ended December 31, 1997 and 1996 and the years ended September 30, 1997, 1996 and 1995, respectively.

          On occasion, the Bank makes acquisition and development loans to local developers to acquire and develop land for sale to builders who will construct single-family residences. Acquisition and development loans, which are considered by the Bank to be construction loans, are made at a rate that adjusts monthly, based on the prime rate plus a negotiated margin, for terms of up to three years. Interest only is paid during the term of the loan, and the principal balance of the loan is paid down as developed lots are sold to builders. Generally, in connection with acquisition and development loans, the Bank issues a letter of credit to secure the developer's obligation to local governments to complete certain work. If the developer fails to complete the required work, the Bank would be required to fund the cost of completing the work up to the amount of the letter of credit. Letters of credit generate fee income for the Bank but create additional risk. See "Risk Factors -- Risks Related to Certain Types of Lending and Credit Enhancements."

At December 31, 1997, the Bank had two such loans outstanding totaling $2.2 million. All acquisition and development loans were performing in accordance with their terms at such date.

          Construction financing generally is considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate and the borrower is unable to meet the Bank's requirements of putting up additional funds to cover extra costs or change orders, then the Bank will demand that the loan be paid off and, if necessary, institute foreclosure proceedings, or refinance the loan. If the estimate of value proves to be inaccurate, the Bank may be confronted, at or prior to the maturity of the loan, with collateral having a value which is insufficient to assure full repayment. The Bank has sought to minimize this risk by limiting construction lending to qualified borrowers (i.e., borrowers who satisfy all credit requirements and whose loans satisfy all other underwriting standards which would apply to the Bank's permanent mortgage loan financing for the subject property) in the Bank's market area. On loans to builders, the Bank works only with selected builders with whom it has experience and carefully monitors the creditworthiness of the builders.

          Commercial Real Estate Lending. The Bank's commercial real estate loan portfolio includes loans to finance the acquisition of small office buildings, churches, medical condominiums, small shopping centers and small commercial and industrial buildings. Such loans generally range in size from $100,000 to $1 million, with the largest having an outstanding principal balance of $864,000 at December 31, 1997. At December 31, 1997, the Bank had $10.0 million of commercial real estate loans, which amounted to 6.0% of the Bank's gross loan portfolio. Commercial real estate loans are originated on a fixed-rate or adjustable-rate basis with terms of up to 20 years at a rate that is at least 1% above the rate charged by the Bank on single-family residential mortgage loans having comparable terms and interest rate adjustment periods.

          Commercial real estate lending entails significant additional risks as compared with single-family residential property lending. Commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers. The payment experience on such loans typically is dependent on the successful operation of the real estate project, retail establishment or business. These risks can be significantly impacted by supply and demand conditions in the market for office and retail space and, as such, may be subject to a greater extent to adverse conditions in the economy generally. To minimize these risks, the Bank generally limits itself to its market area or to borrowers with which it has prior experience or who are otherwise known to the Bank. It is the Bank's policy generally to obtain annual financial statements of the business of the borrower or the project for which commercial real estate loans are made. In addition, in the case of commercial real estate loans made to a partnership or a corporation, the Bank seeks, whenever possible, to obtain personal guarantees and annual financial statements of the principals of the partnership or corporation.

          Commercial Lines of Credit. On a limited basis and as an accommodation to its customers, the Bank offers lines of credit to small businesses. Loans in amounts of up to $25,000 are made on an unsecured basis at an adjustable rate equal to the prime rate plus a margin of 2%. Up to an additional $25,000 may be loaned, provided the additional amount is secured.
The secured portion of the loan is made at an adjustable rate equal to the prime rate plus a margin of 1%. At December 31, 1997, the Bank had $119,000 of outstanding loans and commitments to fund $206,000 in loans pursuant to unused lines of credit.

          Consumer Lending. The consumer loans currently in the Bank's loan portfolio consist of automobile loans, home equity lines of credit and loans secured by savings deposit.

          Because of the higher credit risk entailed in automobile lendings the Bank has decreased its emphasis on automobile loans during the years ended September 30, 1996 and 1997 and the three months ended December 31, 1997.

Nevertheless, such loans continue to constitute a significant portion of the Bank's loan portfolio, totaling $30.3 million, or 18.2% of the Bank's gross loan portfolio, at December 31, 1997.

          Automobile loans are secured by both new and used cars and, depending on the creditworthiness of the borrower, may be made for up to 90% of the "sticker price" or purchase price, whichever is lower, or, with respect to used automobiles, the loan values as published by a wholesale value listing utilized by the automobile industry. Automobile loans are made directly to the borrower-owner or indirectly, where the financing is arranged by the car dealer. Management of the Bank estimates that approximately 80% of automobile loans are originated on an indirect basis through various dealerships located in its market area. Automobile loans originated on an indirect basis are considered to entail greater credit risk than automobile loans originated on a direct basis. See "Risk Factors -- Risks Related to Certain Types of Lending and Credit
Enhancements."   New and relatively new cars (less than two years old or 20,000 miles or less) are financed for a period generally of up to five years, while used cars are financed for a period generally of up to four years, or less, depending on the age of the car. Collision insurance is required for all automobile loans. The Bank also maintains a blanket collision insurance policy that provides insurance for any borrower who allows his insurance to lapse. Any expense under the blanket insurance policy of covering a borrower is billed to the borrower.

          The Bank recently has begun placing greater emphasis on the origination of second mortgage loans and home equity lines of credit. As of December 31, 1997, home equity lines of credit totaled $4.1 million, or 2.5% of the Bank's gross loan portfolio. Second mortgage loans are made at fixed rates and for terms of up to 15 years and totaled $13.9 million, or 8.4% of the Bank's gross loans at December 31, 1997.

          The Bank's home equity lines of credit currently have adjustable interest rates tied to the prime rate and are offered anywhere from as low as
the prime rate less .25% up to the prime rate.   The interest rate may not
adjust to a rate higher than 18%. The home equity lines of credit require monthly payments until the loan is paid in full, with a loan term not to exceed 20 years. The minimum monthly payment is 1.5% of the outstanding principal balance. Home equity lines of credit are secured by subordinate liens against residential real property. The Bank requires that fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least sufficient to cover its loan.

          The Bank makes savings account loans for up to 90% of the depositor's savings account balance. The interest rate is normally 2.0% above the rate paid on a passbook savings account, and the account must be pledged as collateral to secure the loan. Interest generally is billed on a monthly basis. At December 31, 1997, savings account loans accounts totaled $754,000, or .5% of the Bank's gross loan portfolio.

          Consumer lending affords the Bank the opportunity to earn yields higher than those obtainable on single-family residential lending. However, consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans which are unsecured or secured by rapidly depreciable assets. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by events such as job loss, divorce, illness or personal bankruptcy. Indirect automobile lending generally is considered to entail greater risk than direct automobile lending due to the higher down payments generally made by direct borrowers and the level of sophistication of the borrowers.

          Loan Fees and Servicing. The Bank receives fees in connection with late payments and for miscellaneous services related to its loans. The Bank also charges fees in connection with loan originations typically from 0 to 3 points (one point being equal to 1% of the loan amount) on residential mortgage loan originations. The Bank generally does not service loans for others, except for participation loans originated and sold by the Bank with servicing retained, and earns minimal income from this activity.

          Nonperforming Loans and Other Problem Assets. It is management's policy to continually monitor its loan portfolio to anticipate and address potential and actual delinquencies. When a borrower fails to make a payment on a loan, the Bank takes immediate steps to have the delinquency cured and the loan restored to current status. Loans which are past due 15 days incur a late fee of 5% of principal and interest due. As a matter of policy, the Bank will send a late notice to the borrower after the loan has been past due 15 days and again after 30 days. If payment is not promptly received, the borrower is contacted again, and efforts are made to formulate an affirmative plan to cure the delinquency. Generally, after any loan is delinquent 90 days or more, formal legal proceedings are commenced to collect amounts owed. In the case of automobile loans, late notices are sent after loans are ten days delinquent, and the collateral is seized after a loan is delinquent 60 days. Repossessed cars subsequently are sold at auction.

          Loans generally are placed on nonaccrual status if the loan becomes past due more than 90 days, except in instances where in management's judgment there is no doubt as to full collectibility of principal and interest, or management concludes that payment in full is not likely. Consumer loans are generally charged off, or any expected loss is reserved for, after they become more than 120 days past due. All other loans are charged off when management concludes that they are uncollectible. See Note 1 of Notes to Financial Statements.

          Real estate acquired by the Bank as a result of foreclosure is classified as real estate acquired through foreclosure until such time as it is sold. When such property is acquired, it is initially recorded at the lower of cost or estimated fair value and subsequently at the lower of book value or fair value less estimated costs to sell. Costs relating to holding such real estate are charged against income in the current period, while costs relating to improving such real estate are capitalized until a saleable condition is reached. Any required write-down of the loan to its fair value less estimated selling costs upon foreclosure is charged against the allowance for loan losses. See Note 1 of Notes to Financial Statements.

          The following table sets forth information with respect to the Bank's nonperforming assets at the dates indicated.



                                                          At                         At September 30
                                                     December 31,    -----------------------------------------------
                                                         1997         1997      1996      1995      1994      1993
                                                     ------------    -------   -------   -------   -------   -------
                                                                             (In thousands)

Loans accounted for on  a nonaccrual basis: (1)
  Real estate:
    Single-family residential.....................         $1,528    $1,757    $2,056    $  717    $1,000    $2,568
    Single-family rental property.................             --        --        --        --        --        --
    Commercial....................................             --        86       231       188        47        51
    Construction..................................             --        --        --        --        --        31
  Commercial lines of credit......................             --        --        --        --        --        --
  Consumer........................................             --        --        --        --        --        --
                                                           ------    ------    ------    ------    ------    ------
    Total.........................................         $1,528    $1,843    $2,287    $  905    $1,047    $2,650
                                                           ======    ======    ======    ======    ======    ======

Accruing loans which are contractually past due
  90 days or more:
  Real estate:
    Single-family residential.....................         $   --    $   --    $   --    $   --    $   --    $   --
    Single-family rental property.................             --        --        --        --        --        --
    Commercial....................................             --        --        --        --        --        --
    Construction..................................             --        --        --        --        --        --
  Commercial lines of credit......................             --        --        --        --        --        --
  Consumer........................................             --        --        --        --        --        --
                                                           ------    ------    ------    ------    ------    ------
    Total.........................................         $   --    $   --    $   --    $   --    $   --    $   --
                                                           ======    ======    ======    ======    ======    ======
    Total non-performing loans....................         $1,528    $1,843    $2,287    $  905    $1,047    $2,650
                                                           ======    ======    ======    ======    ======    ======

Percentage of gross loans.........................           0.92%     1.11%     1.38%     0.58%     0.76%     1.88%
                                                           ======    ======    ======    ======    ======    ======
Percentage of total assets........................           0.61%     0.73%     0.88%     0.38%     0.48%     1.22%
                                                           ======    ======    ======    ======    ======    ======
Other non-performing assets (2)...................         $  136    $   61    $  489    $1,410    $2,011    $1,926
                                                           ======    ======    ======    ======    ======    ======
Loans modified in troubled debt  restructuring....         $   --    $   --    $   --    $   --    $   --    $   --
                                                           ======    ======    ======    ======    ======    ======

----------------------
(1) Non-accrual status denotes loans on which, in the opinion of management, the collection of additional interest is unlikely. Payments received on a non-accrual loan are either applied to the outstanding principal balance or recorded as interest income, depending on management's assessment of the collectibility of the loan.
(2) Other nonperforming assets include the Bank's inventory of repossessed cars, and at September 30, 1996, 1995, 1994 and 1993, real estate developed and held for sale.

     During the three months ended December 31, 1997 and the year ended September 30, 1997, gross interest income of $70,000 and $97,000, respectively, would have been recorded on loans accounted for on a nonaccrual basis if the loans had been current throughout the year. Interest on such loans included in income during the three months ended December 31, 1997 and the year ended September 31, 1997 amounted to $24,000 and $30,000, respectively.

     At December 31, 1997, the Bank had no loans which were not classified as non-accrual, 90 days past due or restructured but where known information about possible credit problems of borrowers caused management to have serious concerns as to the ability of the borrowers to comply with present loan repayment terms and may result in disclosure as nonaccrual, 90 days past due or restructured.

     At December 31, 1997, nonaccrual loans consisted of 23 single-family residential mortgage loans aggregating $1.5 million.

     Real estate acquired through foreclosure is initially recorded at the lower of cost or estimated fair value and subsequently at the lower of book value or fair value less estimated costs to sell. Fair value is defined as the amount in cash or cash-equivalent value of other consideration that a real estate parcel would yield in a current sale between a willing buyer and a willing seller, as measured by market transactions. If a market does not exist, fair value of the item is estimated based on selling prices of similar items in active markets or, if there are no active markets for similar items, by discounting a forecast of expected cash flows at a rate commensurate with the risk involved. Fair value is generally determined through an appraisal at the time of foreclosure. The Bank records a valuation allowance for estimated selling costs of the property immediately after foreclosure. Subsequent to foreclosure, real estate acquired through foreclosure is periodically evaluated by management and an allowance for loss is established if the estimated fair value of the property, less estimated costs to sell, declines. At December 31, 1997, the Bank had $119,000 real estate owned, which consisted of one single-family residence. The Bank also had $17,000 of other nonperforming assets, which consisted of the Bank's inventory of repossessed cars.

     Federal regulations require savings institutions to classify their assets on the basis of quality on a regular basis. An asset meeting one of the classification definitions set forth below may be classified and still be a performing loan. An asset is classified as substandard if it is determined to be inadequately protected by the current retained earnings and paying capacity of the obligor or of the collateral pledged, if any. An asset is classified as doubtful if full collection is highly questionable or improbable. An asset is classified as loss if it is considered uncollectible, even if a partial recovery could be expected in the future. The regulations also provide for a special mention designation, described as assets which do not currently expose a savings institution to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management's close attention. Such assets designated as special mention may include nonperforming loans consistent with the above definition. Assets classified as substandard or doubtful require a savings institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, a savings institution must either establish a specific allowance for loss in the amount of the portion of the asset classified loss, or charge off such amount. Federal examiners may disagree with a savings institution's classifications. If a savings institution does not agree with an examiner's classification of an asset, it may appeal this determination to the OTS Regional Director. The Bank regularly reviews its assets to determine whether any assets require classification or re-classification. At December 31, 1997, the Bank had $2.6 million in classified assets consisting of $887,000 in assets classified as special mention, $1.5 million in assets classified as substandard, no assets classified as doubtful and $56,000 in assets classified as loss. Special mention assets consisted of 14 single-family residential mortgage loans 60 to 89 days delinquent at December 31, 1997, and substandard assets consisted of the $1.5 million in nonaccrual loans described above.

     Allowance for Loan Losses. In originating loans, the Bank recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. It is management's policy to maintain an adequate allowance for loan losses based on, among other things, the Bank's and the industry's historical loan loss experience, evaluation of economic conditions, regular reviews of delinquencies and loan portfolio quality and evolving standards imposed by federal bank examiners. The Bank increases its allowance for loan losses by charging provisions for loan losses against the Bank's income.

     Management will continue to actively monitor the Bank's asset quality and allowance for loan losses. Management will charge off loans and properties acquired in settlement of loans against the allowances for losses on such loans and such properties when appropriate and will provide specific loss allowances when necessary. Although management believes it uses the best information available to make determinations with respect to the allowances for losses and believes such allowances are adequate, future adjustments may be necessary if economic conditions differ substantially from the economic conditions in the assumptions used in making the initial determinations.

     The Bank's methodology for establishing the allowance for loan losses takes into consideration probable losses that have been identified in connection with specific assets as well as losses that have not been identified but can be expected to occur. Management conducts regular reviews of the Bank's assets and evaluates the need to establish allowances on the basis of this review. Allowances are established by the Board of Directors on a monthly basis based on an assessment of risk in the Bank's assets taking into consideration the composition and quality of the portfolio, delinquency trends, current charge-off and loss experience, loan concentrations, the state of the real estate market, regulatory reviews conducted in the regulatory examination process and economic conditions generally. Additional provisions for losses on loans are made in order to bring the allowance to a level deemed adequate. Specific reserves will be provided for individual assets, or portions of assets, when ultimate collection is considered improbable by management based on the current payment status of the assets and the fair value of the security. At the date of foreclosure or other repossession, the Bank would transfer the property to real estate acquired in settlement of loans initially at the lower of cost or estimated fair value and subsequently at the lower of book value or fair value less estimated selling costs. Any portion of the outstanding loan balance in excess of fair value less estimated selling costs would be charged off against the allowance for loan losses. If, upon ultimate disposition of the property, net sales proceeds exceed the net carrying value of the property, a gain on sale of real estate would be recorded.

     The following table sets forth an analysis of the Bank's allowance for loan losses for the periods indicated.

                                           Three Months Ended
                                              December 31,                   Years Ended September 30,
                                           ------------------   ------------------------------------------------
                                            1997        1996     1997      1996       1995      1994      1993
                                           ------      ------   -------   -------   --------   -------   -------
                                                                (Dollars in thousands)

Balance at beginning of period..........   $ 978       $ 926    $  926    $  788     $  542     $ 613     $ 836
                                           -----       -----    ------    ------     ------     -----     -----
Loans charged-off:
  Real estate mortgage:
    Single-family residential...........      --          --        --        --         --        --        --
    Multi-family residential............      --          --        --        --         --        --        --
    Commercial..........................      --          --        --        (4)        --        --        --
    Construction........................      --          --        --        --         --        --        --
  Consumer..............................    (105)       (144)     (392)     (394)      (178)      (71)      (67)
                                           -----       -----    ------    ------     ------     -----     -----
Total charge-offs.......................    (105)       (144)     (392)     (398)      (178)      (71)      (67)

Recoveries:
  Real estate mortgage:
    Single-family residential...........      --          --        --        --         --        --        --
    Multi-family residential............      --          --        --        --         --        --        --
    Commercial..........................      --          --        --        --         --        --        --
    Construction........................      --          --        --        --         --        --        --
  Consumer..............................      74          33       158       102        169       137       309
                                           -----       -----    ------    ------     ------     -----     -----
Total recoveries........................      74          33       158       102        169       137       309

Net loans charged off...................     (31)       (111)     (234)     (296)        (9)       66       242

Provision for (reduction of) loan
   losses...............................      36          (1)      286       434        255      (137)     (465)
                                           -----       -----    ------    ------     ------     -----     -----

Balance at end of period................   $ 983       $ 814    $  978    $  926     $  788     $ 542     $ 613
                                           =====       =====    ======    ======     ======     =====     =====

Ratio of net charge-offs to average
  loans outstanding during the period...    0.02%       0.07%    (.15)%    (.20)%     (.01)%      .05%      .17%
                                           =====       =====    ======    ======     ======     =====     =====

          The following table allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

                                                                       At September 30,
                                   At December 31,  ----------------------------------------------------------------
                                        1997                1997                    1996                1995
                                ------------------  -------------------   -------------------   --------------------
                                          Percent              Percent               Percent               Percent
                                            of                   of                    of                    of
                                         Loans in             Loans in              Loans in              Loans in
                                         Category             Category              Category              Category
                                            to                   to                    to                    to
                                           Total                Total                 Total                 Total
                                Amount     Loans     Amount     Loans     Amount      Loans     Amount      Loans
                                ------   ---------   ------   ---------   -------   ---------   -------   ---------
                                                                                   (Dollars in thousands)
Real estate:
  Single-family residential..    $ 440       64.3%    $ 432      62.30%     $ 276      56.74%      $141      55.87%
  Single-family rental
   property..................       12        3.7        13       3.85          4       4.25          4       5.13
  Commercial.................      100        6.0        79       6.11        120       6.21        158       7.13
  Construction...............       47        4.8        28       5.19         36       6.87         40       4.51
Commercial lines of credit...       --         .1        --        .04         --        .16         --        .15
Consumer.....................      384       21.1       426      22.51        490      25.77        445      27.21
                                 -----     ------     -----     ------      -----     ------       ----     ------
    Total allowance for loan
     losses..................    $ 983     100.00%    $ 978     100.00%     $ 926     100.00%      $788     100.00%
                                 =====     ======     =====     ======      =====     ======       ====     ======
                                              At September 30,
                                   ---------------------------------------
                                       1994                 1993
                                   -------------------  ------------------
                                             Percent               Percent
                                                of                    of
                                            Loans in              Loans in
                                            Category             Category
                                                to                    to
                                              Total                 Total
                                  Amount      Loans      Amount     Loans
                                  ------    ---------   -------  ---------
Real estate:
  Single-family residential..     $214       59.86%       $385    67.64%
  Single-family rental
   property..................        4        6.23           5     6.70
  Commercial.................       56        7.91          56     8.54
  Construction...............       41        7.14          45     6.87
Commercial lines of credit...       --         .08          --      .05
Consumer.....................      227       18.78         122    10.20
                                  ----       -----      ------   ------
    Total allowance for loan
     losses..................     $542       100.00%      $613   100.00%
                                  ====       ======       ====   ======

INVESTMENT ACTIVITIES

        General. The Bank is permitted under federal law to make certain investments, including investments in securities issued by various federal agencies and state and municipal governments, deposits at the FHLB of Atlanta, certificates of deposit in federally insured institutions, certain bankers' acceptances and federal funds. It may also invest, subject to certain limitations, in commercial paper rated in one of the two highest investment rating categories of a nationally recognized credit rating agency, and certain other types of corporate debt securities and mutual funds. Federal regulations require the Bank to maintain an investment in FHLB stock and a minimum amount of liquid assets which may be invested in cash and specified securities. From time to time, the OTS adjusts the percentage of liquid assets which savings banks are required to maintain. See "Regulation -- Depository Institution Regulation -- Liquidity Requirements."

          The Bank makes investments in order to maintain the levels of liquid assets required by regulatory authorities and manage cash flow, diversify its assets, obtain yield and to satisfy certain requirements for favorable tax treatment. The investment activities of the Bank consist primarily of investments in mortgage-backed securities and other investment securities, consisting primarily of securities issued or guaranteed by the U.S. government or agencies thereof. Typical investments include federally sponsored agency mortgage pass-through and federally sponsored agency and mortgage-related securities. In addition, until September 1995, the Bank maintained an investment in a mutual fund that purchased U.S. government and agency mortgage-backed securities. Investment and aggregate investment limitations and credit quality parameters of each class of investment are prescribed in the Bank's investment policy. The Bank performs analyses on mortgage-related securities prior to purchase and on an ongoing basis to determine the impact on earnings and market value under various interest rate and prepayment conditions. Under the Bank's current investment policy, securities purchases are made by the Bank's President. The Bank's President and Treasurer have limited authority to sell investment securities and purchase comparable investment securities with similar characteristics. The Board of Directors reviews all securities transactions on a monthly basis.

          Securities designated as "held to maturity" are those assets which the Bank has the ability and intent to hold to maturity. Upon acquisition, securities are classified as to the Bank's intent, and a sale would only be effected due to deteriorating investment quality. The held to maturity investment portfolio is not used for speculative purposes and is carried at amortized cost. In the event the Bank sells securities from this portfolio for other than credit quality reasons, all securities within the investment portfolio with matching characteristics may be reclassified as assets available for sale. Securities designated as "available for sale" are those assets which the Bank may not hold to maturity and thus are carried at market value with unrealized gains or losses, net of tax effect, recognized in retained earnings. All of the Bank's securities at December 31, 1997 were designated as held to maturity.

          Mortgage-Backed and Related Securities. Mortgage-backed securities represent a participation interest in a pool of single-family or multi-family mortgages, the principal and interest payments on which are passed from the mortgage originators through intermediaries that pool and repackage the participation interest in the form of securities to investors such as the Bank. Such intermediaries may include quasi-governmental agencies such as FHLMC, FNMA and GNMA which guarantee the payment of principal and interest to investors. Mortgage-backed securities generally increase the quality of the Bank's assets by virtue of the guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of the Bank.

          Mortgage-related securities typically are issued with stated principal amounts and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have similar maturities. The underlying pool of mortgages can be composed of either fixed-rate or adjustable-rate mortgage loans. Mortgage-backed securities generally are referred to as mortgage participation certificates or pass-through certificates. As a result, the interest rate risk characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security is equal to the life of the underlying mortgages.

          The actual maturity of a mortgage-backed security varies, depending on when the mortgagors prepay or repay the underlying mortgages. Prepayments of the underlying mortgages may shorten the life of the investment, thereby adversely affecting its yield to maturity and the related market value of the mortgage-backed security. The yield is based upon the interest income and the amortization of the premium or accretion of the discount related to the mortgage-backed security. Premiums and discounts on mortgage-backed securities are amortized or accredited over the estimated term of the securities using a level yield method. The prepayment assumptions used to determine the amortization period for premiums and discounts can significantly affect the yield of the mortgage-backed security, and these assumptions are reviewed periodically to reflect the actual prepayment. The actual prepayments of the underlying mortgages depend on many factors, including the type of mortgage, the coupon rate, the age of the mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates. The difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates is an important determinant in the rate of prepayments. During periods of falling mortgage interest rates, prepayments generally increase, and, conversely, during periods of rising mortgage interest rates, prepayments generally decrease. If the coupon rate of the underlying mortgage significantly exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages.
Prepayment experience is more difficult to estimate for adjustable-rate mortgage-backed securities.

          Mortgage-related securities, which include collateralized mortgage obligations ("CMOs"), are typically issued by a special purpose entity, which may be organized in a variety of legal forms, such as a trust, a corporation or a partnership. The entity aggregates pools of pass-through securities, which are used to collateralize the mortgage-related securities. Once combined, the cash flows can be divided into "tranches" or "classes" of individual securities, thereby creating more predictable average lives for each security than the underlying pass-through pools. Accordingly, under this security structure, all principal paydowns from the various mortgage pools are allocated to a mortgage-related securities' class or classes structured to have priority until it has been paid off. These securities generally have fixed interest rates, and, as a result, changes in interest rates generally would affect the market value and possibly the prepayment rates of such securities.

          Some mortgage-related securities instruments are like traditional debt instruments due to their stated principal amounts and traditionally defined interest rate terms. Purchasers of certain other mortgage-related securities instruments are entitled to the excess, if any, of the issuer's cash flows. These mortgage-related securities instruments may include instruments designated as residual interest and are riskier in that they could result in the loss of a portion of the original investment. Cash flows from residual interests are very sensitive to prepayments and, thus, contain a high degree of interest rate risk. The Bank does not purchase residual interests in mortgage-related securities.

          The Bank's mortgage-backed securities portfolio consists primarily of seasoned fixed-rate mortgage-backed securities. The Bank makes such investments in order to manage cash flow, diversify assets, obtain yield, to satisfy certain requirements for favorable tax treatment and to satisfy the qualified thrift lender test. See "Regulation -- Depository Institution Regulation -- Qualified Thrift Lender Test."

          At December 31, 1997, mortgage-backed securities with an amortized cost of $36.1 million were classified as held to maturity. At December 31, 1997, the Bank's mortgage-backed securities had a weighted average yield of 6.7%.

          At December 31, 1997, the Bank did not have any CMOs, and the Bank's investment policy does not permit investments in individual issues of CMOs or Real Estate Mortgage Investment Conduits ("REMICs").

           The following table sets forth the carrying value of the Bank's investments at the dates indicated.

                                         At              At September 30,
                                    December 31,   ---------------------------
                                        1997        1997      1996       1995
                                    ------------   -------   -------   -------
                                              (Dollars in thousands)
Securities available for sale:
 Mutual funds....................        $    --   $    --   $    --   $ 2,002
 Equity securities...............             --        --       101        86

Securities held to maturity:
 U.S. government and agency
   securities....................         20,093    30,323    36,298    25,900
 Mortgage-backed securities......         36,110    37,189    39,771    35,047
 FHLB stock......................          1,433     1,433     1,301     1,292
                                         -------   -------   -------   -------

  Total..........................        $57,636   $68,945   $77,471   $64,327
                                         =======   =======   =======   =======

          The following table sets forth information in the scheduled maturities, amortized cost, market values and average yields for the Bank's investment portfolio at December 31, 1997.

                                 One Year or Less      One to Five Years     Five to Ten Years    More than Ten Years
                                -------------------   -------------------   -------------------   -------------------
                                Carrying   Average    Carrying   Average    Carrying   Average    Carrying   Average
                                 Value      Yield      Value      Yield      Value      Yield      Value      Yield
                                --------   --------   --------   --------   --------   --------   --------   --------
                                                                               (Dollars in thousands)
Securities held to maturity:
   U.S. government and
    agency
      obligations............       $999      5.85%    $ 8,000      6.83%    $10,845      7.36%     $  249      7.13%
   Mortgage-backed securities         --        --      19,717      6.26      11,186      6.92       5,207      7.86
   FHLB stock................         --        --          --        --          --        --       1,433      7.31
                                --------               -------               -------                ------
      Total..................       $999      5.85     $27,717      6.31     $22,051      7.14      $6,889      7.72
                                ========               =======               =======                ======


                                  Total Investment Portfolio
                                -----------------------------
                                Carrying   Market    Average
                                 Value      Value     Yield
                               --------   -------   --------
Securities held to maturity:
   U.S. government and
    agency
      obligations............    $20,093   $20,190      6.88%
   Mortgage-backed securities     36,110    36,597      6.72
   FHLB stock................      1,433     1,433      7.31
                                 -------   -------
      Total..................    $57,636   $58,220      6.79
                                 =======   =======

DEPOSIT ACTIVITY AND OTHER SOURCES OF FUNDS

          General. Deposits are the primary source of the Bank's funds for lending, investment activities and general operational purposes. In addition to deposits, the Bank derives funds from loan principal and interest repayments, maturities of investment securities and mortgage-backed securities and interest payments thereon. Although loan repayments are a relatively stable source of funds, deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds, or on a longer term basis for general operational purposes. The Bank has access to borrow from the FHLB of Atlanta.

          Deposits. The Bank attracts deposits principally from within its market area by offering a variety of deposit instruments, including checking accounts, money market accounts, statement and passbook savings accounts, Individual Retirement Accounts, and certificates of deposit which range in maturity from seven days to five years. Deposit terms vary according to the minimum balance required, the length of time the funds must remain on deposit and the interest rate. Maturities, terms, service fees and withdrawal penalties for its deposit accounts are established by the Bank on a periodic basis. The Bank reviews its deposit mix and pricing on a weekly basis. In determining the characteristics of its deposit accounts, the Bank considers the rates offered by competing institutions, lending and liquidity requirements, growth goals and federal regulations. Management believes it prices its deposits comparably to rates offered by its competitors. The Bank does not accept brokered deposits.

          The Bank attempts to compete for deposits with other institutions in its market area by offering competitively priced deposit instruments that are tailored to the needs of its customers. Additionally, the Bank seeks to meet customers' needs by providing convenient customer service to the community, efficient staff and convenient hours of service. Substantially all of the Bank's depositors are Maryland residents. To provide additional convenience, the Bank participates in the HONOR Automated Teller Machine network at locations throughout the mid-Atlantic and the South and the CIRRUS Automated Teller Machine network at locations throughout the United States, through which customers can gain access to their accounts at any time. To better serve its customers, the Bank has installed an automated teller machine at its Perry Hall office.

          Savings deposits in the Bank at December 31, 1997 were represented by the various types of savings programs described below.

Interest           Minimum                                          Minimum      Balances      Percentage of
Rate                Term                     Category               Amount    (In thousands)   Total Savings
----                ----                     --------               ------    -------------    -------------
                                  Demand deposits:
1.65%         None                 NOW and Super NOW accounts       $   250        $ 25,396            11.43%
3.44          None                 Money market                         250           9,509             4.28
                                                                                   --------           ------
                                    Total demand deposits                            34,905            15.71
                                  Passbook savings deposits:
3.20          None                 Regular passbook                      25          30,866            13.89
3.63          None                 Money market passbook             10,000          28,009            12.60
                                                                                   --------           ------
                                    Total passbook savings deposits                  58,875            26.49

                                  Certificates of Deposit
                                  -----------------------

4.81          3 months or less    Fixed-term, fixed-rate              1,000          12,064             5.43
5.39          6 months            Fixed-term, fixed-rate              1,000          10,239             4.61
5.38         12 months            Fixed-term, fixed-rate                100          47,979            21.59
5.30         18 months            Fixed-term, fixed-rate                100           5,872             2.64
5.49         24 months            Fixed-term, fixed-rate                100          14,196             6.39
5.57         30 months            Fixed-term, fixed-rate                100           2,643             1.19
5.67         36 months            Fixed-term, fixed-rate                100           2,462             1.11
6.39         42 months            Fixed-term, fixed-rate                100           1,296             0.58
5.83         48 months            Fixed-term, fixed-rate                100             339             0.15
6.14         60 months            Fixed-term, fixed-rate                100          19,281             8.67
5.64         $100,000 and over    Fixed-term, fixed-rate                N/A          13,395             5.13
                                                                                   --------           ------
                                  Total certificates of deposit                    $127,766            57.49

                                  Accrued interest payable                              699             0.31
                                                                                   --------           ------
                                    Total deposits                                 $222,245           100.00%
                                                                                   ========           ======

_______________
*   Represents weighted average interest rate.

        The following table sets forth the change in dollar amount of deposits in the various types of accounts offered by the Bank between the dates indicated.


                                 Balance                              Balance                               Balance
                                   at                                   at                                    at
                                December      % of       Increase    September      % of       Increase    September
                                31, 1997    Deposits    (Decrease)    30, 1997    Deposits    (Decrease)    30, 1996
                               ---------    --------    ---------    ---------    --------    ---------    ---------
                                                             (Dollars in thousands)
NOW..........................  $  25,396       11.43%    $  1,193    $  24,203       10.77%    $    207    $  23,996
Money market deposit.........      9,509        4.28         (546)      10,055        4.48         (516)      10,571
Passbook savings deposits....     58,875       26.49       (1,782)      60,657       27.00       (3,841)      64,498
Certificates of deposit......    116,371       52.36       (2,138)     118,509       52.75       (8,669)     127,178
Certificates of deposit
 $100,000 and over...........     11,395        5.13          910       10,485        4.67        3,959        6,526
Accrued interests payable....        699        0.31          (48)         747         .33          205          542
                               ---------     -------     --------    ---------     -------     --------    ---------
                               $ 222,245     100.00%      $(2,411)    $224,656       100.00%    $(8,655)    $233,311
                               =========     =======     ========    =========     =======     ========    =========

                                                            Balance
                                                              at
                                    % of       Increase    September      % of
                                 Deposits    (Decrease)    30, 1995    Deposits
                                 --------    ---------    ---------    --------
NOW..........................      10.28%    $  1,035    $  22,961       10.54%
Money market deposit.........       4.54          137       10,434        4.79
Passbook savings deposits....      27.64          240       64,258       29.49
Certificates of deposit......      54.51       12,508      114,670       52.64
Certificates of deposit            2.80         1,377        5,149        2.36
 $100,000 and over...........        .23          146          396         .18
Accrued interests payable....    -------      -------     --------      ------
                                  100.00%     $15,443      $217,868     100.00%
                                 =======      =======     ========      ======

   The following tables set forth the average balances and average interest rates based on month-end balances for various types of deposits as of the dates indicated.

                                     Three Months Ended December 31,
                                ----------------------------------------
                                       1997                  1996
                                ------------------    ------------------
                                Average    Average    Average    Average
                                Balance    Rate(1)    Balance    Rate(1)
                                --------   --------   --------   --------
NOW..........................   $ 21,226      1.95%   $ 21,301      1.99%
Money market deposits........      9,629      3.48      10,349      3.44
Passbook savings deposits....     58,678      3.46      63,767      3.42
Non-interest-bearing demand
 deposits....................      4,871        --       4,404        --
Certificates of deposit......    127,879      5.49     136,014      5.72
                                --------              --------
  Total......................   $222,283      4.41    $238,835      4.55
                                ========              ========
                                                       Year Ended September 30,
                                 ---------------------------------------------------------------
                                        1997                 1996                   1995
                                 ------------------    ------------------    -------------------
                                 Average    Average    Average    Average    Average    Average
                                 Balance      Rate     Balance      Rate     Balance      Rate
                                 --------   --------   --------   --------   --------   --------
                                                      (Dollars in thousands)
NOW..........................    $ 21,277      2.01%   $ 20,470      2.14%   $ 20,359      2.44%
Money market deposits........      10,147      3.44      10,481      3.51      11,677      3.67
Passbook savings deposits....      62,963      3.72      65,253      3.75      67,676      3.81
Non-interest-bearing demand
 deposits....................       4,646        --       3,715        --       3,183        --
Certificates of deposit......     133,896      5.37     128,994      5.71     101,202      5.27
                                 --------              --------              --------
  Total......................    $232,929      4.43    $228,913      4.64    $204,097      4.33
                                 ========              ========              ========

________
(1)  Annualized.

   The following table sets forth the time deposits in the Bank classified by rates at the dates indicated .

                               At               At September 30,
                          December 31,   ------------------------------
                              1997         1997       1996       1995
                          ------------   --------   --------   --------
                                         (In thousands)
2.01 - 4%..............       $113,682   $     --   $     --   $    821
4.01 - 6%..............         13,954    116,029     89,543     65,590
6.01 - 8%..............            130     12,838     44,045     52,919
8.01 - 10%.............             --        127        116        489
                              --------   --------   --------   --------
                              $127,766   $128,994   $133,704   $119,819
                              ========   ========   ========   ========

           The following table sets forth the amount and maturities of time deposits at December 31, 1997.

                                       Amount Due
                 -------------------------------------------------------
                 Less Than                           After
Rate             One Year    1-2 Years   2-3 Years   3 Years     Total
----             ---------   ---------   ---------   --------   --------
                                     (In thousands)

 4.01 -  6%...     $89,190     $18,224     $ 1,130   $  5,138   $113,682
 6.01 -  8%...       1,088       1,157      10,493      1,216     13,954
 8.01  10%....          10         120          --         --        130
                   -------     -------     -------   --------   --------
                   $90,288     $19,501     $11,623    $ 6,354   $127,766
                   =======     =======     =======    =======   ========

          The following table indicates the amount of the Bank's certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 1997. At such date, such deposits represented 5.1% of total deposits and had a weighted average rate of 5.64%.

                                                    Certificates
                Maturity Period                      of Deposit
                ---------------                    --------------
                                                   (In thousands)

                Three months or less............         $ 3,793
                Over three through six months...           1,951
                Over six through 12 months......           2,765
                Over 12 months..................           2,886
                                                         -------
                  Total.........................         $11,395
                                                         =======

           The following table sets forth the savings activities of the Bank for the periods indicated.

                                               Three Months Ended
                                                  December 31,           Year Ended September 30,
                                             ----------------------   -------------------------------
                                               1997         1996        1997        1996       1995
                                             ---------   ----------   ---------   --------   --------
                                                                   (In thousands)
Deposits..................................   $ 88,092    $ 113,000    $417,685    $420,336   $455,185
Deposits sold.............................     (6,616)          --          --          --         --
Withdrawals...............................    (86,336)    (112,744)    436,652     415,514    441,963
                                             --------    ---------    --------    --------   --------
Net increase (decrease) before interest
 credited.................................     (4,860)         256     (18,967)      4,822     13,222
Interest credited.........................      2,449        2,683      10,312      10,621      8,833
                                             --------    ---------    --------    --------   --------
 Net increase (decrease) in savings
  deposits................................   $ (2,411)   $   2,939    $ (8,655)   $ 15,443   $ 22,055
                                             ========    =========    ========    ========   ========

          In the unlikely event the Bank is liquidated after the Stock Issuance, depositors will be entitled to full payment of their deposit accounts prior to any payment being made to the sole stockholder of the Bank.

          Borrowings. Savings deposits historically have been the primary source of funds for the Bank's lending, investments and general operating activities. The Bank is authorized, however, to use advances from the FHLB of Atlanta to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB of Atlanta functions as a central reserve bank providing credit for savings institutions and certain other member financial institutions. As a member of the FHLB System, the Bank is required to own stock in the FHLB of Atlanta and is authorized to apply for advances. Advances are pursuant to several different programs, each of which has its own interest rate and range of maturities. The Bank has a Blanket Agreement for advances with the FHLB under which the Bank may borrow up to 25% of assets subject to normal collateral and underwriting requirements. Advances from the FHLB of Atlanta are secured by the Bank's stock in the FHLB of Atlanta and other eligible assets. During the three months ended December 31, 1997 and 1996 and the years ended September 30, 1997, 1996 and 1995, the Bank had no borrowings other than FHLB advances. At December 31, 1997, the Bank had no outstanding FHLB advances.

SUBSIDIARY ACTIVITIES

          As a federally chartered savings bank, the Bank is permitted to invest an amount equal to 2% of its assets in subsidiaries, with an additional investment of 1% of assets where such investment serves primarily community, inner-city and community development purposes. Under such limitations, as of December 31, 1997, the Bank was authorized to invest up to approximately $5.0 million in the stock of or loans to subsidiaries, including the additional 1% investment for community inner-city and community development purposes. Institutions meeting their applicable minimum regulatory capital requirements may invest up to 50% of their regulatory capital in conforming first mortgage loans to subsidiaries in which they own 10% or more of the capital stock.

          The Bank has two subsidiary service corporations, Baltimore County Service Corp. ("BCSC") and Ebenezer Road, Inc. ("Ebenezer Road"). Further, BCSC has a wholly owned subsidiary, Route 543, Incorporated ("Route 543"). BCSC was formed in the mid 1970's for the purpose of participating in joint ventures for the development of real estate. The last development project was completed during the year ended September 30, 1996, and at December 31, 1997, BCSC conducted immaterial activities. Route 543 was formed for the purpose of participating in joint ventures with BCSC. The activities of Route 543 were completed during the year ended September 30, 1996, and Route 543 currently is inactive. At December 31, 1997, BCSC had substantially no assets or liabilities, except that it may receive a refund, that would not exceed $13,000, of amounts owed to it by a utility company in connection with a development project completed approximately ten years ago. The Bank does not intend to conduct real estate development activities in the future. Ebenezer Road is an insurance agency that sells primarily vendor's single interest insurance on automobile loans, as well as mortgage life insurance and annuity products. The fees from the activities of its subsidiaries were immaterial during the three months ended December 31, 1997 and the year ended September 30, 1997.

COMPETITION

          The Bank faces strong competition both in originating real estate and consumer loans and in attracting deposits. The Bank competes for real estate and other loans principally on the basis of interest rates, the types of loans it originates, the deposit products it offers and the quality of services it provides to borrowers. The Bank also competes by offering products which are tailored to the local community. Its competition in originating real estate loans comes primarily from other savings institutions, commercial banks and mortgage bankers. Commercial banks, credit unions and finance companies provide vigorous competition in consumer lending. Competition may increase as a result of the continuing reduction of restrictions on the interstate operations of financial institutions.

          The Bank attracts its deposits through its offices primarily from the local community. Consequently, competition for deposits is principally from other savings institutions, commercial banks, credit unions and brokers in the local community. The Bank competes for deposits and loans by offering what it believes to be a variety of deposit accounts at competitive rates, convenient business hours, a commitment to outstanding customer service and a well-trained staff. The Bank believes it has developed strong relationships with local realtors and the community in general.

          Management considers its market area for gathering deposits and making loans to be Baltimore County and Harford County in Maryland. The Bank estimates that it competes with numerous banks and savings and loan associations for deposits and loans. Based on data provided by a private marketing firm, the Bank estimates that at December 31, 1997, it had approximately 2% of deposits held by all banks and savings institutions in each of Baltimore County and Harford County.

OFFICES AND OTHER MATERIAL PROPERTIES

          The following table sets forth the location and certain additional information regarding the Bank's offices at December 31, 1997.

                                                                     Book Value at                     Deposits at
                              Year    Owned or    Expiration Date    December 31,     Approximate     December 31,
                             Opened    Leased     (If Leased)  (1)       1997        Square Footage       1997
                             ------   ---------   ----------------   -------------   --------------   -------------
                                                                                                      (Deposits in
                                                                                                       thousands)
MAIN OFFICE:
     Perry Hall                1955    Owned (2)                        $  412,290            8,000        $97,774

BRANCH OFFICES:
     Bel Air                   1975    Leased     June 2000                     --            2,000         26,372
     Dundalk (3)               1976    Leased     June 2001                     --            1,700         32,548
     York Road                 1977    Leased     September 1998                --            1,155         13,518
     Timonium                  1978    Leased     July 2003                     --            1,250         29,473
     Catonsville               1981    Leased     February 2001                 --            1,750         22,560
     Severna Park (4)          1980    Leased                                   --            1,237             --

ADMINISTRATIVE OFFICE:
     4111 E. Joppa Road        1994    Owned                             1,360,450           18,000            N/A

_______________
(1)  All leases  have at least one five-year renewal option.
(2) Building is owned, but land is leased. The land lease expires in November 2003 with three 15-year renewal options.
(3) The Bank also is leasing a kiosk and drive-in ATM facility at this location.
(4)  The deposits for this branch were sold in October 1997.

     The book value of the Bank's investment in premises and equipment totaled $2.8 million at December 31, 1997. See Note 7 of Notes to Financial Statements.


EMPLOYEES

     As of December 31, 1997, the Bank had 69 full-time and 12 part-time employees, none of whom were represented by a collective bargaining agreement. Management considers the Bank's relationships with its employees to be good.

LEGAL PROCEEDINGS

     From time to time, the Bank is a party to various legal proceedings incident to its business. At December 31, 1997, there were no legal proceedings to which the MHC, the Company or the Bank was a party, or to which any of their property was subject, which were expected by management to result in a material loss to the MHC, the Company or the Bank. There are no pending regulatory proceedings to which the MHC, the Company, the Bank or their subsidiaries is a party or to which any of their properties is subject which are currently expected to result in a material loss.

                                  REGULATION

DEPOSITORY INSTITUTION REGULATION

     General. The Bank is a federally chartered savings institution, is a member of the FHLB of Atlanta and its deposits are insured by the FDIC through the SAIF. As a federal savings institution, the Bank is subject to regulation and supervision by the OTS and the FDIC and to OTS regulations governing such matters as capital standards, mergers, establishment of branch offices, subsidiary investments and activities and general investment authority. The OTS periodically examines the Bank for compliance with various regulatory requirements and for safe and sound operations. The FDIC also has the authority to conduct special examinations of the Bank because its deposits are insured by the SAIF. The Bank must file reports with the OTS describing its activities and financial condition and must obtain the approval of the OTS prior to entering into certain transactions, such as mergers with or acquisitions of other depository institutions. This regulatory oversight will continue to apply to the Bank following consummation of the Reorganization and Stock Issuance.

     Regulatory Capital Requirements. Under OTS capital standards, a savings institution must maintain "tangible" capital equal to 1.5% of adjusted total assets, "core" capital equal to 3% of adjusted total assets and a combination of core and "supplementary" capital equal to 8% of "risk-weighted" assets. In addition, the OTS regulations impose certain restrictions on savings institutions that have a total risk-based capital ratio that is less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of Tier 1 capital to adjusted total assets of less than 4% (or 3% if the institution is rated Composite 1 under the OTS examination rating system). See "-- Prompt Corrective Regulatory Action." For purposes of this regulation, Tier 1 capital has the same definition as core capital which is defined as common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of fully consolidated subsidiaries, certain nonwithdrawable accounts and pledged deposits and "qualifying supervisory goodwill." Core capital is generally reduced by the amount of the savings institution's intangible assets for which no market exists. Limited exceptions to the deduction of intangible assets are provided for mortgage servicing rights, purchased credit card relationships and qualifying supervisory goodwill held by an eligible savings institution. Tangible capital is given the same definition as core capital but does not include an exception for qualifying supervisory goodwill and is reduced by the amount of all the savings institution's intangible assets with only a limited exception for mortgage servicing rights and purchased credit card relationships.

     Both core and tangible capital are further reduced by an amount equal to a percentage of the savings institution's debt and equity investments in subsidiaries engaged in activities not permissible for national banks, other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or holding companies therefor. At December 31, 1997, the Bank had no such investments.

     Adjusted total assets are a savings institution's total assets as determined under generally accepted accounting principles, increased for certain goodwill amounts and by a pro-rated portion of the assets of subsidiaries in which the savings institution holds a minority interest (and which are not engaged in activities for which the capital rules require the savings institution to net its debt and equity investments in such subsidiaries against capital), as well as a pro-rated portion of the assets of other subsidiaries for which netting is not fully required under phase-in rules. Adjusted total assets are reduced by the amount of assets that have been deducted from capital, the portion of savings institution's investments in subsidiaries that must be netted against capital under the capital rules and, for purposes of the core capital requirement, qualifying supervisory goodwill. At December 31, 1997, the Bank's adjusted total assets for purposes of core and tangible capital requirements were $250.5 million.

     In determining compliance with the risk-based capital requirement, a savings institution is allowed to include both core capital and supplementary capital in its total capital, provided the amount of supplementary capital used does not exceed the savings institution's core capital. Supplementary capital is defined to include certain preferred stock issues, nonwithdrawable accounts and pledged deposits that do not qualify as core capital, certain approved subordinated debt, certain other capital instruments and a portion of the savings institution's general loss allowances.

     Total core and supplementary capital are reduced by the amount of capital instruments held by other depository institutions pursuant to reciprocal arrangements and by an increasing percentage of the savings institution's high loan-to-value ratio land loans, non-residential construction loans and equity investments other than those deducted from core and tangible capital. As of December 31, 1997, the Bank had no high ratio land or non-residential construction loans and no equity investments for which OTS regulations require a deduction from total capital.

     The risk-based capital requirement is measured against risk-weighted assets which equal the sum of each asset and the credit-equivalent amount of each off-balance sheet item after being multiplied by an assigned risk weight. Under the OTS risk-weighting system, one-to-four family first mortgages not more than 90 days past due with loan-to-value ratios under 80% and average annual occupancy rates of at least 80% and certain qualifying loans for the construction of one-to-four-family residences pre-sold to home purchasers are assigned a risk weight of 50%. Consumer and residential construction loans are assigned a risk weight of 100%. Mortgage-backed securities issued, or fully guaranteed as to principal and interest by the FNMA or FHLMC are assigned a 20% risk weight. Cash and U.S. Government securities backed by the full faith and credit of the U.S. Government (such as mortgage-backed securities issued by GNMA) are given a 0% risk weight.

     For information with respect to the Bank's compliance with its regulatory capital requirements at December 31, 1997, see Note 12 of Notes to Consolidated Financial Statements.

     The risk-based capital requirements of the OTS also require that savings institutions with more than a "normal" level of interest rate risk to maintain additional total capital. A savings institution's interest rate risk is measured in terms of the sensitivity of its "net portfolio value" to changes in interest rates. Net portfolio value is defined, generally, as the present value of expected cash inflows from existing assets and off-balance sheet contracts less the present value of expected cash outflows from existing liabilities. A savings institution is considered to have a "normal" level of interest rate risk exposure if the decline in its net portfolio value after an immediate 200 basis point increase or decrease in market interest rates (whichever results in the greater decline) is less than two percent of the current estimated economic value of its assets. A savings institution with a greater than normal interest rate risk will be required to deduct from total capital, for purposes of calculating its risk-based capital requirement, an amount (the "interest rate risk component") equal to one-half the difference between the institution's measured interest rate risk and the normal level of interest rate risk, multiplied by the economic value of its total assets.

     The OTS calculates the sensitivity of a savings institution's net portfolio value based on data submitted by the institution in a schedule to its quarterly Thrift Financial Report and using the interest rate risk measurement model adopted by the OTS. The amount of the interest rate risk component, if any, to be deducted from a savings institution's total capital is based on the institution's Thrift Financial Report filed two quarters earlier. Savings institutions with less than $300 million in assets and a risk-based capital ratio above 12% are generally exempt from filing the interest rate risk schedule with their Thrift Financial Reports. However, the OTS requires any exempt savings institution that it determines may have a high level of interest rate risk exposure to file such schedule on a quarterly basis and may be subject to an additional capital requirement based upon its level of interest rate risk as compared to its peers. The Bank is exempt from filing the interest rate risk schedule with its Thrift Financial Reports and the OTS has not required it to file such a schedule. The interest rate risk rule did not have a material effect on the Bank's risk based capital at December 31, 1997. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Market Risk."

     In addition to requiring generally applicable capital standards for savings institutions, the OTS is authorized to establish the minimum level of capital for a savings institution at such amount or at such ratio of capital-to-assets as the OTS determines to be necessary or appropriate for such institution in light of the particular circumstances of the institution. Such circumstances would include a high degree of exposure to interest rate risk, concentration of credit risk and certain risks arising from non-traditional activity. The OTS may treat the failure of any savings institution to maintain capital at or above such level as an unsafe or unsound practice and may issue a directive requiring any savings institution which fails to maintain capital at or above the minimum level required by the OTS to submit and adhere to a plan for increasing capital. Such an order may be enforced in the same manner as an order issued by the FDIC.

     Liquidity Requirements. The Bank generally is required to maintain average daily balances of liquid assets (generally, cash, certain time deposits, bankers' acceptances, highly rated corporate debt and commercial paper, securities of certain mutual funds, and specified United States government, state or federal agency obligations) equal to 4% of its net withdrawable accounts plus short-term borrowings either at the end of the preceding calendar quarter or on an average daily basis during the preceding quarter. The Bank also is required to maintain sufficient liquidity to ensure its safe and sound operation. Monetary penalties may be imposed for failure to meet liquidity requirements. The average daily balance of liquid assets ratio of the Bank for December 1997 was 24.0%.

     Qualified Thrift Lender Test. A savings institution that does not meet the Qualified Thrift Lender ("QTL") test must either convert to a bank charter or comply with the following restrictions on its operations: (i) the institution may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for both a national bank and a savings institution; (ii) the branching powers of the institution shall be restricted to those of a national bank; (iii) the institution shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank. In addition, any company that controls a savings institution that fails to qualify as a QTL will be required to register as, and to be deemed, a bank holding company subject to all of the provisions of the Bank Holding Company Act of 1956 (the "BHCA") and other statutes applicable to bank holding companies. Upon the expiration of three years from the date the institution ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and a savings institution and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

     To meet the QTL test, an institution's "Qualified Thrift Investments" must
total at least 65% of "portfolio assets."   Under OTS regulations, portfolio
assets are defined as total assets less intangibles, property used by a savings institution in its business and liquidity investments in an amount not exceeding 20% of assets. Qualified Thrift Investments consist of (i) loans, equity positions or securities related to domestic, residential real estate or manufactured housing, (ii) 50% of the dollar amount of residential mortgage loans subject to sale under certain conditions, and (iii) stock in an FHLB or the FHLMC or FNMA. In addition, subject to a 20% of portfolio assets limit, savings institutions are able to treat as Qualified Thrift Investments 200% of their investments in loans to finance "starter homes" and loans for construction, development or improvement of housing and community service facilities or for financing small businesses in "credit-needy" areas. In order to maintain QTL status, the savings institution must maintain a weekly average percentage of Qualified Thrift Investments to portfolio assets equal to 65% on a monthly average basis in nine out of 12 months. A savings institution that fails to maintain QTL status will be permitted to requalify once, and if it fails the QTL test a second time, it will become immediately subject to all penalties as if all time limits on such penalties had expired.

     At December 31, 1997, the percentage of the Bank's portfolio assets invested in Qualified Thrift Investments was in excess of the percentage required to qualify the Bank under the QTL test.

     Dividend Limitations. Federal regulations impose additional limitations on the payment of dividends and other capital distributions (including stock repurchases and cash mergers) by the Bank. Under these regulations, a savings institution that, immediately prior to, and on a pro forma basis after giving effect to, a proposed capital distribution, has total capital (as defined by OTS regulation) that is equal to or greater than the amount of its fully phased-in capital requirements (a "Tier 1 Association") is generally permitted, without OTS approval after notice, to make capital distributions during a calendar year in the amount equal to the greater of: (i) 75% of its net income for the previous four quarters; or (ii) up to 100% of its net income to date during the calendar year plus an amount that would reduce by one-half the amount by which its capital-to-assets ratio exceeded regulatory requirements at the beginning of the calendar year. A savings institution with total capital in excess of current minimum capital ratio requirements (a "Tier 2 Association") is permitted after notice to make capital distributions without OTS approval of up to 75% of its net income for the previous four quarters, less dividends already paid for such period. A savings institution that fails to meet current minimum capital requirements (a "Tier 3 Association") is prohibited from making any capital distributions without the prior approval of the OTS. A Tier 1 Association that has been notified by the OTS that it is in need of more than normal supervision will be treated as either a Tier 2 or Tier 3 Association. The Bank is a Tier 1 Association. Under the OTS' prompt corrective action regulations, the Bank is also prohibited from making any capital distributions if after making the distribution, the Bank would have: (i) a total risk-based capital ratio of less than 8.0%; (ii) a Tier 1 risk-based capital ratio of less than 4.0%; or (iii) a leverage ratio of less than 4.0%. The OTS, after consultation with the FDIC, however, may permit an otherwise prohibited stock repurchase if made in connection with the issuance of additional shares in an equivalent amount and the repurchase will reduce the institution's financial obligations or otherwise improve the institution's financial condition. See "-- Prompt Corrective Regulatory Action."

     The OTS has proposed amendments to its capital distribution regulations which would conform OTS regulations to the existing requirements of other banking agencies, as well as simplify the existing OTS regulations. These proposed rules would eliminate the requirement of notifying the OTS when cash dividends of a certain amount will be paid for institutions that will remain at least adequately capitalized. However, applications for capital distributions will be required for all distributions over a specified amount. Notices will still be required for distributions that would "reduce the amount of or retire common or preferred stock, or debt instruments included in the capital.

     In addition to the foregoing, earnings of the Bank appropriated to bad debt reserves and deducted for federal income tax purposes are not available for payment of cash dividends or other distributions to the Company without payment of taxes at the then current tax rate by the Bank on the amount of earnings removed from the reserves for such distributions. See "Taxation." The Company intends to make full use of this favorable tax treatment afforded to the Bank and the Company and does not contemplate use of any earnings of the Bank in a manner which would limit either institution's bad debt deduction or create federal tax liabilities.

     Deposit Insurance. FDCIA required the FDIC to establish a risk-based assessment system for insured depository associations that takes into account the risks attributable to different categories and concentrations of assets and liabilities. Under the rule, the FDIC assigns an association to one of three capital categories consisting of (i) well capitalized, (ii) adequately capitalized, or (iii) undercapitalized, and one of three supervisory subcategories. The supervisory subgroup to which an association is assigned is based on a supervisory evaluation provided to the FDIC by the association's primary federal regulator and information which the FDIC determines to be relevant to the association's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the association's state supervisor). An association's assessment rate depends on the capital category and supervisory category to which it is assigned. There are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates range from zero basis points for an association in the highest category (i.e., well-capitalized and healthy) to 27 basis points for an association in the lowest category (i.e., undercapitalized and of substantial supervisory concern.)

     Federal Home Loan Bank System. The Bank is a member of the FHLB System, which consists of 12 district Federal Home Loan Banks subject to supervision and regulation by the Federal Housing Finance Board ("FHFB"). The Federal Home Loan Banks provide a central credit facility primarily for member institutions. As a member of the FHLB of Atlanta, the Bank is required to acquire and hold shares of capital stock in the FHLB of Atlanta in an amount at least equal to 1% of the aggregate unpaid principal of its home mortgage loans, home purchase contracts, and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB of Atlanta, whichever is greater. The Bank was in compliance with this requirement with investment in FHLB of Atlanta stock at December 31, 1997, of $1.4 million. The FHLB of Atlanta serves as a reserve or central bank for its member institutions within its assigned district. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It offers advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB of Atlanta. Long-term advances may only be made for the purpose of providing funds for residential housing finance. At December 31, 1997, the Bank had no advances outstanding from the FHLB of Atlanta. See "Business -- Deposit Activity and Other Sources of Funds -- Borrowings."

     Federal Reserve System. Pursuant to regulations of the Federal Reserve Board, all FDIC-insured depository institutions must maintain average daily reserves against their transaction accounts. No reserves are required on the first $4.7 million of transaction accounts maintained; reserves of 3% are required on the next $47.8 million of transaction accounts and a reserve of 10% must be maintained against all remaining transaction accounts. These reserve requirements are subject to adjustment by the Federal Reserve Board. Because required reserves must be maintained in the form of vault cash or in a non-interest bearing account at a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution's interest-earning assets. As of December 31, 1997, the Bank met its reserve requirements.

     Prompt Corrective Regulatory Action. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), the federal banking regulators are required to take prompt corrective action if an insured depository institution fails to satisfy certain minimum capital requirements, including a leverage limit, a risk-based capital requirement, and any other measure of capital deemed appropriate by the federal banking regulators for measuring the capital adequacy of an insured depository institution. All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees if the institution would thereafter fail to satisfy the minimum levels for any of its capital requirements. An institution that fails to meet the minimum level for any relevant capital measure (an "undercapitalized institution") may be: (i) subject to increased monitoring by the appropriate federal banking regulator; (ii) required to submit an acceptable capital restoration plan within 45 days; (iii) subject to asset growth limits; and (iv) required to obtain prior regulatory approval for acquisitions, branching and new lines of businesses. The capital restoration plan must include a guarantee by the institution's holding company that the institution will comply with the plan until it has been adequately capitalized on average for four consecutive quarters, under which the holding company would be liable up to the lesser of 5% of the institution's total assets or the amount necessary to bring the institution into capital compliance as of the date it failed to comply with its capital restoration plan. A "significantly undercapitalized" institution, as well as any undercapitalized institution that did not submit an acceptable capital restoration plan, may be subject to regulatory demands for recapitalization, broader application of restrictions on transactions with affiliates, limitations on interest rates paid on deposits, asset growth and other activities, possible replacement of directors and officers, and restrictions on capital distributions by any bank holding company controlling the institution. Any company controlling the institution could also be required to divest the institution or the institution could be required to divest subsidiaries. The senior executive officers of a significantly undercapitalized institution may not receive bonuses or increases in compensation without prior approval and the institution is prohibited from making payments of principal or interest on its subordinated debt. In their discretion, the federal banking regulators may also impose the foregoing sanctions on an undercapitalized institution if the regulators determine that such actions are necessary to carry out the purposes of the prompt corrective action provisions. If an institution's ratio of tangible capital to total assets falls below a "critical capital level," the institution will be subject to conservatorship or receivership within 90 days unless periodic determinations are made that forbearance from such action would better protect the deposit insurance fund. Unless appropriate findings and certifications are made by the appropriate federal bank regulatory agencies, a critically undercapitalized institution must be placed in receivership if it remains critically undercapitalized on average during the calendar quarter beginning 270 days after the date it became critically undercapitalized.

     Federal banking regulators, including the OTS, have adopted regulations implementing the prompt corrective action provisions of FDICIA. Under these regulations, the federal banking regulators will generally measure a depository institution's capital adequacy on the basis of the institution's total risk-based capital ratio (the ratio of its total capital to risk-weighted assets), Tier 1 risk-based capital ratio (the ratio of its core capital to risk-weighted assets) and leverage ratio (the ratio of its core capital to adjusted total assets). Under the regulations, a savings institution that is not subject to an order or written directive to meet or maintain a specific capital level will be deemed "well capitalized" if it also has: (i) a total risk-based capital ratio of 10% or greater; (ii) a Tier 1 risk-based capital ratio of 6.0% or greater; and (iii) a leverage ratio of 5.0% or greater. An "adequately capitalized" savings institution is a savings institution that

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

does not meet the definition of well capitalized and has: (i) a total risk-based capital ratio of 8.0% or greater; (ii) a Tier 1 capital risk-based ratio of 4.0% or greater; and (iii) a leverage ratio of 4.0% or greater (or 3.0% or greater if the savings institution has a composite 1 CAMEL rating). An "undercapitalized institution" is a savings institution that has (i) a total risk-based capital ratio less than 8.0%; or (ii) a Tier 1 risk-based capital ratio of less than 4.0%; or (iii) a leverage ratio of less than 4.0% (or 3.0% if the institution has a composite 1 CAMEL rating). A "significantly undercapitalized" institution is defined as a savings institution that has: (i) a total risk-based capital ratio of less than 6.0%; or (ii) a Tier 1 risk-based capital ratio of less than 3.0%; or (iii) a leverage ratio of less than 3.0%. A "critically undercapitalized" savings institution is defined as a savings institution that has a ratio of "tangible equity" to total assets of less than 2.0%. "Tangible equity" is defined as core capital plus the institution's outstanding cumulative perpetual preferred stock (and related surplus) less all intangibles other than qualifying supervisory goodwill and certain mortgage servicing rights. The OTS may reclassify a well capitalized savings institution as adequately capitalized and may require an adequately capitalized or undercapitalized institution to comply with the supervisory actions applicable to institutions in the next lower capital category (but may not reclassify a significantly undercapitalized institution as critically undercapitalized) if the OTS determines, after notice and an opportunity for a hearing, that the savings institution is in an unsafe or unsound condition or that the institution has received and not corrected a less-than-satisfactory rating for any CAMEL rating category. As of December 31, 1997, the Bank was classified as "well-capitalized" under these prompt corrective action regulations.

     Safety and Soundness Standards. Under FDICIA, as amended by the Riegle Community Development and Regulatory Improvement Act of 1994 (the "CDRI Act"), each Federal banking agency is required to establish safety and soundness standards for institutions under its authority. On July 10, 1995, the Federal banking agencies, including the OTS, released Interagency Guidelines Establishing Standards for Safety and Soundness and published a final rule establishing deadlines for submission and review of safety and soundness compliance plans. The guidelines require savings institutions to maintain internal controls and information systems and internal audit systems that are appropriate for the size, nature and scope of the institution's business. The guidelines also establish certain basic standards for loan documentation, credit underwriting, interest rate risk exposure, and asset growth. The guidelines further provide that savings institutions should maintain safeguards to prevent the payment of compensation, fees and benefits that are excessive or that could lead to material financial loss, and should take into account factors such as comparable compensation practices at comparable institutions. If the OTS determines that a savings institution is not in compliance with the safety and soundness guidelines, it may require the institution to submit an acceptable plan to achieve compliance with the guidelines. A savings institution must submit an acceptable compliance plan to the OTS within 30 days of receipt of a request for such a plan. Failure to submit or implement a compliance plan may subject the institution to regulatory sanctions. Under the guidelines, a savings institution should maintain systems, commensurate with its size and the nature and scope of its operations, to identify problem assets and prevent deterioration in those assets as well as to evaluate and monitor earnings and ensure that earnings are sufficient to maintain adequate capital and reserves. Management believes that these regulatory standards do not materially affect the Bank's operations.

     Lending Limits. Savings institutions generally are subject to the lending limits applicable to national banks. With certain limited exceptions, the maximum amount that a savings institution or a national bank may lend to any borrower outstanding at one time and not fully secured by collateral having a market value at least equal to the amount of the loan or extension of credit (including certain related entities of the borrower) outstanding at one time and not fully secured by collateral having a market value at least equal to the amount of the loan or extension of credit may not exceed 15% of the unimpaired capital and surplus of the institution. Loans and extensions of credit fully secured by readily marketable collateral may comprise an additional 10% of unimpaired capital and surplus. Savings institutions are additionally authorized to make loans to one borrower, for any purpose: (i) in an amount not to exceed $500,000, or (ii) by order of the Director of OTS, in an amount not to exceed the lesser of $30,000,000 or 30% of unimpaired capital and surplus to develop residential housing, provided: (a) the purchase price of each single-family dwelling in the development does not exceed $500,000; (b) the savings institution is and continues to be in compliance with its fully phased-in capital requirements; (c) the loans comply with applicable loan-to-value requirements, and; (d) the aggregate amount of loans made under this authority does not exceed 150% of unimpaired capital and surplus, or (iii) loans to

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

finance the sale of real property acquired in satisfaction of debts previously contracted in good faith, not to exceed 50% of unimpaired capital and surplus of the institution.

     At December 31, 1997, the maximum amount that the Bank could have loaned to any one borrower without prior OTS approval was $3.7 million. At such date, the largest aggregate amount of loans that the Bank had outstanding to any one borrower was $3.0 million.

     Uniform Lending Standards. Under OTS regulations, savings institutions must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interests in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards, including loan-to-value limits, that are clear and measurable, loan administration procedures and documentation, approval and reporting requirements. The real estate lending policies must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies (the "Interagency Guidelines") that have been adopted by the federal bank regulators.

     The Interagency Guidelines, among other things, call upon depository institutions to establish internal loan-to-value limits for real estate loans that are not in excess of the following supervisory limits: (i) for loans secured by raw land, the supervisory loan-to-value limit is 65% of the value of the collateral; (ii) for land development loans (i.e., loans for the purpose of improving unimproved property prior to the erection of structures), the supervisory limit is 75%; (iii) for loans for the construction of commercial, multifamily or other nonresidential property, the supervisory limit is 80%; (iv) for loans for the construction of one-to-four family properties, the supervisory limit is 85%; and (v) for loans secured by other improved property (e.g., farmland, completed commercial property and other income-producing property including non-owner-occupied, one-to-four family property), the limit is 85%. Although no supervisory loan-to-value limit has been established for owner-occupied, one-to-four family and home equity loans, the Interagency Guidelines state that for any such loan with a loan-to-value ratio that equals or exceeds 90% at origination, an institution should require appropriate credit enhancement in the form of either mortgage insurance or readily marketable collateral.

     The Interagency Guidelines state that it may be appropriate in individual cases to originate or purchase loans with loan-to-value ratios in excess of the supervisory loan-to-value limits, based on the support provided by other credit factors. The aggregate amount of loans in excess of the supervisory loan-to-value limits, however, should not exceed 100% of total capital and the total of such loans secured by commercial, agricultural, multifamily and other non-one-to-four family residential properties should not exceed 30% of total capital. The supervisory loan-to-value limits do not apply to certain categories of loans including loans insured or guaranteed by the U.S. government and its agencies or by financially capable state, local or municipal governments or agencies, loans backed by the full faith and credit of a state government, loans that are to be sold promptly after origination without recourse to a financially responsible party, loans that are renewed, refinanced or restructured without the advancement of new funds, loans that are renewed, refinanced or restructured in connection with a workout, loans to facilitate sales of real estate acquired by the institution in the ordinary course of collecting a debt previously contracted and loans where the real estate is not the primary collateral.

     Management believes that the Bank's current lending policies conform to the Interagency Guidelines.

     Transactions with Related Parties. Generally, transactions between a savings bank or its subsidiaries and its affiliates must be on terms as favorable to the Bank as transactions with non-affiliates. In addition, certain of these transactions are restricted to a percentage of the Bank's capital. Affiliates of the Bank include the Company, the MHC and any company which would be under common control with the Bank.

     The Bank's authority to extend credit to executive officers, trustees and 10% shareholders, as well as entities under such persons control are currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O promulgated by the Federal Reserve Board. Among other things, these regulations require such loans to

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

be made on terms substantially similar to those offered to unaffiliated individuals, place limits on the amount of loans the Bank may make to such persons based, in part, on the Bank's capital position, and require certain approval procedures to be followed.

     Alteration of Financial Services Industry. On May 21, 1997, the Clinton Administration announced a plan to modernize the financial services industry. The proposal, among other things, addresses the ongoing debate concerning mixing banking and commerce, elimination of the savings association charter and the merger of the SAIF and BIF. Under the proposal, companies that own banks (bank holding companies) and meet certain qualifications would -- subject to certain safeguards -- be permitted to engage in any financial activity, including the full range of securities activities, insurance activities, investment advisory activities and mutual fund sponsorship and merchant banking. Likewise, financial companies could own banks.

     Regarding financial activities of insured depository institutions and their subsidiaries, the proposal provides that national banks (and state banks to the extent permitted by state law) would be authorized, subject to certain safeguards, to conduct any financial activity through subsidiaries (except that national bank subsidiaries would not be authorized to engage in real estate development). National banks would be permitted to engage in the full scope of activities that have previously been permissible for national banks or federally chartered savings associations (except engaging in the real estate development). Moreover, national banks (and state banks to the extent permitted by state law) would be permitted to act as general agents for the sale of insurance, but would be prohibited from engaging directly in insurance underwriting other than what is currently permissible (for instance, credit-related insurance).
Additionally, national banks (and state banks to the extent permitted by state law) would be permitted to underwrite and deal in municipal revenue bonds in addition to other securities activities currently permissible in the bank.

     The Clinton Administration's proposal also addressed affiliations between banking organizations and non-financial companies. The proposal recommended two alternative approaches -- the "basket" approach and the "financial-only" approach. Under the basket approach, bank holding companies that derive some significant percentage (as specified by the U.S. Congress) of their gross revenues in the U.S. from financial activities could derive the remainder of their revenues from non-financial activities. In addition to the basket limitation, the proposal suggested prohibiting any affiliation between a bank holding company and a non-financial firm having assets in excess of a specified amount (calculated to be approximately the 1,000 largest non-financial companies). Moreover, banks would be prohibited from extending any credit to, or for the benefit of, any non-financial affiliate.

     Under the basket approach, the federal savings association charter would be eliminated after two years (thereby requiring all federal thrifts to convert to bank charters), and existing unitary thrift holding companies (which presently have no activity restrictions) would be given a grandfather exemption from the "basket" test (terminable upon a change of control). All remaining state-chartered thrifts would be treated as banks for federal bank regulatory purposes. The OTS and the OCC would be merged at the end of the two-year-conversion period and the SAIF and BIF would be merged. The Federal Reserve Board, however, would continue to approve the formation of, and to supervise and regulate all bank holding companies.

     Under the financial-only approach, bank holding companies would not be permitted to engage in any non-financial activities. But the existing federal savings association charter would be preserved, and thrift holding companies would retain their current authority to engage in any lawful activity. Furthermore, the OTS and OCC would be kept in tact, but the SAIF and BIF would be merged.

     The Administration's proposal also sets forth capital protections and other safeguards associated with the new activities contemplated for banks. In order for a bank holding company or a subsidiary of a bank to engage as a principal in activities not permissible for a national bank to engage in directly, the bank would have to remain "well capitalized" -- that is, to be in the highest regulatory capital category, with regulatory capital exceeding normal requirements -- and it would have to deduct from its regulatory capital the entire amount of its equity investment in a subsidiary engaged in such activities. The Bank also would have to be well-managed.

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

     On June 20, 1997, the House Committee on Banking and Financial Services of the U.S. House of Representatives passed H.R. 10 (the "Act"), the "Financial Services Competition Act of 1997," by a vote of 28 to 26. Like the proposal announced by the Clinton Administration on May 2, 1997, H.R. 10 is a sweeping proposal for financial modernization of the banking system that would permit affiliations between commercial banks, securities firms, insurance companies and, subject to certain limitations, other commercial enterprises. The stated purposes of the Act are to enhance consumer choice in the financial services marketplace, level the playing field among providers of financial services and increase competition.

     H.R. 10 removes the restrictions contained in the Glass-Steagall Act of 1933 and the Bank Holding Company Act of 1956, thereby allowing qualified financial holding companies to control banks, securities firms, insurance companies, and other financial firms. Conversely, securities firms, insurance companies and financial firms would be allowed to own or affiliate with a commercial bank. The Act also provides that subsidiaries of national banks may engage in financial activities not allowed in the bank itself (except real estate investment and development, merchant banking and insurance underwriting), but only if the bank and all of its depository institutions are well capitalized and well managed and have achieved a "satisfactory" rating under the Community Reinvestment Act.

     Under the new framework, the Federal Reserve would serve as an umbrella regulator to oversee the new financial holding company structure. Securities affiliated would be required to comply with all applicable federal securities laws, including registration and other requirements applicable to broker-dealers. The Act also would provide that insurance affiliates be subject to applicable state insurance regulations and supervision.

     With respect to the thrift industry, H.R. 10 would eliminate the federal savings association charter by requiring all federal thrifts to convert to national banks, state-chartered savings associations or state-chartered banks within two years after the date of the Act's adoption. State-chartered savings associations would be treated as commercial banks for purposes of federal banking law. After conversion, the new institution would be permitted to retain its existing investments, affiliations and branches. In addition, the Act would merge the OTS with the OCC, and merge the SAIF and BIF. Unitary savings and loan holding companies could maintain their affiliations with nonfinancial enterprises and engage in all currently permissible activities.

     The U.S. Congress has been considering the Administration's proposal, as well as proposals offered by others, in recent months. H.R. 10, specifically, was considered by the Commerce Committee of the House of Representatives, which adopted a bill with different provisions. The two Committees have agreed on a compromise bill under which the thrift charter would be preserved, but thrifts would have to dedicate 10% of their assets to home mortgages. Thrifts and their holding companies would continue under current regulations until January 1, 2000. Existing unitary thrift holding companies would be grandfathered, but after that date would be regulated by the Board of Governors of the Federal Reserve System. At this time, it is unknown whether legislation will be enacted that alters the financial services industry, or if enacted, what form such legislation might take.

REGULATION OF THE COMPANY

     Upon consummation of the Reorganization, the Company will be a savings and loan holding company within the meaning of Section 10 of the HOLA. As such, the Company will be required to register with and be subject to OTS examination and supervision as well as certain reporting requirements. In addition, because the Bank's deposits are insured by the SAIF maintained by the FDIC, the Bank is subject to certain restrictions in dealing with the Company and with other persons affiliated with the Bank.

     One of the requirements for OTS approval of the Reorganization is that the Company will operate under the activities restrictions applicable to multiple savings and loan holding companies. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities specifically permissible by statute for multiple savings and loan holding companies and to activities of bank holding companies which the Federal Reserve Board has deemed permissible by regulation under Section 4(c)(8) of the Bank Holding Company Act, as amended the ("BHCA"), subject to prior approval of the OTS, and to other activities authorized by

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

OTS regulation. In addition, under the terms of the Company's federal stock charter, the purpose of the Company is to pursue any or all of the lawful objectives of a federal mutual holding company.

     Assuming that approval of the Reorganization is conditioned upon the Company being restricted to those activities permissible to be engaged in by a mutual holding company, and in accordance with terms of the Company's Charter, the Company would be permitted to, among other things: (i) invest in the stock of a savings institution; (ii) acquire a mutual institution through the merger of such institution into a savings institution subsidiary of such mutual holding company or an interim savings institution of such mutual holding company; (iii) merge with or acquire another mutual holding company, one of whose subsidiaries is a savings institution; (iv) acquire non-controlling amounts of the stock of savings institutions and savings institution holding companies, subject to certain restrictions; (v) invest in a corporation the capital stock of which is available for purchase by a savings institution under Federal law or under the law of any state where the subsidiary savings institution or institutions have their home offices; (vi) furnish or perform management services for a savings institution subsidiary of such company; (vi) hold, manage, or liquidate assets owned or acquired from a savings institution subsidiary of such company; (viii) hold or manage properties used or occupied by a savings institution subsidiary of such company; and (ix) acting as a trustee under deed or trust.

     The OTS has not adopted rules governing the establishment of a mid-tier holding company in a mutual holding company structure such as the Company. Pending promulgation, the OTS has advised the Bank that applications for mid-tier holding companies may be approved pursuant to enumerated conditions of approval in lieu of regulations, one of such conditions being that the mid-tier holding company must be federally chartered. The conditions are significant and may restrict the activities, securities and corporate governance of mid-tier entities as well as the rights of shareholders of the Company in the event of a mutual to stock conversion. The Bank believes that it is likely that some or all of the conditions described herein will be imposed as conditions of approval of the Reorganization by the OTS.

     The HOLA prohibits a savings and loan holding company, such as the Company, directly or indirectly, from (1) acquiring control (as defined) of a savings institution (or holding company thereof) without prior OTS approval, (2) acquiring more than 5% of the voting shares of a savings institution (or holding company thereof) which is not a subsidiary, subject to certain exceptions, without prior OTS approval, or (3) acquiring through merger, consolidation or purchase of assets, another savings institution (or holding company thereof) or acquiring all or substantially all of the assets, another savings institution (or holding company thereof) without prior OTS approval, or (4) acquiring control of an uninsured institution. A savings and loan holding company may not acquire as a separate subsidiary a savings institution which has its principal offices outside of the state where the principal offices of its subsidiary institution is located, except (i) in the case of certain emergency acquisitions approved by the FDIC, (ii) if the holding company controlled (as defined) such savings institution as of March 5, 1987, (iii) when the laws of the state in which the savings institution to be acquired is located specifically authorize such an acquisition. No director or officer of a savings and loan holding company or person owning or controlling more than 25% of such holding company's voting shares may, except with the prior approval of the OTS, acquire control of any savings institution which is not a subsidiary of such holding company.

REGULATION OF THE MHC

     Upon completion of the Reorganization and Stock Issuance, the MHC will become a federal mutual holding company within the meaning of Section 10(o) of the HOLA. As such, the MHC will be required to register with and be subject to OTS examination and supervision as well as certain reporting requirements. In addition, the OTS has enforcement authority over the MHC and its non-savings association subsidiaries, if any. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the financial safety, soundness, or stability of a subsidiary savings
association.   The MHC will be subject to the same activities limitations to which the Company is subject.  See " -- Regulation of the Company."

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

FEDERAL SECURITIES LAW

     The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Common Stock to be issued in the Offering. Upon completion of the Offering, the Common Stock will be registered with the SEC under the Exchange Act and, under OTS regulations, generally may not be deregistered for at least three years thereafter. The Company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the Exchange Act.

     The registration under the Securities Act of the Common Stock does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances. There are currently no demand registration rights outstanding. However, in the event the Company at some future time determines to issue additional shares from its authorized but unissued shares, the Company might offer registration rights to certain of its affiliates who want to sell their shares.


                                    TAXATION

GENERAL

     The Bank files a consolidated federal income tax return based on the fiscal year. After the Reorganization and Stock Issuance, it is expected that the Company and the Bank, together with the Bank's subsidiaries, will file a consolidated federal income tax return based on a fiscal year ending September
30. Consolidated returns have the effect of deferring gain or loss on intercompany transactions and allowing companies included within the consolidated return to offset income against losses under certain circumstances.

FEDERAL INCOME TAXATION

     Thrift institutions are subject to the provisions of the Code in the same general manner as other corporations. Prior to recent legislation, institutions such as the Bank which met certain definitional tests and other conditions prescribed by the Code benefitted from certain favorable provisions regarding their deductions from taxable income for annual additions to their bad debt reserve. For purposes of the bad debt reserve deduction, loans were separated into "qualifying real property loans," which generally are loans secured by interests in certain real property, and nonqualifying loans, which are all other loans. The bad debt reserve deduction with respect to nonqualifying loans was based on actual loss experience, however, the amount of the bad debt reserve deduction with respect to qualifying real property loans could be based upon actual loss experience (the "experience method") or a percentage of taxable income determined without regard to such deduction (the "percentage of taxable income method"). Legislation recently signed by the President repealed the percentage of taxable income method of calculating the bad debt reserve. The Bank historically has elected to use the percentage method.

     Earnings appropriated to an institution's bad debt reserve and claimed as a tax deduction were not available for the payment of cash dividends or for distribution to shareholders (including distributions made on dissolution or liquidation), unless such amount was included in taxable income, along with the amount deemed necessary to pay the resulting federal income tax.

     Beginning with the first taxable year beginning after December 31, 1995, savings institutions, such as the Bank, will be treated the same as commercial banks. Associations with $500 million or more in assets will only be able to take a tax deduction when a loan is actually charged off. Associations with less than $500 million in assets will still be permitted to make deductible bad debt additions to reserves, but only using the experience method.

     The Bank's tax returns were last audited for the year ended September 30, 1994.

     Under provisions of the Revenue Reconciliation Act of 1993 ("RRA"), enacted on August 10, 1993, the maximum federal corporate income tax rate was increased from 34% to 35% for taxable income over $10.0 million, with a 3% surtax imposed on taxable income over $15.0 million. Also under provisions of RRA, a separate depreciation calculation requirement has been eliminated in the determination of adjusted current earnings for purposes of determining alternative minimum taxable income, rules relating to payment of estimated corporate income taxes were revised, and certain acquired intangible assets such as goodwill and customer-based intangibles were allowed a 15-year amortization period.
Beginning with tax years ending on or after January 1, 1993, RRA also provides that securities dealers must use mark-to-market accounting and generally reflect changes in value during the year or upon sale as taxable gains or losses. The IRS has indicated that financial institutions which originate and sell loans will be subject to the rule.

STATE INCOME TAXATION

     The State of Maryland imposes an income tax of approximately 7% on income measured substantially the same as federally taxable income. In addition, Maryland imposes a franchise tax, at a rate of 0.013% of the total withdrawal value of the deposits that a savings and loan association holds in Maryland at December 31 each year.

     For additional information regarding taxation, see Note 13 of Notes to Financial Statements.


                           MANAGEMENT OF THE COMPANY

     The Board of Directors of the Company will consist of the same individuals who serve as directors of the Bank. Their biographical information is set forth under "Management of the Bank -- Directors." The Board of Directors of the Company will be divided into three classes. Directors of the Company will serve for three-year terms or until their successors are elected and qualified, with approximately one-third of the directors being elected at each annual meeting of stockholders. The entire Board of Directors of the Company will be elected at the first annual meeting following the Stock Issuance, with one class serving three years, the second class serving two years and the third class serving until the next annual meeting. At the Company's first annual meeting following the Stock Issuance, Messrs. Loraditch, Kahl and Meyers will be nominated for election for terms of office expiring at the 1999 annual meeting, Messrs. Dietz, Dunton and Loughran will be nominated for election for terms of office expiring at the 2000 annual meeting and Messrs. Cox, Panzer and Rowe will be nominated for election for terms of office expiring at the 2001 annual meeting.

     The following individuals will hold the offices in the Company set forth below opposite their names.

     Name                               Title
     ----                               -----

     Michael J. Dietz                   President
     William M. Loughran                Vice President
     Gary C. Loraditch                  Vice President, Secretary and Treasurer

     The executive officers of the Company will be elected annually and will hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors of the Company.

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

     It is currently anticipated that the executive officers, directors or other personnel of the Company initially will not receive remuneration from the Company or the MHC. Information concerning the principal occupations and employment during the past five years of the persons who will serve as directors and executive officers of the Company is set forth under "Management of the Bank -- Directors." Executive officers and directors of the Company will be compensated as described below under "Management of the Bank."


                             MANAGEMENT OF THE BANK
Directors

     Because the Bank is a mutual savings bank, its members have elected its Board of Directors. Upon completion of the Reorganization and Stock Issuance, the directors of the Bank immediately prior to the Stock Issuance will continue to serve as directors of the Bank until successors are eligible and qualified. Currently, the term of each director is three years, and all of the members of the Board of Directors stand for election upon the expiration of their term. This will continue to be the case for the Bank following the Reorganization and Stock Issuance. Because the Company will own all the issued and outstanding capital stock of the Bank following the Reorganization and Stock Issuance, the Board of Directors of the Company will elect the directors of the Bank.

     The following table sets forth certain information with respect to the individuals who serve currently as members of the Bank's Board of Directors. There are no arrangements or understandings between the Bank and any director pursuant to which such person has been elected a director of the Bank, and no director is related to any other director or executive officer by blood, marriage or adoption, except that Mr. Cox is the son-in-law of Mr. Rohe.

                           AGE AT
                         DECEMBER 31,
Name                        1997          Director Since    Term to Expire
----                     -----------      --------------    --------------

H. Adrian Cox                53                1987               2000
Michael J. Dietz             58                1967               1999
Frank W. Dunton              69                1994 (1)           1998
Henry V. Kahl                54                1989               1999
Gary C. Loraditch            43                1991               1998
William M. Loughran          52                1991               1998
Martin Meyers                85                1955               1999
John J. Panzer               55                1991               1998
P. Louis Rohe, Jr.           75                1955               2000

_____________
(1) Mr. Dunton was a director of the Bank since its incorporation in 1955 through 1990. He rejoined the Board in 1994.

          Presented below is certain information concerning the directors of the Bank. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

          H. ADRIAN COX is an insurance agent with Rohe and Rohe Associates, Inc. in Baltimore, Maryland. Mr. Cox also is employed as a real estate agent with Century 21 Horizon Realty, Inc. in Baltimore, Maryland.

          MICHAEL J. DIETZ serves as President of the Bank. Mr. Dietz joined the Bank in 1966.

          FRANK W. DUNTON has been retired since 1994. Prior to his retirement, Mr. Dunton was a self-employed real estate appraiser. He was a director of the Bank since its incorporation in 1955 through 1990. He rejoined the Board in 1994.

          HENRY V. KAHL is an Assessor Supervisor with the State of Maryland Department of Assessments & Taxation in Baltimore, Maryland.

          GARY C. LORADITCH serves as Vice President, Secretary, and Treasurer of the Bank. He is a certified public accountant and an attorney. Mr. Loraditch joined the Bank in 1974.

          WILLIAM M. LOUGHRAN serves as Vice President of the Bank in charge of lending operations. Mr. Loughran joined the Bank in 1973.

          MARTIN F. MEYERS has been retired for approximately 10 years. Prior to his retirement, Mr. Meyers was self-employed in the farming industry. He has been a director of the Bank since its incorporation in 1955.

          JOHN J. PANZER, JR. has been a self-employed builder of residential homes since 1971.

          P. LOUIS ROHE has been retired for approximately 10 years. Prior to his retirement, Mr. Rohe was an attorney. He has been a director of the Bank since its incorporation in 1955.

MANAGEMENT SUCCESSION

          Michael J. Dietz, the President of the Bank, has discussed with the Board of Directors the possibility of his retirement. The Board of Directors will begin shortly a search to select his successor, but has not determined who that successor would be or whether the successor will be a member of current management or someone not currently employed by the Bank. The Board of Directors will seek to hire a successor who shares the Board of Directors' goal of expanding the operations of the Company, the Bank and the MHC while continuing to serve the credit needs of its community.

COMMITTEES OF THE BOARD OF DIRECTORS

          The Board of Directors of the Bank meets monthly and may have additional special meetings. During the year ended September 30, 1997, the Board had 12 regular meetings and three special meetings. No director attended fewer than 75% in the aggregate of the total number of Board meetings held during the year ended September 30, 1997 and the total number of meetings held by committees on which he served during such fiscal year, except for Mr. Rohe who attended 73% of such meetings. The Bank's Board of Directors has standing Audit, Nominating, Pension, Executive and Loan Review Committees.

          The Board of Directors' Audit Committee consists of Directors Meyers and Cox. The Committee met once during the year ended September 30, 1997 to examine and approve the audit report prepared by the independent auditors of the Bank to review and recommend the independent auditors to be engaged by the Bank and to review internal accounting controls.

          The Bank has a Nominating Committee, which consists of three disinterested directors. The Nominating Committee currently consists of Directors Cox, Kahl and Rohe. The purpose of the nominating committee is to consider potential nominees to the Board of Directors. During the year ended September 30, 1997, the nominating committee met once. Following the Reorganization and Stock Issuance, it is expected that the Company's full Board of Directors will act as a nominating committee for selecting the management nominees for election as directors of the Company in accordance with the Company's Bylaws. In its deliberations, the Board, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of its market area.

          The Board of Directors' Executive Committee serves as the compensation committee. The Executive Committee consists of Directors Cox, Kahl, Rohe, Panzer and Dunton. The Executive Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Executive Committee reports its evaluations and findings to the full Board of Directors and all compensation decisions are ratified by the full Board of Directors. Directors of the Bank who also are officers of the Bank abstain from discussion and voting on matters affecting their compensation. The Executive Committee met ten times during the fiscal year ended September 30, 1997.

EXECUTIVE COMPENSATION

          The following table sets forth the cash and noncash compensation for the last fiscal year awarded to or earned by the executive officers of the Bank including salary and bonus in fiscal 1997 that exceeded $100,000 for services rendered in all capacities to the Bank.

                                                       Annual Compensation
                                 ----------------------------------------------------------------
Name and                          Fiscal                          Other Annual       All Other
Principal Position                 Year      Salary     Bonus    Compensation (1)   Compensation
------------------------------     ----    ---------  ---------  ----------------   -------------
Michael J. Dietz                   1997    $ 118,897  $ 19,554   $       --         $ 14,162   (2)
 President

William M. Loughran                1997      108,159    17,006           --          12,335   (2)
 Vice President

Gary C. Loraditch                  1997      107,763    17,006           --          12,335   (2)
 Vice President, Secretary
 and Treasurer

-------------------------
(1) Executive officers of the Bank receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in fiscal 1997 did not exceed the lesser of 10% of the executive officer's salary and bonus or $50,000.
(2) Amounts include $3,533, $3,090 and $3,090 of matching contributions paid by the Bank pursuant to the Bank's 401(k) Plan and $10,629, $9,245 and $9,245 accrued by the Bank under the Bank's pension plan for the benefit of Messrs. Dietz, Loughran and Loraditch, respectively.

DIRECTOR COMPENSATION

     The Chairman of the Board of Directors receives a monthly retainer of $1,250 per month, and all other nonemployee directors receive $1,000 per month. Each nonemployee director also receives a fee of $250 per each regular and special Board and committee meeting attended, except for Loan Committee meetings, for which a fee of $150 is paid for each meeting attended. Directors who serve as officers of the Bank do not receive additional compensation for their service as directors. Directors will participate in certain benefit plans of the Company and the Bank. See " -- Certain Benefit Plans and Agreements."

CERTAIN BENEFIT PLANS AND AGREEMENTS

     In connection with the Reorganization and Stock Issuance, the Bank's Board of Directors has approved certain stock incentive plans and severance agreements. In addition, the Bank has an existing defined contribution plan and defined benefit plan, as well as an incentive compensation plan, which will remain in effect after the Reorganization and Stock Issuance.

     Basis for Awards of Benefits and Compensation. The Bank's Board of Directors has evaluated and approved the terms of the severance agreements and other benefits described below. In its review of the benefits and compensation of the executive officers and the terms of the severance agreements, the Board of Directors considered a number of factors, including the experience, tenure and ability of the executive officers, their performance for the Bank during their tenure and the various legal and regulatory requirements regarding the levels of compensation which may be paid to employees of savings associations.

     Tax-qualified Plans. The Bank maintains a money purchase pension plan and a 401(k) plan (together, the "Retirement Plans"), which are designed to qualify under Section 401(a) of the Code, as well as to comply with all the rights and protection afforded employees pursuant to the Employee Retirement Income Security Act of 1974, as amended. An employee is eligible to participate in the Retirement Plans on or after having attained age 18 and having worked one year from the date of hire (or during a calendar year). The 401(k) plan permits each participant to make before-tax contributions, through regular salary reduction, in amounts up to 9% of the participant's monthly salary. The Bank makes monthly contributions, matching 50% of each participant's before-tax contributions (up to 4%) of his or her compensation, subject to discrimination rules applicable to highly compensated individuals. The Bank makes annual contributions to the money purchase pension plan in an amount equal to 7% of each participant's base salary. This percentage was 9% prior to 1998, but was reduced in connection with the proposed implementation of the ESOP. Participants are at all times 100% vested in their contributions to the 401(k) plan. They become vested in the employer matching and money purchase pension plan contributions at the rate of 20% after two years of service, 40% after three years of service, 60% after four years of service, 80% after five years of service, and 100% after six years of service, provided that they become 100% vested upon their termination of employment due in death, disability, or attainment of age 65. Benefits are paid at the time of a participant's death, retirement, disability or termination of employment, and, under limited circumstances, may be withdrawn from the 401(k) plan prior to the participant's termination of service. Account balances are paid, upon the participant's election, either in a lump sum or in installments (or in an annuity from the money purchase pension plan). Contributions are not taxable to participating employees until such funds are distributed to them.
The earnings attributable to a participant's account accumulate tax free until they are distributed to the participant or his or her beneficiary.

     The 401(k) plan is being amended in connection with the Reorganization and Stock Issuance to allow participants to direct that all or part of their account balances be invested in Common Stock. Voting rights for such stock, to be held in trust for participants, will be exercisable by the participants.

     Employee Stock Ownership Plan. The Company's Board of Directors has adopted an employee stock ownership plan ("ESOP"), effective as of January 1, 1998. Employees of the Company and its subsidiaries who have attained age 18 and completed one year of service will be eligible to participate in the ESOP. The Company will submit an application to the IRS for a letter of determination as to the tax-qualified status of the ESOP. Although no assurances can be given, the Company expects the ESOP to receive a favorable letter of determination from the IRS.

     The ESOP is to be funded by contributions made by the Company or the Bank in cash or shares of Common Stock. The ESOP intends to borrow funds from the Company in an amount sufficient to purchase 8% of the Common Stock issued in the Company's initial public offering. This loan will be secured by the shares of Common Stock purchased and earnings thereon. Shares purchased with such loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. The Bank expects to contribute sufficient funds to the ESOP to repay such loan over a ten-year period (or, if greater, an annual amount equal to 6.5% of the W-2 compensation paid to participants), plus such other amounts as the Company's Board of Directors may determine in its discretion.

     Contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of their annual wages subject to federal income tax withholding, plus any amounts withheld under a plan qualified under Sections 125 or 401(k) of the Code and sponsored by the Company or the Bank. Participants must be employed at least 500 hours in a plan year in order to receive an allocation. Each participant's vested interest under the ESOP is determined according to the following schedule: 0% for less than 2 years of service with the Company or the Bank, 20% for 2 years of service, 40% for 3 years of service, 60% for 4 years of service, 80% for 5 years of service, and 100% for 6 years of service. For vesting purposes, a year of service means any plan year in which an employee completes at least 1,000 hours of service (whether before or after the ESOP's January 1, 1998 effective date). Vesting accelerates to 100% upon a participant's attainment of age 65, death or disability. Forfeitures will be reallocated to participants on the same basis as other contributions. Benefits are payable upon a participant's retirement, death, disability or separation from service and will be paid in a lump sum in whole shares of Common Stock (with cash paid in lieu of fractional shares). Benefits paid to a participant in Common Stock that is not publicly traded on an established securities market will be subject both to a right of first refusal by the Company and to a put option by the participant. Dividends paid on allocated shares are expected to be paid to participants, and dividends on unallocated shares are expected to be used to repay the ESOP loan.

     Upon the occurrence of a "change in control" (as defined in the ESOP), the outstanding balance of any outstanding securities acquisition loans under the ESOP will be discharged through a transfer or sale of shares held as collateral under such loan, with any remaining shares allocated to participant accounts pro rata based on their account balances. Participants terminating employment on or after the change in control will be entitled to receive a cash payment from the Company equal to the amount, if any, plus earnings thereon, which would have been allocated to the participant's account immediately following the change in control but was precluded from allocation based on allocation limits applicable under federal tax laws.

     It is expected that the Company will administer the ESOP and that Directors Cox, Dunton, and Kahl will be appointed as trustees of the ESOP (the "ESOP Trustees"). The ESOP Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustees in the same proportion as the participant-directed voting of allocated shares.

     Stock Option Plan. The Board of Directors intends to submit the Option Plan for approval to the Company's stockholders at a meeting which is expected to be held not earlier than six months following completion of the Reorganization and Stock Issuance. No options will be awarded under the Option Plan unless stockholder approval is obtained.

     The purpose of the Option Plan is to provide additional incentive to directors and employees by facilitating their purchase of Common Stock. The Option Plan will have a term of 10 years from the date of its approval by the Company's stockholders, after which no awards may be made, unless the plan is earlier terminated by the Board of Directors of the Company. Pursuant to the Option Plan, a number of shares equal to 10% of the shares of Common Stock that are issued in connection with the Stock Issuance would be reserved for future issuance by the Company, in the form of newly issued shares or treasury shares or shares held in a grantor trust, upon exercise of stock options ("Options"). If Options should expire, become unexercisable or be forfeited for any reason without having been exercised or having become vested in full, the shares of Common Stock subject to such Options would be available for the grant of additional Options under the Option Plan, unless the Option Plan shall have been terminated.

     It is expected that the Option Plan will be administered by a committee (the "Option Committee") of at least two directors of the Company who (i) are designated by the Board of Directors and (ii) are non-employee directors within the meaning of the federal securities laws. It is expected that the Option Committee will initially consist of Directors Cox, Dunton and Kahl. The Option Committee will select the employees to whom Options are to be granted, the number of shares to be subject to such Options, and the terms and conditions of such Options (provided that any discretion exercised by the Option Committee must be consistent with the terms of the Option Plan). Options will be available for grants to directors and key employees of the Company and any subsidiaries. Although no specific award determinations have been made, consistent with applicable regulations, if the Option Plan is implemented within one year following completion of the Reorganization, no employee will receive Options covering more than 25% of the shares reserved for issuance under the Option Plan, and non-employee directors will not receive awards individually exceeding 5% of the shares available under the Option Plan or 30% in the aggregate. The initial grant of Options under the Option Plan is expected to occur on the date the Option Plan receives stockholder approval.

     It is intended that Options granted under the Option Plan will constitute both incentive stock options (Options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the Code and that do not result in tax deductions to the Company unless participants fail to comply with Section 422 of the Code) ("ISOs"), and Options that do not so qualify ("Non-ISOs"). The exercise price for Options may not be less than 100% of the fair market value of the shares on the date of the grant. The Option Plan permits the Option Committee to impose transfer restrictions, such as a right of first refusal, on the Common Stock that optionees may purchase. Options may be transferred to family members or trusts under specified circumstances, but may not otherwise be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

     No Option shall be exercisable after the expiration of ten years from the date it is granted; provided, however, that in the case of any employee who owns more than 10% of the outstanding Common Stock at the time an ISO is granted, the option price for the ISO shall not be less than 110% of the fair market value of the shares on the date of the grant, and the ISO shall not be exercisable after
the expiration of five years from the date it is granted.   If the Option Plan
is implemented within one year after completion of the MHC Reorganization, Options are expected to become exercisable at the rate of 20% per year, beginning one year from the date of grant. If an optionee dies or terminates service due to disability while serving as an employee or non-employee director, all unvested Options will become 100% vested and immediately exercisable. If the Option Plan is implemented more than one year after the completion of the Reorganization, the vesting schedule may be different and vesting would accelerate to 100% upon an optionee's retirement or termination of service in connection with a change in control. An otherwise unexpired Option shall, unless otherwise determined by the Option Committee, cease to be exercisable upon (i) an employee's termination of employment for "just cause" (as defined in the Option Plan), (ii) the date one year after an employee terminates service due to disability, (iii) the date two years after termination of such service due to the employee's death, or (iv) the date one year after an employee terminates service for any other reason. Options granted to non-employee directors will automatically expire one year after termination of service on the Board of Directors (two years in the event of death).

     An SAR may be granted in tandem with all or any part of any Option or without any relationship to any Option. Whether or not an SAR is granted in tandem with an Option, exercise of the SAR will entitle the optionee to receive, as the Option Committee prescribes in the grant, all or a percentage of the excess of the then fair market value of the shares of Common Stock subject to the SAR at the time of its exercise over the aggregate exercise price of the shares subject to the SAR when granted. Payment to the optionee may be made in cash or shares of Common Stock, as determined by the Option Committee.

     The Company will receive no monetary consideration for the granting of Options under the Option Plan, and will receive no monetary consideration other than the Option exercise price for each share issued to optionees upon the exercise of Options. The Option exercise price may be paid in cash or Common Stock or a combination of cash and Common Stock. Upon an optionee's exercise of any Option, the Company may, in its discretion, pay the optionee a cash amount equal to any dividends declared on the underlying shares between the date of grant and the date of exercise of the Option. The exercise of Options will be subject to such terms and conditions established by the Option Committee as are set forth in a written agreement between the Option Committee and the optionee (to be entered into at the time an Option is granted).

     Management Recognition Plan.   The Board of Directors intends to submit the
MRP for stockholder approval at a meeting of the Company's stockholders expected to be held not earlier than six months following completion of the Reorganization. The purpose of the MRP is to enable the Company and the Bank to retain personnel of experience and ability in key positions of responsibility. Those eligible to receive benefits under the MRP will be such directors and key employees as are selected by a committee the Company's Board of Directors (the "MRP Committee"). It is expected that the MRP Committee will initially consist of Directors Cox, Dunton and Kahl. The MRP Committee is expected to act as trustees of the trust associated with the MRP (the "MRP Trust"). The trustees of the MRP Trust (the "MRP Trustees") will have the responsibility to hold and invest all funds contributed to the MRP Trust. Shares held in the MRP Trust will be voted by the MRP Trustees in the same proportion as the trustee of the Company's ESOP trust votes Common Stock held therein, and will be distributed as the award vests.

     At any time following completion of the Reorganization, the Bank or the Company will contribute sufficient funds to the MRP Trust so that the MRP Trust can purchase a number of shares of Common Stock equal to up to a 4% of the number of shares of Common Stock issued in the Stock Issuance. Whether such shares purchased will be purchased in the open market or newly issued by the Company, and the timing of such purchases, will depend on market and other conditions and the alternative uses of capital available to the Company. The compensation expense for the Company for MRP awards will equal the fair market value of the Common Stock on the date of the grant pro rated over the years during which vesting occurs. The shares awarded pursuant to the MRP will be in the form of awards which may be transferred to family members or trusts under specified circumstances, but may not otherwise be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Awards made under the MRP will be at no cost to the recipients. If the MRP is implemented within one year following completion of the Reorganization, the MRP awards will become vested at the rate of 20% per year, beginning one year from the date of the award. Participants in the MRP may elect to defer all or a percentage of their MRP awards that would have otherwise been transferred to the participants upon the vesting of said awards. Dividends on unvested shares will be held in the MRP trust for payment as vesting occurs. All shares subject to an MRP award held by a participant whose service with the Company or the Bank terminates due to death or disability shall be deemed 100% vested as of the participant's last day of service with the Bank or Company. If the MRP is implemented more than one year after the completion of the Reorganization, it is expected that the awards will also become 100% vested upon a participant's retirement or termination of service with the Bank or the Company in connection with a change in control of the Bank or the Company. If a participant terminates employment for reasons other than death or disability (or retirement or a change in control, if applicable), he or she forfeits all rights to the allocated shares under restriction.

     The Company's Board of Directors can terminate the MRP at any time, and, if it does so, any shares not allocated will revert to the Company. Although no specific award determinations have been made, if the MRP is implemented within one year following completion of the MHC Reorganization, no employee will receive MRP awards covering more than 25% of the shares reserved for issuance under the MRP, and non-employee directors will not receive awards individually exceeding 5% of the shares available under the MRP or 30% in the aggregate. The initial grant of awards under the MRP is expected to occur on the date the MRP receives stockholder approval. No awards shall be made prior to stockholder approval of the MRP.

     Deferred Compensation Plan. The Bank established a Deferred Compensation Plan (the "Plan"), which is a restatement of the Bank's Directors' Retirement Plan, for directors and select executive officers, effective October 22, 1997. Pursuant to the terms of the Plan, the accounts of Directors Rohe, Dietz, Dunton, Loraditch, Loughran, Cox, Kahl, Meyers, and Panzer were credited, on the Plan's effective date, with the amounts of deferrals made under the Bank's Incentive Compensation Plan through October 31, 1997, and with the following approximate amounts: $80,000, $80,000, $80,000, $43,000, $43,000, $67,000,
$55,000, $80,000 and $43,000, respectively. Prior to each Plan year, each non-employee director may elect to defer receipt of all or part of his future fees (including retainers), and any other participant may elect to defer receipt of up to 25% of salary or 100% of bonus compensation. On each September 30 beginning with 1998, each Plan participant who has between three and 12 years of service as a director will have his account credited with $6,000. A participant who, after the Plan's effective date, completes three years of service as a director, will have his account credited with $24,000 on the September 30 following completion of three years of service. All amounts credited to a participant's account shall be credited with the investment return which would have resulted if such amounts had been invested, based upon the participant's choice, between the dividend-adjusted rate of return on the Common Stock and the Bank's highest annual rate of interest on certificates of deposit having a one-year term. Each participant may make an election to receive distributions either in a lump sum or in annual installments over a period up to ten years.

     The Bank has established a grantor trust and may, at any time or from time to time, make additional contributions to the trust. In the event of a change in control, the Bank will contribute to the trust an amount sufficient to provide the trust with assets having an overall value equal to the aggregate account balances under the Plan. The trust's assets are subject to the claims of the Bank's general creditors and are available for eventual payments to participants.

     Incentive Compensation Plan. The Bank's Board of Directors adopted the Incentive Compensation Plan (the "Plan"), effective October 1, 1994. The Plan is administered by the Executive Committee, which is appointed by the Bank's Board of Directors. Under the Plan, each eligible director and employee receives annual cash bonus awards equal to 2.5% of his compensation times the Multiplier. For each plan year, the Multiplier equals the lesser of 10.0 and the sum of the following factors: 100% of the ROA Factor, 100% of the ROE Factor, 100% of the NPL Factor, 100% of the Efficiency Factor, 50% of the CRA Rating Factor, 50% of the CAMEL Rating Factor, 50% of the Deposit Factor, and 50% of the Compliance Rating Factor, as defined in the Plan's Adoption Agreement. In addition, pursuant to the terms of the Plan, directors are permitted to make deferral elections, and to elect to have the rate of return on their deferrals measured by either the Multiplier times 1.5% or the highest 12-month CD rate.

     The Plan has an indefinite term, and the Bank has the right at any time to terminate or amend the Plan for any reason; provided that no amendment or termination may, without the consent of the participant or, if applicable, the participant's beneficiary, adversely affect such participant's or beneficiary's rights with respect to benefits accrued as of the date of such amendment or termination.

     Reimbursement for Tax Advice. The Bank's Board of Directors has also adopted a policy to reimburse designated directors and officers for expenses they incur in connection with professional tax, estate planning or financial advice they obtain related to the benefits they receive under the stock and non-stock related benefit plans of the Bank and the Company. Reimbursements are limited to $1,000 for each eligible individual during any fiscal year, with a one-time allowance not to exceed $5,000 for estate planning expenses. The level of annual reimbursements may be increased to $2,000 on a one-time basis in the event of a change in control of the Company. No reimbursements were made by the Bank during the year ended September 30, 1997.

     Change-in-Control Severance Agreements. The Bank's Severance Agreements with Officers Dietz, Loraditch, and Loughran (collectively, the "Employees") have a term ending on the earlier of (a) 36 months after their recent renewal on October 22, 1997, and (b) the date on which one of the Employees terminates employment with the Bank. On each annual anniversary date from the date of commencement of the Severance Agreements, the term of the Severance Agreements may be extended for additional one-year periods beyond the then effective expiration date upon a determination by the Board of Directors that the performance of these individuals has met the required performance standards and that such Severance Agreements should be extended. An Employee becomes entitled to collect severance benefits under the Severance Agreement in the event of the Employee's (a) voluntary termination of employment (i) within 30 days following a change of control or (ii) within 30 days of certain specified events that both occur during the Covered Period (defined below) and constitute a Change in Duties, or
(b) involuntary termination of employment for any reason other than "for Cause" during the period that begins 12 months before a change in control and ends 18 months after a change in control (the "Covered Period"). Because the MHC will own between 56.7% and 57.2% of the Company following the Reorganization and Stock Issuance, it is unlikely that there will be a change-in-control of the Company that would trigger a payment obligation under the Severance Agreements.

     In the event an Employee becomes entitled to receive severance benefits, the Employee will (i) be paid an amount equal to (i) 2.99 times the annualized base salary paid to the Employee in the immediately preceding 12-month period (excluding board fees and bonuses) and (ii) will receive either cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the second annual anniversary date of his termination of employment or continued participation in such benefit plans through the second annual anniversary date of his termination of employment, to the extent the Employee would continue to qualify for participation therein. The Severance Agreements provide that within 10 business days of a change of control, the Bank shall fund, or cause to be funded, a trust in the amount necessary to pay amounts owed to the Employees as a result of the change of control. The amount to be paid to an Employee from this trust upon his or her termination is determined according to the procedures outlined in the Severance Agreements, and any money not paid to the Employee is returned to the Bank.

     The aggregate payments that would be made to Officers Dietz, Loraditch, and Loughran, assuming termination of employment under the foregoing circumstances at December 31, 1997, would have been approximately $1.2 million. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. For more information, see "Certain Restrictions on Acquisition of the Company and the Bank -- Certain Anti-Takeover Provisions in the Charter and Bylaws." In the event that one of these Employees prevails over the Bank in a legal dispute as to the Severance Agreement, he or she will be reimbursed for legal and other expenses.

TRANSACTIONS WITH MANAGEMENT

     The Bank offers loans to its directors and officers. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and to not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Board of Directors. At December 31, 1997, the Bank had $482,521 in loans outstanding to directors and executive officers, which represented 2.1% of the Bank's retained earnings at such date. All such loans were made by the Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility.


                     THE REORGANIZATION AND STOCK ISSUANCE

     THE OTS HAS APPROVED THE PLAN OF REORGANIZATION, THE PLAN OF STOCK ISSUANCE AND THE OFFERING SUBJECT TO THE APPROVAL OF THE PLAN OF REORGANIZATION BY THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND SUBJECT TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS IN ITS APPROVALS. APPROVAL BY THE OTS, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF REORGANIZATION, THE PLAN OF STOCK ISSUANCE AND THE OFFERING.

GENERAL

     On October 22, 1997, the Board of Directors of the Bank unanimously adopted, subject to approval by the OTS and the members of the Bank, the Plan of Reorganization, an integral part of which is the Plan of Stock Issuance. Pursuant to the Plan of Reorganization, the Bank will convert to a federally chartered stock savings bank as a wholly owned subsidiary of the Company, and the Company will become a majority-owned subsidiary of the MHC. The Plan of Stock Issuance provides that concurrently with the Reorganization, the Company will sell less than a majority of its to-be-outstanding Common Stock in the Offering and establish the Foundation. Upon consummation of the Reorganization and the Stock Issuance, the resulting organizational structure will be as follows:



-----------------------------------         -------------------------             ----------------------------------
         Baltimore County                           Public
       Savings Bank, M.H.C.                       Stockholders                                 Foundation
-----------------------------------         -------------------------               --------------------------------
61.0% (1) of                                                  37.4% (1) of                            1.6% (1) of
Common Stock                                                  Common Stock                            Common Stock

--------------------------------------------------------------------------------------------------------------------

                                                BCSB Bankcorp, Inc.

--------------------------------------------------------------------------------------------------------------------
                                                                    100% of common stock

--------------------------------------------------------------------------------------------------------------------

                                        Baltimore County Savings Bank, F.S.B.

--------------------------------------------------------------------------------------------------------------------

_______________

(1) Assumes the sale of 1,729,000 shares of Common Stock to public stockholders and the issuance of 2,821,000 shares to the MHC at the midpoint of the Estimated Valuation Range and the subsequent issuance of 75,000 shares to the Foundation.

The OTS has approved the Plan of Reorganization subject to its approval by the members of the Bank at the Special Meeting called for that purpose to be held on _________, 1998.

     The following is a brief summary of material aspects of the Reorganization and Stock Issuance. The summary is qualified in its entirety by reference to the provisions of the Plan of Reorganization and the Plan of Stock Issuance. Copies of the Plan of Reorganization and the Plan of Stock Issuance are available for inspection at any office of the Bank and at the office of the OTS. The Plan of Reorganization and the Plan of Stock Issuance are also filed as an exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

THE OFFERING

     Under the Plan of Reorganization, the Company is offering shares of the Common Stock first to the Bank's Eligible Account Holders, second to the ESOP, third to Supplemental Eligible Account Holders and fourth to its Other Members in the Subscription Offering. Subscription Rights received in any of the foregoing categories will be subordinated to the Subscription Rights received by those in a prior category, with the exception that any shares of Common Stock sold in excess of the maximum of the Estimated Valuation Range may first be sold to the ESOP. To the extent shares remain available for purchase after the Subscription Offering, the Company may offer any such remaining shares to the general public in the Community Offering, with preference given to purchasers who are permanent residents of the Local Community.

     The Plan of Stock Issuance further provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Community Offerings, if any, may be offered for sale to the general public in a Syndicated Community Offering through selected dealers to be formed and managed by Trident Securities.

     If the Community Offering is determined not to be feasible, the Bank will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Offering. Should no viable alternative exist, the Bank may terminate the Offering with the concurrence of OTS. The Plan of Stock Issuance provides that the Offering must be completed within 24 months after the date of the approval of the Plan of Reorganization by the members of the Bank. In the event that the Offering is not effected, the Bank will remain a federal mutual savings bank, all subscription funds will be promptly returned to subscribers with interest earned thereon and all withdrawal authorizations will be canceled.

BUSINESS PURPOSES

     In adopting the Plan of Reorganization and the Plan of Stock Issuance, the Board of Directors determined that the Reorganization and Stock Issuance are in the best interest of the Bank. The primary purpose of the Reorganization is to establish a structure that will enable the Bank to compete and expand more effectively in the financial services marketplace, and that will enable depositors, employees, management and directors to obtain an equity ownership interest in the Bank. The new structure will permit the Company to issue capital stock, which is a source of capital not available to a mutual savings bank, and the Company will take advantage of this new ability by issuing Common Stock in the Offering. Since the Company is not offering all of its Common Stock for sale to depositors and the public in the Offering (but is issuing a majority of its stock to the MHC), the Reorganization and Stock Issuance will result in less capital raised in comparison to a standard mutual-to-stock conversion. The Reorganization and Stock Issuance, however, will also offer the Bank the opportunity to raise additional capital since the stock held by the MHC will be available for sale in the future in the event the MHC decides to convert to the capital stock form of organization. See "MHC Conversion to Stock Form." The Reorganization and Stock Issuance also will give the Bank greater flexibility to structure and finance the expansion of its operations, including the potential acquisition of other financial institutions, and to diversify into other financial services. The holding company form of organization is expected to provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with other financial institutions, as well as other companies. Although the Bank has no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Reorganization and Stock Issuance, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. Lastly, the Reorganization and Stock Issuance will enable the Bank to better manage its capital by providing broader investment opportunities through the holding company structure, and enabling the Company to distribute capital to its stockholders in the form of dividends and stock repurchases. Because only a minority of the Common Stock will be offered for sale in the Offering, the Bank's current mutual form of ownership and ability to remain an independent savings bank and to provide community-oriented financial services will be preserved through the mutual holding company structure.

     The Board of Directors believes that these advantages outweigh the potential disadvantages of the mutual holding company structure, which may include: (i) the inability of stockholders other than the MHC to obtain majority ownership of the Company and the Bank, which may result in the perpetuation of the management and Board of Directors of the Bank and the Company; and (ii) that the mutual holding company structure is a relatively new form of corporate ownership, and new regulatory policies relating to the mutual interest in the MHC that may be adopted from time to time may have an adverse impact on minority stockholders. A majority of the voting stock of the Company will be owned by the MHC, which is a mutual institution that will be controlled by the existing Board of Directors of the Bank. While this structure will permit management to focus on the Company's and the Bank's long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate the existing management and directors of the Bank. The MHC will be able to elect all members of the Board of Directors of the Company, and will be able to control the outcome of all matters presented to the stockholders of the Company for resolution by vote except for certain matters that must be approved by more than a majority of stockholders of the Company. No assurance can be given that the Company will not take action adverse to the interests of the minority stockholders. For example, the Company could revise the dividend policy or defeat a candidate for the Board of Directors of the Company or other proposals put forth by the minority stockholders.

     The Reorganization does not preclude the later conversion of the MHC from the mutual to stock form of organization. Such a Conversion Transaction would be effected through a merger of the MHC into the Company or the Bank and the concurrent sale of the shares held by the MHC in a subscription offering. A Conversion Transaction is not anticipated for the foreseeable future. See "MHC Conversion to Stock Form."

EFFECT OF REORGANIZATION AND STOCK ISSUANCE ON DEPOSITORS AND BORROWERS OF THE BANK

     General. Each depositor in a mutual savings institution such as the Bank has both a deposit account and a pro rata ownership interest in the retained earnings of that institution based upon the balance in his or her deposit account. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any other depositor who opens a deposit account obtains a pro rata interest in the retained earnings of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest, which is lost to the extent that the balance in the account is reduced.

     Consequently, depositors normally do not have a way to realize the value of their ownership, which has realizable value only in the unlikely event that the mutual institution is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual retained earnings after other claims are paid.

     Upon consummation of the Reorganization and Stock Issuance, permanent nonwithdrawable capital stock will be created to represent the ownership of the institution. The stock is separate and apart from deposit accounts and is not and cannot be insured by the FDIC. Transferable certificates will be issued to evidence ownership of the stock, which will enable the stock to be sold or traded, if a purchaser is available, with no effect on any account held in the Bank. Under the Plan of Reorganization, all of the capital stock of the Bank will be acquired by the Company in exchange for a portion of the net proceeds from the sale of the Common Stock in the Offering. The Common Stock will represent an ownership interest in the Company and will be issued upon consummation of the Stock Issuance to the MHC and persons who elect to participate in the Offering by purchasing the shares being offered.

     Continuity. During the Reorganization and Stock Issuance process, the normal business of the Bank of accepting deposits and making loans will continue without interruption. Following consummation of the Reorganization and Stock Issuance, the Bank will continue to be subject to regulation by the OTS, and FDIC insurance of accounts will continue without interruption. After the Reorganization and Stock Issuance, the Bank will continue to provide services for depositors and borrowers under current policies and by its present management and staff.

     The Board of Directors presently serving the Bank will serve as the Board of Directors of the Bank after the Reorganization and Stock Issuance. The Board of Directors of the Company will consist of the individuals currently serving on the Board of Directors of the Bank. All current officers of the Bank will retain their positions with the Bank after the Reorganization and Stock Issuance.

     Voting Rights. Upon the completion of the Reorganization and Stock Issuance, depositor and borrower members as such will have no voting rights in the Bank or the Company and, therefore, will not be able to elect directors of the Bank or the Company or to control their affairs. Currently these rights are accorded to depositors of the Bank. Subsequent to the Reorganization and Stock Issuance, voting rights will be vested exclusively in the stockholders of the Company which, in turn, will own all of the stock of the Bank. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Company, subject to the provisions of the Company's Articles of Incorporation.

     As a federally chartered mutual holding company, the MHC will have no authorized capital stock and, thus, no stockholders. The MHC will be controlled by members of the Bank (i.e., depositors and certain borrowers), and such members have granted proxies in favor of the Bank's management. According to regulations of the OTS, the revocable proxies that members of the Bank have granted to the Board of Directors of the Bank, which confer on the Board of Directors of the Bank general authority to cast a member's vote on any and all matters presented to the members, shall be deemed to cover the member's votes as members of the MHC, and such authority shall be conferred on the Board of Directors of the MHC. The Plan of Reorganization also provides for the transfer of proxy rights to the Board of Directors of the MHC. Accordingly, the Board of Directors of the MHC will, in effect, be able to govern the operations of the MHC, and hence the Company, notwithstanding objections raised by members of the MHC or stockholders of the Company, respectively, so long as the Board of Directors has been appointed proxy for a majority of the outstanding votes of members of the MHC and such proxies have not been revoked. In addition, all persons who become depositors of the Bank following the Reorganization will have membership rights with respect to the MHC. Borrowers who were borrowers of the Bank on June 16, 1987 and whose loans continue in existence are members of the Bank and will have membership rights in the MHC; all other borrowers are not members of the Bank and, thus, will not receive membership rights in the MHC.

     Liquidation Rights. In the event of a voluntary liquidation of the Bank prior to the Reorganization, holders of deposit accounts in the Bank would be entitled to distribution of any assets of the Bank remaining after the claims of such depositors (to the extent of their deposit balances) and all other creditors are satisfied. Following the Reorganization, the holder of the Bank's common stock, i.e., the Company, would be entitled to any assets remaining upon a liquidation, dissolution or winding-up of the Bank and, except through their liquidation interests in the MHC, discussed below, holders of deposit accounts in the Bank would have not interest in any such assets.

     In the event of a voluntary or involuntary liquidation, dissolution or winding up of the MHC following consummation of the Reorganization, holders of deposit accounts in the Bank would be entitled, pro rata to the value of their accounts, to distribution of any assets of the MHC remaining after the claims of all creditors of the MHC are satisfied. Stockholders of the Company will have no liquidation or other rights with respect to the MHC in their capacities as such.

     In the event of a liquidation, dissolution or winding up of the Company, each holder of shares of the Common Stock would be entitled to receive, after payment of all debts and liabilities of the Company, a pro rata portion of all assets of the Company available for distribution to holders of the Common Stock.

     There currently are no plans to liquidate the Bank, the Company or the MHC in the future.

     Deposit Accounts and Loans. THE BANK'S DEPOSIT ACCOUNTS, THE BALANCES OF INDIVIDUAL ACCOUNTS AND EXISTING FEDERAL DEPOSIT INSURANCE COVERAGE WILL NOT BE AFFECTED BY THE REORGANIZATION AND STOCK ISSUANCE. Furthermore, the Reorganization and Stock Issuance will not affect the loan accounts, the balances of these accounts and the obligations of the borrowers under their individual contractual arrangements with the Bank.

     Tax Effects. The Bank has received an opinion from its special counsel, Housley Kantarian & Bronstein, P.C., Washington, D.C., as to the material federal income tax consequences of the Reorganization and Stock Issuance to the Bank, the Company and the MHC, and as to the generally applicable material federal income tax consequences of the Reorganization and Stock Issuance to the Bank's account holders and to persons who purchase Common Stock in the Offering.

     The opinion addresses the transactions that will occur in order to effect the Reorganization. Pursuant to the Plan of Reorganization, the following will all occur on approximately the same date:

     (i) the Bank will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim One");

     (ii) Interim One will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim Two"); and

     (iii) Interim One will organize a Federal stock corporation (the Company) as a wholly owned subsidiary of Interim One.

     The following events will occur simultaneously:

     (i) the Bank will exchange its charter for a federal stock savings bank charter (referred to in the opinion as "Stock Bank"). Such charter exchange is referred to in the opinion as the "Conversion." In the Conversion, members of the Bank will constructively receive common stock of Stock Bank in exchange for their mutual interests in the Bank.

     (ii) Interim One will cancel its outstanding stock and exchange its charter for a federal mutual holding company charter (MHC).

     (iii) Interim Two will merge with and into Stock Bank, with Stock Bank surviving. In connection with the merger, the shares of Interim Two common stock owned by the MHC prior to the merger shall be converted into and become shares of Stock Bank common stock, and the shares of Stock Bank common stock constructively received by the Stock Bank stockholders (formerly the members holding mutual interests in the Bank) will be transferred to the MHC by such persons in exchange for mutual interests in the MHC.

     (iv) the MHC will transfer all of the outstanding shares of Stock Bank to the Company.

     The opinion provides that (i) the Conversion is a mere change in identity and form and therefore qualifies as a reorganization within the meaning of Code
Section 368(a)(1)(F); (ii) no gain or loss will be recognized by the Bank or Stock Bank in the Conversion; (iii) Stock Bank's holding period in the assets received from Bank will include the period during which such assets were held by the Bank; (iv) Stock Bank's basis in the assets of Bank will be the same as the basis of such assets in the hands of Bank immediately prior to the proposed transaction; (v) the contribution of Stock Bank by its owners to MHC in exchange for mutual ownership interests in MHC will constitute a transfer of property solely in exchange for stock pursuant to Section 351(a) of the Code; (vi) the membership interests in MHC will be treated as stock within the meaning of
Section 351(a) of the Code; (vii) no gain or loss will be recognized by the mutual interest holders of the Bank on the exchange of their interests in the Bank solely for a constructive stock interest in the Stock Bank followed by an exchange of their interests in the Stock Bank solely for mutual interests in MHC; (viii) each of Bank's mutual interest holder's basis in their mutual interest in MHC received in the transaction will be the same as their basis in their mutual interest in Bank surrendered in the transaction; (ix) the requirement of Section 1.368-1(b) of the treasury regulations that there be continuity of interest on the part of the owners of the enterprise prior to the Reorganization is satisfied by the constructive exchange of the depositors' mutual ownership interests in the Bank for stock interests in Stock Bank, notwithstanding the depositors' constructive exchange of that stock for mutual ownership interests in MHC thereafter; (x) the holding period of the mutual interests of MHC to be received by the mutual interest holders of Bank includes the period during which the mutual interest in Bank surrendered in exchange therefor was held, provided that the mutual interest in Bank was held as a capital asset in the hands of the mutual interest holder of Bank on the date of the exchange; (xi) MHC will recognize no gain or loss upon the receipt of property from Stock Bank stockholders in exchange for membership interests in the MHC; (xii) MHC's basis in the property received from Stock Bank stockholders will be the same as the basis of such property in the hands of Stock Bank stockholders immediately prior to the transfer of Stock Bank common stock to the MHC for membership interests; (xiii) MHC's holding period for the property received from Stock Bank's stockholders will include the period during which such property was held by Stock Bank stockholders; (xiv) the transfer by MHC of the stock of Stock Bank, a wholly owned subsidiary of MHC, to its other wholly owned subsidiary, Company, will constitute a tax-free exchange of property solely for voting stock pursuant to Code Section 351. MHC will not receive additional Common Stock in the exchange. Since MHC owns one hundred percent of the Common Stock at the time of the transfer, the issuance of additional Common Stock to MHC would be meaningless; (xv) MHC will recognize no gain or loss upon the transfer of Stock Bank common stock to Company in the exchange; (xvi) the Company will recognize no gain or loss on its receipt of Stock Bank common stock; (xvii) the Company's basis in the Stock Bank common stock will equal the basis of the Stock Bank common stock in MHC's hands immediately before the constructive exchange; (xviii) the MHC will increase its basis in its shares of Common Stock by MHC's basis in its Stock Bank common stock; and (xix) the Company's holding period for the shares of Stock Bank stock received from the MHC will include the period that MHC held, or is deemed to have held the shares.

     With respect to the Stock Issuance, among other things, the opinion provides that: (i) no gain or loss will be recognized by the Stock Bank upon its receipt of money from the Company. The Company will not receive additional Common Stock in exchange for the money received. Since the Company owns one hundred percent of the Stock Bank common stock at the time of the transfer, the issuance of additional Stock Bank common stock to the Company would be meaningless. The Company will be transferring solely cash to the Stock Bank and therefore will not recognize any gain or loss upon such transfer; (ii) no gain or loss will be recognized by the Company upon its receipt of money in exchange for shares of the Common Stock; (iii) no gain or loss will be recognized by the Bank's account holders upon the issuance to them of accounts in the Stock Bank in the same dollar amounts and on the same terms and conditions as their accounts at the Bank immediately prior to the Reorganization; (iv) the tax basis of the savings accounts of account holders in the Stock Bank received as part of the Reorganization and Stock Issuance will equal the tax basis of such account holders' corresponding deposit accounts in the Bank surrendered in exchange therefor; (v) the tax basis of the Common Stock purchased in the Offering will be equal to the amount paid therefor increased, in the case of Common Stock acquired pursuant to the exercise of Subscription Rights, by the fair market value, if any, of the Subscription Rights exercised; (vi) the holding period for the Common Stock purchased pursuant to the exercise of Subscription Rights will commence upon the exercise of such holder's Subscription Rights and otherwise on the date following the date of such purchase; and (vii) each depositor of the Bank will recognize gain upon the receipt of his or her subscription rights deemed to have been received for federal income tax purposes, but only to the extent of the excess of the fair market value of a depositor's interest in such subscription rights over the depositor's basis in the former interests in the Bank other than deposit accounts. Persons who subscribe in the Offering but who are not depositors of the Bank will recognize gain upon the receipt of subscription rights deemed to have been received for federal income tax purposes, but only to the extent of the excess of the fair market value of such subscription rights over such person's former interests in the Bank, if any.
Any such gain realized in the Stock Issuance would be subject to immediate recognition.

     The opinion further provides that the establishment of the Foundation by the Bank and the Company and the subsequent contribution of 75,000 shares of Common Stock to the Foundation by the Company will not affect any of the foregoing opinions in the preceding two paragraphs.

     The opinion of Housley Kantarian & Bronstein, P.C. is based in part upon, and subject to the continuing validity in all material respects through the date of the Reorganization and Stock Issuance of, various representations of the Bank and upon certain assumptions and qualifications, including that the Reorganization and Stock Issuance are consummated in the manner and according to the terms provided in the Plan of Reorganization and Plan of Stock Issuance. Such opinion is also based upon the Code, regulations now in effect or proposed thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change and such change may be made with retroactive effect. Unlike private letter rulings received from the Internal Revenue Service ("IRS"), an opinion is not binding upon the IRS and there can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion, or that such opinion will be upheld by the courts if challenged by the IRS.

     Housley Kantarian & Bronstein, P.C. has further advised the Bank that the federal income tax treatment of the receipt of Subscription Rights pursuant to the Offering is uncertain, and recent private letter rulings issued by the IRS have been in conflict. For instance, the IRS adopted the position in one private ruling that Subscription Rights will be deemed to have been received to the extent of the minimum pro rata distribution of such rights, together with the rights actually exercised in excess of such pro rata distribution, and with gain recognized to the extent of the combined fair market value of the pro rata distribution of Subscription Rights plus the Subscription Rights actually exercised. Persons who do not exercise their Subscription Rights under this analysis would recognize gain upon receipt of rights equal to the fair market value of such rights, regardless of exercise, and would recognize a corresponding loss upon the expiration of unexercised rights that may be available to offset the previously recognized gain. Under another IRS private ruling, Subscription Rights were deemed to have been received only to the extent actually exercised. This private ruling required that gain be recognized only if the holder of such rights exercised such rights, and that no loss be recognized if such rights were allowed to expire unexercised. There is no authority that clearly resolves this conflict among these private rulings, which may not be relied upon for precedential effect. However, based upon express provisions of the Internal Revenue Code and in the absence of contrary authoritative guidance, Housley Kantarian & Bronstein, P.C. has provided in its opinion that gain will be recognized upon the receipt rather than the exercise of Subscription Rights. Further, also based upon a published IRS ruling and consistent with recognition of gain upon receipt rather than exercise of the Subscription Rights, Housley Kantarian & Bronstein, P.C. has provided in its opinion that the subsequent exercise of the Subscription Rights will not give rise to gain or loss. Regardless of the position eventually adopted by the IRS, the tax consequences of the receipt of the Subscription Rights will depend, in part, upon their valuation for federal income tax purposes.

     If the Subscription Rights are deemed to have a fair market value, the receipt of such rights will be taxable to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their Subscription Rights, even though such persons would have received no cash from which to pay taxes on such taxable income. The Bank could also recognize a gain on the distribution of such Subscription Rights in an amount equal to their aggregate value. In the view of RP Financial, whose belief is not binding upon the IRS, the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are non-transferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price as the price paid by purchasers in the Community Offering for unsubscribed shares of Common Stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that the Subscription Rights are deemed to have a fair market value. Because the fair market value, if any, of the Subscription Rights issued in the Offering depends primarily upon the existence of certain facts rather than the resolution of legal issues, Housley Kantarian & Bronstein, P.C., has neither adopted the belief of RP Financial as its own nor incorporated such belief of RP Financial in its opinion issued in connection with Reorganization and Stock Issuance.

     The Bank has also obtained an opinion from Anderson Associates, LLP that the tax effects of the Reorganization and Stock Issuance under Maryland tax laws will be substantially the same as described above with respect to federal income tax laws.

     THE FEDERAL AND STATE INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO CONSIDER ALL ASPECTS OF FEDERAL AND STATE INCOME TAXATION WHICH MAY BE RELEVANT TO EACH ELIGIBLE ACCOUNT HOLDER, SUPPLEMENTAL ACCOUNT HOLDER AND OTHER MEMBER ENTITLED TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE, SUCH AS TRUSTS, INDIVIDUAL RETIREMENT ACCOUNTS, OTHER EMPLOYEE BENEFIT PLANS, INSURANCE COMPANIES AND ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH ELIGIBLE ACCOUNT HOLDER, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER AND OTHER MEMBER IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL AND STATE INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING THE RECEIPT AND EXERCISE OF SUBSCRIPTION RIGHTS, AND ALSO AS TO ANY OTHER TAX CONSEQUENCES ARISING OUT OF THE REORGANIZATION AND STOCK ISSUANCE.

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

SUBSCRIPTION RIGHTS

     Nontransferable Subscription Rights to subscribe for shares of the Common Stock have been issued to all persons entitled to subscribe for stock in the Subscription Offering at no cost to such persons. The amount of the Common Stock which these parties may subscribe for will be determined, in part, by the total stock to be issued, and the availability of stock for purchase under the categories set forth in the Plan of Stock Issuance.

     Preference categories have been established for the allocation of the Common Stock to the extent that shares are available. These categories are as follows:

            Subscription Category No. 1 is reserved for the Bank's Eligible Account Holders, i.e., qualifying depositors of the Bank on September 30, 1996, who will each receive nontransferable Subscription Rights to subscribe for Common Stock in the Subscription Offering up to 1% of the total numbers of shares to be issued in the Offering. See "-- Limitations on Purchase of Shares." If the exercise of Subscription Rights in this category results in an oversubscription, shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the amount subscribed for, whichever is less. Any shares not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis related to the amounts of their respective qualifying deposits, as compared to the total qualifying deposits of all subscribing Eligible Account Holders. TO ENSURE A PROPER ALLOCATION OF COMMON STOCK, EACH ELIGIBLE ACCOUNT HOLDER MUST LIST ON HIS STOCK ORDER FORM ALL ACCOUNTS IN WHICH HE HAS AN OWNERSHIP INTEREST. FAILURE TO LIST ALL SUCH DEPOSIT ACCOUNTS MAY RESULT IN THE INABILITY OF THE COMPANY OR THE BANK TO FILL ALL OR PART OF A SUBSCRIPTION ORDER. NEITHER THE COMPANY, THE BANK NOR ANY OF THEIR AGENTS SHALL BE RESPONSIBLE FOR ORDERS ON WHICH ALL DEPOSIT ACCOUNTS HAVE NOT BEEN FULLY AND ACCURATELY DISCLOSED. A qualifying deposit is the amount (required to be at least $50.00) contained in a deposit account in the Bank on September 30, 1996. In the event of an oversubscription, Subscription Rights received by directors and officers of the Bank and their associates in this category based on their increased deposits in the Bank in the one-year period preceding September 30, 1996 are subordinated to the Subscription Rights of other Eligible Account Holders.

            Subscription Category No. 2 is reserved for the Bank's tax-qualified employee stock benefit plans, i.e., the ESOP, which shall receive nontransferable Subscription Rights to purchase in the aggregate up to 10% of the shares issued in the Stock Issuance and which is expected to purchase 8% of the Common Stock sold in the Offering. Any shares of Common Stock sold in excess of the maximum of the Estimated Valuation Range may be first sold to the ESOP.

            Subscription Category No. 3 is reserved for the Bank's Supplemental Eligible Account Holders, i.e., qualifying depositors of the Bank on the last day of the calendar quarter preceding OTS approval of the Plan of Reorganization (March 31, 1998) who will each receive nontransferable Subscription Rights to subscribe for Common Stock in the subscription offering up to 1% of the total number of shares to be sold in the Offering. See " -- Limitations on Purchase of Shares." If the exercise of Subscription Rights in this category results in an oversubscription, shares shall be allocated among subscribing Supplemental Eligible Account Holders, so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the amount subscribed for, whichever is less, and any shares not so allocated shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis related to the amounts of their respective qualifying deposits, as compared to the total qualifying deposits of all subscribing Supplemental Eligible Account Holders. TO ENSURE A PROPER ALLOCATION OF COMMON STOCK, EACH SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER MUST LIST ON HIS STOCK ORDER FORM ALL ACCOUNTS IN WHICH HE HAS AN OWNERSHIP INTEREST. FAILURE TO LIST ALL SUCH DEPOSIT ACCOUNTS MAY RESULT IN THE INABILITY OF THE COMPANY OR THE BANK TO FILL ALL OR PART OF A SUBSCRIPTION ORDER. NEITHER THE COMPANY, THE BANK NOR ANY OF THEIR AGENTS SHALL BE RESPONSIBLE FOR ORDERS ON WHICH ALL

     DEPOSIT ACCOUNTS HAVE NOT BEEN FULLY AND ACCURATELY DISCLOSED. A qualifying deposit is the amount (required to be at least $50.00) contained in a deposit account in the Bank on March 31, 1998. Subscription Rights received by directors and officers of the Bank and their associates in this category based on their increased deposits in the Bank in the one-year period preceding March 31, 1998 are subordinated to the Subscription Rights of other Supplemental Eligible Account Holders. Subscriptions in this Category No. 3 will be filled only to the extent that there are sufficient shares of Common Stock remaining after satisfaction of subscriptions by Category Nos. 1 and 2.

            Subscription Category No. 4 is reserved for Other Members, i.e., certain depositors and borrowers who are members of the Bank as of the Voting Record Date entitled to vote at the Special Meeting but who are not Eligible Account Holders or Supplemental Eligible Account Holders. To the extent then available following subscriptions by Eligible Account Holders, tax-qualified employee stock benefit plans and Supplemental Eligible Account Holders, Other Members will receive, without payment therefor, nontransferable Subscription Rights to subscribe for Common Stock in the Subscription Offering up to 1% of the total number of shares to be sold in the Offering. See "-- Limitations on Purchase of Shares." In the event that Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, tax-qualified employee stock benefit plans and Supplemental Eligible Account Holders, is in excess of the total number of shares offered in the Offering, the subscriptions of such Other Members will be allocated among subscribing Other Members, so as to permit each such Other Members, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the amount subscribed for, whichever is less, and any shares not so allocated shall be allocated among the subscribing Other Members on an equitable basis related to the amounts of their respective qualifying deposits, as compared to the total qualifying deposits of all subscribing Other Members.

     The Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for the Common Stock pursuant to the Plan of Reorganization reside. However, no person will be offered or allowed to purchase any Common Stock under the Plan of Reorganization if he resides in a foreign country or in a state of the United States with respect to which any or all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares under the Plan of Reorganization reside in such state or foreign country; (ii) the granting of Subscription Rights or the offer or sale of shares of Common Stock to such persons would require the Company or the Bank or their employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration or qualification would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to any such person.

COMMUNITY OFFERING

     To the extent shares remain available for purchase after the Subscription Offering, the Company may offer any such remaining shares of the Common Stock to members of the general public to whom the Company delivers a copy of this Prospectus and a Stock Order Form in the Community Offering, with the preference given to purchasers who are permanent residents of the Local Community. The occurrence of the Community Offering is subject to the availability of shares of Common Stock for purchase after satisfaction of all orders received in the Subscription Offering. THE COMMUNITY OFFERING, IF ANY, MAY TERMINATE AT ANY TIME WITHOUT NOTICE, BUT MAY NOT TERMINATE LATER THAN __________, 1998. THE RIGHT OF ANY PERSON TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IF ANY, IS SUBJECT TO THE ABSOLUTE RIGHT OF THE COMPANY AND THE BANK TO ACCEPT OR REJECT SUCH PURCHASES IN WHOLE OR IN PART. THE COMPANY PRESENTLY INTENDS TO TERMINATE THE COMMUNITY OFFERING, IF ANY, AS SOON AS IT HAS RECEIVED ORDERS FOR ALL SHARES AVAILABLE FOR PURCHASE IN THE STOCK ISSUANCE.

     If all of the Common Stock offered in the Subscription Offering is
subscribed for, there will be no Community Offering.   Orders received in the
Community Offering shall be allocated on an equal number of shares per order until all orders have been filled, with a preference given to permanent residents of the Local Community. The term "resident" as used in relation to the preference afforded natural persons in the Local Community means any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, nontransitory presence within the Local Community) and continues to reside in the Local Community at the time of the Subscription and Community Offerings. The Bank may utilize deposit or loan records or such other evidence provided to it to make the determination whether a person is residing in the Local Community. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be within the Local Community. To the extent the person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. In all cases, however, such determination shall be in the sole discretion of the Bank.

     If the Community Offering extends beyond 45 days following the expiration of the Subscription Offering, subscribers will have the right to increase, decrease or rescind subscriptions for stock previously submitted. Purchasers in the Community Offering, together with their associates and groups acting in concert, are each eligible to purchase up to 1% of the total number of shares to be issued in the Offering.

     Except as noted below, cash and checks received in the Community Offering will be placed in segregated savings accounts (each insured by the FDIC up to the applicable $100,000 limit) established specifically for this purpose. Interest will be paid on orders made by check, in cash or by money order at the Bank's passbook rate from the date the payment is received by the Company until the consummation of the Offering. In the event that the Offering is not consummated for any reason, all funds submitted pursuant to the Community Offering will be promptly refunded with interest as described above.

SYNDICATED COMMUNITY OFFERING

     As part of the Community Offering, all shares of Common Stock not purchased in the Subscription and Community Offerings, if any, may be offered for sale to the general public in a Syndicated Community Offering through selected dealers to be formed and managed by Trident Securities. The Syndicated Community Offering, if any, will be conducted to achieve the widest distribution of Common Stock subject to the Company and the Bank having the right to reject orders in whole or in part in their sole discretion in the Syndicated Community Offering. Neither Trident Securities nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering. Common Stock sold in the Syndicated Community Offering will be sold at the same price as in the Subscription and Community Offerings.

     Individual purchasers in the Syndicated Community Offering may purchase up to 1% of the total number of shares to be issued in the Offering of the Common Stock in the Stock Issuance with any associate or group of persons acting in concert. The Bank shall be directly responsible for the payment of selling commissions to other NASD firms and licensed brokers participating in the Syndicated Community Offering. Other firms may participate under selected dealers agreements, and Trident Securities and such selected dealers may receive fees aggregating up to a maximum percentage to be agreed upon by Trident, the Bank and the Company, which percentage will not exceed 7.0%, of the amount of the stock sold by the selected dealers in the Syndicated Community Offering.

     During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with the Company as of a certain date ("Order Date") for the purchase of shares of Common Stock. When and if Trident Securities and the Company believe that enough indications and orders have been received in the Offerings to consummate the Offering, Trident Securities will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations of the orders to such customers on the next business day after the Order Date.
Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Company established for each selected dealer. After payment has been received by the Company from selected dealers, funds will earn interest at the Bank's passbook savings rate until the consummation of the Stock Issuance. In the event the Stock Issuance is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit its customers' brokerage account.

     The Syndicated Community Offering, if any, will terminate no more than 45 days following the completion of the Subscription Offering, unless extended by the Company with the approval of the OTS. In the event the Community Offering is extended beyond 45 days following the expiration of this Subscription Offering, subscribers will have the right to increase, decrease or rescind subscriptions for stock previously submitted. The Syndicated Community Offering may run concurrently with the Subscription and Community Offerings or subsequent to such offerings.

SUBSCRIPTIONS FOR STOCK IN SUBSCRIPTION AND COMMUNITY OFFERINGS

     Expiration Date. The Subscription Offering will expire at 12:00 Noon, Eastern Time, on _________, 1998 unless extended by the Board of Directors of the Bank for up to an additional 45 days, to no later than _________, 1998. Such date and time are referred to herein as the "Expiration Date." Subscription rights not exercised prior to the Expiration Date will be void. The Community Offering, if any, may terminate at any time without notice, but may not terminate later than ____________, 1998.

     Orders will not be executed by the Company until at least the minimum number of shares of Common Stock offered hereby have been subscribed for or sold. If all shares of Common Stock have not been subscribed for or sold within 45 days of the end of the Subscription Offering (unless such period is extended with consent of the OTS), all funds delivered to the Company pursuant to the Subscription Offering will be promptly returned to the subscribers with interest and all charges to savings accounts will be rescinded.

     Use of Stock Order Forms and Certification Forms. Rights to subscribe may only be exercised by completion of Stock Order Forms and certification forms. Any person receiving a Stock Order Form who desires to subscribe for shares of stock must do so prior to the Expiration Date by delivering (by mail or in person) to any office of the Bank a properly executed and completed Stock Order Form and certification form, together with full payment for all shares for which the subscription is made. All checks or money orders must be made payable to "BCSB Bankcorp, Inc." The Stock Order Form and certification form must be received by the Expiration Date. All subscription rights under the Plan of Reorganization will expire on the Expiration Date, whether or not the Company has been able to locate each person entitled to such subscription rights. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED.

     Each subscription right may be exercised only by the person to whom it is issued and only for his or her own account. THE SUBSCRIPTION RIGHTS GRANTED UNDER THE PLAN OF STOCK ISSUANCE ARE NONTRANSFERABLE; PERSONS WHO ATTEMPT TO TRANSFER THEIR SUBSCRIPTION RIGHTS MAY LOSE THE RIGHT TO SUBSCRIBE FOR STOCK IN THE STOCK ISSUANCE AND MAY BE SUBJECT TO OTHER SANCTIONS AND PENALTIES IMPOSED BY THE OTS. Each person subscribing for shares is required to represent to the Company that he or she is purchasing such shares for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of such shares.

     In the event Stock Order Forms (i) are not delivered and are returned to the Company by the United States Postal Service or the Company is unable to locate the addressee, or (ii) are not returned or are received after the Expiration Date, or (iii) are defectively completed or executed, or (iv) are not accompanied by the full required payment for the shares subscribed for (including instances where a savings account or certificate balance from which withdrawal is authorized is insufficient to fund the amount of such required payment), the subscription rights of the person to whom such rights have been granted will lapse as though such person failed to return the completed Stock Order Form within the time period specified. However, the Company or the Bank may, but will not be required to, waive any irregularity on any Stock Order Form or require the submission of corrected Stock Order Forms or the remittance of full payment for subscribed shares by such date as the Company or the Bank may specify. The interpretation by the Company and the Bank of the terms and conditions of the Plan of Reorganization and of the Stock Order Form will be final.

     Payment for Shares. Payment for all subscribed shares of Common Stock will be required to accompany all completed Stock Order Forms for subscriptions to be valid. Payment for subscribed shares may be made (i) in cash, if delivered in person, (ii) by check or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. Appropriate means by which such withdrawals may be authorized are provided in the Stock Order Form. Once such a withdrawal has been authorized, none of the designated withdrawal amount may be used by a subscriber for any purpose other than to purchase stock for which subscription has been made while the Plan of Reorganization remains in effect. In the case of payments authorized to be made through withdrawal from deposit accounts, all sums authorized for withdrawal will continue to earn interest at the contract rate until the date of consummation of the sale. In the case of payments made in cash or by check or money order such funds will be placed in a segregated savings account established for each subscriber specifically for this purpose (each insured by the FDIC up to the applicable $100,000 limit) and interest will be paid at the Bank's passbook rate from the date payment is received until the Offering is completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares; however, if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate evidencing the remaining balance will earn interest at the Bank's passbook rate subsequent to the withdrawal. An executed Stock Order Form, once received by the Company, may not be modified, amended or rescinded without the consent of the Company, unless the Offering is not completed within 45 days of the termination of the Subscription Offering. If an extension of the period of time to complete the Stock Issuance is approved by the OTS, subscribers will be resolicited and must affirmatively reconfirm their orders prior to the expiration of the resolicitation offering, or their subscription funds will be promptly refunded. Subscribers may also modify or cancel their subscriptions. Interest will be paid on such funds at the Bank's passbook rate during the 45-day period and any approved extension period.

     Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of Common Stock in the Subscription and Community Offerings, provided that such IRAs are not maintained at the Bank. Persons with IRAs maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription and Community Offerings. Depositors interested in using funds in a Bank IRA to purchase Common Stock should contact the Bank's Stock Information Center at (410) 256-0460 as soon as possible so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date of the Subscription Offering.

     The ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but may pay for such shares upon consummation of the Subscription and Community Offerings, if all shares are sold, or upon consummation of any subsequent offering, if shares remain to be sold in such an offering.

     Shares Purchased. Certificates representing shares of the Common Stock will be delivered to subscribers as soon as practicable after closing of the Offering.

PLAN OF DISTRIBUTION AND MARKETING AGENT

     Officers of the Bank are available at the Bank's offices to provide offering materials to prospective investors, to answer their questions (but only to the extent such information is derived from this Prospectus) and to receive completed Stock Order Forms and certification forms from prospective investors interested in subscribing for shares of the Common Stock. None of the Bank's directors, officers or employees will receive any commissions or other compensation for their efforts in connection with sales of shares of the Common Stock. ALTHOUGH INFORMATION REGARDING THE STOCK OFFERING IS AVAILABLE AT THE BANK'S OFFICES, AN INVESTMENT IN THE COMMON STOCK IS NOT A DEPOSIT, AND THE COMMON STOCK IS NOT FEDERALLY INSURED.

     The directors, officers and employees of the Bank who will be involved in selling stock are expected to be exempt from the requirement to register with the SEC as broker-dealers within the meaning of Rule 3a4-1 under the Exchange Act. Such persons will qualify under the safe harbor provisions of that rule on the basis of paragraphs (a)(4)(ii) and/or (iii), i.e., management of the Bank expects that such persons either (x) will perform substantial duties for the Company in its business, will not otherwise be broker-dealers and are not expected to participate in another offering in the next twelve months or (y) will limit their activities to preparing written communications, responding to customer inquiries and/or performing ministerial/clerical functions.

     The Bank and the Company have engaged Trident Securities as financial advisor to provide sales assistance in connection with the Subscription and Community Offerings of the Common Stock. The services of Trident Securities will include, but are not limited to, (i) training and educating the Bank's employees who will be performing certain ministerial functions in the Subscription and Community Offerings regarding the mechanics and regulatory requirements of the stock sales process and the solicitation of proxies from members, (ii) providing employees to staff the Stock Information Center, assisting Bank customers and interested stock purchasers and keeping records of orders for shares of Common Stock, and (iii) supervising the Bank's sales efforts, including preparation of marketing materials. For all its services rendered in the Stock Issuance, Trident Securities will receive a commission equal to 1.5% of the aggregate dollar amount of Common Stock sold in the Subscription and Community Offerings, excluding any shares of stock sold to the Bank's directors, officers and employees, and the ESOP. Additionally, commissions will be excluded on shares sold to "associates" (as defined in the Plan of Reorganization) of the Bank's directors and executive officers. In the event Common Stock is sold by other NASD member firms under selected dealer's agreements, the aggregate commissions to be received by Trident Securities and selected dealers would be up to a maximum of 7.0% of the amount of Common Stock sold by such selected dealers. Trident Securities will also be reimbursed for its reasonable out-of-pocket expenses in an amount not to exceed $9,000 and its legal fees in an amount not to exceed $27,500. The Company and the Bank have agreed to indemnify Trident Securities for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

     The Plan of Stock Issuance and Federal regulations require that the aggregate purchase price of the Common Stock sold in the Offering must be based on the appraised pro forma market value of the Common Stock, as determined by an independent valuation. The Bank has retained RP Financial to make such valuation. For its services in making such appraisal, RP Financial will receive a fee of $20,000 (which amount does not include a fee of $5,000 to be paid to RP Financial for assistance in preparation of a business plan). The Bank and the Company have agreed to indemnify RP Financial and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial's liability results from its negligence or bad faith.

     The Independent Valuation was prepared by RP Financial in reliance upon the information contained in the Prospectus, including the Consolidated Financial Statements. RP Financial also considered the following factors, among others: the present and projected operating results and financial condition of the Bank and the economic and demographic conditions in the Bank's existing market area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other publicly traded mutual holding companies; the aggregate size of the Offering; the impact of the Reorganization and Stock Issuance on the Bank's stockholders' equity and earnings potential; the proposed dividend policy of the Company; and the trading market for securities of comparable institutions and general conditions in the market for such securities.

     The Independent Valuation states that as of March 27, 1998, the estimated pro forma market value of the Common Stock ranged from a minimum of $39,312,500 to a maximum of $53,187,500 with a midpoint of $46,250,000 (the Estimated Valuation Range). The Independent Valuation will be further updated immediately prior to the completion of the Offering and could be increased to up to $61,165,620 without a resolicitation of subscribers based on market and financial conditions at the completion of the Offering. The Board determined to offer the shares in the

Offering at the Subscription Price of $10.00 per share. Based on the Estimated Valuation Range and the Purchase Price, the number of shares of Common Stock that the Company will issue will range from between 3,931,250 shares to 5,318,750 shares, with a midpoint of 4,625,000 shares, subject to adjustment to up to 6,116,562 shares to reflect market and financial conditions at the termination of the Offering and to fill the order of the ESOP. The Board has established a public offering range such that the public ownership of the Company will constitute a 38.0% ownership interest prior to the issuance of shares to the Foundation, or between 1,469,650 shares and 1,988,350 shares with a midpoint of 1,729,000 shares, subject to adjustment to up to 2,286,602 shares to reflect market and financial conditions at the termination of the Offering and to fill the order of the ESOP. The anticipated issuance of 75,000 shares of Common Stock to the Foundation as part of the Stock Issuance will result in shareholders other than the MHC and the Foundation owning 37.4% of the shares of the Common Stock outstanding at the conclusion of the Reorganization and Stock Issuance. The remaining shares of the Company's Common Stock that are not sold in the Offering or contributed to the Foundation will be issued to the MHC.

     In the event members do not approve the establishment of the Foundation, the Company and the Bank intend to complete the Reorganization and Stock Issuance without establishing the Foundation. If the Foundation is not established, RP Financial has indicated that the Independent Valuation would increase to a range of from $39,950,000 to $54,050,000 with a midpoint of $47,000,000 (the Increased Range) . In such event, the public offering range would be structured such that the public will have a 39.0% ownership interest in the Company, and, as a result, the shares to be sold in the Offering would be 1,558,266, 1,833,254, 2,108,242 and 2,424,478 and the total purchase price would be $15,582,660, $18,332,540, $21,082,420 and $24,244,780 at the minimum, midpoint, maximum and maximum, as adjusted, respectively of the Increased
Range.

     The Board reviewed the Independent Valuation and, in particular, considered
(i) the Bank's financial condition and results of operations for the three months ended December 31, 997 and the year ended September 30, 1997, (ii) financial comparisons of the Bank in relation to other financial institutions, primarily including other publicly traded mutual holding companies, and (iii) stock market conditions generally and in particular for financial institutions, all of which are set forth in the Independent Valuation. The Board also reviewed the methodology and the assumptions used by RP Financial in preparing the Independent Valuation. The Estimated Valuation Range may be amended with the approval of the OTS (if required), if necessitated by subsequent developments in the financial condition of the Bank or market conditions generally.

     The minimum of the Estimated Valuation Range may not be decreased, and the maximum, as adjusted of the Estimated Valuation Range may not be increased, without a resolicitation of subscribers. The Subscription Price of $10.00 per share will remain fixed. See "--Limitations on Purchase of Shares" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Offering Range to fill unfilled orders in the Subscription and Community Offerings.

     The Independent Valuation, however, is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. RP Financial did not independently verify the Consolidated Financial Statements and other information provided by the Bank, nor did RP Financial value independently the assets or liabilities of the Bank. The Independent Valuation considers the Bank and the Company as going concerns and should not be considered as an indication of the liquidation value of the Bank. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing such shares in the Offering will thereafter be able to sell such shares at prices at or above the Purchase Price.

     The Independent Valuation will be updated at the time of the completion of the Offering. If the update to the Independent Valuation at the conclusion of the Offering results in an increase in the maximum of the Estimated Valuation Range to more than $61,165,620 and a corresponding increase in the shares being offering in the Offering to more than 2,286,602 shares, or a decrease in the minimum of the Estimated Valuation Range to less than $39,312,500 and a corresponding decrease in the shares being offered to fewer than 1,469,650 shares, then the Company, after

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

consulting with the OTS, may terminate the Plan of Stock Issuance and return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, certified or cashier's check, bank draft or money order, extend or hold a new Subscription Offering, Community Offering, or both, establish a new Estimated Valuation Range, commence a resolicitation of subscribers or take such other actions as permitted by the OTS in order to complete the Reorganization and the Offering. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS or periods of up to 90 days not to extend beyond 24 months following the Special Meeting, or ____________, 2000.

     An increase in the Independent Valuation and the number of shares to be issued in the Offering would decrease both a subscriber's ownership interest and the Company's pro forma earnings and stockholders equity on a per share basis while increasing pro forma earnings and stockholder's equity on an aggregate basis. A decrease in the Independent Valuation and the number of shares to be issued in the Offering would increase both a subscriber's ownership interest and the Company's pro forma earnings and stockholder's equity on a per share basis while decreasing pro forma net income and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

     Copies of the appraisal report of RP Financial and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."

     No sale of shares of Common Stock may be consummated unless, prior to such consummation, RP Financial confirms to the Bank and the OTS that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause RP Financial to conclude that the Independent Valuation is incompatible with its estimate of the pro forma market value of the Common Stock of the Company at the conclusion of the Offering. Any change that would result in an aggregate purchase price that is below the minimum or above the maximum of the Estimated Valuation Range would be subject to OTS approval. If such confirmation is not received, the Bank may extend the Offering, reopen or commence a new offering, establish a new Estimated Valuation Range and commence a resolicitation of all purchasers with the approval of the OTS or take such other actions as permitted by the OTS in order to complete the Offering.

LIMITATIONS ON PURCHASE OF SHARES

     The Plan of Reorganization provides for certain additional limitations to be placed upon the purchase of shares by eligible subscribers and others in the Offering. Each subscriber must subscribe for a minimum of 25 shares. The ESOP may purchase up to an aggregate of 10% of the shares of the Common Stock to be issued in the Offering and is expected to purchase 8% of such shares. No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, in their capacity as such, may subscribe in the Subscription Offering for more than $200,000 of the of Common Stock to be issued in the Offering; no person, together with associates of or persons acting in concert with such person, including individuals on a joint account or having the same address, may purchase in the Community Offering in the aggregate more than $200,000 of the Common Stock to be issued in the Offering; and no person, together with associates of or persons acting in concert with such person, including individuals on a joint account or having the same address, may purchase in the Stock Issuance more than the overall maximum purchase limitation of $300,000 of the Common Stock to be issued in the Offering; except for the ESOP. Shares purchased by the ESOP and attributable to a participant thereunder shall not be aggregated with shares purchased by such participant or any other purchaser of Common Stock in the Offering. For purposes of the Plan of Stock Issuance, the directors of the Company and the Bank are not deemed to be associates or a group acting in concert solely by reason of their Board membership.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Bank's members, purchase limitations may be increased or decreased at the sole discretion of the Company and the Bank at any time. OTS regulations authorize a plan of stock issuance to provide a minimum purchase limitation of a percentage as low as 1% and a maximum purchase limitation of a percentage not to exceed 10%, provided that orders for shares exceeding 5% of the shares being offered in the Offering shall not exceed in the aggregate 10% of the shares being offered in the Offering. If such amount is increased, subscribers for the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit, subject to the rights and preferences of any person who has priority Subscription Rights. In the event that the purchase limitation is decreased after commencement of the Subscription and Community Offerings, the orders of any person who subscribed for the maximum number of shares of Common Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

     The term "associate" of a person is defined to mean: (i) any corporation or organization (other than the Bank, the Company, the MHC or a majority-owned subsidiary of the Bank, the Company or the MHC) of which such person is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, provided, however, such term shall not include any employee stock benefit plan of the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director of the Bank, the Company or the MHC or any of their subsidiaries. Directors are not treated as associates solely because of their Board membership.

     In addition to the above purchase limitation, the Plan of Stock Issuance sets forth certain additional limitations on purchases of shares of Common Stock in the Offering, as follows: (i) The aggregate amount of Common Stock acquired in the Offering by any non-tax-qualified employee stock benefit plan or any insider of the Bank and his or her associates, exclusive of any Common Stock acquired by said plan, or such insider and his or her associates, in the secondary market, shall not exceed 10% of (a) the outstanding shares of Common Stock, or (b) the stockholders' equity of the Company, held by persons other than the MHC at the close of the Offering; and (ii) the aggregate amount of Common Stock acquired in the Offering by all non-tax-qualified employee stock benefit plans and insiders of the Bank and their associates shall not exceed thirty percent (30%) of the (a) outstanding shares of Common Stock, or (b) stockholders' equity of the Company, held by persons other than the MHC at the close of the Offering.

     Each person purchasing Common Stock in the Offering shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan of Stock Issuance or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any person (including any associate or group of persons affiliated or otherwise acting in concert with such person), the Company shall have the right to purchase from such person at the aggregate purchase price all shares acquired by such person in excess of such purchase limitations or, if such excess shares have been sold by such person, to receive the difference between the aggregate purchase price paid for such excess shares and the price at which such excess shares were sold by such person. This right of the Company to purchase such excess shares is assignable by the Company. In addition, persons who violate the purchase limitations may be subject to sanctions and penalties imposed by the OTS.

     Stock purchased in the Offering will be freely transferable, except for shares purchased by directors and officers of the Bank and the Company. See "-- Limitations on Resales by Management." In addition, under guidelines of the National Association of Securities Dealers, Inc. ("NASD"), members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.

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

REGULATORY RESTRICTIONS ON ACQUISITION OF THE COMMON STOCK

     Current federal regulations prohibit any person from making an offer, announcing an intent to make an offer, entering into any other arrangement to purchase Common Stock or acquiring Common Stock or Subscription Rights in the Company from another person prior to completion of the Offering. Further, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares in the Company for a period of three years from the date of the completion of the Stock Issuance, if, upon the completion of such offer or acquisition, that person would become the beneficial owner of more than 10% of the Company's outstanding stock, without the prior written approval of the OTS. The OTS has defined the word "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to the Company or underwriters or members of a selling group acting on behalf of the Company for resale to the general public are excepted. The regulations also provide civil penalties for willful violation or assistance of any such violation of the regulation by any person connected with the management of the Company following the Reorganization and Stock Issuance. Moreover, when any person, directly or indirectly, acquires beneficial ownership of more than 10% of the Company's capital stock following the Stock Issuance within such three-year period without the prior approval of the OTS, the Company's Common Stock beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. The Charter of the Company include a similar 10% beneficial ownership limitation. See "Certain Restrictions on Acquisition of the Company and the Bank -- Certain Anti-Takeover Provisions in the Charter and Bylaws."

     In addition to the foregoing restrictions, any person or group of persons acting in concert who propose to acquire 10% or more of the Company's outstanding shares will be presumed under OTS regulations to be acquiring control of the Company and will be required to submit prior notice to the OTS under the Change in Bank Control Act. See "Certain Restrictions on Acquisition of the Company and the Bank."

     Purchases of Common Stock of the Company by directors, executive officers and their associates during the three-year period following completion of the Reorganization and Stock Issuance may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Company's outstanding Common Stock or to the purchase of Common Stock pursuant to any tax-qualified employee stock benefit plan, such as the ESOP, or by any non-tax-qualified employee stock benefit plan.

RESTRICTIONS ON REPURCHASE OF STOCK

     Subject to the exceptions described herein, for a period of three years following the Stock Issuance, the Company may not repurchase any of its stock from any person, unless the repurchase (i) is part of a general repurchase made on a pro rata basis pursuant to an offer approved by the OTS and made to all stockholders (except that the MHC may be excluded from the repurchase with OTS approval), (ii) is limited to repurchase of qualifying shares of a director, or
(iii) is made following one year after consummation of the Stock Issuance and is part of an open-market program not involving more than 5% of the Company's outstanding capital stock during a 12-month period, if the repurchases do not cause the Bank to become undercapitalized and the Bank provides to the Regional Director of the OTS no later than ten days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. However, the Regional Director has authority to permit repurchases during the first year following consummation of the Reorganization and Stock Issuance and to permit repurchases in excess of 5% during the second and third years upon the establishment of exceptional circumstances, as determined by the Regional Director. Any purchase of Common Stock within a period of three years following the Stock Issuance in the open market by a tax-qualified or non-tax-qualified employee benefit plan of the Company can be done only with prior OTS approval.

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

LIMITATIONS ON RESALES BY MANAGEMENT

     Shares of the Common Stock purchased by directors or officers of the Company and the Bank in the Stock Issuance will be subject to the restriction that such shares may not be sold for a period of one year following completion of the Stock Issuance, except in the event of the death of the original purchaser or in any exchange of such shares in connection with a merger or acquisition of the Company approved by the OTS. Accordingly, shares of the Common Stock issued by the Company to directors and officers shall bear a legend giving appropriate notice of the restriction imposed upon it and, in addition, the Company will give appropriate instructions to the transfer agent for the Common Stock with respect to the applicable restriction for transfer of any restricted stock. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted stock shall be subject to the same restrictions. Shares acquired otherwise than in the Stock Issuance, such as under the Company's Option Plan of Reorganization, would not be subject to such restrictions. To the extent directors and officers are deemed affiliates of the Company, all shares of the Common Stock acquired by such directors and officers will be subject to certain resale restrictions and may be resold pursuant to Rule 144 under the Securities Act. See "Regulation -- Regulation of the Company -- Federal Securities Law."

INTERPRETATION AND AMENDMENT OF THE PLAN OF REORGANIZATION

     To the extent permitted by law, all interpretations of the Plan of Reorganization and the Plan of Stock Issuance by the Company and the Bank will be final. The plans provide that the Company's or the Bank's Board of Directors, as the case may be, shall have the sole discretion to interpret and apply the provisions of the plans to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to giving preference in the Community Offering to natural persons and trusts of natural persons who are permanent residents of the Local Community, and any and all interpretations, applications and determinations made by the Board of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Bank and its members and subscribers in the Subscription and Community Offerings, subject to the authority of the OTS.

     The Plan of Reorganization provides that, if deemed necessary or desirable by the Board of Directors, the Plan of Reorganization may be substantively amended by the Board of Directors at any time prior to submission of the Plan of Reorganization and proxy materials to the Bank's members. After submission of the Plan of Reorganization and proxy materials to the members, the Plan of Reorganization may be amended by the Board of Directors at any time prior to the Special Meeting and at any time following the Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors may modify or terminate the Plan of Reorganization upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting. However, any modification of the Plan of Reorganization resulting in a material change in the terms of the Reorganization would require a resolicitation of proxies and another meeting of stockholders.

     The Plan of Stock Issuance may be substantively amended by the Board of Directors of the Company or the Bank, as applicable, as a result of comments from regulatory authorities or otherwise prior approval of the Plan of Stock Issuance by the OTS, and at any time thereafter with the concurrence of the OTS.

CONDITIONS AND TERMINATION

     Completion of the Reorganization requires the approval of the Plan of Reorganization by the affirmative vote of not less than a majority of the total outstanding votes of the members of the Bank and the sale of all shares of the Common Stock within 24 months following approval of the Plan of Reorganization by the members. If these conditions are not satisfied, the Plan of Reorganization will be terminated, and the Bank will continue its business in the mutual form of organization. The Plan of Reorganization may be terminated by the Board of Directors at any time prior to the Special Meeting and, with the approval of the OTS, by the Board of Directors at any time thereafter. The Plan of Stock

Issuance may be terminated by the Board of Directors of the Company or the Bank, as applicable, at any time prior to approval of the Plan of Stock Issuance by the OTS, and at any time thereafter with the concurrence of the OTS.


               CERTAIN RESTRICTIONS ON ACQUISITION OF THE COMPANY
                                  AND THE BANK
OTS REGULATIONS

     OTS regulations prohibit a person from making an offer, announcing an intent to make an offer or other arrangement to purchase stock, or acquiring stock or Subscription Rights in the Bank or the Company from another person prior to completion of the Stock Issuance. Further, upon consummation of the Stock Issuance, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares in the Bank or the Company for a period of three years from the date of the completion of the Stock Issuance if, upon the completion of such offer or acquisition, that person would become the beneficial owner of more than 10% of the stock of the Bank or the Company without the prior written approval of the Director of the OTS. For purposes of the regulations, "person" is defined to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of the Bank or the Company. Offers made exclusively to the Company or the MHC, however, or underwriters or members of a selling group acting on the Company's or the MHC's behalf for resale to the general public, are excepted, as are purchases not exceeding 1% per annum of the shares outstanding, and the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plan of Reorganizations of the Company or the Bank provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of Common Stock. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of Common Stock within such three-year period, without the prior approval of the OTS, Common Stock beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote.

CERTAIN ANTI-TAKEOVER PROVISIONS IN THE CHARTER AND BYLAWS

     General. While the Boards of Directors of the Bank and the Company are not aware of any effort that might be made to obtain control of the Company after the Stock Issuance, the Board of Directors, as discussed below, believes that it is appropriate to include certain provisions as part of the Company's Charter to protect the interests of the Company and its stockholders from hostile takeovers which the Board of Directors might conclude are not in the best interests of the Bank, the MHC, the Company or the Company's stockholders. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions also will render the removal of the current Board of Directors or management of the Company more difficult.

     The following discussion is a general summary of certain provisions of the Charter and Bylaws of the Company which may be deemed to have such an "anti-takeover" effect. The description of these provisions is necessarily general and reference should be made in each case to the Charter and Bylaws of the Company. For information regarding how to obtain a copy of these documents without charge, see "Additional Information."

     Classified Board of Directors and Related Provisions. The Company's Charter provides that the Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class will be elected at the first stockholders' meeting following the Stock Issuance to hold office for terms of one year, two years and three years, respectively, and, upon reelection, will serve for terms of three years thereafter. Each director will serve until his or her successor is elected and qualified.

     A classified board of directors could make it more difficult for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year. In the absence of the provisions of the Charter classifying the Board, all of the directors would be elected each year.

     Management of the Company believes that the staggered election of directors tends to promote continuity of management because only one-third of the Board of Directors is subject to election each year. Staggered terms guarantee that in the ordinary course approximately two-thirds of the Directors, or more, at any one time have had at least one year's experience as Directors of the Company, and moderate the pace of changes in the Board of Directors by extending the minimum time required to elect a majority of Directors from one to two years.

     Limitations on Call of Meetings of Stockholders. The Company's Charter provides that for a period of five years special meetings of stockholders may be called only upon direction of the Company's Board of Directors, for matters relating to changes in control of the Company or amendments to its charter.

     Absence of Cumulative Voting. The Company's Charter provides that there shall not be cumulative voting by stockholders for the election of the Company's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a meeting of stockholders (i.e., the MHC) may, if they so choose, elect all directors of the Company to be selected at that meeting, thus precluding minority stockholder representation on the Company's Board of Directors.

     Restrictions on Acquisitions of Securities. The Charter provides that for a period of five years from the effective date of the Stock Issuance, no person other than the MHC may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of the equity security of the Company. This provision does not apply to any employee stock benefit plan of the Company or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of the Company or a subsidiary thereof; provided, that upon completion of the sale or resale, no such underwriter or member of the selling group is a beneficial owner of more than 10% of any class of equity securities of the Company. In addition, during such five-year period, no shares beneficially owned in violation of the foregoing percentage limitation, as determined by the Company's Board of Directors, shall be entitled to vote in connection with any matter submitted to stockholders for a vote.

     Authorization of Preferred Stock. The Company's Charter authorizes the issuance of up to 1,500,000 shares of preferred stock, which conceivably could represent an additional class of stock required to approve any proposed acquisition. The Company is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the powers, designations, preferences and relative, participating, optional and other special rights of such shares, including voting rights and conversion rights. Issuance of the preferred stock could adversely affect the relative voting rights of holders of the Common Stock. In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the Board of Directors did not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock except on terms which the Board of Directors deems to be in the best interests of the Company and its stockholders. This preferred stock, none of which has been issued by the Company, together with authorized but unissued shares of Common Stock (the Charter authorizes the issuance of up to 13,500,000 shares of Common Stock), also could represent additional capital required to be purchased by the acquiror.

     Procedures for Stockholder Nominations. The Company's Bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the Secretary of the Company not less than 30 or more than 60 days in advance of the meeting. The

Bylaws further provide that if a stockholder seeking to make a nomination or a proposal for new business fails to follow the prescribed procedures, the chairman of the meeting may disregard the defective nomination or proposal. Management believes that it is in the best interests of the Company and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

BENEFIT PLANS

     In addition to the provisions of the Company's Charter and Bylaws described above, certain benefit plans of the Company and the Bank adopted in connection with the Reorganization and Stock Issuance contain provisions which also may discourage hostile takeover attempts which the Boards of Directors of the Bank might conclude are not in the best interests of the Company, the Company and the Bank or the Company's stockholders. For a description of the benefit plans and the provisions of such plans relating to changes in control of the Company or the Bank, see "Management of the Bank -- Certain Benefit Plan of Reorganizations and Agreements."


                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company is authorized to issue 13,500,000 shares of Common Stock and 1,500,000 shares of serial preferred stock, $0.01 par value per share. The Company currently expects to issue between 1,469,650 and 1,988,350 shares, subject to adjustment up to 2,286,602 shares, of the Common Stock and no shares of serial preferred stock in the Stock Issuance. The Company will reserve for future issuance under the Option Plan an amount of authorized but unissued shares of Common Stock equal to 10% of the shares to be issued in the Offering. THE CAPITAL STOCK OF THE COMPANY WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER FEDERAL OR STATE GOVERNMENTAL AGENCY.

COMMON STOCK

     Voting Rights. Each share of the Common Stock will have the same relative rights and will be identical in all respects with every other share of the Common Stock. The holders of the Common Stock will possess exclusive voting rights in the Company, except to the extent that shares of serial preferred stock issued in the future may have voting rights, if any. Each holder of shares of the Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of shares of the Common Stock. For information regarding a possible reduction in voting rights, see "Certain Restrictions on Acquisition of the Company and the Bank -- Certain Anti-Takeover Provisions in the Charter and Bylaws -- Restrictions on Acquisitions of Securities."

     Dividends. The Company may, from time to time, declare dividends to the holders of the Common Stock, who will be entitled to share equally in any such dividends. For information as to cash dividends, see "Dividend Policy," "Regulation -- Dividend Limitations" and "Taxation." For information as to the possible waiver of dividends by the MHC, see "Waiver of Dividends by the MHC."

     Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of all of the Bank's capital stock, would be entitled to receive all assets of the Bank after payment of all debts and liabilities of the Bank and after distribution or provisions for distributions in settlement of any liquidation account, and distributions or provisions for distributions to holders of any class or series of stock having preference over Common Stock. In the event of a liquidation, dissolution or winding up of the Company, each holder of shares of the Common

Stock would be entitled to receive, after payment of all debts and liabilities of the Company, a pro rata portion of all assets of the Company available for distribution to holders of the Common Stock.

     Restrictions on Acquisition of the Common Stock. For information regarding limitations on acquisition of shares of the Common Stock, see "Certain Restrictions on Acquisition of the Company and the Bank -- Certain Anti-Takeover Provisions in the Charter and Bylaws" and "The Reorganization and Stock Issuance -- Regulatory Restrictions on Acquisition of the Common Stock."

     Other Characteristics. Holders of the Common Stock will not have preemptive rights with respect to any additional shares of the Common Stock which may be issued. The Common Stock is not subject to call for redemption, and the outstanding shares of the Common Stock, when issued and upon receipt by the Company of the full purchase price therefor, will be fully paid and nonassessable.

     Transfer Agent and Registrar. The transfer agent and registrar for the Common Stock will be Chase-Mellon Shareholder Services, New York, New York.

SERIAL PREFERRED STOCK

     None of the 1,500,000 authorized shares of serial preferred stock of the Company will be issued in the Stock Issuance. After the Stock Issuance is completed, the Board of Directors of the Company will be authorized to issue serial preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The serial preferred stock may rank prior to the Common Stock as to dividend rights or liquidation preferences, or both, and may have full or limited voting rights. The Board of Directors has no present intention to issue any of the serial preferred stock. Should the Board of Directors of the Company subsequently issue serial preferred stock, no holder of any such stock shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Company other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix.

                           REGISTRATION REQUIREMENTS

     The Company will register its Common Stock with the SEC pursuant to the Exchange Act upon the completion of the Stock Issuance and will not deregister said shares for a period of at least three years following the completion of the Stock Issuance. Upon such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable. The Company intends to have a fiscal year end of September 30.

                                 LEGAL OPINIONS

     The legality of the Common Stock will be passed upon for the Company by Housley Kantarian & Bronstein, P.C., Washington, D.C. Housley Kantarian & Bronstein, P.C. has consented to the references herein to its opinion. Certain legal matters will be passed upon for Trident Securities by Malizia, Spidi, Sloane & Fisch, P.C., Washington, D.C.

                                  TAX OPINIONS

     The federal income tax consequences of the Reorganization and Stock Issuance will be passed upon by Housley Kantarian & Bronstein, P.C., Washington, D.C. Housley Kantarian & Bronstein, P.C. has consented to the references herein to its opinion. The income tax consequences of the Reorganization and Stock Issuance under Maryland law will be passed upon by Anderson Associates, LLP, Baltimore, Maryland. Anderson Associates, LLP has consented to the references herein to its opinion.

                                    EXPERTS

     The financial statements of Baltimore County Savings Bank, F.S.B. as of September 30, 1997 and 1996 and for the two years ended September 30, 1997 and 1996 have been included herein and elsewhere in the registration statement and the Bank's Application on Form MHC-2 in reliance upon the report of Anderson Associates, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     RP Financial has consented to the publication herein of the summary of its letter to the Bank setting forth its belief as to the estimated pro forma aggregate market value of the Common Stock to be issued in the Stock Issuance and the value of Subscription Rights to purchase the Common Stock and to the use of its name and statements with respect to it appearing herein.


                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement on Form SB-2 (File No. 333-44831) under the Securities Act with respect to the Common Stock offered hereby. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains an internet address ("Web site") that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address for this Web site is "http://www.sec.gov."

     The Bank has filed with the OTS an Application on Form MHC-1, an Application on Form MHC-2 and an Application H-(e)1. This document omits certain information contained in such applications. The applications can be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552, and at the office of the OTS Regional Director, Southeastern Regional Office, at 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

                         INDEX TO FINANCIAL STATEMENTS

                                                                             Page
                                                                             ----

Independent Auditors' Report                                                 F-1

Consolidated Statements of Financial Condition as of                         F-2
   December 31, 1997 (unaudited) and September 30, 1997 and 1996

Consolidated Statements of Operations for the Three Months Ended             F-3
   December 31, 1997 and 1996 (unaudited) and the Years Ended
   September 30, 1997 and 1996

Consolidated Statements of Retained Earnings for the Three Months Ended      F-4
   December 31, 1997 (unaudited) and the Years Ended September 30, 1997 and 1996

Consolidated Statements of Cash Flows for the Three Months Ended             F-5
   December 31, 1997 and 1996 (unaudited) and the Years Ended
   September 30, 1997 and 1996

Notes to Financial Statements                                                F-8

Schedules - All schedules are omitted because the required information is not applicable or is presented in the financial statements or accompanying notes.


          All financial statements of BCSB Bankcorp, Inc. have been omitted because BCSB Bankcorp, Inc. has not yet issued any stock, has no assets and no liabilities and has not conducted any business other than of an organizational nature.

                   [LETTERHEAD OF ANDERSON ASSOCIATES, LLP]


                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------



Board of Directors
Baltimore County Savings Bank, F.S.B.
Baltimore, Maryland

     We have audited the consolidated statements of financial condition of Baltimore County Savings Bank, F.S.B. and Subsidiaries as of September 30, 1997 and September 30, 1996 and the related consolidated statements of operations, retained earnings and cash flows for each of the two years in the two year period ended September 30, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Baltimore County Savings Bank, F.S.B. and Subsidiaries as of September 30, 1997 and 1996, and the results of its operations and its cash flows for each of the two years in the two year period ended September 30, 1997, in conformity with generally accepted accounting principles.



/s/ ANDERSON ASSOCIATES, LLP



November 18, 1997
Baltimore, Maryland

                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     -------------------------------------
                               AND SUBSIDIARIES
                               ----------------
                              Baltimore, Maryland
                              -------------------

                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                ----------------------------------------------


                                                     December 31,        September 30,
                                                                   --------------------------
                                                         1997          1997          1996
                                                     ------------  ------------  ------------
                                                      (Unaudited)
     Assets
     ------
Cash                                                 $  2,857,216  $  3,909,276  $  4,785,532
Interest bearing deposits in other banks               20,158,923     8,206,119     9,064,700
Federal funds sold                                      5,816,775     7,102,231     6,224,501
Investment securities, available for
 sale (Note 2)                                                  -             -       101,376
Investment securities, held to maturity
 (Note 2)                                              20,093,162    30,323,460    36,298,266
Loans receivable, net (Note 3)                        159,531,559   158,676,168   154,560,174
Mortgage backed securities, held to
 maturity (Note 4)                                     36,110,374    37,189,081    39,771,008
Foreclosed real estate, net (Note 5)                      119,124             -       133,981
Investment in real estate development and
 loans to joint ventures (Note 6)                          12,732        12,732       365,566
Premises and equipment, net (Note 7)                    2,791,227     2,856,988     2,691,109
Federal Home Loan Bank of Atlanta stock                 1,433,200     1,433,200     1,301,200
Accrued interest receivable - loans                       667,376       738,906       733,971
                            - investments                 381,691       456,687       761,159
                            - mortgage backed
                              securities                  216,318       218,686       238,682
Prepaid income taxes                                          700       314,384       533,453
Deferred income taxes (Note 13)                                 -             -       528,249
Intangible assets acquired, net                            44,531        51,209        77,921
Other assets                                              346,607       249,097       714,419
                                                     ------------  ------------  ------------
Total assets                                         $250,581,515  $251,738,224  $258,885,267
                                                     ============  ============  ============
    Liabilities and Retained Earnings
    ---------------------------------
Liabilities
-----------
  Deposits (Note 8)                                  $222,245,038  $224,656,081  $233,310,599
  Advance payments by borrowers for
   taxes and insurance                                  1,474,864       727,272       690,591
  Income taxes payable (Note 13)                           92,365         1,909         2,843
  Deferred income taxes (Note 13)                         105,773        83,538             -
  Payables to disbursing agents                           119,508       120,459       224,244
  Other liabilities                                     2,028,206     2,290,516     2,743,999
                                                     ------------  ------------  ------------
Total liabilities                                     226,065,754   227,879,775   236,972,276

Commitments and contingencies (Notes 3, 7 and 11)

Retained earnings (substantially restricted)
 Notes 12 and 13                                       24,515,761    23,858,449    21,881,456
Net unrealized gain on investment
 securities, net of taxes                                       -             -        31,535
                                                     ------------  ------------  ------------
Total retained earnings                                24,515,761    23,858,449    21,912,991
                                                     ------------  ------------  ------------

Total liabilities and retained earnings              $250,581,515  $251,738,224  $258,885,267
                                                     ============  ============  ============


The accompanying notes to consolidated financial statements are an integral part of these statements.

            BALTIMORE COUNTY SAVINGS BANK, F.S.B. AND SUBSIDIARIES
            ------------------------------------------------------
                              Baltimore, Maryland
                              -------------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------


                                           Three Months Ended           For Years Ended
                                              December 31,                September 30,
                                        ------------------------  ----------------------------
                                           1997         1996          1997           1996
                                        -----------  -----------  ------------  --------------
                                               (Unaudited)
Interest and fees on loans (Note 3)     $3,328,159   $3,315,893   $13,239,659     $13,094,010
Interest on mortgage backed
 securities                                596,712      632,013     2,427,932       2,309,012
Interest and dividends on
 investment securities                     386,412      760,407     2,877,840       2,439,000
Other interest income                      330,135      225,148       912,078       1,222,199
                                        ----------   ----------   -----------     -----------
Total interest income                    4,641,418    4,933,461    19,457,509      19,064,221

Interest on deposits (Note 8)            2,449,123    2,683,453    10,312,464      10,620,571
Interest on borrowings - short term          1,589        1,826        10,474          15,346
                                        ----------   ----------   -----------     -----------
Total interest expense                   2,450,712    2,685,279    10,322,938      10,635,917
                                        ----------   ----------   -----------     -----------
Net interest income                      2,190,706    2,248,182     9,134,571       8,428,304
Provision (reduction of provision)
 for losses on loans (Note 3)               36,250         (835)      285,942         433,742
                                        ----------   ----------   -----------     -----------

Net interest income after provision
 (reduction of provision) for
 losses on loans                         2,154,456    2,249,017     8,848,629       7,994,562

Other Income (Loss)
------------------
   Gain (loss) on sale of foreclosed
    real estate                             (1,949)      10,794          (694)        112,018
   Servicing fee income                      3,891        4,582        17,928          23,624
   Fees and charges on loans                43,975       63,370       191,596         160,914
   Fees on transaction accounts             41,469       46,699       167,888         155,906
   Rental income                            21,848       40,434       144,395         118,905
   Gain (loss) from real estate
    development and joint venture                -       (1,417)       34,900         651,867
   Gain (loss) on sale of investment
    securities                                   -       51,376        51,376        (194,390)
   Gain on sale of branch deposits         339,000            -             -               -
   Miscellaneous income                     35,220        8,705        79,128          44,962
                                        ----------   ----------   -----------     -----------
Net other income                           483,454      224,543       686,517       1,073,806

Non-Interest Expenses
---------------------
   Salaries and related expense            933,330      853,265     3,746,128       3,269,172
   Provision for losses on
    foreclosed real estate                  13,236            -             -          12,593
   Occupancy expense                       117,615      135,161       570,539         491,413
   Deposit insurance premiums               54,422      122,472       289,038       1,877,761
   Data processing expense                 101,064       92,393       407,501         394,767
   Property and equipment expense           88,893       77,842       338,764         327,180
   Professional fees                        28,895       14,385        78,203          73,348
   Advertising                              78,853       31,414       197,642          75,701
   Telephone, postage and office
    supplies                                69,764       63,407       288,975         300,319
   Amortization of excess of cost
    over fair value of net assets
    acquired                                 6,678        6,678        27,259          26,712
   Other expenses                           61,473       54,909       313,191         303,873
                                        ----------   ----------   -----------     -----------
Total non-interest expenses              1,554,223    1,451,926     6,257,240       7,152,839
                                        ----------   ----------   -----------     -----------

Income before tax provision              1,083,687    1,021,634     3,277,906       1,915,529
Income tax provision (Note 13)             426,375      414,740     1,300,913         711,709
                                        ----------   ----------   -----------     -----------

Net income                              $  657,312   $  606,894   $ 1,976,993     $ 1,203,820
                                        ==========   ==========   ===========     ===========


The accompanying notes to consolidated financial statements are an integral part of these statements.

                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     -------------------------------------
                               AND SUBSIDIARIES
                               ----------------
                              Baltimore, Maryland
                              -------------------


                 CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                 --------------------------------------------
              FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996 AND
              ---------------------------------------------------
             THE THREE MONTHS ENDED DECEMBER 31, 1997 (UNAUDITED)
             ----------------------------------------------------



                                                                        Net Unrealized
                                                                        Gains/Losses
                                                                        on Investment
                                                          Retained     Securities, Net
                                                          Earnings        of Taxes         Total
                                                          --------     ---------------     -----

Balance - September 30, 1995                             $20,677,636      $ 19,503       $20,697,139
Change in net unrealized gains on
 investment securities available for sale                          -        12,032            12,032
Net income for the year ended
 September 30, 1996                                        1,203,820             -         1,203,820
                                                         -----------      --------       -----------

Balance - September 30, 1996 - restated                   21,881,456        31,535        21,912,991
Change in net unrealized gains on
 investment securities available for sale                          -       (31,535)          (31,535)
Net income for the year ended
 September 30, 1997                                        1,976,993             -         1,976,993
                                                         -----------      --------       -----------

Balance - September 30, 1997                              23,858,449             -        23,858,449

Net income for the three month period
 ended December 31, 1997 (unaudited)                         657,312             -           657,312
                                                         -----------      --------       -----------

Balance - December 31, 1997 (unaudited)                  $24,515,761      $      -       $24,515,761
                                                         ===========      ========       ===========



The accompanying notes to consolidated financial statements are an integral part of these statements.

            BALTIMORE COUNTY SAVINGS BANK, F.S.B. AND SUBSIDIARIES
            ------------------------------------------------------
                              Baltimore, Maryland
                              -------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------


                                                                      Three Months Ended                Year Ended
                                                                          December 31,                 September 30,
                                                                  -------------------------      ------------------------
                                                                      1997          1996           1997           1996
                                                                  ----------      ---------      ---------     ----------
                                                                         (Unaudited)
Operating Activities
--------------------
   Net income                                                       $ 657,312   $   606,894      $1,976,993   $ 1,203,820
   Adjustments to Reconcile Net Income to Net
    Cash Provided by Operating Activities
    -------------------------------------
      Accretion of discount on
       investments                                                    (29,743)          (57)       (162,705)         (721)
      (Gain) loss on sale of
       investment securities                                                -       (51,376)        (51,376)      194,390
      Dividends on investment
       securities reinvested                                                -             -               -      (574,169)
      Loans originated for sale                                      (133,000)     (225,000)       (225,000)   (4,914,000)
      Proceeds from loans sold                                        133,000       225,000         225,000     4,914,000
      Loan fees deferred                                               39,336        46,448         118,796       289,738
      Amortization of deferred loan
       fees                                                           (65,467)     (113,392)       (374,439)     (572,916)
      Provision (reduction of
       provision) for losses
       on loans                                                        36,250          (835)        285,942       433,742
      Amortization of premium on
       mortgage backed securities                                       7,944        14,836          48,313       106,994
      (Gain) loss on sale of
       foreclosed real estate                                           1,949       (10,794)            694      (112,018)
      Provision for losses on
       foreclosed real estate                                          13,236             -               -        12,593
      (Gain) loss from real estate
       development and joint
       venture                                                              -         1,417         (34,900)     (651,867)
      Provision for depreciation                                       70,764        59,647         269,711       215,737
      (Increase) decrease in
       accrued interest receivable
       on loans                                                        71,530        86,151          (4,935)      (46,113)
      (Increase) decrease in accrued
       interest receivable on
       investments                                                     74,996       129,799         304,472      (129,785)
      (Increase) decrease in accrued
       interest receivable on
       mortgage backed securities                                       2,368        10,351          19,996       (21,888)
      (Increase) decrease in prepaid
       income taxes                                                   313,684       193,212         219,069      (340,357)
      (Increase) decrease in deferred
       income taxes                                                    22,235       213,491         631,628       (94,661)
      Amortization of excess of cost
       over fair value of net
       assets acquired                                                  6,678         6,678          26,712        26,713
      (Increase) decrease in other
       assets                                                         (97,510)      339,575         465,322      (112,600)
      Gain on sale of deposits                                       (339,000)            -               -             -
      Increase (decrease) in
       accrued interest payable
       on deposits                                                    (48,244)      (53,115)        205,738       145,228
      Increase (decrease) in income
       taxes payable                                                   90,456         1,065            (934)      (38,382)
      Increase (decrease) in other
       liabilities and payables to
       disbursing agents                                             (263,261)   (1,597,802)       (557,268)    1,560,846
                                                                    ---------   -----------      ----------   -----------
        Net cash provided (used)
         by operating activities                                      565,513      (117,807)      3,386,829     1,494,324

            BALTIMORE COUNTY SAVINGS BANK, F.S.B. AND SUBSIDIARIES
            ------------------------------------------------------
                              Baltimore, Maryland
                              -------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------



                                              Three Months Ended                 Year Ended
                                                  December 31,                  September 30,
                                          ---------------------------   ------------------------------
                                              1997          1996            1997             1996
                                              ----          ----            ----             ----
                                                 (Unaudited)
Cash Flows from Investing Activities
------------------------------------
   Proceeds from maturing interest
    bearing deposits                      $    99,000    $    198,000   $   1,882,000   $   4,305,000
   Purchase of interest bearing
    deposits                               (5,000,000)         -               -               -
   Purchases of investment
    securities - held to
    maturity                               (6,750,000)     (3,748,766)    (44,022,489)    (41,048,253)
   Proceeds from maturities of
    investment securities - held
    to maturity                            17,010,041       2,604,608      50,160,000      16,650,708
   Proceeds from sale of
    investment securities -
    available for sale                         -              101,376         101,376      16,385,705
   Longer term loans originated            (8,189,550)     (6,637,756)    (25,294,948)    (25,896,827)
   Principal collected on longer
    term loans                              5,334,268       4,860,183      16,987,666      18,208,077
   Net (increase) decrease in
    short-term loans                        1,853,463       1,678,024       4,185,132        (998,482)
   Principal collected on mortgage
    backed securities                       3,060,708       1,443,069       6,554,445       6,781,039
   Purchase of mortgage backed
    securities                             (1,989,945)         -           (4,020,831)    (11,612,298)
   Proceeds from sales of
    foreclosed real estate                      2,000         112,250         139,477         386,762
   Net investment and loans to
    joint ventures                             -               -              357,401          -
   Investment in premises and
    equipment                                  (5,003)       (335,037)       (435,590)       (229,775)
   Purchase of Federal Home Loan
    Bank of Atlanta stock                      -               -             (132,000)         (8,900)
                                          -----------    ------------   -------------   -------------
        Net cash provided (used)
         by investing activities            5,424,982         275,951       6,461,639     (17,077,244)

Cash Flows from Financing Activities
------------------------------------
   Proceeds from deposits sold             (5,827,235)         -               -               -
   Net (decrease) increase in demand
    deposits, money market, passbook
    accounts and advances by borrowers
    for taxes and insurance                 2,222,161         244,653      (4,113,692)      1,433,421
   Net (decrease) increase in
    certificates of deposit                 2,328,867       3,469,203      (4,709,883)     13,885,513
                                          -----------    ------------   -------------   -------------
        Net cash provided (used)
         by financing activities           (1,276,207)      3,713,856      (8,823,575)     15,318,934
                                          -----------    ------------   -------------   -------------

Increase (decrease) in cash and
 cash equivalents                           4,714,288       3,872,000       1,024,893        (263,986)
Cash and cash equivalents at
 beginning of period                       12,136,626      11,111,733      11,111,733      11,375,719
                                          -----------    ------------   -------------   -------------
Cash and cash equivalents at
 end of period                            $16,850,914    $ 14,983,733   $  12,136,626   $  11,111,733
                                          ===========    ============   =============   =============

                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     -------------------------------------
                               AND SUBSIDIARIES
                               ----------------
                              Baltimore, Maryland
                              -------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------




                                                               Three Months Ended                   Year Ended
                                                                   December 31,                    September 30,
                                                       --------------------------------       ------------------------
                                                           1997                1996              1997         1996
                                                           ----                ----              ----         ----
                                                                  (Unaudited)
The following is a summary of cash
 and cash equivalents:
   Cash                                                  $ 2,857,216        $ 4,280,701       $ 3,909,276  $ 4,785,532
   Interest bearing deposits
    in other banks                                        20,158,923          8,891,557         8,206,119    9,064,700
   Federal funds sold                                      5,816,775         10,576,475         7,102,231    6,224,501
                                                         -----------        -----------       -----------  -----------
   Balance of cash items
    reflected on Statement of
    Financial Condition                                   28,832,914         23,748,733        19,217,626   20,074,733

      Less - certificate of deposit with a
             maturity of more than three months           11,982,000          8,765,000         7,081,000    8,963,000
                                                         -----------        -----------       -----------  -----------

Cash and cash equivalents reflected
 on the Statement of Cash Flows                          $16,850,914        $14,983,733       $12,136,626  $11,111,733
                                                         ===========        ===========       ===========  ===========

Supplemental Disclosures of Cash Flows Information:
  Cash paid during the period for:

     Interest                                            $ 2,497,367        $ 2,736,568       $10,117,200  $10,492,271
                                                         ===========        ===========       ===========  ===========

     Income taxes                                        $         -        $         -       $   574,491  $ 1,184,208
                                                         ===========        ===========       ===========  ===========

  Transfer from loans to real estate
   acquired through foreclosure                          $   132,360        $         -       $         -  $   373,425
                                                         ===========        ===========       ===========  ===========


The accompanying notes to consolidated financial statements are an integral part of these statements.

                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     -------------------------------------
                               AND SUBSIDIARIES
                               ----------------
                              Baltimore, Maryland
                              -------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------



Note 1 - Summary of Significant Accounting Policies
         ------------------------------------------

         A. Principles of Consolidation - The Bank owns 100% of Baltimore County Service Corporation and Ebenezer Road, Inc. Baltimore County Service Corporation owns 100% of Route 543, Inc. The accompanying consolidated financial statements include the accounts and transactions of these companies on a consolidated basis since date of acquisition. All intercompany transactions have been eliminated in the consolidated financial statements. Ebenezer Road, Inc. sells insurance products. Baltimore County Service Corporation and Route 543, Inc. have invested in several joint ventures formed for the purpose of developing real estate. These investments have been accounted for on the equity method and separate summary statements are not presented since the data contained therein is not material in relation to the consolidated financial statements.

         B. Business - The Bank's primary business activity is the acceptance of deposits from the general public in their market area and using the proceeds for investments and loan originations. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

         C. Basis of Financial Statement Presentation - The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of foreclosed real estate and real estate development.

         D. Federal Funds - Federal funds sold are carried at cost which approximates market.

         E. Investments and Mortgage Backed Securities - Investment securities in equity mutual funds may be held for an indefinite period of time and are carried at fair value. Investment securities consisting of federal agency notes and bonds and all of the mortgage backed securities are carried at cost, since management has the ability and intention to hold them to maturity. Amortization of related premiums and discounts are computed using the level yield method over the life of the security. Gains and losses on all investments and mortgage backed securities are determined using the specific identification method.

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------



Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

         F. Loans Receivable - Loans receivable are stated at unpaid principal balances, less undisbursed portion of loans in process, unearned interest on consumer loans, deferred loan origination fees and the allowance for loan losses, since management has the ability and intention to hold them to maturity.


             Loans held for sale are carried at the lower of cost or estimated market value, determined in the aggregate. In computing cost, deferred loan origination fees are deducted from the principal balances of the related loans. There were no loans held for sale at December 31, 1997, September 30, 1997 and 1996.

             The Bank services loans for others and pays the participant its share of the Bank's collections, net of a stipulated servicing fee. Loan servicing fees are credited to income when earned and servicing costs are charged to expense as incurred.

             Unearned interest on consumer loans is amortized to income over the terms of the related loans on the level yield method.

         G. Allowance for Loan Losses - An allowance for loan losses is provided through charges to income in an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Management believes the allowance for losses on loans is adequate. While management uses available information to estimate losses on loans, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the State of Maryland. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
 -------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------



Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

         G. For the fiscal year ended September 30, 1996, the Bank implemented the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, as amended by SFAS No. 118. The Statement addresses the accounting by creditors for impairment of certain loans. It is generally applicable for all loans except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, including residential mortgage loans and consumer installment loans. It also applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The impact of adoption of SFAS No. 114 and as amended by SFAS No. 118 was not material.

             Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful or when payment of principal and interest has become ninety days past due unless the obligation is well secured and in the process of collection. When a payment is received on a loan on non-accrual status, the amount received is allocated to principal and interest in accordance with the contractual terms of the loan.

             Loan origination fees and certain direct loan origination costs are deferred and recognized by the interest method over the contractual life of the related loan as an adjustment of yield.

         H. Foreclosed Real Estate - Real estate acquired through foreclosure is recorded at the lower of cost or fair value. Management periodically evaluates the recoverability of the carrying value of the real estate acquired through foreclosure using estimates as described above in Allowance for Loan Losses. In the event of a subsequent decline, management provides an additional allowance to reduce real estate acquired through foreclosure to its fair value less estimated disposal cost. Costs relating to holding such real estate are charged against income in the current period while costs relating to improving such real estate are capitalized until a saleable condition is reached.

BALTIMORE COUNTY SAVINGS BANK, F.S.B. AND SUBSIDIARIES
------------------------------------------------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

         I. Investment in Real Estate Development and Loans to Joint Ventures - Land development costs not in excess of net realizable value are capitalized and charged to expense as revenue is recognized. Revenues are recognized when a sale has been consummated. Indirect costs and administrative expenses are charged as incurred to periodic income and are not allocated to land development costs. The Bank capitalizes interest on land development projects in accordance with Statement 34 of the Financial Accounting Standards Board. No interest was capitalized during the three month periods ended December 31, 1997 and 1996 and for the years ended September 30, 1997 and 1996.

         J. Premises and Equipment - Premises and equipment are recorded at cost. Depreciation is computed on the straight-line method, based on the useful lives of the respective assets.

         K. Intangible Assets Acquired, Net - On September 16, 1994, Baltimore County Savings Bank, F.S.B. purchased the deposits and certain assets from the Resolution Trust Corporation, receiver of Second National Federal Savings Association. The Bank classified as an intangible asset the fair market value assigned to the capacity of existing savings accounts acquired to generate future earnings ("the Core Deposit Value"). The core deposit value of $133,572 is being amortized on a straight-line method over five years, the estimated life of the core deposit value. Accumulated amortization was $89,041, $82,363 and $55,561 at December 31, 1997 and September
             30, 1997 and 1996, respectively.

         L. Income Taxes - Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that is more likely than not that such amounts will be realized based on consideration of available evidence. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         M. On October 19, 1997, the Bank sold the deposits of one of its branches and closed that branch. Deposits sold were approximately $6,166,000. A gain of $339,000 was realized on the sale.

         N. Statement of Cash Flows - In the statement of cash flows, cash and equivalents include cash, Federal Home Loan Bank of Atlanta overnight deposits, federal funds and certificates of deposit and Federal Home Loan Bank of Atlanta time deposits with an original maturity date less than ninety days.

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 2 -  Investment Securities
          ---------------------

          The amortized cost and fair values of investment securities are as follows as of December 31, 1997 and September 30, 1997 and 1996.


                                                                          Gross               Gross
                                                        Amortized       Unrealized          Unrealized         Fair
                                                          Cost            Gains               Losses           Value
                                                       -----------  ------------------  ------------------  -----------
Available for Sale:

September 30, 1996
   Equity security                                     $   101,376  $    -              $    -              $   101,376
                                                       ===========  ==================  ==================  ===========
Held to Maturity:

December 31, 1997 (unaudited)
  U.S. Government and Agency
   Obligations, held to maturity                       $20,093,162         $   100,997         $     3,950  $20,190,209
                                                       ===========  ==================  ==================  ===========
September 30, 1997
  U.S. Government and Agency
   Obligations, held to maturity                       $30,323,460         $   100,524         $    42,194  $30,381,790
                                                       ===========  ==================  ==================  ===========
September 30, 1996
  U.S. Government and Agency
   Obligations, held to maturity                       $36,298,266         $   145,720         $   199,140  $36,244,846
                                                       ===========  ==================  ==================  ===========


          The following is a summary of investment securities:


                                        December 31, 1997                    September 30, 1997                September 30, 1996
                                   -------------------------------  --------------------------------------  ------------------------
                                       Amortized          Fair         Amortized           Fair              Amortized        Fair
                                         Cost            Value           Cost              Value                Cost          Value
                                   -----------------   -----------  ------------------  ------------------  -----------  -----------
                                       (Unaudited)
Available for Sale:
 Equity security                   $    -              $    -       $    -              $    -              $   101,376  $   101,376


Held to Maturity:

U.S. Government and Agency Obligations
--------------------------------------
 Due within 12
   months                                $   998,930   $ 1,001,669         $10,981,268         $10,961,904  $   250,000  $   251,325

 Due beyond 12
  months but
  within five
  years                                    8,000,000     8,012,234           4,250,000           4,244,197    2,250,000    2,221,350

 Due beyond five
  years but
  within ten
  years                                   10,845,000    10,927,124          14,343,038          14,429,664   30,548,266   30,553,803

 Due beyond ten
  years                                      249,232       249,182             749,154             746,025    3,250,000    3,218,368
                                   -----------------   -----------  ------------------  ------------------  -----------  -----------

                                         $20,093,162   $20,190,209         $30,323,460         $30,381,790  $36,298,266  $36,244,846
                                   =================   ===========  ==================  ==================  ===========  ===========

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 2 - Investment Securities - Continued
         ---------------------


               Proceeds from maturities of held to maturity securities were $17,010,041 and $2,604,608 for the three month periods ended December 31, 1997 and 1996, respectively. There were no gross gains or losses for the three month period ended December 31, 1997. Proceeds from sales of available for sale securities were $101,376 for the three month period ended December 31, 1996. Gross gains of $51,376 and no gross losses were realized for the three month period ended December 31, 1996.


               Proceeds from maturities of held to maturity securities were $50,160,000 and $16,605,708 for the years ended September 30, 1997 and 1996, respectively. Proceeds from sales and maturities of available for sale securities were $101,376 and $16,385,705 for the years ended September 30, 1997 and 1996, respectively. Gross gains realized were $51,376 for the year ended September 30, 1997. There were no gross losses realized for the year ended September 30, 1997. During 1996, gross gains of $6,427 and gross losses of $200,817 were realized on these sales.

Note 3 - Loans Receivable
         ----------------


               Loans receivable at December 31, 1997, September 30, 1997 and 1996 consist of the following:


                                                   December 31,         September 30,
                                                  -------------  --------------------------
                                                      1997           1997          1996
                                                  -------------  ------------  ------------
                                                   (Unaudited)
          Single-family residential mortgages     $106,909,478   $103,677,278  $ 94,275,041
          Single-family rental property loans        6,221,498      6,408,729     7,065,488
          Commercial loans                           9,979,568     10,169,090    10,315,794
          Construction loans                         7,940,820      8,644,642    11,427,073
          Commercial lines of credit                   118,500         60,000       262,000
          Automobile loans                          30,342,010     32,632,981    39,924,708
          Home equity loans                          4,076,019      3,985,840     1,855,345
          Savings account loans                        754,324        825,154     1,028,727
                                                  ------------   ------------  ------------
                                                   166,342,217    166,403,714   166,154,176

             Less - undisbursed portion of
                     loans in process                2,271,081      2,807,231     5,087,519
                  - unearned interest                3,016,053      3,375,711     4,757,384
                  - deferred loan origination
                     fees                              540,834        566,965       822,608
                  - allowance for loan
                     losses                            982,690        977,639       926,491
                                                  ------------   ------------  ------------
                                                  $159,531,559   $158,676,168  $154,560,174
                                                  ============   ============  ============

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 3 - Loans Receivable - Continued
         ----------------

               The following is a summary of the allowance for loan losses:


                                                December 31,                 September 30,
                                         -------------------------     -------------------------
                                            1997           1996           1997          1996
                                         ----------     ----------     ----------   ------------
                                                (Unaudited)
          Balance - beginning of year     $ 977,639     $ 926,491      $ 926,491       $ 787,959
          Provision for (reduction of)
           losses on loans                   36,250          (835)       285,942         433,742
          Charge-offs                      (105,009)     (145,117)      (392,963)       (397,544)
          Recoveries                         73,810        34,050        158,169         102,334
                                          ---------     ---------      ---------       ---------
          Balance - end of year           $ 982,690     $ 814,589      $ 977,639       $ 926,491
                                          =========     =========      =========       =========


               Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Bank's lending area. Multifamily residential, commercial, construction and other loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

               A significant portion of the Bank's loans receivable are mortgage loans secured by residential and commercial real estate properties located in the State of Maryland. Loans are extended only after evaluation by management of customers' creditworthiness and other relevant factors on a case-by-case basis. The Bank generally does not lend more than 90% of the appraised value of a property and requires private mortgage insurance on residential mortgages with loan-to-value ratios in excess of 80%. In addition, the Bank generally obtains personal guarantees of repayment from borrowers and/or others for multifamily residential, commercial and construction loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects. Automobile loans are secured by vehicles and home equity loans are secured by subordinated real estate properties. Repayments of automobile loans and home equity loans are expected primarily from the cash flows of the borrowers.


               Non-accrual loans for which interest has been reduced totaled approximately $1,528,000, $1,843,000 and $2,287,000 at December 31,
          1997 and September 30, 1997 and 1996, respectively. There were no impaired loans as defined by SFAS No. 114 at December 31, 1996 and September 30, 1997 and 1996. There was no interest income recognized on impaired loans during these periods. The Bank was not committed to fund additional amounts on these loans.

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 3 - Loans Receivable - Continued
         ----------------


             Interest income that would have been recorded under the original terms of non-accrual loans and the interest actually recognized for the three month periods ended December 31, 1997 and 1996 and for the years ended September 30, are summarized below:


                                                  December 31,           September 30,
                                             --------------------     --------------------
                                               1997        1996         1997        1996
                                             --------    --------     --------    --------
                                                  (Unaudited)
          Interest income that would have
           been recognized                    $70,048     $82,706      $96,732    $91,584
          Interest income recognized           24,447      31,343       29,727     38,535
                                              -------     -------      -------    -------
             Interest income not
              recognized                      $45,601     $51,363      $67,005    $53,049
                                              =======     =======      =======    =======



             The following table set forth the amount and activity of the loans outstanding to officers and directors at December 31, 1997 and September 30, 1997 and 1996.


                                              December 31,              September 30,
                                              ------------          ---------------------
                                                  1997                 1997       1996
                                              ------------          ----------  ---------
                                               (Unaudited)
          Beginning balance                     $509,375            $ 468,331   $ 503,071
          New loans                               -                   144,390      18,000
          Loan repayments                        (26,854)            (103,346)    (52,740)
                                                --------            ---------   ---------
          Ending balance                        $482,521            $ 509,375   $ 468,331
                                                ========            =========   =========



               The Bank services loans for others. The amount of such loans serviced at December 31, 1997 and September 30, 1997 and 1996 was $7,579,937, $8,155,940 and $9,830,194, respectively. At December 31,
          1997 and September 30, 1997 and 1996, the balance of loans sold by the Bank with recourse amounted to $963,604, $1,082,187 and $1,284,074, respectively.


               Custodial escrow balances maintained in connection with the foregoing loan servicings were approximately $103,503, $54,466 and $70,326 at December 31, 1997 and September 30, 1997 and 1996,
          respectively.

               The Bank is a party to financial instruments with off-balance-sheet risk made in the normal course of business to meet the financing needs of its customers. These financial instruments are standby letters of credit, lines of credit and commitments to fund mortgage loans and involve to varying degrees elements of credit risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments express the extent of involvement the Bank has in this class of financial instruments and represents the Bank's exposure to credit loss from nonperformance by the other party.

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 3 - Loans Receivable - Continued
         ----------------

               Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with off-balance-sheet credit risk.


Financial Instruments Whose
 Contract Amounts Represent                           Contract Amount At
                                 ----------------------------------------------------------
 Credit Risk                     December 31, 1997   September 30, 1997  September 30, 1996
-------------------------------  ------------------  ------------------  ------------------
                                    (Unaudited)
   Standby letters of credit         $2,717,067            $2,744,487        $1,311,632
   Lines of credit                   $8,908,500            $8,240,400        $3,771,500
   Mortgage loan commitments,
    fixed rate                       $1,260,700            $1,146,600        $5,669,700
   Mortgage loan commitments,
    variable rate                    $  290,500            $  564,000        $   -


               Standby letters of credit are conditional commitments issued by the Bank guaranteeing performance by a customer to a third party. Those guarantees are issued primarily to support private borrowing arrangements, generally limited to real estate transactions. Unless otherwise noted, the standby letters of credit are not collateralized. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

               Lines of credit are loan commitments to individuals and companies and have fixed expiration dates as long as there is no violation of any condition established in the contract. The Bank evaluates each customer's credit worthiness on a case-by-case basis.


               Rates on mortgage loan commitments for fixed rate loans ranged from 6.75% to 7.75%, 7.125% to 7.5% and 7.25% to 9.25% at December 31,
          1997 and September 31, 1997 and 1996, respectively. Rates on mortgage loan commitments for variable rate loans ranged from 7.0% to 7.5% and prime less .25% at December 31, 1997 and 7.25% to 8.5% and prime plus 1% at September 30, 1997.


               No amount was recognized in the statement of financial position at December 31, 1997 and September 30, 1997 and 1996, as liability for credit loss nor was any liability recognized for fees received for standby letters of credit.

               The Bank grants loans to customers, substantially all of whom are residents of the Metropolitan Baltimore and Harford County areas.

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 4 - Mortgage Backed Securities
         --------------------------


               The amortized cost and fair values of mortgage backed securities are as follows as of December 31, 1997 and September 30, 1997 and 1996:


          Held to Maturity:
                                                  Gross        Gross
                                    Amortized   Unrealized   Unrealized       Fair
                                      Cost        Gains        Losses        Value
                                   -----------  ----------   ----------   -----------
          December 31, 1997
          -----------------
             (Unaudited)
            GNMA certificates      $   494,051    $ 18,218   $        -   $   512,269
            FNMA certificates       29,604,500     224,371       44,472    29,784,399
            FHLMC participating
             certificates            6,011,823     296,929        8,785     6,299,967
                                   -----------    --------     --------   -----------
                                   $36,110,374    $539,518     $ 53,257   $36,596,635
                                   ===========    ========     ========   ===========

          September 30, 1997
          ------------------
            FNMA certificates      $27,473,254    $  8,278     $511,521   $26,970,011
            FHLMC participating
             certificates            9,715,827      96,236       30,352     9,781,711
                                   -----------    --------     --------   -----------
                                   $37,189,081    $104,514     $541,873   $36,751,722
                                   ===========    ========     ========   ===========

          September 30, 1996
          ------------------
            FNMA certificates      $29,196,918    $  9,836     $578,111   $28,628,643
            FHLMC participating
             certificates           10,574,090     119,783       34,752    10,659,121
                                   -----------    --------     --------   -----------
                                   $39,771,008    $129,619     $612,863   $39,287,764
                                   ===========    ========     ========   ===========



               No gains or losses were realized during the three month periods ended December 31, 1997 and 1996 and for the years ended September 30, 1997 and 1996, respectively.

Note 5 - Foreclosed Real Estate
         ----------------------


               Foreclosed real estate at December 31, 1997 and September 30, 1997 and 1996 is summarized by major classification as follows:


                                          December 31,            September 30,
                                         -------------     --------------------------
                                             1997            1997              1996
                                             ----            ----              ----
                                          (Unaudited)
          EPIC loans                         $ 55,903      $ 55,903         $ 65,314
          Residential real estate lot         132,360          -             156,632
          Allowance for losses                (69,139)      (55,903)         (87,965)
                                             --------      --------         --------
                                             $119,124      $   -            $133,981
                                             ========      ========         ========

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 5 - Foreclosed Real Estate - Continued
         ----------------------

               The following is a summary of the allowances for losses on foreclosed real estate:


                                             December 31,       September 30,
                                        -------------------  -------------------
                                          1997      1996       1997       1996
                                          ----      ----       ----       ----
                                             (Unaudited)
         Balance - beginning of year     $55,903  $ 87,965   $ 87,965  $ 94,699
         Provision for losses             13,236      -          -       12,593
         Recoveries                         -      (12,505)   (32,062)  (19,327)
                                         -------  --------   --------  --------
         Balance - end of year           $69,139  $ 75,460   $ 55,903  $ 87,965
                                         =======  ========   ========  ========


Note 6 - Investment in Real Estate Development and Loans to Joint Ventures
         -----------------------------------------------------------------


               The subsidiaries are parties to joint ventures formed for the purpose of developing lots for resale. The subsidiaries' interest in the profits or losses of the joint ventures range from 20% to 50%. The subsidiaries also owned 100% of a real estate project during 1996. The project was completed and sold out during 1996. The subsidiaries' equity in the joint ventures is $12,732, $12,732 and $51,466 at the periods ended December 31, 1997 and September 30, 1997 and 1996, respectively.


               During the periods ended December 31, 1997 and September 30, 1997 and 1996, the Bank made acquisition, development and construction loans to the joint ventures mentioned above. These loans are accounted for as an investment in joint ventures. The loan balance to the joint venture is as follows:


                                                December 31,               September 30,
                                                -----------          ------------------------
                                                   1997                 1997          1996
                                                   ----                 ----          ----
                                                (Unaudited)
         Loans outstanding                          $   -            $   -           $349,000
         Allowance for losses                           -                -            (34,900)
                                                    -----            ------          --------
                                                    $   -            $   -           $314,100
                                                    =====            ======          ========


               The following is a summary of the allowance for losses on loans to the joint venture:


                                                  December 31,              September 30,
                                            -----------------------   ------------------------
                                              1997           1996        1997          1996
                                              ----           ----        ----          ----
                                                  (Unaudited)
         Balance - beginning of year        $      -       $(34,900)    $(34,900)   $(809,750)
         Reduction of provision for
          losses, net of recoveries                -              -       34,900      774,850
                                             -------       --------     --------    ---------
         Balance - end of year              $      -       $(34,900)    $      -    $ (34,900)
                                             =======       ========     ========    =========

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 6 - Investment in Real Estate Development and Loans to Joint Ventures -
         -----------------------------------------------------------------
Continued


               Gain from real estate development and joint venture consists of the following for the three month periods ended December 31, 1997 and 1996 and for the years ended September 30, 1997 and 1996.


                                                 December 31,             September 30,
                                             ---------------------    --------------------
                                                1997       1996         1997       1996
                                                ----       ----         ----       ----
                                                   (Unaudited)
          Reduction of provision for loss
           on real estate development and
           joint venture                     $  -         $  -        $  34,900  $ 774,850
          Loss from real estate
           development and joint venture        -            1,417       -        (122,983)
                                             ----------   --------    ---------  ---------
                                             $  -         $  1,417    $  34,900  $ 651,867
                                             ==========   ========    =========  =========


Note 7 - Premises and Equipment
         ----------------------


               Premises and equipment at December 31, 1997 and September 30, 1997 and 1996 are summarized by major classification as follows:


                                               December 31,        September 30,
                                               ------------  -------------------------
                                                   1997          1997          1996        Life
                                                   ----          ----          ----        ----
                                                (Unaudited)
          Office building                        $2,440,860     $2,440,860  $2,286,489  50 Years
          Leasehold improvements                     88,703         88,703      89,703  7-31 Years
          Furniture, fixtures and equipment       2,759,567      2,800,592   2,552,663  10 Years
                                                 ----------     ----------  ----------
                                                  5,289,130      5,330,155   4,928,855
           Accumulated depreciation               2,497,903      2,473,167   2,237,746
                                                 ----------     ----------  ----------
                                                 $2,791,227     $2,856,988  $2,691,109
                                                 ==========     ==========  ==========



               The Bank has entered into long-term leases for the land on which the main office is located and the premises of its branch offices. Rental expense under long-term leases for property for the three month periods ended December 31, 1997 and 1996 and for the years ended September 30, 1997 and 1996 was $48,280, $47,986, $191,945 and
          $187,434, respectively. At December 31, 1997, minimum rental commitments under noncancellable leases are as follows:


          Years Ended December 31,                           Amount
          ------------------------                          --------
                    1998                                    $164,195
                    1999                                     102,874
                    2000                                     103,817
                    2001                                      52,379
                 After 2001                                   30,574
                                                            --------
                                                            $453,839
                                                            ========

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 8 - Deposits - Continued
         --------


               Deposits are summarized as follows at December 31, 1997 and September 30, 1997 and 1996:



                               December 31,                       September 30,
                          ----------------------  --------------------------------------------
                                   1997                  1997                    1996
                          ----------------------  --------------------   ---------------------
                             Amount         %        Amount        %        Amount        %
                          -------------  -------  ------------  -------  ------------  -------
                               (Unaudited)
Type of Account
---------------
   Deposits
   --------
      NOW                 $ 21,634,698     9.74%  $ 20,528,412    9.14%  $ 20,415,577    8.75%
      Non-interest
       bearing NOW           3,762,440     1.69      3,674,511    1.63      3,580,090    1.53
      Money market           9,508,881     4.28     10,054,713    4.48     10,571,478    4.54
      Passbook
       savings              58,874,363    26.49     60,657,069   27.00     64,497,932   27.64
      Certificates         127,765,929    57.49    128,994,405   57.42    133,704,288   57.31
                          ------------   ------   ------------  ------   ------------  ------
                           221,546,311    99.69    223,909,110   99.67    232,769,365   99.77
      Accrued interest
       payable                 698,727      .31        746,971     .33        541,234     .23
                          ------------   ------   ------------  ------   ------------  ------
                          $222,245,038   100.00%  $224,656,081  100.00%  $233,310,599  100.00%
                          ============   ======   ============  ======   ============  ======



               The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $11,394,840, $10,485,518 and $6,526,251 at December 31, 1997 and September 30, 1997
          and 1996, respectively. Deposits in excess of $100,000 are not insured by the Savings Association Insurance Fund.


               At December 31, 1997, scheduled maturities of certificates of deposit are as follows:


          1997                                             $ 90,287,497
          1998                                               19,501,603
          1999                                               11,622,577
          2000 and thereafter                                 6,354,252
                                                           ------------
                                                           $127,765,929
                                                           ============



               Interest expense on deposits for the three month periods ended December 31, 1997 and 1996 and for the twelve month periods ending September 30, 1997 and 1996 is as follows:



                                      December 31,                September 30,
                               --------------------------  --------------------------
                                   1997          1996          1997          1996
                               -------------  -----------  -------------  -----------
                                      (Unaudited)
          NOW                    $   99,799    $  106,028    $   476,519  $   439,045
          Money market               86,860        89,026        346,331      368,247
          Passbooks savings         499,540       544,608      1,874,961    2,448,547
          Certificates            1,762,924     1,943,791      7,614,653    7,364,732
                                 ----------    ----------    -----------  -----------
                                 $2,449,123    $2,683,453    $10,312,464  $10,620,571
                                 ==========    ==========    ===========  ===========

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 8 - Deposits - Continued
         --------

               Deposit Insurance Reform. Currently, there are two deposit insurance funds maintained by the Federal Deposit Insurance Corporation ("FDIC"), the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF"). The Bank's deposits are insured by SAIF. Legislation has been passed concerning the Deposit Insurance Reform that required the Bank to pay a one-time assessment of .657% of insured deposits at March 31, 1995, which was approximately $1,305,000 and was accrued at September 30, 1996. The Bank's SAIF deposit insurance premiums were reduced to .064% of insured deposits beginning January 1, 1997 from the rate of .23% of insured deposits. BIF and SAIF may be merged on January 1, 1999, if there are no savings institutions at that time.

Note 9 - Borrowings
         ----------


               At December 31, 1997 and September 30, 1997 and 1996 and for the three month period ended December 31, 1997 and for the year ended September 30, 1997, the Bank had no outstanding borrowings. For the year ended September 30, 1996, the Bank borrowed at various times on their line of credit from the Federal Home Loan Bank of Atlanta. The line has no predetermined limit and is secured by a blanket lien on mortgages. Each borrowing is evaluated on a case-by-case basis by the lender.

Note 10- Pension Plan
         ------------

               The Bank has a noncontributory, defined contribution, pension plan covering substantially all employees. It is a money purchase plan with contributions made each year for every participant in accordance with actuarial recommended formula. There is no past service liability or unfunded value of vested benefits as of December 31, 1996, the date of latest available annual review and valuation of the plan.


               The expense for the pension plan amounted to $70,846, $62,637, $271,826 and $255,352 for the three month periods ended December 31, 1997 and 1996 and for the years ended September 30, 1997 and 1996, respectively.

Note 11- Directors Retirement Plan
         -------------------------


               Effective July 1995, the Bank adopted a Deferred Compensation Plan covering all directors. The Plan provides benefits based upon certain vesting requirements. During 1997, the amount of the Plan's benefit was increased from $40,000 to $80,000 per director. Compensation expense recognized in connection with the Plan for the three month periods ended December 31, 1997 and 1996 and for the years ended September 30, 1997 and 1996 was $68,629, $11,210, $412,859 and
         $39,866, respectively.

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 12- Retained Earnings
         -----------------

               Under the regulatory capital requirements of the Office of Thrift Supervision ("OTS"), savings banks are required to maintain minimal capital requirements by satisfying three capital standards: a tangible capital requirement, a leverage ratio requirement and a risk-based capital requirement. Under the tangible capital requirement, the Bank's tangible capital (the amount of retained earnings computed under generally accepted accounting principles) must be equal to 1.5% of adjusted total assets. Under the leverage ratio requirement, the Bank's core capital must be equal to 3.0% of adjusted total assets. In addition, under the risk-based capital requirement, the Bank must maintain core and supplemental capital (core capital plus any general loss reserves) equal to 8% of risk-weighted assets (total assets plus off-balance-sheet items multiplied by the appropriate risk weights).

               The Federal Deposit Insurance Corporation Improvement Act (FDICIA) of 1991 was signed into law on December 31, 1991, and regulations implementing the prompt corrective action provisions became effective on December 12, 1992. The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized". Institutions categorized as "undercapitalized" or lower are subject to certain restrictions, including the requirement to file a capital plan with its primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. To be considered "well capitalized," an institution must generally have a leverage capital ratio of at least 5%, a Tier I risk-based capital ratio of at least 6% and a total risk-based capital ratio of at least 10%. At September 30, 1997, the Bank met the criteria required to be considered "well capitalized" under this regulation.


               As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation has categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios at least 100 to 200 basis points above those ratios set forth in the table. There have been no conditions or events since that notification that management believes have changed the Bank's category.

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 12- Retained Earnings - Continued
         -----------------


               The following table presents the Bank's capital position based on the December 31, 1997 and September 30, 1997 financial statements and the current capital requirements.


                                                                                                     To Be Well Capitalized
                                                                             For Capital             Under Prompt Corrective
                                                Actual                    Adequacy Purposes            Action Provisions
                                       -------------------------      -------------------------    -------------------------
                                         Actual            % of        Required          % of      Required           % of
                                         Amount           Assets        Amount           Assets     Amount            Assets
                                         ------           ------      ---------          ------    --------           ------

                                                                      At December 31, 1997
                                       -------------------------------------------------------------------------------------
Tangible (1)                           $ 23,589,315        9.42%       $ 3,757,864       1.50%      $  N/A             N/A  %
Tier I capital (2)                     $ 23,589,315       17.53%       $   N/A           N/A %      $ 8,072,628         6.00%
Core (1)                               $ 23,589,315        9.42%       $ 7,515,728       3.00%      $12,526,213         5.00%
Risk-weighted (2)                      $ 24,572,005       18.26%       $10,763,504       8.00%      $13,454,380        10.00%

                                                                   At September 30, 1997
                                       -------------------------------------------------------------------------------------
Tangible (1)                           $ 22,900,593        9.10%       $ 3,775,114       1.50%      $  N/A               N/A%
Tier I capital (2)                     $ 22,900,593       16.72%       $   N/A           N/A %      $ 8,218,975         6.00%
Core (1)                               $ 22,900,593        9.10%       $ 7,550,228       3.00%      $12,583,714         5.00%
Risk-weighted (2)                      $ 23,878,232       17.43%       $10,958,634       8.00%      $13,698,292        10.00%


         (1)  To adjusted total assets.
         (2)  To risk-weighted assets.


                                                     December 31,    September 30,
                                                        1997             1997
                                                   --------------    -------------
                                                    (Unaudited)
         Total Retained Earnings                   $ 24,515,761      $ 23,858,449
           Less: Non-allowable items
         Intangible assets acquired, net                (44,531)          (51,209)
         Investment in and advances to
          non-includable subsidiaries                  (881,915)         (906,647)
                                                   ------------      ------------

         Tangible and core capital                   23,589,315        22,900,593
           General valuation allowance                  982,690           977,639
                                                   ------------      ------------
         Risk-based capital                        $ 24,572,005      $ 23,878,232
                                                   ============      ============

         Total Assets                              $250,581,515      $251,738,224
           Less: Non-allowable items
         Intangible assets acquired, net                (44,531)          (51,209)
         Assets of non-includable
          subsidiaries not eliminated for
          regulatory capital purposes                   (12,732)          (12,727)
                                                   ------------      ------------
         Tangible and adjusted tangible
          assets                                   $250,524,252      $251,674,288
                                                   ============      ============
         Risk-weighted assets                      $134,543,799      $136,982,924
                                                   ============      ============

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 12-  Retained Earnings - Continued
          -----------------


               The OTS has adopted an interest rate risk component of regulatory capital requirements effective January 1, 1994. The rule requires additional capital to be maintained if the Bank's interest rate risk exposure, measured by the decline in the market value of the Bank's net portfolio value, exceeds 2% of assets as a result of a 200 basis point shift in interest rates. As of December 31, 1997, the Bank is not subject to the interest rate risk requirement.

Note 13-  Income Taxes
          ------------


               The current tax provision consists of the following for the three month periods ended December 31, 1997 and 1996 and the year ended September 30, 1997 and 1996:


                                            December 31,           September 30,
                                        ------------------    ----------  -----------
                                          1997      1996         1997         1996
                                        --------  --------    ----------  -----------
                                           (Unaudited)
          Current expense               $404,140  $201,249    $  669,285  $   806,370
          Deferred expense (benefit)      22,235   213,491       631,628      (94,661)
                                        --------  --------    ----------     --------
             Total tax expense          $426,375  $414,740    $1,300,913     $711,709
                                        ========  ========    ==========     ========



               The tax effects to temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and September 30, 1997 and 1996 are as follows:



                                                   December 31,          September 30,
                                                   -------------  ---------------------------
                                                       1997            1997          1996
                                                   -------------  -----------    ------------
                                                    (Unaudited)
          Deferred Tax Assets:
           SAIF one-time assessment                $     -        $      -       $   504,339
           Deferred loan origination fees               105,261         140,348      280,696
           Allowance for loan losses                    379,514         376,792      380,190
           Allowance for uncollected interest            17,611          25,877       20,488
                                                      ---------       ---------   ----------
             Total gross deferred tax assets            502,386         543,017    1,185,713

          Deferred Tax Liabilities:
           Federal Home Loan Bank of Atlanta
            stock dividends                            (151,928)       (151,928)    (151,928)
           Depreciation                                 (94,464)        (93,820)    (107,142)
           Bad debt deduction in excess of
            base year reserves                         (361,767)       (380,807)    (378,553)
           Net unrealized gains on investment
            securities                                        -               -      (19,841)
                                                      ---------       ---------   ----------
             Total gross deferred tax
              liabilities                              (608,159)       (626,555)    (657,464)
                                                      ---------       ---------   ----------

          Net Deferred Tax Assets (Liabilities)       $(105,773)      $ (83,538)  $  528,249
                                                      =========       =========   ==========

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 13- Income Taxes - Continued
         ------------

               The amount computed by applying the statutory federal income tax rate to income before taxes and extraordinary item is greater than the taxes provided for the following reasons:


                                          For the Three Month Periods Ended December 31,
                                         -------------------------------------------------
                                                  1997                      1996
                                         ----------------------     ----------------------
                                                          Precent                  Percent
                                                         of Pretax                of Pretax
                                            Amount        Income       Amount      Income
                                         ------------  ------------  -----------  ---------
                                                           (Unaudited)
Statutory federal income
 tax rate                                $  368,454        34.00%      $347,356     34.00%
Increases (Decreases)
 Resulting From
--------------------
  State income tax net
   of federal income
   tax benefit                               50,932         4.70         49,603      4.86
  Other                                       6,989          .64         17,781      1.74
                                         ----------        -----       --------   -------
                                         $  426,375        39.34%      $414,740     40.60
                                         ==========        =====       ========   =======



                                                 For the Years Ended September 30,
                                         ------------------------------------------------
                                                  1997                      1996
                                         --------------------        --------------------
                                                        Percent                   Percent
                                                       of Pretax                of Pretax
                                         Amount          Income      Amount       Income
                                         ------        ---------     ------     ---------
Statutory federal income
 tax rate                             $1,114,488       34.00%         $651,280     34.00%
Increases (Decreases)
 Resulting From
--------------------
  State income tax net
   of federal income
   tax benefit                           157,442        4.80           112,153      5.85
  Other                                   28,983         .88           (51,724)    (2.70)
                                      ----------       -----          --------   -------
                                      $1,300,913       39.68%         $711,709     37.15%
                                      ==========       =====          ========   =======


   The Bank and its subsidiaries file a consolidated income tax return on a fiscal year basis. The returns have been audited by the Internal Revenue Service through the year ended September 30, 1994.

 BALTIMORE COUNTY SAVINGS BANK, F.S.B.
 -------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 13- Income Taxes - Continued
         ------------


               The Bank was allowed a special bad debt deduction limited generally to 8% of otherwise taxable income for the year beginning January 1, 1988 through December 31, 1995. Beginning January 1, 1996 the percentage of taxable income method of computing the Bank's tax bad debt deduction is no longer allowed and the amount by which the tax reserve for bad debts exceeds such amount at September 30, 1988 must be recaptured over a six year period. A tax liability has been established for the recapture. If the amounts which qualify as deductions for federal income tax purposes are later used for purposes other than to absorb loan losses, including distributions in liquidations, they will be subject to federal income tax at the then current corporate rate. The accumulated amount of the retained earnings for which income taxes have not been accrued at December 31, 1997 and September 30, 1997 and 1996 was $4,227,000. The unrecorded deferred tax liability on the above amount is approximately $1,633,000 at December 31, 1997 and September 30, 1997 and 1996.

Note 14- Disclosures About Fair Value of Financial Instruments
         -----------------------------------------------------

               The estimated fair values of the Bank's financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques prescribed by the FASB and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

               The carrying amount is a reasonable estimate of fair value for cash, federal funds and interest-bearing deposits in other banks. Fair value is based upon market prices quoted by dealers for investment securities and mortgage backed securities. The carrying amount of Federal Home Loan Bank of Atlanta stock is a reasonable estimate of fair value. Loans receivable were discounted using a single discount rate, comparing the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. These rates were used for each aggregated category of loans as reported on the Office of Thrift Supervision Quarterly Report. The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered on deposits of similar remaining maturities.

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 14- Disclosures About Fair Value of Financial Instruments - Continued
         -----------------------------------------------------

               The estimated fair values of the Bank's financial instruments are as follows:


                              December 31, 1997          September 30, 1997         September 30, 1996
                           ----------------------      ----------------------     ----------------------
                            Carrying   Estimated        Carrying   Estimated       Carrying   Estimated
                             Amount    Fair Value        Amount    Fair Value       Amount    Fair Value
                           ---------  -----------      ---------   ----------     --------    ----------
                                  (Unaudited)          (Amounts in Thousands)
Financial Assets
----------------
 Cash                       $  2,857    $  2,857       $  3,909    $  3,909       $  4,786    $  4,786
 Interest bearing
  deposits in
  other banks                 20,159      20,159          8,206       8,206          9,065       9,065
 Federal funds
  sold                         5,817       5,817          7,102       7,102          6,225       6,225
 Investment securities -
  available for sale               -           -              -           -            101         101
 Investment securities -
  held to maturity            20,093      20,190         30,323      30,382         36,298      36,245
Loans Receivable
----------------
    Mortgage loans           127,376     131,628        125,034     127,858        117,001     117,890
    Share loans                  754         754            825         825          1,028       1,028
    Consumer loans            31,402      31,854         32,818      33,280         36,531      36,851
 Mortgage backed
  securities                  36,110      36,597         37,189      36,752         39,771      39,288
 Federal Home Loan
  Bank of Atlanta
  stock                        1,433       1,433          1,433       1,433          1,301       1,301

Financial Liabilities
---------------------
 Deposits                    222,245     222,422        224,656     224,765       $233,311    $233,863
 Mortgage loan
  commitments                      -       1,551              -       1,711              -       5,670

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 15- Plan of Reorganization
         ----------------------

               On October 22, 1997, the Board of Directors of the Bank adopted the Plan of Reorganization, which was subsequently amended, pursuant to which the Bank will reorganize into the federal mutual holding company form of organization as a wholly-owned subsidiary of BCSB Bankcorp, Inc., which in turn will be a majority-owned subsidiary of Baltimore County Savings Bank, M.H.C. Following receipt of all required regulatory approvals, the approval of the members of the Bank entitled to vote on the Plan of Reorganization, and the satisfaction of all other conditions precedent to the Reorganization, the Bank will consummate the Reorganization. Following completion of the Reorganization, the Bank in its stock form will continue to conduct its business and operations from the same offices with the same personnel as the Bank conducted prior to the Reorganization. The Reorganization will not affect the balances, interest rates, or other terms of the Bank's loans or deposit accounts and the deposit accounts will continue to be insured by the FDIC to the same extent prior to the Reorganization.


               Under the regulations of the Office of Thrift Supervision ("OTS"), the Bank will not be permitted to pay dividends on its stock after the Reorganization if its regulatory capital would thereby be reduced below the amount then required for the Bank's regulatory capital requirements. Federal regulations also preclude any repurchase of the stock for three years after the Reorganization except for an offer made on a pro rata basis to all stockholders of the Bank and with the prior approval of the OTS. The Bank may, however, make capital distributions up to 100% of its net income plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year, subject to the aforementioned restrictions, and the Bank has not been notified that it is in need of more than normal supervision. As of December 31, 1997, the Bank has not been notified that it requires more than normal supervision.


               The Board also approved establishment of the Baltimore County Savings Bank Foundation. The Foundation will be dedicated to charitable and educational purposes within the Baltimore Metropolitan Area.


               The costs associated with the Reorganization are expected to be deferred and deducted from the proceeds from the sale of stock. If the Reorganization does not occur, related expenses will be deducted from current income. Deferred cost aggregated was $150,034 at December 31, 1997.

BALTIMORE COUNTY SAVINGS BANK, F.S.B.
-------------------------------------
 AND SUBSIDIARIES
 ----------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 16- Recent Accounting Pronouncements
         --------------------------------

               FASB Statement on Earnings per Share - In February 1997, FASB issued Statement of Financial Accounting Standards ("SFAS") No. 128, which is effective for financial statements issued for periods ending after December 15, 1997. This Statement establishes standards for computing and presenting earnings per share ("EPS"). It replaces the presentation of primary EPS with a presentation of basic EPS. Management believes the adoption of this Statement will not have a significant effect on the Bank's EPS.


               FASB Statement on Disclosure of Information About Capital Structure - In February 1997, FASB issued SFAS No. 129 which establishes standards for disclosing information about capital structure. This Statement is effective for fiscal years ending after December 15, 1997. Management believes the adoption of this Statement will not have a material effect on the Bank's consolidated financial statements.


               FASB Statement on Reporting Comprehensive Income - In June 1997, FASB issued SFAS No. 130, which establishes standards for reporting and display of comprehensive income and its components. This Statement is effective for fiscal years beginning after December 15, 1997. Management believes the adoption of this Statement will not have a material effect on the Bank's consolidated financial statements.


               FASB Statement on Disclosures About Segments of an Enterprise and Related Income - In June 1997, FASB issued SFAS No. 131, which establishes standards for the way public companies report information about operating segments in the annual and interim financial statements. This Statement is effective for fiscal years beginning after December 15, 1997. Management believes the adoption of this Statement will not have a material effect on the consolidated financial statements of the Bank.


               FASB Statement on Employers Disclosures About Pensions and Other Postretirement Benefits - In February 1998, FASB issued SFAS No. 132 which standardizes disclosure requirements for pensions and postretirement benefits. This Statement is effective for fiscal years beginning after December 15, 1997. Management believes the adoption of this Statement will not have a material effect on the consolidated financial statements of the Bank.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information shall not be relied upon as having been authorized by the Company, the Bank or Trident Securities, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or the Bank since any of the dates as of which information is furnished herein or since the date hereof.


                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Prospectus Summary.......................................................
Selected Consolidated Financial Information and Other Data...............
Risk Factors.............................................................
BCSB Bankcorp, Inc.......................................................
Baltimore County Savings Bank, F.S.B.....................................
Baltimore County Savings Bank, M.H.C.....................................
Use of Proceeds..........................................................
Dividend Policy..........................................................
Waiver of Dividends by the MHC...........................................
MHC Conversion to Stock Form.............................................
Market for the Common Stock..............................................
Capitalization...........................................................
Historical and Pro Forma Regulatory Capital Compliance...................
Pro Forma Data...........................................................
Comparison of Valuation and Pro Forma Information
 with No Foundation......................................................
Proposed Management Purchases............................................
Management's Discussion and Analysis of Financial........................
Condition and Results of Operations......................................
Business of the Company..................................................
Business of the Bank.....................................................
Regulation...............................................................
Taxation.................................................................
Management of the Company................................................
Management of the Bank...................................................
The Reorganization and Stock Issuance....................................
Certain Restrictions on Acquisition of the Company
 and the Bank............................................................
Description of Capital Stock.............................................
Registration Requirements................................................
Legal Opinions...........................................................
Tax Opinions.............................................................
Experts..................................................................
Additional Information...................................................
Index to Financial Statements............................................


  Until __________ ___, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               BCSB BANKCORP, INC.

                              (Holding Company for
                                BALTIMORE COUNTY
                             SAVINGS BANK, F.S.B.)


                             UP TO 1,988,350 SHARES

                                  COMMON STOCK



                           --------------------------
                                   PROSPECTUS
                           --------------------------



                           TRIDENT SECURITIES, INC.




                            _________________, 1998

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Federal Regulations define areas for indemnity coverage by Baltimore County Savings Bank, F.S.B. (the "Bank") as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the Bank shall be indemnified by the Bank, as the case may be, for:

          (i) Any amount for which such person becomes liable under a judgment in such action; and

          (ii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in defending or settling such action, or in enforcing his or her rights to indemnification if the person attains a favorable judgment in such enforcement action.

     (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

          (i)   The Bank shall make the indemnification provided by subparagraph
     (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

          (ii)  The Bank shall make the indemnification provided by subparagraph
     (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits, if a majority of the disinterested directors of the Bank determines that such a director or officer was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose which he or she could reasonably have believed under the circumstances was in the best interest of the Bank or its members.

     (c)  As used in this paragraph:

          (i) "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "final judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

          (iii) "settlement" includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.


     Office of Thrift Supervision regulations subject the small business issuer to the same indemnification regulations applicable to the Bank and described above.

     The Bank has a directors and officers liability policy providing for insurance against certain liabilities incurred by directors and officers of the Bank while serving in their capacities as such.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          *     Legal Fees and Expenses......................  $ 90,000
          *     Printing, Postage and Mailing................   110,000
          *     Accounting Fees and Expenses.................   100,000
          *     Appraisal and Business Plan Fees and Expenses    30,000
          *     Blue Sky Filing Fees and Expenses
                  (including counsel fees)...................     5,000
          *     Filing Fees (OTS, SEC and NASD)..............    37,500
          *     Conversion Agent Fees and Expenses...........    10,000
          *     Transfer Agent Fees and  Stock Certificates..    15,000
          **    Underwriter's Expenses.......................    36,500
          *     Other Expenses...............................    23,000
                                                               --------
                  Total......................................  $457,000
                                                               ========


----------------
*    Estimated.


** Does not include $220,000 in estimated underwriting fees. Calculation of the underwriting fees assumes that the midpoint of the Estimated Valuation Range is sold in the Offering, 8% of the stock is sold to the ESOP, 124,992 shares will be sold to directors and officers of the Bank, and the remaining shares will be sold in the Subscription and Community Offerings.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.


ITEM 27.  EXHIBITS:

     The exhibits filed as a part of this registration statement are as follows:


    *     1.1  Engagement Letter with Trident Securities, Inc.

          1.2  Agency Agreement with Trident Securities, Inc.

    *     2.1  Plan of Reorganization, as amended

          2.2  Plan of Stock Issuance, as amended

    *     3.1  Charter of BCSB Bankcorp, Inc.

    *     3.2  Bylaws of BCSB Bankcorp, Inc.

    *     4    Form of Common Stock Certificate of BCSB Bankcorp, Inc.

    *     5    Opinion of Housley Kantarian & Bronstein, P.C. regarding legality of securities being registered

          8.1  Federal Tax Opinion

          8.2  State Tax Opinion

    *     8.3  Letter of RP Financial, LC. as to the value of subscription rights for tax purposes

    *     10.1 Proposed BCSB Bankcorp, Inc. 1998 Stock Option and Incentive
               Plan

    *     10.2 Proposed BCSB Bankcorp, Inc. Management Recognition Plan and
               Trust Agreement

          10.3 Amended and Restated Form of Change-in-Control Severance Agreements between Baltimore County Savings Bank, F.S.B. and Michael J. Dietz, Gary C. Loraditch and William M. Loughran

    *     10.4 Baltimore County Savings Bank, F.S.B. Deferred Compensation
               Plan

    *     10.5 Baltimore County Savings Bank, F.S.B. Incentive Compensation
               Plan

          23.1 Consents of Housley Kantarian & Bronstein, P.C. (included in opinions filed as Exhibits 5 and 8.1)

          23.2 Consent of Anderson and Associates, CPAs

          23.3 Consent of RP Financial, LC.

          24   Power of Attorney (reference is made to the signature page)

          27   Financial Data Schedule

    *     99.1  Stock Order Form and Form of Certification

    *     99.2  Miscellaneous Solicitation and Marketing Materials

    **    99.3  Updated Appraisal Report

          99.4  Form of Baltimore County Savings Bank Foundation Gift
               Instrument


_________

*  Previously filed.

** To be filed by amendment.

ITEM 28. UNDERTAKINGS

     The undersigned small business issues hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) include any additional or changed material on the plan of distribution.


     (2) That, for determining liability under the Securities Act the small business issuer will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The undersigned small business issuer hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of Baltimore, State of Maryland, on April 6, 1998.


                              BCSB BANKCORP, INC.



                              By: /s/ Michael J. Dietz
                                  -----------------------------------
                                  Michael J. Dietz, President
                                  (Duly Authorized Representative)


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


     Signatures                         Title                                              Date
     ----------                         -----                                              ----

/s/ Michael J. Dietz                    President                                       April 6, 1998
----------------------------------
Michael J. Dietz                        (Principal Executive Officer)


/s/ Gary C. Loraditch                   Vice President, Secretary and Treasurer         April 6, 1998
----------------------------------
Gary C. Loraditch                       (Principal Financial and Accounting Officer)

          *                             Chairman of the Board of Directors              April 6, 1998
----------------------------------
Henry V. Kahl

          *                             Vice Chairman of the Board of Directors         April 6, 1998
----------------------------------
H. Adrian Cox

          *                             Vice President and Director                     April 6, 1998
----------------------------------
William M. Loughran

         *                              Director                                        April 6, 1998
----------------------------------
Martin F. Meyers

           *                            Director         April 6, 1998
----------------------------------
John J. Panzer, Jr.

           *                            Director         April 6, 1998
----------------------------------
P. Louis Rohe, Jr.

           *                            Director         April 6, 1998
----------------------------------
Frank W. Dunton


  *By: /s/ Gary C. Loraditch
       --------------------------------

       Gary C. Loraditch

       Attorney-in-Fact